   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 31, 1998
                                                      REGISTRATION NO. 333-67071
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                               AMENDMENT NO. 1 TO

                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                            ------------------------

                        PACIFIC GATEWAY PROPERTIES, INC.

             (Exact name of registrant as specified in its charter)

            MARYLAND                           6512                   04-2816560
(State or other jurisdiction of    (Primary Standard Industrial    (I.R.S. Employer
 incorporation or organization)    Classification Code Number)    Identification No.)

                             930 MONTGOMERY STREET
                            SAN FRANCISCO, CA 94133
                                 (415) 398-4800
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               RAYMOND V. MARINO
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             930 MONTGOMERY STREET
                            SAN FRANCISCO, CA 94133
                                 (415) 398-4800

                            ------------------------

                                   COPIES TO:

                              LAWRENCE CALOF, ESQ.
                          GIBSON, DUNN & CRUTCHER LLP
                              1530 PAGE MILL ROAD
                              PALO ALTO, CA 94304
                                 (650) 849-5300

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
 AS SOON AS PRACTICABLE AFTER THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT
         AND THE CONSUMMATION OF THE REINCORPORATION DESCRIBED HEREIN.

                            ------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        PACIFIC GATEWAY PROPERTIES, INC.
                        930 MONTGOMERY STREET, 4TH FLOOR
                            SAN FRANCISCO, CA 94133

                                                                January   , 1999

Dear Shareholder:

    You are cordially invited to attend the Special in Lieu of Annual Meeting of Shareholders of Pacific Gateway Properties, Inc., a New York corporation, to be
held on February   , 1999, at 900 North Michigan Avenue, Suite 1900, Chicago,
Illinois.

    While the meeting begins promptly at 9:00 a.m., the doors will be open at 8:30 a.m. Members of the Board of Directors and the officers of the Company welcome the opportunity to visit with shareholders on an informal basis during the time preceding the meeting.

    At the meeting you will be asked:

    - To elect directors for the coming year;

    - To consider a proposal to reincorporate the Company as a Maryland corporation by merging into a newly formed, wholly owned Maryland corporation;

    - To consider a proposal to convert the Company to a real estate investment trust ("REIT") by making the appropriate elections under federal tax laws;

    - To ratify the selection of Arthur Andersen LLP as the Company's independent auditors for 1998; and

    - To consider and vote on such other business as may properly come before the meeting.

    These matters are described in the accompanying Proxy Statement/Prospectus. In addition, there will be a discussion of corporate events followed by a question and answer period. The Company presently contemplates that this will be the only meeting of the Company's shareholders during 1999. Accordingly, the Company's next annual meeting will be held during the year 2000.

    One of the requirements for REIT status relates to the percentage ownership of the Company by the five largest shareholders of the Company. If you (either directly or constructively, as described below) own more than 2.0% of the outstanding Common Stock (about 78,000 shares), significant limitations may apply to any shares owned in excess of the 2.0% limit. It is extremely important for any shareholder who owns more than 78,000 shares to contact the Company as soon as possible in order to allow time to discuss whether these limitations can be waived as to a particular shareholder. For these purposes, shares owned by corporations, partnerships, trusts and limited liability companies may be treated as owned by their shareholders, partners, members and beneficiaries, respectively, and vice versa. Furthermore, the share ownership of one or more family members, such as siblings and spouses, may be aggregated, and treated as owned by one person.

    At this time, I would like to recognize the contributions of Marshall A. Jacobs, a director of the Company and friend, who resigned from our Board of Directors in August. Mr. Jacobs served as a member of the Board of Directors since the Company's inception in 1984. His contributions as a board member, legal counsel, and advisor to many of the Company's Chief Executives have been invaluable. On behalf of the Company's shareholders, board, management and staff we wish him continued success in his future endeavors, and many years of good health and happiness during his retirement.

    It is important that your shares are represented at the meeting whether or not you plan to attend. Accordingly, please take a moment now to fill in, sign, date and mail the enclosed proxy in the envelope provided.

    Your cooperation is appreciated.

                                          Sincerely,

                                          Raymond V. Marino,
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                        PACIFIC GATEWAY PROPERTIES, INC.
                        930 MONTGOMERY STREET, 4TH FLOOR
                            SAN FRANCISCO, CA 94133

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON FEBRUARY   , 1999

                            ------------------------

To the Shareholders of Pacific Gateway Properties, Inc.:

    The Annual Meeting of Shareholders of Pacific Gateway Properties, Inc. (the
"Company") will be held on February   , 1999 at 9:00 a.m. at 900 North Michigan
Avenue, Suite 1900, Chicago, Illinois, for the following purposes:

    (a) To elect eight directors;

    (b) To consider a proposal to reincorporate the Company as a Maryland corporation by merging into a newly formed, wholly owned Maryland corporation;

    (c) To consider a proposal to convert the Company to a real estate investment trust ("REIT") by making the appropriate elections under federal tax laws;

    (d) To ratify the selection of Arthur Andersen LLP as the Company's independent auditors for 1998; and

    (e) To consider such other business as may properly come before the meeting.

    The Board of Directors has fixed the close of business on November 6, 1998 as the record date for the determination of shareholders entitled to vote at the meeting.

    Shareholders who do not expect to attend in person and who wish their shares to be voted are urged to fill in, sign, date and return the accompanying form of proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States.

                                          By Order of the Board of Directors,

                                          Stephen J. LoPresti,
                                          SECRETARY

January   , 1999
San Francisco, California

                                                           SUBJECT TO COMPLETION
                                                               DECEMBER 31, 1998

                        PACIFIC GATEWAY PROPERTIES, INC.
                        930 MONTGOMERY STREET, 4TH FLOOR
                            SAN FRANCISCO, CA 94113

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

                               FEBRUARY   , 1999

                                   PROSPECTUS
                    COMMON STOCK, PAR VALUE $1.00 PER SHARE

    This Proxy Statement/Prospectus is furnished to the holders of Common Stock (the "Common Stock") and Series 1 Preferred Stock (the "Series 1 Preferred Stock"), of Pacific Gateway Properties, Inc., a New York corporation (the "Company"), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company to be voted at the Special in lieu of Annual Meeting of Shareholders to be held at 9:00 a.m., local time, at 900 North
Michigan Avenue, Chicago, Illinois, on February   , 1999 and at any adjournment
or adjournments thereof (the "Annual Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

    This Proxy Statement/Prospectus relates to the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting to vote in favor of: (1) the election of the individuals named herein as Directors of the Company, (2) the reincorporation of the Company in the State of Maryland (the "Reincorporation"), (3) the Company's proposed election to be treated as a real estate investment trust ("REIT") for federal income tax purposes and its adoption of an umbrella partnership real estate investment trust ("UPREIT") structure (the "REIT Election") and (4) the ratification of the selection of Arthur Andersen LLP as the Company's independent auditors for 1998.

    To effect the Reincorporation, the existing Company, currently organized as a corporation under the laws of New York (the "New York Company"), will be merged into a new corporation organized under the laws of Maryland (the "Maryland Company") (the "Merger"), pursuant to an Agreement and Plan of Merger by and between the New York Company and the Maryland Company (the "Reincorporation Agreement"). The Board of Directors has unanimously approved the Reincorporation Agreement. If the Merger becomes effective, (i) the New York Company will cease to exist, (ii) the Maryland Company will succeed, to the fullest extent permitted by law, to all of the business, assets and liabilities of the New York Company, and (iii) each share of Common Stock of the New York Company (the "New York Common") will be converted into the right to receive one share of common stock of the Maryland Company (the "Maryland Common"), and each share of Series 1 Preferred Stock of the New York Company (the "New York Preferred" or the "Series 1 Preferred") will be converted into the right to receive one share of Series 1 Preferred Stock of the Maryland Company (the "Maryland Preferred"). The Reincorporation will not result in a change in the Company's management, capitalization, assets, liabilities or net worth, but will result in certain ownership and transfer restrictions being applicable to the Maryland Company's capital stock. In addition, the Maryland Company will be required to meet certain asset and income tests, and other requirements, in order to maintain its REIT status. See "The REIT Election--Taxation of the Company." The Maryland Common will continue to be listed on the American Stock Exchange ("AMEX"). The Board of Directors will retain discretion to delay, abandon or terminate the Reincorporation after receipt of shareholder approval. As a REIT, the only business of the Company will be the Company's present business.

    This Proxy Statement/Prospectus also relates to the issuance of up to 3,933,536 shares of Maryland Common in exchange for shares of the New York Common. After the Reincorporation, the Maryland Common will be listed on the AMEX under the symbol "PGP."

    This Proxy Statement/Prospectus consists of this document, which includes Annex A (Agreement and Plan of Merger), Annex B (Articles of Incorporation of the Maryland Company), Annex C (By-Laws of the Maryland Company), Annex D (Agreement of Limited Partnership of Pacific Gateway Operating Partnership, L.P.), Annex E (the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (and the amendment to the Company's Form 10-K on Form 10-K/A)) and Annex F (the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998).

    Returning your completed proxy will not prevent you from attending and voting at the Annual Meeting. You may revoke your proxy at any time before its exercise by filing a notice of revocation or a later-dated proxy with the Company's secretary or by voting at the Annual Meeting. All properly executed, unrevoked proxies in the enclosed form which are received in time will be voted in accordance with the shareholders' directions and, unless contrary directions are given, will be voted for: (1) the election as Directors of the nominees named below, (2) the approval of the Reincorporation, (3) the approval of the REIT Election and (4) the ratification of the selection of Arthur Andersen LLP as the Company's independent auditors for 1998. Under applicable law, dissenting shareholders may have the right to seek to obtain payment for the fair value of their shares. See "The Reincorporation-- Rights of Dissenting New York Company Shareholders."

    PLEASE SEE "RISK FACTORS" ON PAGE 5, WHICH DISCUSSES IMPORTANT FACTORS YOU SHOULD CONSIDER.

   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON
        THE ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY CONTRARY
                     REPRESENTATION IS A CRIMINAL OFFENSE.
                            ------------------------
This Proxy Statement/Prospectus is dated January   , 1999 and is being mailed to
 holders of the Company's Common Stock and Series 1 Preferred Stock beginning
                            around January   , 1999.

                               TABLE OF CONTENTS

Voting Matters.......................................................          4

Cautionary Statement Regarding Forward-Looking Statements............          4

Risk Factors.........................................................          5

Election of Directors................................................          9

Ownership of Common Stock............................................         12

Executive Compensation...............................................         14

Performance Graph....................................................         17

The Reincorporation..................................................         18

The REIT Election....................................................         41

Ratification of Independent Auditors.................................         62

Other Matters........................................................         63

Voting Procedures....................................................         63

Shareholder Proposals for the 1999 Annual Meeting....................         63

Solicitation of Proxies..............................................         63

Legal Matters........................................................         64

Experts..............................................................         64

Annex A: Agreement and Plan of Merger

Annex B: Pacific Gateway Properties, Inc. Articles of Incorporation

Annex C: By-Laws of Pacific Gateway Properties, Inc.

Annex D: Agreement of Limited Partnership of Pacific Gateway
  Operating Partnership, L.P.

Annex E: Form 10-K for the year ended December 31, 1997 (and the amendment to Form 10-K on Form 10-K/A)

Annex F: Form 10-Q for the quarterly period ended September 30, 1998

                                 VOTING MATTERS

    The Board of Directors has fixed the close of business on November 6, 1998 as the record date for the determination of shareholders entitled to receive notice of and vote at the Annual Meeting. As of November 6, 1998, the Company had outstanding 3,933,536 shares of Common Stock and 300,000 shares of Series 1 Preferred Stock. Each share of Common Stock and Series 1 Preferred Stock is entitled to one vote on all matters being considered at the Annual Meeting. The Preferred Stock and the Common Stock will vote as a single class on the election of directors, the REIT Election and ratification of the selection of auditors and as separate classes on the Reincorporation.

    The principal executive offices of the Company are located at 930 Montgomery Street, 4th Floor, San Francisco, CA 94133. The telephone number of the Company at such address is (415) 398-4800.

    VOTES REQUIRED. The holders of a majority of the number of shares of New York Common and New York Preferred issued, outstanding and entitled to vote on any matter constitutes a quorum at the Annual Meeting. Shares of New York Common and New York Preferred present in person or represented by proxy (including shares which abstain or do not vote with respect to the matters presented for shareholder approval) will be counted for purposes of determining whether a quorum is present. The approval of the Reincorporation requires the affirmative votes of the holders of two-thirds of the outstanding shares of New York Common and New York Preferred, voting as separate classes. The REIT Election and the ratification of the selection of auditors require a majority vote. Directors are elected by a plurality vote. Shares which abstain from voting, and shares held in street name by brokers or nominees who indicate on their proxy that they do not have discretionary authority to vote such shares as to the Reincorporation, will not be counted as votes in favor of such matter. Accordingly, abstentions and "broker non-votes" with respect to voting on the Reincorporation and the REIT Election proposals will have the effect of a vote against the proposal. Shareholders have no right to cumulate votes.

    Richard M. Osborne and his affiliates and other members of the Board of Directors of the Company, who hold in the aggregate 56% of the outstanding Common Stock entitled to vote at the Annual Meeting, have indicated that they intend to vote for the Reincorporation, the REIT Election and the transactions related thereto. GEM Value/PGP LLC, which owns all the Series 1 Preferred Stock, has agreed to vote for the Reincorporation, the REIT Election and the transactions related thereto.

                         CAUTIONARY STATEMENT REGARDING
                           FORWARD-LOOKING STATEMENTS

    THIS PROXY STATEMENT/PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT. ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACT INCLUDED IN THIS PROXY STATEMENT/PROSPECTUS INCLUDING, WITHOUT LIMITATION, THE STATEMENTS OF THE COMPANY'S FUTURE FINANCIAL RESULTS, FINANCIAL POSITION, BUSINESS STRATEGY, BUDGETS, PROJECTED COSTS AND PLANS AND OBJECTIVES OF MANAGEMENT ARE FORWARD-LOOKING STATEMENTS. ALTHOUGH THE COMPANY BELIEVES ITS EXPECTATIONS ARE BASED UPON REASONABLE ASSUMPTIONS, NO ASSURANCE CAN BE GIVEN THAT ACTUAL RESULTS WILL NOT DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS. IN ADDITION, WHEN USED IN THIS PROXY STATEMENT/PROSPECTUS, THE WORDS "BELIEVES," "ANTICIPATES," "EXPECTS" AND SIMILAR EXPECTATIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES. ACTUAL RESULTS IN THE FUTURE COULD DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF THE RISK FACTORS SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS AND THE MATTERS SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS GENERALLY. FOR A MORE DETAILED DISCUSSION OF CERTAIN FACTORS THAT COULD CAUSE ACTUAL RESULTS TO VARY, SEE "RISK FACTORS."

                                  RISK FACTORS

    Prospective investors should carefully consider the following information in conjunction with the other information contained in this Proxy Statement/Prospectus. References below in this section entitled "Risk Factors" to the "Company" mean the New York Company before the Reincorporation, or the Maryland Company following the Reincorporation, as the context requires; and to the "Common Stock" mean the New York Common before the Reincorporation, or the Maryland Common following the Reincorporation, as the context requires.

GENERAL REAL ESTATE INVESTMENT RISKS

    VOLATILITY OF VALUE AND INCOME COULD ADVERSELY AFFECT THE COMPANY'S INVESTMENTS. Real property investments are subject to varying degrees of risk. The yields available from equity investments in real estate depend on the amount of income and capital appreciation generated by the related properties. If the properties do not generate sufficient income to meet operating expenses, including debt service, ground lease payments, tenant improvements, third-party leasing commissions and other capital expenditures, the Company's income and ability to make distributions to its shareholders will be adversely affected. Income from the properties may be adversely affected by the general economic climate, local economic conditions in which the properties are located, such as oversupply of space or a reduction in demand for rental space, the attractiveness of the properties to tenants, competition from other available space, the ability of the Company to provide for adequate maintenance and insurance and increased operating expenses. There is also the risk that as leases on the properties expire, tenants will enter into new leases on terms that are less favorable to the Company. Income and real estate values may also be adversely affected by such factors as applicable laws (e.g., ADA and tax laws), interest rate levels and the availability of financing. In addition, real estate investments are relatively illiquid and, therefore, will tend to limit the ability of the Company to vary its portfolio promptly in response to changes in economic or other conditions.

    SIGNIFICANT COMPETITION MAY ADVERSELY AFFECT THE COMPANY'S ABILITY TO ACQUIRE ASSETS AT FAVORABLE COSTS. Numerous industrial, office and R&D properties compete with the Company's properties in attracting tenants to lease space. Some of these competing properties are newer, better located or better capitalized than the Company's properties. The number of competitive commercial properties in a particular area could have a material adverse effect on the Company's ability to lease space in the properties or at newly developed or acquired properties and on the rents charged.

    THE COMPANY'S DEPENDENCE ON RENTAL INCOME FROM REAL PROPERTY COULD ADVERSELY AFFECT ITS FINANCIAL CONDITION. Since substantially all of the Company's income is derived from rental income from real property, the Company's income and funds available for distribution would be adversely affected if a significant number of the Company's tenants were unable to meet their obligations to the Company or if the Company were unable to lease a significant amount of space in its properties on economically favorable lease terms. In the event of default by a tenant, the Company may experience delays in enforcing its rights as landlord and may incur substantial costs in protecting its investment. The bankruptcy or insolvency of a major tenant may have an adverse effect on the income produced by such properties. While various of the Company's tenants from time to time have failed to make scheduled rental payments, in no such case did the failure have a material adverse effect on the Company's financial position or results of operations.

    ILLIQUIDITY OF REAL ESTATE INVESTMENTS COULD ADVERSELY AFFECT THE COMPANY'S ABILITY TO SELL ITS PROPERTIES. Equity real estate investments are relatively illiquid and, therefore, tend to limit the ability of the Company to vary its portfolio promptly in response to changes in economic or other conditions. All of the Company's properties are in the same line of business and the Company has no present intention of varying the types of real estate in its portfolio. In addition, certain significant expenditures associated with each equity investment (such as mortgage payments, real estate taxes and maintenance costs) are generally not reduced when circumstances cause a reduction in income from the investment. Should such events occur, the Company's income and funds for distribution would be adversely affected.

    INABILITY TO SERVICE MORTGAGE DEBT COULD ADVERSELY AFFECT THE COMPANY'S FINANCIAL POSITION. A portion of the Company's properties is mortgaged to secure payment of indebtedness, and if the Company were to be unable to meet mortgage payments, a loss could be sustained as a result of foreclosure on the properties by the mortgagee. With respect to certain mortgages, the Company may be liable for a deficiency if the amount realized upon foreclosure is less than the mortgage amount. See Note 2 to the financial statements in the Company's Form 10-Q for the quarterly period ended September 30, 1998, which is included in this Proxy Statement/Prospectus as Annex F.

    UNINSURED LOSSES COULD ADVERSELY AFFECT THE COMPANY'S FINANCIAL
POSITION. There are certain types of losses (generally of a catastrophic nature, such as earthquakes and wars) which may be either uninsurable or insurable only at a cost which is not economically justifiable. Should an uninsured loss occur, the Company could lose both its invested capital in and anticipated profits from the property, and would continue to be obligated to repay any mortgage indebtedness on the property.

    LIABILITY FOR ENVIRONMENTAL MATTERS COULD ADVERSELY AFFECT THE COMPANY'S FINANCIAL POSITION. Under various federal, state and local laws, ordinances and regulations, the Company may be considered an owner or operator of real property or may have arranged for the disposal or treatment of hazardous or toxic substances and, therefore, may become liable for the costs of removal or remediation of certain hazardous substances released on or in its property or disposed of by it, as well as certain other potential costs which could relate to hazardous or toxic substances (including governmental fines and injuries to persons and property). Such liability may be imposed whether or not the Company knew of, or was responsible for, the presence of such hazardous or toxic substances. The presence of such substances, or the failure to properly remediate such substances, may adversely affect the owner's ability to sell such real estate or to borrow using such real estate as collateral. Such costs or liabilities may exceed the value of such real estate.

    Some, but not all, of the Company's properties have been subject to preliminary environmental audits (which generally involve site and records inspection without soil sampling or ground water analysis) or other environmental reports. None of these reports or studies has revealed, nor is the Company aware of, any environmental liability (including asbestos-related liability) that management believes would have a material adverse effect on the Company's business, assets or results of operations. No assurance can be given, however, that these preliminary studies revealed all environmental liabilities (or that environmental liabilities have not developed since such studies were prepared), that studies which have not been conducted would not reveal environmental liabilities, or that no prior owner or use created any material adverse environmental condition not known to the Company.

DEBT FINANCING; UNCERTAINTY OF ABILITY TO REFINANCE PAYMENTS ON DEBT

    The Company will be subject to the risks normally associated with debt financing, including the risk that the Company's cash flow will be insufficient to meet required payments of principal and interest, the risk that existing indebtedness on the properties cannot be refinanced or that the terms of such refinancing will not be as favorable as the terms of existing indebtedness.

THE COMPANY WILL BE CONTROLLED BY ITS DIRECTORS AND EXECUTIVE OFFICERS

    Directors and executive officers will beneficially own a majority of the Common Stock outstanding after the Reincorporation. Accordingly, such persons will have substantial influence over the Company and on the outcome of any matters submitted to the Company's stockholders for approval.

LIMITATIONS ON ACQUISITION AND CHANGE IN CONTROL

    OWNERSHIP LIMIT MAY RESTRICT BUSINESS COMBINATION OPPORTUNITIES. The Ownership Limit described below is likely to have the effect of precluding acquisition of control of the Maryland Company by a third party without consent of the Board of Directors even if a change in control were in the shareholders' best interest. See "The REIT Election--Restrictions on Transfer and Ownership."

    PREFERRED SHARES MAY PREVENT A CHANGE IN CONTROL. The Company's Articles of Incorporation authorize the Board of Directors to issue from time to time shares of preferred stock in one or more classes or series, which may have such rights and preferences as the Board may determine. The issuance of preferred stock could have the effect of delaying or preventing a change in control of the Company, even if the change in control were in the shareholders' best interest.

    MARYLAND ANTI-TAKEOVER STATUTE MAY RESTRICT BUSINESS COMBINATION OPPORTUNITIES. As a Maryland corporation, the Company will be subject to various provisions of Maryland law that impose restrictions and require certain procedures with respect to certain stock purchases and business combinations. These restrictions and procedures could have the effect of restricting the Company's business combination opportunities.

NO LIMITATION IN ORGANIZATIONAL DOCUMENTS ON INCURRENCE OF DEBT

    The organizational documents of the Company do not contain any limitation on the amount or percentage of indebtedness the Company might incur. Accordingly, the Board of Directors could alter or eliminate the current policy on borrowing without a vote of the Company's shareholders, although the Board of Directors has no present intention to do so. The Company could become more highly leveraged, resulting in an increase in debt service that could adversely affect the Company's funds from operations and ability to make expected distributions to shareholders and in an increased risk of default on its obligations.

SHARES AVAILABLE FOR FUTURE SALE COULD ADVERSELY AFFECT THE PRICE OF OUTSTANDING
  COMMON STOCK

    No prediction can be made as to the effect, if any, of future sales of shares, or the availability of shares for future sale, on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock (including shares issued upon the exercise of stock options), or the perception that such sales could occur, could adversely affect prevailing market prices for the Common Stock.

INCREASES IN MARKET INTEREST RATES COULD ADVERSELY AFFECT SHARE PRICE

    One of the factors that may influence the price of the Company's shares in public markets will be the annual distribution by the Company. An increase in market interest rates may lead purchasers of shares of Common Stock to demand a higher annual distribution, which could adversely affect the market price of the shares of Common Stock. In addition, the market value of the Common Stock can be adversely impacted by changes in general market conditions or fluctuations in the markets for equity securities.

THE COMPANY'S BOARD OF DIRECTORS WILL BE ABLE TO CHANGE POLICY WITHOUT
  SHAREHOLDER APPROVAL

    The major policies of the Company, including its policies with respect to development, acquisitions, financing, growth, debt capitalization and distributions, will be determined by the Board of Directors. Although it has no present intention to do so, the Board may amend or revise those and other policies, from time to time, subject to certain limitations, without the approval of stockholders. The Board of Directors intends to retain the ability to raise additional capital, including additional debt, to pursue attractive investment opportunities that may arise and to otherwise act in a manner that it believes to be in the best interests of the Company and its shareholders. The organizational documents of the Company do not impose a limit on the level of debt that the Company may incur. Accordingly, shareholders will have little control over changes in policies of the Company.

RELIANCE ON KEY PERSONNEL

    The Company is currently dependent upon the ability and experience of its executive officers, particularly Raymond V. Marino, and there can be no assurance that the Company will be able to retain all of such officers. If, for any reason, such officers do not remain active in the Company's management, the Company's operations could be adversely affected.

LEGAL AND TAX RISKS

    ADVERSE CONSEQUENCES OF FAILURE TO MAINTAIN REIT STATUS MAY INCLUDE THE MARYLAND COMPANY BEING SUBJECT TO TAXATION AS A REGULAR CORPORATION. The Maryland Company believes that it currently operates and intends to continue to operate in a manner so as to qualify as a REIT for federal income tax purposes. A REIT that satisfies all REIT qualification tests generally is exempt from federal taxation on its income with certain limited exceptions. Although the Maryland Company does not intend to request a ruling from the Internal Revenue Service as to its REIT status, the Maryland Company has received an opinion of its legal counsel to the effect that commencing with its taxable year ending December 31, 1999 the Maryland Company will be organized in conformity with the requirements for qualification as a REIT and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT. See "The REIT Election--Taxation of the Maryland Company." Such legal opinion, however, is based on certain assumptions and factual representations by the Company, the Maryland Company and certain other persons as to factual matters regarding the Maryland Company's business and assets and the Company's ability to meet various requirements for qualification as a REIT, and no assurance can be given that actual operating results will meet these requirements. In addition, investors should be aware that opinions of counsel are not binding on the Internal Revenue Service or any court. The REIT qualification opinion only represents the view of counsel as to the status of the Maryland Company based on the counsel's review and analysis of existing law. Furthermore, both the validity of the opinion and the continued qualification of the Maryland Company as a REIT will depend on the Maryland Company's satisfaction of certain asset, income, organizational, distribution, and stockholder ownership requirements on a continuing basis. If the Maryland Company were to fail to qualify as a REIT in any taxable year, the Maryland Company would be subject to federal income tax (including any applicable alternative minimum tax) on all of its taxable income at regular corporate rates, and distributions to stockholders would not be deductible by the Maryland Company in computing its taxable income but generally would remain taxable to the stockholders to the extent of the Maryland Company's earnings. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution to stockholders, which in turn could have an adverse impact on the value of, and trading prices for, the Maryland Common. Unless entitled to relief under certain Code provisions, the Maryland Company also would be disqualified from taxation as a REIT for the four taxable years following the year during which the Maryland Company ceased to qualify as a REIT.

    THE MARYLAND COMPANY MAY BE REQUIRED TO BORROW MONEY OR SELL ASSETS IN ORDER TO MAKE REQUIRED DISTRIBUTIONS. The Maryland Company must distribute annually at least 95% of its taxable income including income from foreclosure property net of any tax imposed on such property, (but excluding any net capital gain and excess net income) in order to avoid corporate income taxation of the earnings that it distributes. In addition, the Maryland Company will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (i) 85% of its ordinary income for that year, (ii) 95% of its net capital gain for that year and (iii) 100% of its undistributed taxable income from prior years.

    The Maryland Company intends to make distributions to its stockholders to comply with the 95% distribution requirement and to avoid the nondeductible excise tax. However, there may be differences in timing between the recognition of taxable income and the actual receipt of cash, requiring the Maryland Company to borrow funds, issue capital stock or sell assets on a short-term basis to meet the 95% distribution requirement and to avoid the nondeductible excise tax. The requirement to distribute a substantial portion of the Maryland Company's taxable income could cause the Maryland Company (i) to sell assets in adverse market conditions, (ii) to distribute amounts that represent a return of capital, or (iii) to distribute amounts that would otherwise be spent on future acquisitions, unanticipated capital expenditures or repayment of debt. Gain from disposition of any assets sold to provide adequate funds to meet the distributions requirement could subject the Maryland Company to the 100% tax on the net income from prohibited transactions. See "The REIT Election--Taxation of the Company--Income Tests."

    THE MARYLAND COMPANY'S ABILITY TO INVEST IN VARYING TYPES OF ASSETS WILL BE RESTRICTED. In addition, in order to qualify as a REIT, the Maryland Company must satisfy certain requirements concerning the nature of its assets and income, which may restrict the Maryland Company's ability to invest in various types of assets. See "The REIT Election--Taxation of the Company--Asset Tests." Without limiting the generality of the foregoing, the Maryland Company will not be able to acquire securities (other than securities which are treated as an interest in real property) of any single issuer which would represent either more than 5% of the total value of the Maryland Company's assets or 10% of the voting securities of such issuer. In addition, in order to satisfy the income requirements of a REIT, the Maryland Company generally will be restricted to acquiring assets which generate qualifying income for purposes of certain income tests. See "The REIT Election--Taxation of the Company--Income Tests." These restrictions could affect adversely the Maryland Company's ability to optimize its portfolio of assets.

                             ELECTION OF DIRECTORS

    Eight directors are to be elected at the Meeting, each to hold office until the next Annual Meeting of Shareholders and until his successor is chosen and qualified. The Board of Directors does not contemplate that any nominee will be unable to serve as a director for any reason; however, if that should occur prior to the Annual Meeting, the proxy holders may select another nominee to stand for election in his place and stead. For so long as the holders of the New York Preferred retain at least 20% of the New York Preferred (or the New York Common issuable upon conversion thereof) or until a change of control of the Company, which ever first occurs, the Company has agreed to use its best efforts to nominate a person selected by the holders of the New York Preferred to serve on the Company's Board of Directors. The holder of the New York Preferred has designated Mr. Norman S. Geller as its representative. Each director elected at the Annual Meeting will serve as a director of the Maryland Company following the Reincorporation.

    The following table sets forth certain information concerning the nominees for director:

NOMINEES
------------------------------------------
Steven A. Calabrese.......................  Age 37; director of the Company since June 1997; since prior to 1992, managing partner of Calabrese, Racek and Markos, Inc., CRM
                                            Construction Inc. and CRM Environmental Services, Inc., firms which specialize in evaluations, management, construction and environmental assessment services for commercial and industrial real estate; owner and manager of a real estate portfolio. (A)

NOMINEES
------------------------------------------
Mark D. Grossi............................  Age 44; director of the Company since June 1997; Executive Vice
                                            President and director of Charter One Financial, Inc., a savings and loan holding company, and Executive Vice President and Chief Retail
                                            Banking Officer of its subsidiary, Charter One Bank; since prior to
                                            1992, holder of various senior executive positions with Charter One
                                            Bank and its predecessor. (A)

Lawrence B. Helzel........................  Age 50; director of the Company since May 1995; since prior to 1992, member, Pacific Stock Exchange, Inc. (self employed market maker, options floor); co-founder Buylar Investments, Inc., a real estate investment company. (A)

Christopher L. Jarratt....................  Age 36; director of the Company since May 1997; since prior to 1992,
                                            President, Jarratt Associates, Inc., a company engaged in commercial mortgage banking and commercial real estate investment activities and since September 1996, Chief Executive Officer of Third Capital, LLC,
                                            a company engaged in various real estate investment and advisory activities; Chairman and Chief Executive Officer of JB Oxford
                                            Holdings.

Raymond V. Marino.........................  Age 40; director of the Company since March 1996 and President and
                                            Chief Executive Officer since January 1996; prior thereto from August
                                            1992, Vice President of the Company; prior thereto, Vice President of
                                            Finance and Controller, Hunting Gate Investments, Inc., a real estate investment and management company.

Richard M. Osborne........................  Age 52; director and Chairman of the Board of Directors of the
                                            Company since May 1997; since prior to 1992 President and Chief
                                            Executive Officer of OsAir, Inc., a manufacturer of industrial gases for pipeline delivery and a real property developer; director of
                                            Brandywine Realty Trust and Great Lakes Bank; director of GLB
                                            Bancorp, Inc.; director of Central Reserve Life Corporation; director of T.I.S. Investment Company. (B)

Martin S. Roher...........................  Age 48; director of the Company since May 1995; since prior to 1992, general partner and managing partner of MSR Capital Partners, a limited partnership engaged in securities investments. (B)

NOMINEES
------------------------------------------
Norman S. Geller..........................  Age 41. Mr. Geller is a co-founder of GEM Investors, Inc., and since
                                            June 1994 he has served as Executive Vice President of GEM Investors,
                                            Inc. He also serves as one of three members of the investment committee of Gem Value Fund, L.P. and as an executive vice president of the Fund's general partner, GEM Value Partners, L.L.C. Prior to
                                            December 1997, Mr. Geller also served as Executive Vice President of
                                            JMB Realty Corporation.

------------------------

(A) Member of the Audit Committee.

(B) Member of the Compensation Committee

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF ALL EIGHT NOMINEES AS DIRECTORS.

    Directors who are not officers of the Company receive an annual fee of $7,500 and supplemental fees of $750 for each meeting of the Board or a committee thereof attended, and $375 for each telephone meeting, plus out-of-pocket expenses incurred in connection with services rendered to the Company and travel and lodging for each Board meeting.

    The Board of Directors of the Company held five meetings in 1997. The Board does not have a Nominating Committee. The duties of the Audit Committee of the Board are to oversee the audit function of the Company's independent certified public accountants, to periodically review significant financial information relating to the Company and to act as a communication link between the Board and such certified public accountants. The duties of the Compensation Committee of the Board are to make recommendations to the Board with respect to the compensation package of the Chief Executive Officer, to review the Chief Executive Officer's recommendations as to the compensation packages of the other officers of the Company and to award grants under and otherwise administer the Company's stock option plans. The Audit Committee met two times in 1997. The Compensation Committee met once in 1997. During 1997, each director attended all of the meetings of the Board of Directors and committees of which he was a member.

                           OWNERSHIP OF COMMON STOCK

    The following table sets forth certain information concerning the beneficial ownership of shares of Common Stock of the Company by persons who the Company knows to own beneficially more than 5% of the outstanding Common Stock (assuming conversion of the outstanding New York Preferred) and by the directors, nominees for election as directors and executive officers of the Company.

                                                                 SHARES      PERCENT
                                                              BENEFICIALLY     OF
NAME AND ADDRESS                                                OWNED(1)      CLASS
------------------------------------------------------------  ------------   -------
GEM Value/PGP LLC...........................................     401,700(6)    9.5
  900 North Michigan Avenue
  Suite 1900
  Chicago, Illinois 60611

Richard M. Osborne Trust....................................   1,576,938(2)   37.3
  Turkey Vulture Fund XIII, Ltd.
  and Liberty Self Store, Ltd.
  7001 Center Street
  Mentor, OH 44060

Third Capital, LLC..........................................     200,000(3)    4.7
  314 Church Street
  Nashville, TN 37201

Steven A. Calabrese.........................................      39,800         *

Mark D. Grossi..............................................     264,800       6.3
  30962 Riviera Lane
  Westlake, OH 44145

Lawrence B. Helzel..........................................      50,800         *

Christopher L. Jarratt......................................     200,000(3)    4.7

Stephen J. LoPresti.........................................      --             *

Raymond V. Marino...........................................      99,940(4)    2.3

Richard M. Osborne..........................................   1,576,938(2)   37.3

Martin S. Roher.............................................     175,000(5)    4.1

Norman S. Geller(6).........................................     401,700       9.5

All directors, nominees and executive officers (9 persons)
  as a group(7).............................................   2,608,978      60.2%

------------------------

*   Less than 1%

(1) Beneficial ownership is the direct or indirect ownership of Common Stock of the Company including the right to control the vote or investment of or acquire such Common Stock within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Unless otherwise indicated, each beneficial owner has sole voting and investment power with respect to the shares shown and reported ownership is as of November 6, 1998.

(2) According to information provided in Amendment No. 1 to Schedule 13D dated April 28, 1997 filed by the Richard M. Osborne Trust (the "Trust"), Turkey Vulture Fund XIII, Ltd. (the "Fund") and Liberty Self Store, Ltd. ("Liberty") as a group, and other information provided to the Company, the Trust beneficially owns 100 shares, the Fund beneficially owns 305,432 shares and Liberty beneficially owns 1,271,406 shares. Richard M. Osborne as sole trustee of the Trust, sole manager of the Fund and sole managing member of Liberty may be deemed to beneficially own all of said 1,576,938 shares.

(3) Based upon information provided in Schedule 13D dated May 19, 1997 filed by Third Capital, LLC. Represents shares of Common Stock issuable upon exercise of presently exercisable warrants issued to Third Capital, LLC by the Richard M. Osborne Trust and related entities. Christopher L. Jarratt is Chief Executive Officer of Third Capital, LLC and may be deemed to beneficially own said securities.

(4) Represents shares issuable upon exercise of options to purchase Common Stock which were exercisable at August 31, 1998 or which may become exercisable within 60 days thereafter.

(5) The shares are owned by MSR Capital Partners. Mr. Roher is the sole general partner of MSR Capital Partners and may be considered to beneficially own such shares.

(6) Consists of 300,000 shares of New York Preferred owned by Gem Value/PGP LLC and 101,700 of New York Common owned by GEM Value Fund, L.P., which are affiliates of Mr. Geller and in which he has an interest.

(7) Includes shares owned by GEM Value Fund, L.P. and GEM Value/PGP LLC. Mr. Geller, an affiliate of both entities, is a nominee for director of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based upon reports it has received and other information, the Company believes that all of its security holders, directors and officers who were required to file reports of beneficial ownership of the Company's Common Stock under Section 16(a) of the Exchange Act in respect of 1997 and prior periods have done so and their filings for 1997 were on a timely basis.

                             EXECUTIVE COMPENSATION

    The Summary Compensation Table below sets forth individual compensation information for each of the Company's last three fiscal years of the Chief Executive Officer ("CEO") and other most highly paid executive officers who were serving as such at the end of the Company's fiscal year ended December 31, 1997, and whose total annual salary and bonus for such fiscal year exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM
                                                                                      COMPENSATION
                                                                                         AWARDS
                                                          ANNUAL COMPENSATION         -------------
                                                    --------------------------------      STOCK         ALL OTHER
NAME AND PRINCIPAL POSITION                           YEAR       SALARY      BONUS       OPTIONS     COMPENSATION(1)
--------------------------------------------------  ---------  ----------  ---------  -------------  ----------------
Raymond V. Marino(2) .............................       1997  $  150,000  $  25,000       --           $   --
  President and CEO                                      1996     150,000     50,000      100,000           --
                                                         1995      95,000     30,000       --                2,850

Christopher M. Watson(3) .........................       1997  $  100,000     --           --               95,687
  Executive Vice President                               1996      70,000     30,000       35,000           34,906
                                                         1995      70,000     30,000       --               22,459

------------------------

(1) Other compensation in the form of personal benefits to the named person has been omitted because it does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus to each.

(2) Mr. Marino became President and CEO as of January 1996. Mr. Marino had been a Vice President of the Company since August 1992. His other compensation in 1995 is a simplified employee pension contribution.

(3) Mr. Watson joined the Company as a Vice President in September 1992 and became Executive Vice President as of January 1996. His other compensation consisted of lease commissions of $92,687 in 1997, $31,906 in 1996 and $17,359 in 1995 and an auto allowance of $3,000 in each year, and $2,100 for a simplified employee pension contribution in 1995. Mr. Watson resigned as an officer in July 1998.

OPTION TABLES

    There were no options to purchase Common Stock of the Company granted to the two officers named above during 1997.

    The following table sets forth the values at the end of 1997 of the options to purchase Common Stock of the Company held by the two officers named above. None of these officers exercised any options in 1997. Mr. Stephen J. LoPresti was hired as Vice President of Finance in November 1997 following the resignation of Andrew T. Gorayeb. Mr. LoPresti was granted options to purchase 30,000 shares of Common Stock on November 10, 1997 at $4.938 per share. None of Mr. LoPresti's options were exercisable at December 31, 1997.

FISCAL YEAR END OPTION VALUES

                                                               NUMBER OF
                                                               SHARES OF
                                                             COMMON STOCK       VALUES OF
                                                              UNDERLYING       UNEXERCISED
                                                              UNEXERCISED      IN-THE-MONEY
                                                              OPTIONS AT        OPTIONS AT
                                                               12/31/97       12/31/97 $(1)
                                                            ---------------  ----------------
                                                             EXERCISABLE/      EXERCISABLE/
NAME                                                         UNEXERCISABLE    UNEXERCISABLE
----------------------------------------------------------  ---------------  ----------------
Raymond V. Marino.........................................    98,705/22,470    213,743/47,848

Christopher M. Watson(2)..................................    25,705/30,470     49,210/67,753

------------------------

(1) The closing sale price for the Company's Common Stock on December 31, 1997 as reported on the AMEX consolidated reporting system was $4.88 per share.

(2) Mr. Watson resigned as an officer in July, 1998. Upon his resignation, Mr. Watson exercised options covering 33,940 shares of Common Stock with an aggregate exercise price of $98,611 (approximately $2.91 per share). The closing price of the Common Stock of the Company on the date he exercised the options was $10.19 per share.

    EMPLOYMENT CONTRACT WITH EXECUTIVE. Raymond V. Marino was employed by the Company in 1996 under an employment agreement which was renewed on slightly modified terms to apply to future years and pursuant to which Mr. Marino is to be the chief executive officer, president and a director of the Company at an annual base salary of $150,000 plus a bonus determined by the Board of Directors. The current employment agreement is for an initial term of two years commencing January 2, 1997, and will automatically be extended for additional one-year terms unless either party elects not to extend the term. If the Company makes the election, Mr. Marino will be entitled (i) to receive his base salary for a period of 24 months following expiration and a bonus equal to the average of any annual bonuses he may have earned with respect to the immediately preceding two full calendar years of his employment or, if greater, the bonus, if any, Mr. Marino has received in respect of his 1996 employment, and (ii) to exercise all vested options which have been granted to him for a period of 12 months from the date of expiration. If the Company otherwise terminates the employment agreement without cause or if Mr. Marino terminates the employment agreement because of a reduction in his responsibilities or compensation or a change in his employment location, Mr. Marino will be entitled to receive the termination compensation described above and the vesting period of any unvested options granted to Mr. Marino will accelerate and such options and all previously vested options will be exercisable for a period of 12 months from the date of termination. In the event of a termination of Mr. Marino's employment at his election within 12 months following a change in control of the Company (as defined in the employment agreement), he will be entitled to receive the termination compensation described above, including the acceleration of the vesting of his options, but the period for exercising any options will be three months from termination. If, following change in control, Mr. Marino agrees to remain employed under different terms of employment than those contained in his employment agreement, he will be entitled to be paid in addition to his compensation under the new employment arrangement his base salary for the remainder of his then current employment term. In March 1998, the Board of Directors extended the term of Mr. Marino's employment agreement through January 1, 2000 and increased his base salary, effective as of January 1, 1998, to $175,000. Mr. Marino was granted an option to purchase 20,000 shares of Common Stock in March 1998 at an exercise price of $6.06 per share and exercisable in two equal cumulative installments on January 1, 1999 and December 31, 1999.

    Mr. LoPresti has a severance arrangement with the Company under which he is entitled to receive one year's base salary if the Company terminates his employment within one year following a change in control.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The responsibilities of the Compensation Committee include making recommendations to the Board concerning the compensation package of the chief executive officer and reviewing his recommendations concerning compensation of other Company officers. The Committee also administers the Company's stock option plans.

    The Committee favors the fairly typical structure of a compensation package for executive officers comprised of a base salary, short-term incentive compensation in the form of an annual bonus and long-term incentive compensation through the grant of Common Stock purchase options. The Company is relatively small with only two executive officers and the levels of compensation for them have been fixed largely based upon perceptions of compensation levels of comparable personnel in the San Francisco Bay area.

    CHIEF EXECUTIVE OFFICER COMPENSATION. In March 1998, the Company reached agreement with Mr. Marino concerning his employment as chief executive officer retroactive to January 1998 in recognition of the positive performance of the Company and extended the agreement on a slightly modified basis through January 1, 2000. The terms of the agreement as now in effect are described above under the caption "EMPLOYMENT CONTRACT WITH EXECUTIVE". Mr. Marino's base salary and option grant were established through arm's length negotiations at levels which were believed, without independent study, to be comparable to what would have been available to Mr. Marino at a company similar to the Company.

    Mr. Marino's bonus in 1997 ($25,000, which was 16.7% of his base salary) was based upon the Board's assessment of his efforts in achieving improved rentals for the Company's properties, and in identifying and completing the acquisition of two new properties for the Company. The Company does not have a formal bonus plan.

    Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to each of the company's chief executive officer and the four other most highly compensated executive officers. Because of the range of compensation paid by the Company to its executive officers, the Compensation Committee has not established any policy regarding annual compensation to such executive officers in excess of $1,000,000.

                                          THE COMPENSATION COMMITTEE

                                          Richard M. Osborne, CHAIRMAN
                                          Marshall A. Jacobs (former director)
                                          Martin S. Roher

                     PACIFIC GATEWAY PROPERTIES, INC. (PGP)
                               PERFORMANCE GRAPH
                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
         AMONG PGP, DOW JONES GLOBAL MARKET INDEX-US AND DOW JONES REAL
                          ESTATE INVESTMENT INDEX-US**

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                PACIFIC GATEWAY
                  PROPERTIES          DOW JONES GLOBAL-US INDEX   DOW JONES REAL ESTATE MARKET INDEX
1992                            $100                        $100                                $100
1993                            $143                        $110                                $117
1994                            $152                        $111                                $111
1995                            $110                        $152                                $138
1996                            $124                        $188                                $185
1997                            $183                        $251                                $221

------------------------

Assumes $100 invested on 12/31/92 in New York Common, the Dow Jones Global Market Index-US and the Dow Jones Real Estate Investment Index-US.
 * Total return assumes reinvestment of dividends.
** Fiscal year ending December 31.

The above graph compares the performance of the Company with that of the Dow Jones Global Market Index-US (formerly the Dow Jones Equity Market Index) and the Dow Jones Real Estate Investment Index-US.

                              THE REINCORPORATION

    The following discussion summarizes all material aspects of the proposed Reincorporation pursuant to the Reincorporation Agreement. This summary is not intended to be complete and is subject to, and is qualified in its entirety by reference to, the Maryland General Corporation Law ("MGCL"), the New York Business Corporation Law (the "NYBCL"), the New York Company's Articles of Incorporation (the "Articles"), the New York Company's Bylaws (the "Bylaws"), the Agreement and Plan of Merger (the "Reincorporation Agreement"), a copy of which is included in this Proxy Statement/Prospectus as Annex A, the Articles of Incorporation of the Maryland Company (as such articles may be amended and supplemented, the "Maryland Articles"), a copy of which is included in this Proxy Statement/ Prospectus as Annex B, and the Bylaws of the Maryland Company (the "Maryland Bylaws"), a copy of which is included in this Proxy Statement/Prospectus as Annex C. The Board of Directors of the Maryland Company, and the Company as the sole stockholder of the Maryland Company before the Reincorporation, reserve the right to amend or amend and restate the Maryland Articles before consummation of the Reincorporation, as long as such amendment or amendment and restatement would not be materially adverse to the Company's shareholders. References to the "Company" in this section entitled "The Reincorporation" mean the New York Company before the Reincorporation and the Maryland Company after the Reincorporation, as the context requires.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE REINCORPORATION.

BACKGROUND

    Commencing operations in April 1984, the Company historically has acquired, held, managed and disposed of income-producing real estate located throughout the United States. The Company's portfolio of commercial properties currently includes: (1) Walnut Creek Executive Park, a 419,000 square foot office park;
(2) South Bay Office Tower, a 161,000 square foot office building; (3) North Tucson Business Center, a 91,000 square foot office/industrial building; (4) Weston Office Building, a 15,000 square foot office building; (5) 410 First Avenue, a 38,000 square foot office/industrial building; (6) West Valley Executive Park, a 164,000 square foot office park; and (7) 930 Montgomery Street, a 23,000 square foot office building. In addition, the Company owns a 22.8% interest in a partnership formed to develop Rincon Center, a mixed-use (retail, office and apartment) complex in downtown San Francisco. The Company only engages in the management of its own properties.

PROPERTIES

    GENERAL

    As of September 30, 1998, the Company's portfolio of properties consisted of office income-producing properties located in California, Arizona, Florida and Massachusetts. The total rentable square footage of the properties at September 30, 1998, was approximately 921,000 rentable square feet. As of September 30, 1998, the weighted average occupancy rate of the properties was approximately 97%.

    For the nine months ended September 30, 1998, three of the properties--Walnut Creek Executive Park, West Valley Executive Park and South Bay Office Tower--had net book values equal to 10% or more of the Company's total assets or had gross revenue that amounted to 10% or more of the Company's aggregate gross revenue.

    Each of the properties is held by the Company in fee simple, except for the Rincon Center, which is owned in fee simple by a partnership, of which the Company holds 22.8% of the limited partnership and non-managing general partner interests. Substantially all of the income from the Company's properties consists of rent received under long term leases. These leases generally provide for the payment of rent in advance and for the payment by the tenants of a pro-rata share of taxes, insurance and utilities. For the nine months ended September 30, 1998, no individual tenants in any of the Company's wholly owned properties contributed 15% or more to consolidated investment property revenues.

    Management believes that all of the wholly owned properties and property owned in partnership with others are adequately covered by insurance. The Company's wholly owned San Francisco Bay Area properties do not maintain earthquake insurance. Information relating to mortgages, notes and loans payable is set forth in Management's Discussion and Analysis of Financial Condition and Results of Operations and Note 3 to the Consolidated Financial Statements of the Company.

    Within its geographic area of operation, the Company is subject to competition from a variety of investors, including insurance companies, pension funds, corporate and individual real estate developers, real estate investment trusts and investors with similar investment objectives to those of the Company. Some of these competitors have greater financial resources, larger staffs and longer operating histories than the Company. As an owner of commercial real estate properties, the Company competes with other owners of similar properties in connection with their financing, sale or lease transactions.

    The following table sets forth certain information regarding the Company's properties that were owned as of September 30, 1998:

                                                      # OF UNITS
   PROPERTY          GENERAL                            AND/OR         # OF TENANTS                       % REGISTRANT
     NAME          DESCRIPTION        LOCATION     LEASABLE SQ. FT.  AND OCCUPANCY %       OWNED BY         OWNERSHIP
---------------  ----------------  --------------  ----------------  ----------------  ----------------  ---------------
Walnut Creek
Executive Park   11 two-story      Walnut Creek,    420,000 sq.ft.   60 tenants; 98%   Registrant                 100%
                 wood framed       California                        occupancy
                 garden office
                 buildings, and
                 one three- story
                 structural steel
                 frame office
                 building
South Bay
Office Tower     Twelve-story      San Jose,        170,000 sq.ft.   40 tenants; 96%   Registrant                 100%
                 office building   California                        occupancy
North Tucson
Business Center  Single-story      Tucson,          91,000 sq. ft.   3 tenants; 100%   Registrant                 100%
                 office/           Arizona                           occupancy
                 industrial
                 building
Weston Office
Building         Three-story       Ft.              14,000 sq. ft.   3 tenants; 100%   Registrant                 100%
                 office building   Lauderdale,                       occupancy
                                   Florida
410 First
Avenue           Single-story      Needham,         38,000 sq. ft.   1 tenant; 100%    Registrant                 100%
                 office/           Massachusetts                     occupancy
                 industrial
                 building
West Valley
Executive Park   Campus style      San Jose,        165,000 sq. ft.  73 tenants; 94%   Registrant                 100%
                 office park with  California                        occupancy
                 five two-story
                 and one single-
                 story wood frame
                 buildings
930 Montgomery
Street           Six-story, steel  San Francisco,   23,000 sq. ft.   8 tenants; 100%   Registrant                 100%
                 frame office      California                        occupancy
                 building
Rincon Center    Major mixed-use   San Francisco,   63,000 sq. ft.   Retail Space--35  Rincon Center             22.8%
                 project in        California            of retail   tenants; 100%     Associates LP
                 downtown San                       space; 414,000   occupancy Office
                 Francisco                              sq. ft. of   Space--9
                                                     office space;   tenants; 100%
                                                    320 apartments,  occupancy
                                                    200,000 sq. ft.  Apartments-- 99%
                                                    of residential   occupancy
                                                             space

    CAPITAL IMPROVEMENTS, TENANT IMPROVEMENTS, LEASING COMMISSIONS AND OTHER
     DEFERRED COSTS

    While maintaining high occupancy levels in each of its properties and markets, the Company also focuses on controlling the expenditures associated with leasing, renewing or re-leasing space. The following table sets forth information related to new and renewal leasing activity and expenditures for the nine month period ended September 30, 1998.

                                                                                                               PERCENTAGE
                                                                                WEIGHTED                        CHANGE IN
                                                                 WEIGHTED        AVERAGE      WEIGHTED          WEIGHTED
                                       NUMBER                     AVERAGE       COSTS PER      AVERAGE           AVERAGE
                                         OF         SQUARE         LEASE        SQ. FOOT      EFFECTIVE         EFFECTIVE
TYPE                                   LEASES        FEET       TERM (MO.)         (1)       RENTAL RATE     RENTAL RATE(2)
----------------------------------  -------------  ---------  ---------------  -----------  -------------  -------------------
New Leases........................           48      163,980            55      $   10.21     $    2.06                58%
Renewals..........................           28       63,003            39      $    3.35     $    2.07                31%


                                        TENANTS
TYPE                                 RETAINED (3)
----------------------------------  ---------------
New Leases........................           N/A
Renewals..........................            73%

------------------------

(1) Represents tenant improvements and commission costs per square foot.

(2) Measured as the difference between net weighted average effective rents on new and renewal leases in 1998 compared to 1997.

(3) Based upon occupied square footage, percentage of tenants retained by the Company at lease expiration, tenants the Company chose not to renew to accommodate the expansion of existing tenants and tenants that renewed, but moved to another space.

    During the three and nine months ended September 30, 1998, there were additions to investment properties amounting to approximately $401,000 and $3,272,000, respectively, for tenant improvements, capital improvements and other deferred costs, which includes leasing commissions. The Company anticipates further additions to investment properties of approximately $1,157,000 during the remainder of 1998.

    WALNUT CREEK EXECUTIVE PARK

    Walnut Creek Executive Park is a 420,000 square foot office park consisting of 12 low-rise (two and three story) office buildings in Walnut Creek, California. Tenants of this property include banking, healthcare, telecommunications, research and development enterprises and professional companies.

    For the nine months ending September 30, 1998, the average occupancy rate for the property was 95%, and the average rental rate was $1.45 per square foot. As of September 30, 1998, the property was approximately 98% leased and two tenants occupied 10% or more of the rentable square footage, Airtouch Communications, Inc. and Kaiser Foundation, whose principal businesses are telecommunications and healthcare, respectively. Their leases provide for $2,848,000 rent per year, expire on March 2001 and September 2003, respectively, and each of these tenants have options to renew their leases.

    The following table shows lease expiration data as of September 30, 1998 for the Walnut Creek Property assuming that no tenants exercise renewal options:

                                                                                                       PERCENTAGE OF
                                                                                                       TOTAL REVENUE
                                                                                           EXPIRING     REPRESENTED
                                                               NUMBER          SQUARE       ANNUAL      BY EXPIRING
YEAR                                                      TENANTS EXPIRING     FOOTAGE     REVENUE        LEASES
-------------------------------------------------------  -------------------  ---------  ------------  -------------
1999...................................................              22          93,969  $    485,731          19.6%
2000...................................................              15          23,537       263,971          10.7%
2001...................................................               8         158,230       514,830          20.8%
2002...................................................               4          27,822       293,153          11.9%
2003...................................................               7          60,796       682,366          27.6%
2004...................................................               2           8,154       101,523           4.1%
2005...................................................               1           8,367        53,549           2.2%
2006...................................................               0               0             0           0.0%
2007...................................................               0               0             0           0.0%
2008...................................................               1          23,689        75,805           3.1%

Totals.................................................              60         404,564  $  2,470,928         100.0%

    The Walnut Creek property's federal tax basis is $17,752,000. Land, buildings and improvements are recorded at cost. Depreciation for federal income tax purposes on investment properties is provided using the Modified Accelerated Cost Recovery System (MACRS) method over statutory useful lives ranging from 7 to 39 years. Capitalized loan costs consist of loan fees, legal, accounting, engineering, appraisal, and other costs associated with financings and are amortized using the straight-line method over the primary term of related debt instrument. Costs associated with a lease are amortized over the statutory period required. Repairs and maintenance are charged to expense as incurred.

    WEST VALLEY EXECUTIVE PARK

    West Valley Executive Park is a 165,000 square foot campus style office park comprised of five two-story buildings and one single-story building in San Jose, California. Tenants of this property include healthcare, high-tech and software related companies, financial services and other professional services companies.

    For the nine months ending September 30, 1998, the average occupancy rate for the property was 80% and the average rental rate was $1.60 per square foot. As of September 30, 1998, the property was approximately 94% leased, and no tenants occupied 10% or more of the rentable square footage.

    The following table shows lease expiration data as of September 30, 1998 for the West Valley Property assuming that no tenants exercise renewal options:

                                                                                                       PERCENTAGE OF
                                                                                                       TOTAL REVENUE
                                                                                           EXPIRING     REPRESENTED
                                                               NUMBER          SQUARE       ANNUAL      BY EXPIRING
YEAR                                                      TENANTS EXPIRING     FOOTAGE     REVENUE        LEASES
-------------------------------------------------------  -------------------  ---------  ------------  -------------
1999...................................................               6           5,408  $     68,870          3.9%
2000...................................................              11          13,167       308,317         17.3%
2001...................................................              21          40,854       528,520         29.7%
2002...................................................              11          34,268       468,730         26.4%
2003...................................................               9          37,674       353,885         19.9%
2004...................................................               1           6,352        49,927          2.8%
2005...................................................               0               0             0          0.0%
2006...................................................               0               0             0          0.0%
2007...................................................               0               0             0          0.0%
2008...................................................               0               0             0          0.0%

Totals.................................................              59         137,723  $  1,778,249        100.0%

    The West Valley Executive Park property's federal tax basis is $8,914,000. Land, buildings and improvements are recorded at cost. Depreciation for federal income tax purposes on investment properties is provided using the MACRS method over statutory useful lives ranging from 7 to 39 years. Capitalized loan costs consist of loan fees, legal, accounting, engineering, appraisal, and other costs associated with financings and are amortized using the straight-line method over the primary term of related debt instrument. Costs associated with a lease are amortized over the statutory period required. Repairs and maintenance are charged to expense as incurred.

    SOUTH BAY OFFICE TOWER

    South Bay Office Tower is a 170,000 square foot twelve story office building in San Jose, California. Tenants of this property include healthcare, telecommunications, research and development enterprises, and professional service companies.

    For the nine months ending September 30, 1998, the average occupancy rate for the property was 91% and the average rental rate was $1.92 per square foot. As of September 30, 1998, the property was approximately 96% leased, and two tenants occupied 10% or more of the rentable square footage, Synacom Technology, Inc. and Netcom On Line Communications, whose principal businesses are telecommunications, with their leases expiring on February 2003 and August 1999, respectively.

    The following table shows lease expiration data as of September 30, 1998 for South Bay Office Tower assuming that no tenants exercise renewal options:

                                                                                                       PERCENTAGE OF
                                                                                                       TOTAL REVENUE
                                                                                           EXPIRING     REPRESENTED
                                                               NUMBER          SQUARE       ANNUAL      BY EXPIRING
YEAR                                                      TENANTS EXPIRING     FOOTAGE     REVENUE        LEASES
-------------------------------------------------------  -------------------  ---------  ------------  -------------
1999...................................................               9          38,973       482,516         18.4%
2000...................................................               8          12,530       203,610          7.7%
2001...................................................              12          40,450       639,153         24.3%
2002...................................................               8          35,320       783,523         29.8%
2003...................................................               6          28,951       421,337         16.0%
2004...................................................               0               0             0          0.0%
2005...................................................               1           5,194        98,686          3.8%
2006...................................................               0               0             0          0.0%
2007...................................................               0               0             0          0.0%
2008...................................................               0               0             0          0.0%

Totals.................................................              44         161,418  $  2,628,825        100.0%

    The South Bay Office Tower property's federal tax basis is $11,447,000. Land, buildings and improvements are recorded at cost. Depreciation for federal income tax purposes on investment properties is provided using the MACRS method over statutory useful lives ranging from 7 to 39 years. Capitalized loan costs consist of loan fees, legal, accounting, engineering, appraisal, and other costs associated with financings and are amortized using the straight-line method over the primary term of related debt instrument. Costs associated with a lease are amortized over the statutory period required. Repairs and maintenance are charged to expense as incurred.

PRINCIPAL REASONS FOR THE REINCORPORATION AND REIT ELECTION

    The Company is currently taxable as a "C corporation" for federal income tax purposes, and accordingly, its income is subject to a corporate-level tax when earned and also to a shareholder-level tax on any distribution of those earnings. For a number of years, however, the Company has been able to utilize net operating losses ("NOLs") to eliminate most of this corporate-level tax. Thus, the Company's earnings were effectively subject to only a shareholder-level tax. The Company has not paid any dividends since the third quarter of 1990. The Company anticipates that its NOLs may be fully utilized over the next several years, and thus, unless the Company restructures, the Company's earnings will potentially become subject to two levels of taxation. Because REITs generally are not subject to entity-level taxation, the Company's Board has determined that the Company's qualification and election to be taxed as a REIT for federal income tax purposes would be economically beneficial to the Company and its shareholders. The Company believes that after the Reincorporation it will be organized and will operate in such a manner as to qualify for taxation as a REIT under the Code. The Reincorporation is not required, however, for the Company to qualify as a REIT.

    Management also believes that other benefits will result from the Company's election of REIT status. Specifically, management believes that investors currently consider investments in REITs more favorably than investments in other entities that own real estate (such as C corporations or limited partnerships). Because REITs must distribute to their shareholders at least 95% of their taxable income (with certain adjustments), election of REIT status will result in the commencement of distributions by the Company. Additionally, based upon the large amounts of capital raised by REITs during the past several years, the potentially greater level of holdings by institutional investors and the greater number of research analysts and brokerage firms following REITs than in the past, depending on market and general economic conditions, the Company may have greater access to public and private sources of debt and equity capital than it now has, potentially enabling the Company to raise capital on more favorable terms than are now available. Because the Company's strategy is to continue to acquire properties to increase earnings and dividends, the ability to access more, lower cost capital should facilitate the Company's growth plans. Finally, following the Reincorporation, the Company intends to transfer a majority of the assets currently held in its operating subsidiaries to an umbrella limited partnership (an "Operating Partnership") and adopt an "UPREIT" structure, as described below. The limited partnership interests ("Units") in the Operating Partnership could be issued to acquire property in transactions that would not trigger immediate tax obligations for certain sellers and, as a result, the Company's opportunities for acquisitions may be expanded. See "The REIT Election--Tax Aspects of Interests in Partnerships and Qualified REIT Subsidiaries--UPREIT Structure." It is expected that, in order to comply with the requirements imposed by the Company's lenders, the Company will retain two properties, the North Tucson Business Center and the South Bay Office Tower, in directly owned operating subsidiaries.

    The REIT Election will result in application of ownership requirements and transfer restrictions to the Company's capital stock, and maintenance of REIT status will require compliance with certain asset, income, organizational and distribution requirements. See "The REIT Election--Consequences of REIT Election." These requirements could, for instance, restrict the Company's flexibility in disposing of certain assets and limit the extent to which the Company can retain earnings. Nonetheless, the Company believes that the tax benefits of REIT status outweigh any disadvantages of REIT status. See "The REIT Election--Failure of the Company to Qualify as a REIT."

    Because the State of Maryland has for a number of years encouraged REITs to incorporate in that state and has adopted comprehensive, modern and flexible corporate laws which are periodically updated and revised to meet changing business needs, and based upon recent industry practice and advice of its advisers, management of the Company believes that it would be beneficial to the Company and its shareholders to change its domicile to Maryland in connection with its election of REIT status. The MGCL was recently amended to expressly permit corporations incorporated under the laws of the State of Maryland to include provisions in their charters providing for restrictions on transferability for any purpose--including restrictions designed to permit a corporation to qualify as a REIT under the Code. In addition, Maryland corporations are not subject to annual franchise or similar taxes imposed by other states on corporate entities. As a result of these and other factors, a number of REITs have been incorporated in Maryland. The Board of Directors believes that reincorporation in Maryland should provide greater predictability with respect to the Company's corporate affairs as a REIT.

    To take advantage of the benefits of REIT status, management has proposed that the Company effect the Reincorporation and elect to be treated as a REIT for federal income tax purposes. The Board of Directors of the Company considered and unanimously approved the Reincorporation Agreement pursuant to which the Reincorporation will be effected. The Board has also authorized the Company's REIT Election. Accordingly, the Maryland Company has been duly incorporated and the New York Company and the Maryland Company have entered into the Reincorporation Agreement, which provides for the consummation of the Reincorporation, subject to the approval of the shareholders.

    As noted above, the Reincorporation, providing for the Merger and contemplating the REIT Election, has been unanimously approved by the Board of Directors. The Reincorporation Agreement provides, however, that the Board of Directors may terminate the Reincorporation Agreement and abandon or delay the implementation of the Merger if for any reason, including, but not limited to, changes in legislation affecting REITs, negotiations regarding the debt restructuring of Rincon Center (see the discussion regarding Rincon in the Company's Form 10-K, included in this Proxy Statement/ Prospectus as Annex E, under Item 3, Legal Proceedings and Note 2 to the Company's Consolidated Financial Statements and updated information in the Company's Form 10-Q quarterly report, included in this Proxy Statement/Prospectus as Annex F) and the number of shares for which appraisal rights have been exercised and the cost to the Company thereof, the Board of Directors determines that it is inadvisable to proceed with the Reincorporation or that the implementation of the Reincorporation should be delayed. See "Rights of Dissenting New York Company Shareholders" below. If the Reincorporation is not consummated, management believes that it is unlikely that the Company will consummate the REIT Election.

CONDITIONS TO THE REINCORPORATION

    The obligations of the Company and the Maryland Company to effect the Reincorporation are each subject to (i) no statute, rule, regulation, executive order, decree, injunction or other order having been executed, entered, promulgated or enforced by any court or governmental authority which is in effect and has the effect of prohibiting consummation of the Reincorporation and
(ii) the approval of the shareholders by an affirmative vote of two-thirds of the outstanding shares of stock entitled to vote at the Annual Meeting or subsequent special meeting called to continue the business of the Annual Meeting. The Company and the Maryland Company are not aware of any regulatory approvals required in connection with the Reincorporation. If any such regulatory approvals are required, the Company and the Maryland Company intend to seek such approvals as promptly as practicable.

CERTAIN CONSEQUENCES OF THE MERGER

    The Reincorporation will be effected by the Merger of the New York Company with and into the Maryland Company, a wholly owned subsidiary of the Company, which will be incorporated under Maryland law for purposes of the Merger. The Maryland Company will be the surviving corporation in the Merger and will continue under the name Pacific Gateway Properties, Inc. The New York Company will cease to exist as a result of the Merger.

    The Merger will not become effective until the later of the time that the Articles of Merger are accepted by the State Department of Assessments and Taxation of Maryland and a Certificate of Merger is accepted by the Department of State of the State of New York (such time, the "Effective Time"). At the effective time of the Merger, the Company will be governed by the Maryland Articles, the Maryland Bylaws and the MGCL.

    Upon completion of the Merger, each outstanding share of New York Common will be converted automatically into the right to receive one share of common stock of the Maryland Company and each share of New York Preferred will be converted automatically into the right to receive one share of Preferred. As a result, the New York Company will cease to exist and the Maryland Company will continue to operate the business of the Company under the name Pacific Gateway Properties, Inc.

    Promptly after the Effective Time, the New York Company will cause an exchange agent (the "Exchange Agent") to mail to each person who was, at the Effective Time, a holder of record of shares of New York Common, a letter of transmittal to be used by such holders in forwarding the certificates and instructions for effecting the surrender of the certificates in exchange for certificates representing the shares of Maryland Common to which such holders are entitled pursuant to the Merger. Upon surrender to the Exchange Agent of a certificate for cancellation, together with a duly executed and completed letter of transmittal, the holder of such certificate will be entitled to receive certificates representing that number of shares of Maryland Common to which such holder is entitled pursuant to the Merger and unpaid dividends and distributions, if any, which such holder has the right to receive in respect of the certificate surrendered, after giving effect to any required withholding tax, and the certificate so surrendered will be cancelled. HOLDERS OF NEW YORK COMMON SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT.

    At or after the Effective Time, there will be no transfers on the transfer books of the New York Company of shares of New York Common which were outstanding immediately prior to the Effective Time.

    In the event that any certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by the Maryland Company, the posting by such person of a bond in such reasonable amount as the Maryland Company may direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate (subject to the Maryland Articles) the shares of Common Stock of the Maryland Company to which such holders are entitled pursuant to the Merger and any unpaid dividends and distributions on the shares of Common Stock of the Maryland Company to which such holders are entitled pursuant to the Merger, as described above.

    Similar procedures will apply with respect to the holders of Preferred Stock of the New York Company.

    The Reincorporation will result in no changes in the Company's management, capitalization, assets, liabilities or net worth; however, to maintain REIT status, certain ownership, distribution, asset and income tests must be satisfied and certain transfer restrictions will apply to capital stock of the Maryland Company. See "The REIT Election--Taxation of the Company" and "The REIT Election-- Failure of the Company to Qualify as a REIT." The Merger will be accounted for as a transfer of interests between entities under common control in accordance with U.S. generally accepted accounting principles. Therefore, the assets and liabilities transferred in connection with the Merger will be recorded at historical cost. The consolidated financial condition and results of operations of the Company immediately after the consummation of the Reincorporation will be identical to that of the Company immediately prior to the Reincorporation. All outstanding shares of the New York Company capital stock will be converted upon the Merger on a one-for-one basis into the right to receive shares of Maryland Company capital stock having the same rights and privileges, except for the restrictions on ownership and transfer included in the Maryland Articles in order to permit the Maryland Company to preserve REIT status. See "The REIT Election--Restrictions on Transfer and Ownership." In addition, at the Effective Time of the Merger, the Board of Directors of the Maryland Company will consist of those persons serving as Directors of the Company immediately before the Merger, who are the persons described in this Proxy

Statement/Prospectus. The individuals serving as executive officers of the Company immediately before the Merger will serve as executive officers of the Maryland Company upon effectiveness of the Merger. The Maryland Company will assume the existing stock option plans of the New York Company, and outstanding options to acquire New York Company capital stock will be converted into options to acquire Maryland Company capital stock on a one-for-one basis. The Maryland Company will also assume the New York Company's 401(k) plan and other employee benefit plans.

EFFECTS OF THE REINCORPORATION ON THE RIGHTS OF SHAREHOLDERS; CHANGES TO THE
  ARTICLES AND BYLAWS

    The Maryland Articles contain certain provisions intended to assist the Company in complying with Code requirements applicable to REITs. A discussion of the material similarities and differences to the Company and its shareholders, directors and officers resulting from the Reincorporation appears below. This discussion does not address each difference between Maryland and New York law, but focuses on those differences that the Board of Directors believes are most relevant to existing shareholders. This discussion is not intended to be complete and is qualified in its entirety by reference to the Maryland Articles and Maryland Bylaws, attached hereto as Annex B and Annex C respectively, and to the MGCL, the NYBCL, the Articles and the Bylaws. The Board of Directors of the Company has the right, prior to consummating the Reincorporation, to make ministerial changes and such other changes as the Board determines in order to permit the Company to comply fully with Maryland law and the laws and rules relating to qualification as a REIT for federal income tax purposes, and to conform to the provisions of the Articles.

                             NEW YORK                                 MARYLAND

GENERAL       Under the Articles, the Company is       The Maryland Articles define the
              formed for the purpose of engaging in    purpose of the Company to engage in the
              any lawful act or activity under New     business of a REIT. Accordingly, the
              York law. Since its formation, with the  Maryland Company will need to restrict
              exception of its prior ownership of a    its ownership to particular types of
              hotel and provision of management        properties and limit the provision of
              services to third parties, the           third party management services. Under
              Company's operations have substantially  the Maryland Articles, however, the
              consisted and continue to consist of     Maryland Company also is permitted to
              investments and activities that would    engage in any lawful act or activity
              be suitable for a REIT, as that term is  permitted of Maryland corporations. As
              now defined by the Code.                 a result, the Board of Directors of the
                                                       Maryland Company will have latitude to
                                                       determine the appropriate investments
                                                       and activities for the Maryland
                                                       Company, including, if the Board of
                                                       Directors believes it is in the best
                                                       interests of the shareholders,
                                                       undertaking activities or investments
                                                       that may cause the Company to fail to
                                                       qualify as a REIT.

LIABILITY OF  Under the NYBCL, a shareholder or        Similarly, under the MGCL, in most
SHAREHOLDERS  subscriber of shares is not liable to    cases, a shareholder or subscriber for
              the corporation, except for the          shares is not obligated or liable to a
              obligation to pay any unpaid portion of  Maryland corporation or its creditors
              his subscription.                        except for any unpaid subscription
                                                       price or unpaid consideration or unless
                                                       liability is imposed pursuant to
                                                       another provision of the MGCL. This
                                                       limitation of liability of

                             NEW YORK                                 MARYLAND

                                                       shareholders of Maryland corporations
                                                       is recognized in all jurisdictions in
                                                       which the Company conducts operations.
                                                       Common law theories of "piercing the
                                                       corporate veil" may, however, be used
                                                       to impose liability on shareholders in
                                                       certain instances.

INSPECTION    The Articles do not explicitly provide   The Maryland Articles do not explicitly
RIGHTS        shareholders a right of inspection of    provide shareholders a right of
              the Company's books and records,         inspection of the Company's books and
              although under the NYBCL, shareholders   records. Under Maryland law, one or
              owning at least 5% of the outstanding    more shareholders who together have
              stock of any class of a New York         been shareholders of record for at
              corporation have certain rights to       least six months and who together hold
              inspect the books and records.           at least 5% of the outstanding stock of
                                                       any class may inspect the corporation's
                                                       books of account and stock ledger,
                                                       request a statement of the
                                                       corporation's affairs and request a
                                                       shareholders list. Any shareholder may
                                                       inspect the bylaws, minutes of
                                                       proceedings of the shareholders, annual
                                                       statement of affairs and voting trust
                                                       agreements on file of a Maryland
                                                       corporation and may request a statement
                                                       showing all stock and securities issued
                                                       by the corporation during a specified
                                                       period of not more than 12 months
                                                       before the date of the request.

SPECIAL       The Bylaws provide that with the         Under the Maryland Articles, a special
MEETINGS OF   exception of a special meeting called    meeting of shareholders of the Maryland
SHAREHOLDERS  for the purpose of electing directors,   Company may be called by the Chairman
              a special meeting of shareholders may    of the Board, the President, the Board
              be called only by a majority vote of     of Directors pursuant to a resolution
              the entire Board of Directors.           adopted by a majority of the directors
                                                       or the Secretary upon the written
                                                       request of holders of not less than a
                                                       majority of all shares of stock then
                                                       outstanding and entitled to vote at
                                                       such meeting.

SHAREHOLDER   The Bylaws provide that shareholders     The Maryland Bylaws provide that
ACTION        may take action without a meeting only   shareholders may take action without a
WITHOUT A     by unanimous written consent of the      meeting only by unanimous written
MEETING       holders of all outstanding shares of     consent of the holders of all
              stock entitled to vote on such matter.   outstanding shares of stock entitled to
                                                       vote on such matter. This is consistent
                                                       with the MGCL, which provides that
                                                       shareholders may take such action only
                                                       upon unanimous written consent, a
                                                       requirement unattainable by a public
                                                       company in most circumstances. This
                                                       provision of Maryland law may deter

                             NEW YORK                                 MARYLAND

                                                       hostile takeovers, as a holder or group
                                                       of holders controlling a majority in
                                                       interest of the Maryland Company's
                                                       stock will probably not be able to
                                                       amend the Maryland Bylaws or remove
                                                       directors pursuant to a shareholders'
                                                       written consent. The Company does not
                                                       believe that this provision will have
                                                       any material effect on the Company's
                                                       operation, however, because the AMEX
                                                       rules limit listed companies in using
                                                       written consents in lieu of shareholder
                                                       meetings.

PREEMPTIVE    The Articles do not provide any          The Maryland Articles do not provide
RIGHTS        shareholder with any preemptive right    any shareholder with any preemptive
              to subscribe for any newly issued stock  right to subscribe for any newly issued
              or other securities of the Company.      stock or other securities of the
              Accordingly, the Company does not offer  Maryland Company. Accordingly, the
              shareholders a prior right to purchase   Maryland Company does not offer
              any new issue of the New York Common in  shareholders a prior right to purchase
              order to maintain their proportionate    any new issue of the Maryland Common in
              ownership.                               order to maintain their proportionate
                                                       ownership.

VOTE FOR      The Articles and Bylaws do not contain   The MGCL provides that the affirmative
EXTRA-        specific provisions regarding the        vote of two-thirds of all the votes
ORDINARY      approval of extraordinary transactions,  entitled to be cast is required to
TRANSACTIONS  but the NYBCL provides that a merger,    approve a consolidation, merger, share
              consolidation, dissolution or            exchange or transfer of assets, subject
              disposition of substantially all of a    to certain exceptions. But the MGCL
              corporation's assets must be approved    also allows a corporation to reduce the
              by the holders of two-thirds of all      proportion necessary to approve such a
              outstanding shares entitled to vote      transaction, except that the proportion
              thereon. Under the NYBCL, the holders    cannot be less than a majority of all
              of the New York Preferred vote as a      the votes entitled to be cast on the
              separate class on certain transactions,  matter. Accordingly, the Maryland
              such as the Reincorporation.             Articles expressly require a majority
                                                       of the aggregate voting power of the
                                                       outstanding shares to approve certain
                                                       extraordinary transactions. The MGCL
                                                       does not require a separate class vote
                                                       in on transactions such as the
                                                       Reincorporation. The holders of the
                                                       Maryland Preferred will vote with the
                                                       Common Stock on all matters as a single
                                                       class, except for amendments affecting
                                                       only the Maryland Preferred.

AUTHORIZED    The Articles authorize the Company to    The MGCL does not permit a corporation
CAPITAL       issue 12,000,000 shares of stock,        to issue an unlimited number of shares
              divided into 2,000,000 shares of         of stock, and requires a corporation's
              Preferred Stock and 10,000,000 shares    articles of incorporation to include
              of Common Stock. The Articles give the   the total number shares of stock of all
              Board of Directors authority to issue    classes which the corporation has
              the Preferred Stock in                   authority to issue and

                             NEW YORK                                 MARYLAND

              one or more series and to fix the        the number of shares comprising each
              number, rights, preferences,             class. The Maryland Articles authorize
              privileges, voting rights and            the Maryland Company to issue
              restrictions of any such series. Of the  10,000,000 shares of Maryland Common shares of Preferred Stock authorized by  and 2,000,000 shares of preferred stock
              the Articles, 300,000 shares have been   in one or more classes or series, with
              designated Series 1 Preferred Stock. As  such rights, preferences, privileges
              of the date hereof, 300,000 shares of    and restrictions as designated by the
              Series 1 Preferred Stock have been       Board of Directors. The Maryland
              issued by the Company. The Series 1      Articles authorize the Board of
              Preferred Stock has a liquidation        Directors to classify or reclassify any
              preference of $10 per share.             unissued stock by designating or
                                                       amending the designation of the
                                                       preferences, conversion or other
                                                       rights, voting powers, restrictions
                                                       (including restrictions on transfer),
                                                       dividend rights, qualifications and
                                                       redemption rights of such unissued
                                                       stock.

              The Series 1 Preferred Stock also is     Of the 2,000,000 shares initially
              entitled to receive preferential         classified as preferred stock, 300,000
              distributions from sale or refinancing   shares have been designated in the
              proceeds (as defined in the Articles)    Maryland Articles as Series 1 Preferred
              up to the amount of the liquidation      Stock, having rights, preferences and
              preference. Upon payment of the          privileges substantially identical to
              liquidation preference, additional       the outstanding Series 1 Preferred
              distributions from sale or refinancing   Stock. Like the outstanding Series 1
              proceeds in an equivalent amount per     Preferred Stock the Maryland Preferred
              share are payable to the holders of the  generally will vote as a single class
              Common Stock. Any additional             with the Maryland Common, except for
              distributions from sale or refinancing   certain amendments affecting the par
              proceeds are payable ratably to the      value, rights, preferences and
              holders of the Series 1 Preferred Stock  privileges of the Maryland Preferred;
              and the Common Stock on an as-converted  amendments changing the number of
              basis. The Articles do not require the   authorized shares of Series 1 Preferred
              Company to make any such distributions,  Stock; and amendments relating to the
              but the Company may not make             authorization or issuance of other
              distributions to shareholders from sale  shares of capital stock having a
              or refinancing proceeds until the        preference equal to or senior to the
              liquidation preference on the Series 1   Series 1 Preferred Stock. In addition,
              Preferred Stock has been paid.           although the NYBCL may require a class
              Distributions from other sources are     vote in certain circumstances, the MGCL
              not prohibited. The Series 1 Preferred   contains no similar requirement and the
              Stock is convertible into Common Stock   Maryland Articles provide that the
              initially on a one-for-one basis. The    holders of the Maryland Preferred have
              conversion ratio is subject to           no voting rights other than as
              adjustment for stock splits,             specifically set forth in the Maryland
              combinations, stock dividends and        Articles.
              recapitalizations. Upon conversion of
              the Series 1 Preferred Stock into
              Common Stock, the holders of the Series
              1 Preferred Stock are required to repay
              any preferential distribution received
              back to the Company net of any
              distributions from sale or refinancing

                             NEW YORK                                 MARYLAND

              proceeds to the holders of the Common
              Stock. The Company has agreed to use
              its best efforts to nominate a
              representative of the holders of the
              Series 1 Preferred Stock to serve as a
              member of the Company's Board of
              Directors until the earlier of a change
              of control of the Company (as defined
              in the Articles) or such time as the
              holders of the Series 1 Preferred Stock
              beneficially own less than 60,000
              shares of Series 1 Preferred Stock (or
              shares Common Stock issued upon
              conversion thereof).

              The Series 1 Preferred Stock is
              entitled to receive dividends on an
              as-converted basis with the Common
              Stock. The holders of the Series 1
              Preferred Stock have demand and
              piggyback registration rights. The
              holders of the Series 1 Preferred Stock
              and certain major holders of the
              Company's Common Stock have entered
              into an agreement permitting the
              holders to participate, on a
              proportionate basis, in any sale by the
              major holders. If a change of control
              transaction is proposed prior to the
              Reincorporation, then to the extent the
              holders of the Series 1 Preferred Stock
              are entitled to a class vote under New
              York law, the holders of the Series 1
              Preferred Stock have agreed to vote
              their shares of Series 1 Preferred
              Stock (voting as a separate class) in
              the same proportion as the vote of the
              holders of the Common Stock with
              respect to the proposed transaction.
              This provision permits the holders of
              the Series 1 Preferred Stock to cast
              their vote as they wish voting as a
              single class with the Common Stock. The
              effect of this provision is that if the
              transaction is approved by the
              requisite percentage of the shares
              voting on the proposed transaction, the
              holders of the Series 1 Preferred Stock
              could not defeat the transaction
              through a separate class vote. In
              connection with the sale of the Series
              1 Preferred Stock, an affiliate of the
              purchaser was relieved of certain
              contractual restrictions on the
              acquisition of additional stock of the
              Company.

                             NEW YORK                                 MARYLAND

REDEMPTION    The Articles are silent with respect to  Under the MGCL, a corporation may
AND           the Company's ability to repurchase its  purchase or acquire its own stock,
RETIREMENT    own stock. The NYBCL permits             unless (i) the corporation would not be
              repurchases of shares out of surplus     able to pay its debts as they become
              except when the corporation is           due in the usual course of business or
              insolvent or would be made insolvent     (ii) the corporation's total assets
              thereby and permits a corporation to     would be less than the sum of the
              purchase its own shares out of stated    corporation's total liabilities plus
              capital, except when the corporation is  the amount that would be needed, if the
              insolvent or would be made insolvent     corporation were to be dissolved at the
              thereby, if the purchase is made for     time of the purchase or acquisition, to
              the purpose of (i) eliminating           satisfy the preferential rights upon
              fractions of shares; (ii) collecting or  dissolution of shareholders whose
              compromising indebtedness to the         preferential rights on dissolution are
              corporation; or (iii) paying             superior to those whose shares are
              shareholders entitled to receive         purchased or acquired. Under the
              payment for their shares under the       Maryland Articles, the Maryland Company
              appraisal provisions of the NYBCL.       is granted a 90-day option to purchase
                                                       stock in excess of the ownership
                                                       limits, as provided in the Maryland
                                                       Articles.

DIVIDENDS     The Articles contain no limitation on    The Maryland Articles provide that the
              the amount and timing of dividend        holders of shares of Common Stock are
              payments, although the NYBCL places      entitled to receive dividends, out of
              certain restrictions on dividend         the assets legally available, as
              payments.                                declared by the Board of Directors. The
                                                       MGCL permits the payment of dividends
                                                       unless (i) the corporation would not be
                                                       able to pay its debts as they become
                                                       due in the usual course of business or
                                                       (ii) the corporation's total assets
                                                       would be less than the sum of the
                                                       corporation's total liabilities plus,
                                                       unless the charter provides otherwise
                                                       (which the Maryland Articles do not),
                                                       the amount that would be needed, if the
                                                       corporation were to be dissolved at the
                                                       time of payment of such dividends, to
                                                       satisfy the preferential rights upon
                                                       dissolution of shareholders whose
                                                       preferential rights upon dissolution
                                                       are superior to those receiving the
                                                       dividends.

DISSENTER'S   The NYBCL provides that a dissenting     Subject to certain exceptions, the MGCL
RIGHTS        shareholder has the right to receive     gives a shareholder the right to
              the fair value of his shares if he       receive the payment of the fair value
              objects to: (i) certain mergers and      of his shares if he objects to: (i) a
              consolidations; (ii) certain             merger or consolidation; (ii) a share
              dispositions of assets requiring         exchange; (iii) a transfer of
              shareholder approval; (iii) certain      substantially all of a corporation's
              share exchanges; or (iv) certain         assets; (iv) amendment of the charter
              amendments to the certificate of         in a way which alters the contract
              incorporation which adversely affect     rights of any outstanding stock, unless
              the rights of such shareholder. The      the right to do so is reserved by the
              availability of appraisal                charter; or (v) a

                             NEW YORK                                 MARYLAND

              rights to shareholders of the New York   transaction governed by the
              Company who dissent from the Merger is   supermajority vote provisions for
              discussed under "Rights of Dissenting    certain business combinations.
              New York Company Shareholders" below.

BOARD OF DIRECTORS

NUMBER AND    The Articles provide that the number of  Under Maryland law, the Maryland
ELECTION      Directors initially is eight and may be  Articles and the Maryland Bylaws,
              increased or decreased by the Bylaws.    Directors also are elected by a
              The Bylaws provide for the election of   plurality vote of the shareholders. The
              Directors by a plurality of the votes    Maryland Articles provide that the
              cast, which means that those nominees    number of Directors will be no fewer
              receiving the greatest number of votes   than three and no more than 13. The
              are elected as Directors, whether or     Bylaws require that at least two
              not any nominee for Director receives a  members of the Board of Directors be
              majority of the votes entitled to be     Independent Directors. Independent
              cast on the matter and present in        Directors are defined as persons who
              person or represented by proxy.          are not officers of the Maryland
                                                       Company or its subsidiaries or
                                                       significant shareholders of the
                                                       Maryland Company or close relatives of
                                                       any such persons.

REMOVAL AND   The Articles provide that, subject to    The Maryland Articles provide that
VACANCIES     the right of any holders of any series   Directors can be removed only for cause
              of Preferred Stock to elect additional   by the affirmative vote of the
              directors (or remove such additional     shareholders holding two-thirds of the
              directors, once elected), a Director     aggregate voting power of the
              may be removed from office only for      outstanding shares of stock of the
              cause and only with the authorization    Corporation entitled to vote thereon,
              by the affirmative vote of the holders   except that when, by the provisions of
              of two-thirds of the outstanding shares  the Maryland Articles, the holders of
              of stock of the Company entitled to      shares of Preferred Stock or any series
              vote thereon.                            thereof voting as a class are entitled
                                                       to elect any one or more directors, the
                                                       directors so elected may be removed
                                                       only by the applicable vote of the
                                                       holders of the Preferred Stock of such
                                                       series voting as a class. This
                                                       provision could make it difficult to
                                                       remove a director even if a majority of
                                                       shareholders supports such removal.

                                                       The Maryland Articles provide that
                                                       vacancies resulting from death,
                                                       resignation, removal or an increase in
                                                       the size of the Board of Directors may
                                                       be filled by the affirmative vote of a
                                                       majority of the entire Board of
                                                       Directors. Under both the Maryland
                                                       Bylaws and the Maryland Articles,
                                                       directors selected by the Board of
                                                       Directors to fill vacancies serve until
                                                       the next annual meeting of shareholders
                                                       and until their successors are elected
                                                       and qualified.

                             NEW YORK                                 MARYLAND

LIMITATIONS   The Articles provide that generally no   The Maryland Articles protect Directors
ON LIABILITY  Director will be liable to the Company   and officers from liability to the
              for any act or omission arising from     extent permissible under Maryland law
              the performance of his or her duty to    and specifically provide that no
              the Company. Under the Articles,         Director or officer will be liable to
              however, a Director may be held liable   the Company or to its shareholders for
              for his intentional misconduct, bad      money damages. Maryland law provides
              faith, action for illegal personal gain  for limitation on liability except for:
              or for certain other specific actions    (i) actual receipt of an improper
              enumerated in the NYBCL, including the   personal benefit in money, property or
              declaration of an improper dividend or   service; and (ii) active and deliberate
              distribution, the making of an improper  dishonesty established by a final
              loan to a director or an improper        judgment as being material to the cause
              redemption of shares.                    of action. The Maryland Articles
                                                       provide that neither amendment nor
                                                       repeal of the liability limitation, nor
                                                       adoption of any charter or bylaw
                                                       provision inconsistent with the
                                                       liability limitation, will apply to or
                                                       affect in any respect the applicability
                                                       of the liability limitation to any act
                                                       or omission which occurred prior to
                                                       such amendment, repeal or adoption.

INDEMNIFICA-  The Bylaws provide for indemnification   The Maryland Articles and the Maryland
TION          of Directors, officers, employees and    Bylaws provide for indemnification of
              agents of the Company against claims or  Directors, officers, employees and
              liabilities, as provided in the Bylaws   agents of the Maryland Company to the
              and to the extent allowed by the NYBCL.  extent authorized by applicable law, as
              The Bylaws provide that any Director or  currently in effect and thereafter
              officer of the Company who is made a     amended, and the Maryland Articles
              party to any action by or in the right   provide that neither amendment nor
              of the Company is indemnified against    repeal of the indemnification provision
              the reasonable expenses actually and     contained therein, nor adoption of any
              necessarily incurred by him in           charter or bylaw provision inconsistent
              connection with the defense of such      with that provision, will apply to or
              action or in connection with an appeal,  affect in any respect the
              except where such director is adjudged   indemnification right applicable to any
              to have breached his statutory duty to   act or omission which occurred prior to
              the Company. The Bylaws also provide     such amendment, repeal or adoption. The
              that any Director or officer of the      Maryland Articles and the Maryland
              Company who is made a party to any       Bylaws state that the indemnification
              action, suit or proceeding or against    provisions found in those documents are
              whom a claim or liability is asserted    nonexclusive.
              as a result of such person acting on     The MGCL provides that a corporation
              behalf of the Company other than one by  may indemnify any director made a party
              or in the right of the Company will be   to any proceeding by reason of service
              indemnified and held harmless by the     in that capacity against judgments,
              Company against judgments, fines,        penalties, fines, settlements and
              amounts paid in settlement and           reasonable expenses actually incurred
              reasonable expenses, including           by the director in connection with the
              attorneys' fees, actually and            proceeding unless it is established
              necessarily incurred as a result of      that: (i) the act or omission of the
              such action, suit or proceeding or       director was material to the matter
              appeal

                             NEW YORK                                 MARYLAND

              therein, if such Director or officer     giving rise to the proceeding and (A)
              acted in good faith for a purpose which  was committed in bad faith or (B) was
              he reasonably believed to be in the      the result of active and deliberate
              best interests of the Company and, in    dishonesty; or (ii) the director
              the case of a criminal proceeding, had   actually received an improper personal
              no reasonable cause to believe that his  benefit in money, property or services;
              conduct was unlawful.                    or (iii) in the case of a criminal
              The indemnification provisions are       proceeding, the director had reasonable
              consistent with the NYBCL. The statute   cause to believe that the act or
              also prohibits indemnification to cover  omission was unlawful. The MGCL also
              any amount paid in settlement without    prohibits indemnification if the person
              court approval or expenses incurred in   has been adjudged liable to the
              connection with a matter that settled    corporation in a proceeding brought by
              without court approval. The NYBCL        or in the right of the corporation. The
              provides that the termination of any     MGCL provides that the termination of
              action by judgment, settlement,          any proceeding by judgment, order or
              conviction or upon a plea of NOLO        settlement does not create a
              CONTENDERE shall not in itself create a  presumption that the director did not
              presumption that the director did not    meet the requisite standard of conduct
              act in good faith or in the interest of  to be indemnified, and the termination the corporation. A director is entitled  of any proceeding by conviction or plea
              to indemnification if he has been        of NOLO CONTENDERE, or its equivalent,
              successful on the merits or otherwise.   or an entry of an order of probation
              In other cases, a director may be        prior to judgment, creates a rebuttable
              indemnified, in the absence of a court   presumption that the director did not
              order, only if the Board of Directors    meet the requisite standard of conduct
              acting by a quorum approves it (not      to be indemnified.
              including the votes of the involved
              directors), or, if a quorum is
              unobtainable or a quorum of
              disinterested directors so directs, the
              Board receives written advice from
              independent legal counsel that the
              indemnification is proper or the
              shareholders find that the director met
              the applicable standard of care.

ADVANCEMENT   Consistent with the NYBCL, the Bylaws    The MGCL and the Maryland Bylaws
OF EXPENSES   provide for advancement of expenses to   provide for advancement of expenses
              any indemnified person, provided that    actually and reasonably incurred by an
              such person has delivered to the         indemnified person upon receipt of an
              Company a written undertaking to         undertaking by or on behalf of the
              reimburse the Company in the event it    authorized representative to repay such
              is determined that such person was not   amount if it shall ultimately be
              entitled to indemnification.             determined that such person is not
                                                       entitled to be indemnified by the
                                                       corporation.

AMENDMENT OF CHARTER AND BYLAWS

AMENDMENT OF  The Articles provide that an amendment   In order to amend the charter, the MGCL
CHARTER       thereto must receive: (i) in the case    requires both: (i) the Board of
              of an                                    Directors to

                             NEW YORK                                 MARYLAND

              amendment, alteration, modification,     adopt a resolution recommending any
              change or repeal of Article IV thereof   amendment to the corporation's articles
              (relating to the number of authorized    of incorporation and (ii) a vote of
              shares of stock) the affirmative vote    two-thirds of all votes entitled to be
              of such percentage (not less than a      cast on the matter by shareholders of
              majority) as the Board of Directors      the corporation approving any such
              shall determine of any series of the     amendment after receiving proper notice
              authorized Preferred Stock in addition   of the proposed amendment. The charter
              to any other required vote; (ii) in the  may provide for shareholder approval by
              case of an amendment, repeal or          a lower percentage, but not less than a
              adoption of any provision inconsistent   majority of all the votes entitled to
              with Article VIII (relating to approval  be cast on the matter. The Maryland
              of certain Interested Shareholder        Articles generally require approval of
              transactions), the affirmative vote of   any amendment by the affirmative vote
              the holders of 80% or more of the        of shareholders holding a majority of
              shares of then outstanding Voting Stock  the aggregate voting power of the
              (as defined in the Articles); or (iii)   outstanding shares of the Maryland
              in the case of an amendment or change    Company, except that an affirmative
              to Articles VI (relating to the number   vote of shareholders holding at least
              of directors), VII (relating to the      70% of the outstanding shares of stock
              removal of directors for cause), IX      of the Maryland Company entitled to
              (relating to the amendment of the        vote thereon is required to amend the
              Bylaws), X (establishing the power to    provisions of the Maryland Articles
              call special meetings) and XIII          relating to the number and removal of
              (establishing these amendment            directors, certain amendments to the
              requirements), the affirmative vote of   Maryland Bylaws, amendments relating to
              the holders of at least 70% of all       special meetings of shareholders and
              outstanding shares of the Company. If    amendments to the provisions relating
              the Board of Directors is authorized to  to amendment of the Maryland Articles.
              amend or change any provision of the     These provisions of the Maryland
              Articles, such amendment or change       Articles may make it more difficult for
              would require the vote of a majority of  minority shareholders to effect these
              the entire Board of Directors.           kinds of changes.

AMENDMENT OF  Generally, the Bylaws grant the Board    Under the MGCL the power to adopt,
BYLAWS        of Directors the power to adopt, amend   amend or repeal bylaws is vested in the
              or repeal the Bylaws by the vote of a    shareholders, except to the extent the
              majority of the entire Board. However,   articles of incorporation confer such
              an amendment or repeal of certain        power to the Board of Directors. The
              sections of the Bylaws relating to the   Maryland Articles expressly confer that
              power to call special meetings of the    authority to the Board of Directors
              shareholders, nominations of             subject to the provisions of the MGCL.
              individuals for election as Directors    The Maryland Bylaws also grant both the
              and filling vacancies on the Board of    shareholders and the Board of Directors
              Directors requires the affirmative vote  the authority to repeal, alter or amend
              of at least 70% of all outstanding       the Bylaws or adopt new Bylaws by a
              shares of the Company. In addition, the  majority vote of the voting power of
              Bylaws also provide, with the exception  the stock entitled to vote or of the
              of the enumerated provisions, that the   entire Board of Directors,
              Bylaws can be amended or repealed, or    respectively. The Maryland Articles and
              new Bylaws adopted, by the vote of the   Bylaws, however, do limit the ability
              holders of a majority of all             of shareholders, in certain
              outstanding shares.                      circumstances, to alter the number of
                                                       votes required for

                             NEW YORK                                 MARYLAND

                                                       shareholder action pursuant to the
                                                       Bylaws or an amendment to the Bylaws.

BUSINESS COMBINATIONS

INTERESTED    The NYBCL contains provisions regarding  The MGCL establishes special
SHAREHOLDER   business combinations with interested    requirements with respect to "business
TRANSACTIONS  shareholders. Accordingly, the Articles  combinations" (including a merger,
              have provisions (the "Interested         consolidation, share exchange or, in
              Shareholder Provisions") which require   certain circumstances, an asset
              that certain transactions involving      transfer or issuance of
              Interested Shareholders (defined in the  reclassification of equity securities)
              Articles as the beneficial owners of     between a Maryland corporation and any
              10% or more of the outstanding Voting    person who is the beneficial owner,
              Stock or an Affiliate of the Company     directly or indirectly, of 10% or more
              that was at any time within the          of the outstanding voting power of the
              two-year period immediately prior to     corporation's shares or is an affiliate
              the relevant date the beneficial owner   or associate of the corporation and
              of 10% or more of the then outstanding   was, at any time during the two-year
              Voting Stock) be approved by the         period prior to the date in question,
              affirmative vote of 80% of the then      the beneficial owner, either directly
              outstanding Voting Stock. Certain        or indirectly, of 10% or more of the
              transactions otherwise covered by the    outstanding voting power of the
              Interested Shareholder Provisions are    corporation's shares (an "Interested
              exempted under certain circumstances,    Shareholder"), subject to certain
              and then require only the affirmative    exemptions. In general, an Interested
              vote required elsewhere in the Articles  Shareholder or any "affiliate" thereof
              or by law.                               may not engage in a "business
                                                       combination" with the corporation for a
                                                       period of five years following the date
                                                       the Interested Shareholder becomes an
                                                       Interested Shareholder. Thereafter,
                                                       such transactions must be (i)
                                                       recommended by the Board of Directors
                                                       of such corporation and (ii) approved
                                                       by the affirmative vote of at least (a)
                                                       80% of the votes entitled to be cast by
                                                       holders of the outstanding voting
                                                       shares of the corporation and (b) two-
                                                       thirds of the votes entitled to be cast
                                                       by holders of the outstanding voting
                                                       shares of the corporation other than
                                                       the shares held by the Interested
                                                       Shareholder who will (or whose
                                                       affiliate or associate will) be a party
                                                       to the business combination. These
                                                       provisions of the MGCL do not apply,
                                                       however, to business combinations where
                                                       shareholders receive certain
                                                       statutorily determined value for their
                                                       shares or business combinations that
                                                       are approved or exempted by the Board
                                                       of Directors of such corporation prior
                                                       to the time that the Interested
                                                       Shareholder becomes an Interested
                                                       Shareholder. These provisions of

                             NEW YORK                                 MARYLAND

                                                       the MGCL do not apply to Richard
                                                       Osborne, the Richard M. Osborne Trust,
                                                       Turkey Vulture Fund XIII, Ltd., Liberty
                                                       Self Store, Ltd., Third Capital, LLC,
                                                       Mark Grossi, Raymond V. Marino and GEM
                                                       Value/PGP LLC, or to any other
                                                       shareholder that may be exempted
                                                       therefrom from time to time by the
                                                       Board of Directors.

CONTROL       The NYBCL does not contain "control      The MGCL provides that "control shares"
SHARE         share" provisions and thus there will    of a Maryland corporation acquired in a
ACQUISITIONS  be additional impediments to a change    "control share acquisition" have no
              of control of the Maryland Company, as   voting rights except to the extent
              compared to the New York Company.        approved by a vote of two-thirds of the
                                                       votes entitled to be cast by
                                                       shareholders, excluding shares owned by
                                                       the acquirer and officers and directors
                                                       who are employees of the corporation.
                                                       "Control shares" are shares which, if
                                                       aggregated with all other shares
                                                       previously acquired which the person is
                                                       entitled to vote, would entitle the
                                                       acquirer to vote (i) 20% or more but
                                                       less than one-third; (ii) one-third or
                                                       more but less than a majority; or (iii)
                                                       a majority of the total voting power of
                                                       outstanding shares. Control shares do
                                                       not include shares that the acquiring
                                                       person is entitled to vote on the basis
                                                       of prior shareholder approval. A
                                                       "control share acquisition" means the
                                                       acquisition of control shares subject
                                                       to certain exemptions.

                                                       Under Maryland law, a person who has
                                                       made or proposes to make a control
                                                       share acquisition, upon satisfaction of
                                                       certain conditions (including an
                                                       undertaking to pay expenses), may
                                                       compel the Board of Directors to call a
                                                       special meeting of shareholders to be
                                                       held within 50 days of demand to
                                                       consider the voting rights of the
                                                       shares. If no request for a meeting is
                                                       made, the corporation may itself
                                                       present the question at any
                                                       shareholders' meeting. If voting rights
                                                       are not approved at the meeting or if
                                                       the acquiring person does not deliver
                                                       an acquiring person statement as
                                                       required by the statute, then, subject
                                                       to certain conditions and limitations,
                                                       the corporation may redeem any or all
                                                       of the control shares (except those for
                                                       which

                             NEW YORK                                 MARYLAND

                                                       voting rights have previously been
                                                       approved) for fair value determined,
                                                       without regard to voting rights, as of
                                                       the date of the last control share
                                                       acquisition or of any meeting of
                                                       shareholders at which the voting rights
                                                       of such are considered and not
                                                       approved. If voting rights for control
                                                       shares are approved at a shareholders'
                                                       meeting and the acquirer becomes
                                                       entitled to vote a majority of the
                                                       shares entitled to vote, all other
                                                       shareholders may exercise appraisal
                                                       rights. The fair value of the shares as
                                                       determined for purposes of such
                                                       appraisal rights may not be less than
                                                       the highest price per share paid in the
                                                       control share acquisition, and certain
                                                       limitations and restrictions otherwise
                                                       applicable to the exercise of
                                                       dissenters' rights do not apply in the
                                                       context of a control share acquisition.
                                                       The control share acquisition statute
                                                       does not apply to shares acquired in a
                                                       merger, consolidation or share exchange
                                                       if the corporation is a party to the
                                                       transaction, or to acquisitions
                                                       approved or exempted by the charter or
                                                       bylaws of the corporation. The control
                                                       share acquisition statute could have
                                                       the effect of discouraging offers to
                                                       acquire the Maryland Company and of
                                                       increasing the difficulty of
                                                       consummating any such offers.

    There is no pending or, to the Company's knowledge, threatened litigation to which any of its Directors or officers is a party in which the rights of the Company or its shareholders would be affected if the Company already were subject to the provisions of Maryland law rather than New York law.

RIGHTS OF DISSENTING NEW YORK COMPANY SHAREHOLDERS

    Because the Company will not be technically the "surviving corporation" in the Merger, shareholders of the Company who do not vote in favor of the Reincorporation may have the right to seek to obtain payment in cash of the fair value of their shares by complying with the requirements of Section 623 of the NYBCL. The dissenting shareholders must file with the Company before a taking of the vote on the Reincorporation a written objection including a statement of intention to demand payment for shares and stating such shareholder's name and residence address, the number of shares of stock as to which dissent is made and a demand for payment of the fair value of such shares if the Merger is consummated. Such shareholder may not dissent as to less than all shares owned. Within 10 days after the vote of shareholders authorizing the Reincorporation, the Company must give written notice of such authorization to each such dissenting shareholder. Within 20 days after the filing of such notice, any shareholder to whom the Company failed to give notice of the Annual Meeting who elects to dissent from the Merger must file with the Company a written notice of such election, stating such shareholder's name and residence address, the number of shares of stock as to which dissent is made and a demand for payment of the fair value of the shares. Such shareholder may not dissent as to less than all shares owned. At the time of filing the notice of election to dissent or within one month thereafter, dissenting shareholders must submit certain certificates representing shares to the Company or its transfer agent for notation thereon of the election to dissent, after which such certificates will be returned to the shareholder.

    Failure to submit the certificates may result in the loss of dissenter's rights. Within 15 days after the expiration of the period within which shareholders may file their notices of election to dissent, or within 15 days after consummation of the Merger, whichever is later (but not later than 90 days after the shareholders' vote authorizing the Merger), the Company must make a written offer (which, if the Merger has not been consummated, may be conditioned upon such consummation) to each shareholder who has filed such notice of election to pay for the shares at a specified price which the Company considers to be their fair value. The Company anticipates that fair value for the capital stock will be predicated on then-current market trading prices. If the Company and the dissenting shareholder are unable to agree as to such value, Section 623 provides for judicial determination of value. A negative vote on the Reincorporation does not constitute a written objection required to be filed by an objecting shareholder. Failure by a shareholder to vote against the Reincorporation, however, will not constitute a waiver of rights under Section 623 provided that a written objection has a been properly filed and such shareholder has not voted in favor of the Reincorporation.

    The foregoing does not purport to be a complete statement of the provisions of Section 623 and is qualified in its entirety by reference to said Section.

    Management hopes that no shareholder will exercise dissenter's right. However, under the Reincorporation Agreement, the Board of Directors may abandon the Merger, even after shareholder approval, if for any reason the Board of Directors determines that it is inadvisable to proceed with the Merger, including considering the number of shares for which appraisal rights have been exercised and the cost to the Company thereof. THE BOARD OF DIRECTORS CURRENTLY INTENDS TO ABANDON THE MERGER IN THE EVENT THAT ITS CONSUMMATION WOULD RESULT IN SHAREHOLDERS REPRESENTING MORE THAN A RELATIVELY NOMINAL NUMBER OF SHARES BEING ENTITLED TO APPRAISAL RIGHTS.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE REINCORPORATION.

                               THE REIT ELECTION

    The following discussion summarizes all material aspects of the proposed REIT Election. This summary is not intended to be complete and is subject to, and is qualified in its entirety by reference to, the Code and rules and regulations promulgated thereunder, the Maryland Articles (as they may be amended or supplemented from time to time) and any other document referenced herein. References to the "Company" in this section entitled "The REIT Election" mean the New York Company before the Reincorporation and the Maryland Company after the Reincorporation, as the context requires.

    THE MARYLAND COMPANY'S BOARD OF DIRECTORS RESERVES THE RIGHT TO DELAY OR NOT CONSUMMATE THE REIT ELECTION. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE REIT ELECTION.

CONSEQUENCES OF REIT ELECTION

    As a REIT, the Company will operate in a manner intended to maintain REIT status for federal income tax purposes. The continued qualification of the Company as a REIT will depend on the Company's continued satisfaction of certain asset, income, organizational, distribution and shareholder ownership requirements. See "--Taxation of the Company--Requirements for Qualification" and "--Failure of the Company to Qualify as a REIT." The REIT rules require that most of the Company's income be derived from real estate-related sources, such as "rents from real property", and from other sources of passive income. Furthermore, as a REIT, the Company would generally be prohibited from providing more than a DE MINIMIS amount of non-customary services to tenants and may be limited in its ability to dispose of properties, including properties acquired through foreclosure or deed in lieu of foreclosure. In addition, the Company will be required to distribute annually at least 95% of its taxable income (excluding any net capital gain) in order to avoid corporate income taxation of the earnings distributed.

    In order to qualify as a REIT, for all taxable years beginning with the Company's second taxable year as a REIT, the beneficial ownership of the Company must be held by 100 or more persons, and not more than 50% in value of the outstanding shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code) during the last half of each taxable year (the "5/50 Test"). To monitor compliance with the ownership requirements, the Company will be required to maintain records regarding actual ownership of shares of Common Stock. In addition, the Maryland Articles provides for certain restrictions on the ownership of shares which are designed to keep the Company in compliance with the stock ownership tests. See "--Restrictions on Transfer and Ownership." The Maryland Articles provide that, subject to certain specified exceptions, no person or entity may own or be deemed to own, by virtue of the applicable constructive ownership provisions of the Code: (i) more than the "Ownership Limit," which is either 2% with respect to Maryland Common (by value or number of shares, whichever is more restrictive) (the "General Ownership Limit") or 2.5% of the value of the outstanding shares of Capital Stock (the "Aggregate Ownership Limit"), whichever is more restrictive, or (ii) any amount of Maryland Common or Maryland Preferred which would cause the Company to be "closely held" within the meaning of Section 856(h) of the Code. Furthermore, the Maryland Articles prohibit the transfer of shares of stock of the Company if such transfer would result in shares of stock of the Company's being owned by fewer than 100 persons. The Board of Directors may, but in no event will be required to, waive the Ownership Limit with respect to a particular stockholder if it determines that such stockholder's ownership will not jeopardize the Company's status as a REIT, and the Board of Directors otherwise decides that such action would be in the best interests of the Company. Although the Board of Directors currently expects to waive the ownership limit as to (1) Richard M. Osborne Trust (the "Trust"); (2) Turkey Vulture Fund XIII, Ltd. (the "Fund");
(3) Liberty Self Store, Ltd. ("Liberty"); (4) GEM Value/PGP LLC ("GEM LLC"); (5) Richard M. Osborne; (6) Mark D. Grossi; (7) Raymond V. Marino, (8) Lawrence B. Helzel, together with members of his family, and (9) GEM Value Fund L.P. ("GEM L.P.") such waivers will be conditioned upon the receipt of undertakings and representations from these shareholders which are reasonably necessary to conclude that such ownership will not cause the Company to fail to qualify as a REIT. Nevertheless, no other shareholders should plan to acquire shares in the Company that would violate the Ownership Limit.

    The Ownership Limit may have the effect of preventing acquisition of control of the Company by a third party without the consent of the Board of Directors. To the extent shares of the Company's capital stock are acquired in excess of the Ownership Limit, the transfer will be considered null and void and will not be reflected on the books of the Company. In addition, dividends and other distributions will not be paid on such shares, nor may such shares be voted. Any purported transfer of the Company's capital stock that would cause a person to violate the Ownership Limit will be ineffective, and capital stock subject to any such purported transfer will be instead transferred to a trust for the benefit of one of more designated charitable beneficiaries. In the event that the restrictions on ownership and transfer in the Maryland Articles require an action by the Board of Directors of the Maryland Company, and the Maryland Articles fail to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken, which power shall include the power to apply the restrictions on ownership and transfer in the Maryland Articles to a current or future shareholder only if the application of such provisions to one or more other shareholders would not eliminate the violation of the provisions of the Ownership Limit. See "--Restrictions on Transfer and Ownership."

    If the Company were to fail to qualify as a REIT in any taxable year, the Company would be subject to federal income tax on its taxable income at regular corporate rates, and distributions to shareholders would not be deductible in computing the Company's taxable income. Thus, distributions to shareholders could be significantly less than if the Company were a REIT.

REORGANIZATION AS AN UPREIT

    GENERAL. Upon completion of the Reincorporation, the Company plans to reorganize itself as an UPREIT. The reorganization is expected to be accomplished through the contribution of a majority of the assets currently held in the Company's operating subsidiaries to the Operating Partnership in a tax-free transaction (other than certain state transfer taxes). In exchange for their assets, the Company and the subsidiaries will receive Units in the Operating Partnership. The North Tucson Business Center and the South Bay Office Tower will continue to be held in wholly-owned operating subsidiaries of the Company. The Company plans to make all future purchases of investment properties through the Operating Partnership. Upon the initial formation of the Operating Partnership, the Company will be the sole general partner and will own, directly or indirectly, all of the interests in the Operating Partnership. As additional limited partners are admitted to the Operating Partnership in exchange for the contribution of properties, the Company's percentage ownership in the Operating Partnership will decline.

    After the reorganization, the Operating Partnership will be the entity through which the Company conducts substantially all of its business and owns substantially all of its assets (either directly or though subsidiaries). The Board of Directors of the Company will manage the affairs of the Operating Partnership by directing the affairs of the Company as general partner of the Operating Partnership. The Company's limited and general partnership interests in the Operating Partnership will entitle it to share in cash distributions from, and in the profits and losses of, the Operating Partnership in proportion to its percentage interest therein and will entitle the Company to vote on all matters requiring a vote of the limited partners.

    RISKS OF UPREIT CONVERSION. To ensure that a seller is able to contribute properties to the Operating Partnership on a tax-deferred basis, the seller of such properties may require the Company to agree to maintain a certain level of minimum debt at the Operating Partnership level and refrain from selling such properties for a period of time. Adoption of the UPREIT structure, therefore, could inhibit the Company from selling properties or retiring debt that would otherwise be in the best interest of the Company.

    Upon the admission of additional limited partners to the Operating Partnership, the Company (as general partner) would owe a fiduciary obligation to the limited partners. In most cases, the interests of the limited partners would coincide with the interests of the Company and its shareholders because
(i) the Company would own a majority of the limited partner interests in the Operating Partnership and (ii) the limited partners will generally receive shares of the Company's Common Stock upon redemption of their Units. Nevertheless, under certain circumstances, the interests of the limited partners might conflict with those of the shareholders. For example, the sale of certain properties or the sale or merger of the Company could cause adverse tax consequences to particular limited partners.

ANTICIPATED FORM OF PARTNERSHIP AGREEMENT OF THE OPERATING PARTNERSHIP

    THE FOLLOWING SUMMARY OF THE PROPOSED PARTNERSHIP AGREEMENT OF THE OPERATING PARTNERSHIP (THE "OPERATING PARTNERSHIP AGREEMENT") AND THE DESCRIPTION OF CERTAIN PROVISIONS SET FORTH ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO SUCH FORM OF OPERATING PARTNERSHIP AGREEMENT, WHICH MAY BE MODIFIED AND AMENDED AND IS ATTACHED AS ANNEX D TO THIS PROXY STATEMENT. THE OPERATING PARTNERSHIP WILL BE FORMED UNDER THE DELAWARE REVISED UNIFORM LIMITED PARTNERSHIP ACT, AS AMENDED.

    MANAGEMENT. As the sole general partner of the Operating Partnership, the Company generally will have the exclusive right, responsibility and discretion in the management and control of the Operating Partnership. The limited partners of the Operating Partnership generally will have no authority to transact business or take any action on behalf of, or make any decision for, the Operating Partnership.

    ALLOCATION OF DISTRIBUTIONS, PROFITS AND LOSSES. The Operating Partnership Agreement provides that, except as set forth below, the net operating cash of the Operating Partnership available for distribution will be distributed from time to time as determined by the Company, pro rata in accordance with the partners' percentage interests. Profits and losses for tax purposes also generally will be allocated among the partners in accordance with their percentage interests, subject to compliance with certain requirements of the Code.

    TRANSFERABILITY OF INTERESTS. The Operating Partnership Agreement generally provides that the Company may not withdraw from the Operating Partnership, or transfer or assign its interest in the Operating Partnership. The limited partners generally may transfer all or a portion of their interests in the Operating Partnership to a transferee. No transferee, however, will be admitted to the Operating Partnership as a substitute limited partner having the rights of a limited partner without the consent of the Company and the satisfaction of other conditions, including agreeing to be bound by the terms and conditions of the Operating Partnership Agreement. Notwithstanding the foregoing, no transfer shall be effective to the extent it would, by treating the Units so transferred as if they had been exchanged for shares of Common Stock, violate the limitations on ownership set forth in the Articles of Incorporation in order to protect and preserve the Company's status as a REIT.

    ADDITIONAL CAPITAL CONTRIBUTIONS. No limited partner is required under the terms of the Operating Partnership Agreement to make additional capital contributions to the Operating Partnership.

    INDEMNIFICATION AND FIDUCIARY STANDARDS. The Operating Partnership Agreement provides that the general partner and each person designated or delegated by the general partner will discharge its duties in a manner reasonably believed to be in the best interest of the Operating Partnership. The Operating Partnership Agreement also provides that all such individuals will be indemnified and held harmless by the Operating Partnership for any act performed for or on behalf of the Operating Partnership, or in furtherance of the Operating Partnership's business, provided that such individual acted in a manner believed to be in or not opposed to the best interests of the Operating Partnership, and with respect to any criminal action, as to which such individual had no reasonable cause to believe the conduct was unlawful. The Operating Partnership Agreement also provides that no such individual will have a personal liability to the Operating Partnership or its partners for monetary damages for breach of fiduciary duty except for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

    TERM. The term of the Operating Partnership continues until December 31, 2098, or until sooner dissolved pursuant to the terms of the Operating Partnership Agreement.

    RESTRICTIONS ON TRANSFER AND OWNERSHIP. For the Company to qualify as a REIT under the Code, no more than 50% in value of its outstanding shares of stock (both Maryland Common and Maryland Preferred, the "Capital Stock") may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be treated as a REIT has been made) (the "5/50 Test"). In addition, if the Company, or an owner of 10% or more of the Company, actually or constructively owns 10% or more of a tenant of the Company (or a tenant of any partnership in which the Company is a partner), the rent received by the Company (either directly or through any such partnership) from such tenant will not be qualifying income for purposes of the gross income tests for REITs contained in the Code. A REIT's stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be treated as a REIT has been made). Because the Company expects to qualify as a REIT, the Maryland Articles contain restrictions on the ownership and transfer of shares of Maryland Common which are intended to assist the Maryland Company in complying with these requirements. Such provisions are common among REITs, and are designed, among other things, to ensure that no five or fewer individual shareholders may own more than 50% of the outstanding shares of stock of a REIT, by prohibiting any one shareholder from owning more than a specified percentage of the REIT's shares of stock. The Maryland Articles provide that no shareholder may own, directly or indirectly: (i) more than the "Ownership Limit," which is initially established in the Maryland Articles as 2.0% with respect to Maryland Common (the "General Ownership Limit") or 2.5% of the value of the outstanding shares of Capital Stock (the "Aggregate Ownership Limit"), whichever is more restrictive, or (ii) any amount of Maryland Common or Maryland Preferred which would cause the Maryland Company to be "closely held" within the meaning of
Section 856(h) of the Code. The constructive ownership rules are complex, and may cause shares of the Maryland Common or Maryland Preferred to be owned actually or constructively by a group of related individuals and/or entities to be constructively owned by one individual or entity. As a result, the acquisition of less than 2.0% of the shares of the Maryland Common (or the acquisition of an interest in an entity that owns, actually or constructively, shares of the Maryland Common or Maryland Preferred) by the individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of the 2.0% limit as applicable and thus violate the Aggregate Ownership Limit, or such other limit set forth by the Board of Directors.

    The Ownership Limit will not apply if the Board of Directors determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT or that compliance with the restrictions and limitations on ownership and transfers and acquisitions of Maryland Common or Maryland Preferred set forth in the Maryland Articles no longer is required for the Company to qualify as a REIT.

    Pursuant to the Maryland Articles, commencing with the second business day following the effective date of the Formation Transaction (the "Beginning Date"), if any purported transfer of shares of Capital Stock of the Maryland Company or any other event would otherwise result in any person violating the Ownership Limit or such other limit as permitted by the Board of Directors, then any such purported transfer will be void and of no force or effect with respect to the purported transferee (the "Prohibited Transferee") as to that number of shares of Capital Stock in excess of the Ownership Limit or such other limit, and the Prohibited Transferee shall acquire no right to interest (or, in the case of any event other than a purported transfer, the person or entity holding record title to any such excess shares of Capital Stock (the "Prohibited Owner") shall cease to own any right or interest) in such excess shares. The Maryland Articles further provide that any such excess shares described above will be transferred automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by the Maryland Company (the "Beneficiary"). Such automatic transfer shall be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Within 20 days of receiving notice from the Maryland Company of the transfer of shares of Capital Stock to the trust, the trustee of the trust (who shall be designated by the Maryland Company and be unaffiliated with the Company and any Prohibited Transferee or Prohibited Owner) will be required to sell such excess shares of Capital Stock to a person or entity who could own such shares without violating the Ownership Limit, or such other limit as permitted by the Board of Directors, and distribute to the Prohibited Transferee or Prohibited Owner, as applicable, an amount equal to the lesser of the price paid by the Prohibited Transferee or Prohibited Owner for such excess shares or the sales proceeds received by the trust for such excess shares, except that, in the case of a Prohibited Owner who becomes a Prohibited Owner on the Beginning Date but who would have become a Prohibited Owner on the effective date of the Formation Transaction had the Ownership Limit been immediately effective, such Prohibited Owner shall be distributed the Market Price of such shares on the effective date of the Formation Transaction. In the case of any excess shares of Capital Stock resulting from any event other than a transfer, or from a transfer for no consideration (such as a gift), the trustee will be required to sell such excess shares to a qualified person or entity and distribute to the Prohibited Owner or Prohibited Transferee, as applicable, an amount equal to the lesser of the Market Price (as defined in the Maryland Articles) of such excess shares of Common Stock as of the date of such event or the sales proceeds received by the trust for such excess shares, except that in the case of a Prohibited Owner who becomes a Prohibited Owner on the Beginning Date but who would have become a Prohibited Owner on the Effective Date of the Formation Transaction had the Ownership Limit been immediately effective, such Prohibited Owner shall be distributed the Market Price of such shares on the effective date of the Formation Transaction. In either case, any proceeds in excess of the amount distributable to the Prohibited Transferee or Prohibited Owner, as applicable, will be distributed to the Beneficiary. Prior to a sale of any such excess shares of Capital Stock by the trust, the trustee will be entitled to receive, in trust for the Beneficiary, all dividends and other distributions paid by the Maryland Company with respect to such excess shares, and also will be entitled to exercise all voting rights with respect to such excess shares. Subject to Maryland law, effective as of the date that such shares of Capital Stock have been transferred to the trust, the trustee shall have the authority (at the trustee's sole discretion) (i) to rescind as void any vote cast by a Prohibited Transferee or Prohibited Owner, as applicable, prior to the discovery by the Maryland Company that such shares of Capital Stock should have been automatically transferred to the trust and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the Beneficiary. However, if the Maryland Company has already taken irreversible corporate action, then the trustee shall not have the authority to rescind and recast such vote. Any dividend or other distribution paid to the Prohibited Transferee or Prohibited Owner (prior to the discovery by the Company that such shares of Capital Stock had been automatically transferred to a trust as described above) will be required to be repaid to the trustee upon demand for distribution to the Beneficiary. In the event that the transfer to the trust as described above is not automatically effective (for any reason) to prevent violation of the Ownership Limit or such other limit as provided in the Maryland Articles or as otherwise permitted by the Board of Directors, then the Maryland Articles provide that the transfer of the excess shares will be void AB INITIO.

    In addition, shares of Capital Stock held in the trust shall be deemed to have been offered for sale to the Maryland Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (ii) the Market Price on the date the Maryland Company, or its designee, accepts such offer except that in the case of a Prohibited Transferee who becomes a Prohibited Transferee on the Beginning Date but who would have become a Prohibited Owner on the Effective Date had the Ownership Limit been immediately effective, at a price per share equal to the Market Price on the effective date of the Reincorporation. The Maryland Company shall have the right to accept such offer until the trustee has sold the shares held in the trust. Upon such a sale to the Maryland Company, the interest of the Beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the Prohibited Transferee or Prohibited Owner.

    If any purported transfer of shares would cause the Maryland Company to be beneficially owned by fewer than 100 persons, such transfer will be null and void in its entirety and the intended transferee will acquire no rights to the stock. In the case of an ambiguity in the application of the restrictions on ownership and transfer contained in the Maryland Articles, the Maryland Company's Board of Directors shall have the power to determine the application of these provisions and any such determination by such Board of Directors shall be final and conclusive for all purposes. In the event that the restrictions on ownership and transfer in the Maryland Articles require an action by the Board of Directors and the Maryland Articles fail to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken. The Board of Directors is expressly authorized to (or to cause the Maryland Company to) enter into one or more existing or future agreements with one or more shareholders of the Maryland Company which provide relief to specifically identified or unidentified shareholders, then or thereafter existing, from the application of some or all of the limitations and restrictions in connection with the Ownership Limit, including without limitation any agreement to the effect that some or all of the limitations and restrictions in connection with the Ownership Limit shall apply to such shareholder or shareholders only if the application of such provisions to one or more other shareholders would not eliminate the violation of the provisions of the Ownership Limit. Absent a decision to the contrary by the Board of Directors (which the Board may make in its sole and absolute discretion), if a shareholder would have acquired beneficial or constructive ownership of the Maryland Company's Capital Stock in violation of the Ownership Limit, the restrictions on ownership and transfer (including the transfer of "excess shares" to a trust) shall apply first to the shares of Capital Stock which, but for such remedies, would have been actually owned by the Prohibited Owner, and second to shares of Capital Stock which, but for such remedies, would have been beneficially or constructively owned (but not actually owned) by the Prohibited Owner, pro rata among the persons who actually attempted to acquire (through a transfer or other event) such shares of Capital Stock based upon the relative value of what would have been the Prohibited Owner's beneficial or constructive ownership interest in the shares such person attempted to acquire (through a transfer or other event), third to other shares that are actually owned by the Prohibited Owner, and fourth to shares that are actually owned by such other Persons whose ownership of shares is attributed to the Prohibited Owner, pro rata among such persons based upon the relative value of the Prohibited Owner's beneficial or constructive ownership interest in the shares so owned.

    The New York Company has agreed to exempt GEM LLC, the holder of the New York Preferred, and GEM L.P., the holder of 100,000 shares of the New York Common, as well as several other individuals and entities, from the Ownership Limit in the Maryland Articles. The exemptions with respect to GEM LLC and GEM L.P. are conditioned upon certain representations and covenants made by GEM LLC and GEM L.P. regarding their respective investments and investors. In the event that a breach of such covenants occurred, and as a result, the Company were to fail the 5/50 Test, these exemptions shall cease to be effective, but only to the extent necessary such that the Company would not fail the 5/50 Test.

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    All certificates representing shares will bear a legend referring to the restrictions described above. The foregoing ownership limitations could delay, defer or prevent a transaction or a change in control of the Maryland Company that might involve a premium price for the shares or otherwise be in the best interest of stockholders.

    Under the Maryland Articles, every owner of at least a specified percentage of the outstanding shares must file a completed questionnaire with the Maryland Company containing information regarding ownership of such shares, as set forth in the Treasury Regulations. Under current Treasury Regulations, the percentage will be set between 0.5% and 5% depending upon the number of record holders of the Maryland Common. In addition, each stockholder shall upon demand be required to disclose to the Maryland Company in writing such information as the Maryland Company may request in order to determine the effect, if any, of such stockholder's actual and constructive ownership of shares of Maryland Common on the Maryland Company's status as a REIT and to ensure compliance with the Ownership Limit, or such other limit as provided in the Articles of Incorporation or as otherwise permitted by the Board of Directors.

    The Maryland Articles grant the Directors discretion to waive or modify the Ownership Limit under certain conditions. The Board of Directors may, but in no event will be required to, waive the Ownership Limit with respect to a particular shareholder if it determines that such ownership will not jeopardize the Maryland Company's status as a REIT and the Board of Directors otherwise decides such action would be in the best interests of the Maryland Company. As a condition of such waiver, the Board of Directors may require an opinion of counsel satisfactory to it and/or undertakings or representations from the applicant with respect to preserving the REIT status of the Maryland Company. The Board of Directors is expected to exempt, subject to certain conditions designed to insure compliance with the REIT requirements, the following persons from the Ownership Limit: (1) the Trust; (2) the Fund; (3) Liberty; (4) GEM LLC;
(5) Richard M. Osborne; (6) Mark D. Grossi; (7) Raymond V. Marino, (8) Lawrence
B. Helzel, together with members of his family and (9) GEM L.P. However, such waiver will be conditioned upon the receipt of undertakings or representations from these shareholders requested by the Board of Directors which are reasonably necessary to conclude that such ownership will not cause the Maryland Company to fail to qualify as a REIT.

    The Reincorporation and Merger is intended to be tax-free under the Code. Accordingly, no gain or loss will be recognized by the holders of shares of the Company's Common Stock as a result of the Reincorporation, and no gain or loss will be recognized by the Company or the Maryland Company. Each former holder of shares of the Company's stock will have the same tax basis in the Maryland stock received by such holder pursuant to the Merger and Reincorporation as such holder has in the shares of the Company's stock held by such holder at the effective time of the Merger. Each shareholder's holding period with respect to the Maryland Common or Maryland Preferred will include the period during which such holder held the shares of Common Stock or Preferred Stock, so long as the latter were held by such holder as a capital asset at the effective time of the Merger. The Company has not obtained, and does not intend to obtain, a ruling from the IRS with respect to the tax consequences of the Merger and Reincorporation.

    Pursuant to the Merger, the Maryland Company will succeed to the assets and liabilities of the New York Company, including the potential tax liabilities. While the Company structured the Merger to qualify as a tax-free reorganization under the Code, there can be no assurance that the Merger qualifies as such. If the Merger does not qualify as a tax-free reorganization under the Code, it would be treated as a taxable sale by the New York Company of its assets to the Maryland Company in exchange for shares of the Maryland Common, followed by the New York Company's distribution to its shareholders of such shares in a taxable liquidation of the New York Company. In this case, the New York Company would recognize gain on this deemed taxable sale. The Company will receive an opinion from Gibson, Dunn & Crutcher LLP that the Merger will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code, subject to certain assumptions and qualifications. No rulings or opinions have been requested from the IRS with respect to any aspects of the Reincorporation and Merger, and an opinion of counsel is not binding on the IRS.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE REIT ELECTION.

TAXATION OF THE COMPANY

    GENERAL. Assuming the Reincorporation and Merger are approved by the shareholders representing at least two-thirds of the outstanding shares entitled to vote, the Company presently intends to make an election to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1999. As noted above, the Company may decide to defer the Reincorporation and Merger under certain circumstances. Subject to the above, the Company believes that, commencing with its taxable year ending December 31, 1999, it will be organized and will operate in such a manner as to qualify for taxation as a REIT under the Code, and the Company intends to continue to operate in such a manner, but no assurance can be given that it will operate in a manner so as to qualify or remain qualified.

    The sections of the Code and the corresponding Treasury Regulations dealing with REITs are highly technical and complex. The following sets forth the material aspects of the rules that govern the federal income tax treatment of a REIT and its shareholders. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.

    Gibson, Dunn & Crutcher LLP has acted as tax counsel to the Company in connection with the Reincorporation and Merger and the Company's election to be taxed as a REIT. In the opinion of Gibson, Dunn & Crutcher LLP, commencing with the Company's taxable year ending December 31, 1999, the Company will be organized in conformity with the requirements for qualification as a REIT, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code. With respect to certain matters of Maryland law, Gibson, Dunn & Crutcher LLP has relied on the opinion of Ballard Spahr Andrews & Ingersoll, LLP, special Maryland counsel for the Company. It must be emphasized that this opinion is based on various assumptions and is conditioned upon certain representations made by the Company, the Maryland Company and certain other persons as to factual matters. In addition, this opinion is based upon the factual representations of the Company concerning its and the Maryland Company's business and properties as set forth in this Proxy Statement/Prospectus, and assumes that the actions described in this Proxy Statement/Prospectus are completed in a timely fashion. Moreover, such qualification and taxation as a REIT depends upon the Company's ability to meet (through actual annual operating results, distribution levels and diversity of share ownership) the various qualification tests imposed under the Code discussed below, the results of which have not been and will not be reviewed by Gibson, Dunn & Crutcher LLP. Accordingly, no assurance can be given that the actual results of the Company's operations for any particular taxable year will satisfy such requirements. Further, the anticipated income tax treatment described in this Proxy Statement/Prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. See "--Failure of the Company to Qualify as a REIT."

    If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income taxes on its net income that is currently distributed to shareholders. This treatment substantially eliminates the "double taxation" (at the corporate and shareholder levels) that generally results from investment in a regular corporation. However, the Company will be subject to federal income tax as follows. First, the Company will be taxed at regular corporate rates on any undistributed "REIT taxable income," including undistributed net capital gains. However, provided that the Company properly elects to retain and pay tax on its net capital gains, shareholders will receive a credit or refund, as the case may be, for their proportionate share of the tax liability attributable to such undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the "alternative minimum tax" on its items of tax preference to the extent that tax exceeds its regular tax. Third, if the Company has (i) net income from the sale or other disposition of "foreclosure property" (defined generally as property acquired by the Company through foreclosure or otherwise after a default on a loan secured by the property or a lease of the property) which is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property), such income will be subject to a 100% tax. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which the Company fails the 75% or 95% test multiplied by (b) a fraction intended to reflect the Company's profitability. Sixth, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, with respect to any appreciated asset (a "Built-In Gain Asset") acquired by the Company from a corporation which is or has been a C corporation (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the Built-In Gain Asset in the hands of the Company is determined by reference to the basis of the asset in the hands of the C corporation, if the Company recognizes gain on the disposition of such asset during the 10-year period (the "Recognition Period") beginning on the date on which such asset was acquired by the Company, then, to the extent of the Built-In Gain (i.e., the excess of (a) the fair market value of such asset over (b) the Company's adjusted basis in such asset, determined as of the beginning of the Recognition Period), such gain will be subject to tax at the highest regular corporate rate pursuant to Treasury Regulations that have not yet been promulgated. The results described above with respect to the recognition of Built-In Gain assume that the Company will make an election pursuant to IRS Notice 88-19. The New York Company, a C Corporation, currently owns significantly appreciated assets. Assuming the Reincorporation and Merger qualifies as a tax-free reorganization, the basis of these assets acquired from the New York Company will be determined by reference to the basis of the asset in the hands of the New York Company. Because the Maryland Company will be acquiring substantially appreciated Built-In Gain Assets from the New York Company, the Maryland Company will make a protective election pursuant to IRS Notice 88-19 in order to avoid having to recognize such appreciation upon the occurrence of the Reincorporation and Merger.

    On February 2, 1998, the Clinton Administration proposed legislation that, if enacted, would result in the elimination of the election under Notice 88-19 for those corporations, such as the Company, that are worth more than $5 million and that elect to be taxed as REITs for taxable years beginning after January 1, 1999 (or the tax year 2000 for calendar year taxpayers). In such a case, the Company would be required to pay tax on any unrealized appreciation attributable to its Built-In Gain Assets upon the occurrence of the Reincorporation and Merger. Because the unrealized appreciation of the Company's Built-In Gain Assets is substantial, such tax would also be significant. Accordingly, if the proposed legislation is enacted, and if the Reincorporation and Merger occurs after the effective date of the legislation, the Company might incur a substantial tax liability on the recognition of the Built-In Gain associated with the Built-In Gain Assets.

    REQUIREMENTS FOR QUALIFICATION. The Code defines a REIT as a corporation, trust or association (i) which is managed by one or more trustees or directors;
(ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) which would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;
(iv) which is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(v) the beneficial ownership of which is held by 100 or more persons; (vi) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities); and
(vii) which meets certain other tests, described below, regarding the nature of its income and assets and the amount of its distributions. The Code provides that conditions (i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (v) and (vi) will not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of conditions (v) and (vi), pension funds and certain other tax-exempt entities are treated as individuals, subject to a "look-through" exception in the case of condition (vi).

    The Company believes that following the Reincorporation and Merger it will have issued sufficient shares of Common Stock with sufficient diversity of ownership to allow it to satisfy conditions (v) and (vi). In addition, the Maryland Articles provide for restrictions regarding the transfer and ownership of shares, which restrictions, among other things, prevent a shareholder of the Company from owning more than (a) 2% of the outstanding shares of any class of Common Stock (the "General Ownership Limit") or (b) 2.5% of the value of the outstanding shares of Capital Stock of the Company (the "Aggregate Ownership Limit"), whichever limit is more restrictive. Waivers from such limits will only be issued if the Board of Directors determines that continued compliance with the share ownership requirements described in (v) and (vi) above will not be threatened. Such ownership and transfer restrictions are described under "The REIT Election--Restrictions on Transfer and Ownership." These restrictions, however, may not ensure that the Company will, in all cases, be able to satisfy the share ownership requirements described above.

    To monitor the Company's compliance with the share ownership requirements, the Company is required to maintain records regarding the actual ownership of its shares. To do so, the Company must demand written statements each year from the record holders of certain percentages of its shares of stock in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the REIT dividends). A REIT with 2,000 or more record shareholders must demand statements from record holders of 5% or more of its shares, one with less than 2,000, but more than 200 record shareholders must demand statements from record holders of 1% or more of the shares, while a REIT with 200 or fewer record shareholders must demand statements from record holders of 0.5% or more of the shares. A list of those persons failing or refusing to comply with this demand must be maintained as part of the Company's records. A shareholder who fails or refuses to comply with the demand must submit a statement with its tax return disclosing the actual ownership of the shares and certain other information. If the Company fails to satisfy the share ownership requirements, the Company's status as a REIT will terminate unless the Company complies with the demand letter and recordkeeping requirements described above, and if it does not know, and exercising reasonable diligence would not have known, whether it failed to meet the requirement in condition (vi) above. In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. The Company will have a calendar taxable year.

    INCOME TESTS. In order to maintain qualification as a REIT, the Company annually must satisfy two gross income requirements. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing).

    Rents received by the Company will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT, or an owner of 10% or more of the REIT, actually or constructively owns 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents received to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue (subject to a 1% DE MINIMIS exception); provided, however, the Company may directly perform certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. The Company will not, and as general partner of the Operating Partnership, will not permit the Operating Partnership (or any subsidiary partnerships) to (i) charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage of receipts or sales, as described above), (ii) rent any property to a Related Party Tenant, (iii) derive rental income attributable to personal property (other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease), or (iv) perform services considered to be rendered to the occupant of the property, other than through an independent contractor from whom the Company derives no revenue. Notwithstanding the foregoing, the Company may take certain of the actions set forth in (i) through (iv) above to the extent such actions will not, based on the advice of tax counsel to the Company, jeopardize the Company's status as a REIT.

    The term "interest" generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales. The Company does not expect to derive significant amounts of interest that will not qualify under the 75% and 95% gross income tests.

    The Company owns an approximately 22.8 percent interest in Rincon Center Associates ("RCA") that it intends to transfer to the Operating Partnership. RCA may provide certain management or leasing services to the Operating Partnership as well as to third parties. The fees derived by these services, however, will be nonqualifying income to the Company under both the 95% and 75% REIT income tests. The Company will determine the amount of nonqualifying income derived from RCA based upon its proportionate interest in RCA. While RCA currently offers an insignificant amount of non-customary services to tenants of the Rincon Towers corporate suites, payments received with respect to this property are included as "rents from real property" because such services are provided through an independent contractor (from whom neither RCA nor the Company derives any revenue). The Company will monitor the amount of such nonqualifying income as described above, and will attempt to take actions to keep this income (and any other nonqualifying income) within the limitations of the REIT income tests. However, since the Company does not control RCA, there can be no assurance that RCA will not take actions that could jeopardize the Company's status as a REIT. Accordingly, there can be no assurance that such actions will in all cases prevent the Company from violating a REIT requirement.

    If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will be generally available if the Company's failure to meet such tests was due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources of its income to its federal income tax return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of these relief provisions. For example, if the Company fails to satisfy the gross income tests because nonqualifying income that the Company intentionally incurs exceeds the limits on such income, the IRS could conclude that the Company's failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving the Company, the Company would not qualify as a REIT. As discussed above in "Taxation of the Company--General," even if these relief provisions apply, a 100% tax would be imposed on an amount equal to (a) the gross income attributable to the greater of the amount by which the Company failed the 75% or 95% test multiplied by (b) a fraction intended to reflect the Company's profitability.

    Any gain realized by the Company on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business (including the Company's share of any such gain realized by the Operating Partnership or any subsidiary partnership thereof) will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income may also have an adverse effect upon the Company's ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. The Company expects to hold directly or indirectly real properties which are, or have been, subject to a lease from which the Company has derived or is deriving revenue whether directly or indirectly ("Properties") for investment with a view to long-term appreciation. The Company also expects to engage in the business of acquiring, developing, owning, and operating the Properties (and other properties) and to make such occasional sales of the Properties as are consistent with the Company's investment objectives. There can be no assurance, however, that the IRS might not contend that one or more of such sales is subject to the 100% penalty tax.

    ASSET TESTS. The Company, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must be represented by real estate assets (including (i) its allocable share of real estate assets held by partnerships in which the Company owns an interest and (ii) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of the Company), cash, cash items and government securities. Second, not more than 25% of the Company's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets and the Company may not own more than 10% of any one issuer's outstanding voting securities.

    After initially meeting the asset tests at the close of any quarter, the Company will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter (including as a result of the Company increasing its interest in the Operating Partnership), the failure can be cured by the disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. The Company intends to maintain adequate records of the value of its assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as may be required to cure any noncompliance. If the Company fails to cure noncompliance with the asset tests within such time period, the Company would cease to qualify as a REIT.

    ANNUAL DISTRIBUTION REQUIREMENTS. The Company, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its shareholders in an amount at least equal

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to (i) the sum of (a) 95% of the Company's "REIT taxable income" (computed without regard to the dividends paid deduction and by excluding the Company's net capital gain) and (b) 95% of the excess of the net income, if any, from foreclosure property over the tax imposed on such income, minus (ii) the excess of the sum of certain items of non-cash income over 5% of "REIT taxable income." In addition, if the Company disposes of any Built-In Gain Asset during its Recognition Period, the Company will be required, pursuant to Treasury Regulations which have not yet been promulgated, to distribute at least 95% of the Built-In Gain (after tax), if any, recognized on the disposition of such asset. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. Such distributions are taxable to holders of Common Stock and Preferred Stock (other than tax-exempt entities, as discussed below) in the year in which paid, even though such distributions relate to the prior year for purposes of the Company's 95% distribution requirement. The amount distributed must not be preferential within a class--e.g., each holder of shares of Common Stock and Preferred Stock must receive the same distribution per share as other shares of Common Stock and Preferred Stock, respectively. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. The Company expects to make timely distributions sufficient to satisfy these annual distribution requirements.

    It is expected that the Company's REIT taxable income will be less than its cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, the Company anticipates that it will generally have sufficient cash or liquid assets to enable it to satisfy the distribution requirements described above. It is possible, however, that the Company, from time to time, may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at taxable income of the Company. In the event that such timing differences occur, in order to meet the distribution requirements, the Company may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable stock dividends.

    Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirement described above for a year by paying "deficiency dividends" to shareholders in a later year, which may be included in the Company's deduction for dividends paid for the earlier year. Thus, the Company may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Company will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

    Furthermore, if the Company should fail to distribute during each calendar year (or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year) at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Any REIT taxable income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

    EARNINGS AND PROFITS DISTRIBUTION REQUIREMENT. In order to qualify as a REIT, the Company cannot have at the end of any taxable year any undistributed "earnings and profits" that are attributable to a "C corporation" taxable year. In the Merger, the Maryland Company will succeed to various tax attributes of the New York Company (if the Reorganization is treated as a tax-free organization under the Code), including any undistributed C corporation earnings and profits of such corporation. The Company must then distribute any non-REIT earnings and profits by the end of the Company's taxable year ending December 31, 1999. If such earnings and profits are not distributed by the end of the

Company's first taxable year as a REIT, the Company would fail to qualify as a REIT. Currently, the Company does not have any current or accumulated earnings and profits, but rather, has negative earnings and profits, for tax purposes. Accordingly, since the Company did not generate any current earnings and profits prior to the end of the taxable year ending December 31, 1999, the Company is not required to make any distributions for such taxable year.

    If the Internal Revenue Service were to challenge successfully the Company's calculation that its earnings and profits were negative, although not free from doubt, it appears pursuant to Treasury Regulations that the Company may be able to use certain "deficiency dividend" procedures to distribute any earnings and profits deemed to have been acquired in the Merger and not distributed by the Company prior to the end of its first taxable year as a REIT. In order to use this procedure, the Company would have to make an additional dividend distribution to its shareholders (in addition to distributions made for purposes of satisfying the normal REIT distribution requirements) within 90 days of an IRS determination. In addition, the Company would have to pay to the IRS an interest charge on 50% of the acquired earnings and profits that were not distributed prior to the end of the taxable year in which the Merger occurred. The availability of this deficiency dividend procedure under these circumstances is not entirely clear, and there can be no assurance that this procedure would be available (in which case the Company would fail to qualify as a REIT for each year in which it failed to satisfy the earnings and profits distribution requirement). In addition, even if the procedure is available, if the Company had C corporation earnings and profits at the end of the taxable year in which the Merger occurred, such a distribution may only allow the Company to qualify as a REIT for subsequent years (and it may not be permitted to qualify as a REIT in the year of the Merger).

TAX ASPECTS OF INTERESTS IN PARTNERSHIPS AND QUALIFIED REIT SUBSIDIARIES

    PROPORTIONATE OWNERSHIP THROUGH PARTNERSHIP INTEREST. In the future, the majority of the Company's investments may be held indirectly through the Operating Partnership. If so, the Operating Partnership may hold certain of its investments indirectly through subsidiary partnerships or limited liability companies. In general, partnerships are "pass-through" entities which are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. The Company will include in its income its proportionate share of the foregoing partnership items for purposes of the various REIT income tests and in the computation of its REIT taxable income. Moreover, for purposes of the REIT asset tests, the Company will include its proportionate share of assets and interests held through the Operating Partnership.

    In addition, the character of the assets and gross income of the partnership shall retain the same character in the hands of the REIT for purposes of section 856 of the Code, including the satisfaction of the gross income tests and assets tests. The rules described above will also apply to a REIT's membership interest in a limited liability company which is taxable as a partnership for income tax purposes. Accordingly, references to partnerships and their partners in this discussion of certain federal income tax consequences shall include limited liability companies and their members, respectively. Thus, the Company will be deemed to own its proportionate share of the assets and income of any partnerships in which it directly or indirectly holds an interest, including but not limited to the Operating Partnership and RCA (hereafter, the "Partnerships"). Since the Company does not control RCA in which it indirectly holds an interest, there can be no assurance that RCA will not take actions that could jeopardize the Company's status as a REIT.

    Although partnerships are generally treated as "pass-through" entities, if any of the Partnerships are deemed to be publicly traded, such entity will be treated under the Code as an association taxable as a corporation. Such classification may preclude the Company from satisfying certain REIT requirements. The Company does not intend to cause, directly or indirectly, any of the Partnerships to be classified as a publicly traded partnership under the Code.

    ALLOCATION OF OPERATING PARTNERSHIP INCOME, GAIN, LOSS AND
DEDUCTION. Although a partnership agreement will generally determine the allocation of income and loss among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of
Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. Generally, Section 704(b) and the Treasury Regulations promulgated thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation is not respected for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interest in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The allocations of taxable income and loss provided for in the Partnership Agreement of the Operating Partnership are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

    TAX ALLOCATIONS WITH RESPECT TO CONTRIBUTED PROPERTIES. Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of contributed property at the time of contribution and the adjusted tax basis of such property at such time (a "Book-Tax Difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Operating Partnership will be formed by way of contributions of property by the Company and its subsidiaries. None of the Company or its subsidiaries will recognize gain or loss on the contribution of this property to the Operating Partnership. Consequently, the Partnership Agreement of the Operating Partnership requires that such allocations be made in a manner consistent with Section 704(c) of the Code.

    In general, the contributing partner will be allocated depreciation deductions for tax purposes which are lower than such deductions would be if determined on a pro rata basis. In addition, in the event of the disposition of any of the contributed assets which have such a Book-Tax Difference, all income attributable to such Book-Tax Difference generally will be allocated to such contributing partners. These allocations will tend to eliminate the Book-Tax Difference over the life of the Operating Partnership. However, the special allocation rules of Section 704(c) do not always entirely eliminate the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of the Operating Partnership may cause the Company or other partners to be allocated lower depreciation and other deductions, and possibly an amount of taxable income in the event of a sale of such contributed assets in excess of the economic or book income allocated to it as a result of such sale. Such an allocation might cause the Company or other partners to recognize taxable income in excess of cash proceeds, which might adversely affect the Company's ability to comply with the REIT distribution requirements.

    BASIS IN OPERATING PARTNERSHIP INTEREST. The Company's adjusted tax basis in its interest in the Operating Partnership generally (i) will be equal to the amount of cash and the basis of any other property contributed to the Operating Partnership by the Company, (ii) will be increased by (a) its allocable share of the Operating Partnership's income and (b) its allocable share of indebtedness of the Operating Partnership and (iii) will be reduced, but not below zero, by the Company's allocable share of (a) losses suffered by the Operating Partnership, (b) the amount of cash distributed to the Company and (c) by constructive distributions resulting from a reduction in the Company's share of indebtedness of the Operating Partnership.

    If the allocation of the Company's distributive share of the Operating Partnership's loss exceeds the adjusted tax basis of the Company's partnership interest in the Operating Partnership, the recognition of such excess loss will be deferred until such time and to the extent that the Company has sufficient adjusted tax basis in its interest in the Operating Partnership to offset the loss. To the extent that the Operating Partnership's distributions, or any decrease in the Company's share of the indebtedness of the Operating Partnership (such decreases being considered a constructive cash distribution to the partners), exceeds the Company's adjusted tax basis in the Operating Partnership, such excess distributions (including such constructive distributions) will constitute taxable income to the Company.

    QUALIFIED REIT SUBSIDIARY. The Company owns 100% of the stock of a number of subsidiaries, each of which is expected to qualify as a qualified REIT subsidiary (a "QRS"), and may acquire stock of one or more new subsidiaries. A corporation will qualify as a QRS if 100% of its stock is held by the Company. A QRS will not be treated as a separate corporation, but rather, all assets, liabilities, and items of income, deduction, and credit of a QRS will be treated as assets, liabilities and such items (as the case may be) of the Company for all purposes of the Code including the REIT qualification tests. For this reason, references under "Taxation of the Company" to the income and assets of the Company include the income and assets of any QRS. A QRS will not violate the restrictions against ownership of securities of any one issuer which constitute more than 10% of such issuer's voting securities or more than 5% of the value of the Company's total assets, described above under "Taxation of the Company--Requirements for Qualification."

FAILURE OF THE COMPANY TO QUALIFY AS A REIT

    Qualification as a REIT involves the application of technical and complex provisions of the Code for which there are only limited judicial or administrative interpretations. In addition, the determination of various factual matters and circumstances not entirely within the Company's control may affect its ability to qualify as a REIT. No assurance can also be given that the legislation, regulations, administrative interpretations or court decisions will not significantly change the rules with respect to qualification as a REIT or the federal income tax consequences of such qualification.

    If the Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. As a result, the Company's failure to qualify as a REIT would substantially reduce the cash available for distribution to shareholders. In addition, if the Company fails to qualify as a REIT, all distributions to shareholders will be taxable as ordinary income to the extent of current and accumulated earnings and profits, and, subject to certain limitations of the Code, corporate distributions may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company would also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.

TAXATION OF TAXABLE U.S. SHAREHOLDERS GENERALLY

    The information set forth below does not purport to deal with all aspects of taxation that may be relevant to particular shareholders in light of their personal investment or tax circumstances, or to certain types of shareholders subject to special treatment under the federal income tax laws. Shareholders should consult with their own tax advisors to determine the impact of federal, state, local and foreign income tax laws with regard to an investment in the New York Common, New York Preferred, Maryland Common or Maryland Preferred.

    As used herein, the term "U.S. Shareholder" means a holder of shares of Common Stock or Preferred Stock who (for United States federal income tax purposes) (i) is a citizen or resident of the United States, (ii) is a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) is an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) is a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date that elect to continue to be treated as United States persons, shall also be considered U.S. Shareholders.

    As long as the Company qualifies as a REIT, distributions made by the Company out of its current or accumulated earnings and profits (and not designated as capital gain dividends) will constitute dividends taxable to its taxable U.S. Shareholders as ordinary income. Such distributions will not be eligible for the dividends received deduction otherwise available with respect to dividends received by U.S. Shareholders that are corporations. Distributions made by the Company that are properly designated by the Company as capital gain dividends will be taxable to taxable U.S. Shareholders as gains (to the extent that they do not exceed the Company's actual net capital gain for the taxable year) from the sale or disposition of a capital asset. Depending on the period of time the Company held the assets which produced such gains, and on certain designations, if any, which may be made by the Company, such gains may be taxable to non-corporate U.S. Shareholders at lower capital gains rates. U.S. Shareholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. To the extent that the Company makes distributions (not designated as capital gain dividends) in excess of its current and accumulated earnings and profits, such distributions will be treated first as a tax-free return of capital to each U.S. Shareholder, reducing the adjusted basis which such U.S. Shareholder has in his shares of Common Stock or Preferred Stock for tax purposes by the amount of such distribution (but not below zero), with distributions in excess of a U.S. Shareholder's adjusted basis in his shares taxable as capital gain, provided that the shares have been held as a capital asset (which, with respect to a non-corporate U.S. Shareholder, will be taxable as long-term capital gain if the shares have been held for more than twelve months, or short-term capital gain if the shares have been held for one year or less). Dividends declared by the Company in October, November, or December of any year and payable to a shareholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the shareholder on December 31st of such year, provided that the dividend is actually paid by the Company on or before January 31st of the following calendar year. Shareholders may not include in their own income tax returns any net operating losses or capital losses of the Company.

    Distributions made by the Company and gain arising from the sale or exchange by a U.S. Shareholder of shares of Common Stock or Preferred Stock will not be treated as passive activity income, and, as a result, U.S. Shareholders generally will not be able to apply any "passive losses" against such income or gain. Distributions made by the Company (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of computing the investment interest limitation. Gain arising from the sale or other disposition of Common Stock or Preferred Stock (or distributions treated as such), however, will not be treated as investment income unless a shareholder makes a special election to treat such gain as investment income. The amount of gain so included is taxed at ordinary income rates.

    The Company may elect to retain, rather than distribute as a capital gain dividend, its net long-term capital gains. In such event, the Company would pay tax on such retained net long-term capital gains. In addition to the extent designated by the Company, a U.S. Shareholder generally would (i) include its proportionate share of such undistributed long-term capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of the Company's taxable year falls (subject to certain limitations as to the amount so includible), (ii) be deemed to have paid the capital gains tax imposed on the Company on the designated amounts included in such U.S. Shareholder's long-term capital gains,
(iii) receive a credit or refund for such amount of tax deemed paid by it, (iv) increase the adjusted basis of its shares by the difference between the amount of such includible gains and the tax deemed to have been paid by it, and (v), in the case of a U.S. Shareholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be prescribed by the IRS. The Company must pay tax on its designated long-term capital gain within 30 days of the close of any taxable year in which it designates long-term capital gain pursuant to this rule, and it must mail a written notice of its designation to its shareholders within 60 days of the close of the taxable year.

    Upon any sale or other disposition of Common Stock or Preferred Stock, a U.S. Shareholder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received on such sale or other disposition and (ii) the holder's adjusted basis in such shares of Common Stock or Preferred Stock for tax purposes. Such gain or loss will be capital gain or loss if the shares have been held by the U.S. Shareholder as a capital asset and, with respect to a non-corporate U.S. Shareholder, will be treated as long-term capital gain or loss if held for more than one year and otherwise as short-term capital gain or loss. In general, any loss recognized by a U.S. Shareholder upon the sale or other disposition of shares of Common Stock or Preferred Stock that have been held for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of capital gain dividends received by such U.S. Shareholder from the Company which were required to be treated as long-term capital gains.

BACKUP WITHHOLDING

    The Company reports to its U.S. Shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder
(i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Shareholder that does not provide the Company with his correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to the Company. See "--Taxation of Non-U.S. Shareholders."

TAXATION OF TAX-EXEMPT SHAREHOLDERS

    The IRS has ruled that amounts distributed as dividends by a qualified REIT do not constitute unrelated business taxable income ("UBTI") when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt shareholder (except certain tax-exempt shareholders described below) has not held its shares of Common Stock as "debt financed property" within the meaning of the Code and such shares are not otherwise used in a trade or business, the dividend income from the Company will not be UBTI to a tax-exempt shareholder. Similarly, income from the sale of Common Stock will not constitute UBTI unless such tax-exempt shareholder has held such shares as "debt financed property" within the meaning of the Code or has used the shares in a trade or business.

    For tax-exempt shareholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Code Sections 501(c)(7), (c)(9), (c)(17) and (c)(20), respectively, income from an investment in the Company will constitute UBTI unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in the Company. Such prospective investors should consult their own tax advisors concerning these "set aside" and reserve requirements.

    Notwithstanding the above, however, a portion of the dividends paid by a "pension held REIT" shall be treated as UBTI as to any trust which (i) is described in Section 401(a) of the Code, (ii) is tax-exempt under Section 501(a) of the Code and (iii) holds more than 10% (by value) of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as "qualified trusts."

    A REIT is a "pension held REIT" if (i) it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by qualified trusts shall be treated, for purposes of the "not closely held" requirement, as owned by the beneficiaries of the trust (rather than by the trust itself), and (ii) either (a) at least one such qualified trust holds more than 25% (by value) of the interests in the REIT, or (b) one or more such qualified trusts, each of which owns more than 10% (by value) of the interests in the REIT, hold in the aggregate more than 50% (by value) of the interests in the REIT. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (i) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (ii) the total gross income of the REIT. A DE MINIMIS exception applies where the percentage is less than 5% for any year. The provisions requiring qualified trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the "not closely held" requirement without relying upon the "look-through" exception with respect to qualified trusts. As a result of certain limitations on transfer and ownership of Capital Stock contained in the Articles of Incorporation, the Company does not expect to be classified as a "pension held REIT."

TAXATION OF NON-U.S. SHAREHOLDERS

    The rules governing United States federal income taxation of the ownership and disposition of stock by persons that are, for purposes of such taxation, nonresident alien individuals, foreign corporations, foreign partnerships or foreign estates or trusts (collectively, "Non-U.S. Shareholders") are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of United States federal income tax and does not address state, local or foreign tax consequences that may be relevant to a Non-U.S. Shareholder in light of its particular circumstances, including, for example, if the investment in the Company is connected to the conduct by a Non-U.S. Shareholder of a U.S. trade or business. In addition, this discussion is based on current law, which is subject to change, and assumes that the Company qualifies for taxation as a REIT. Non-U.S. Shareholders should consult with their own tax advisors to determine the impact of federal, state, local and foreign income tax laws with regard to an investment in the New York Common, New York Preferred, Maryland Common or Maryland Preferred, including any reporting requirements.

    DISTRIBUTIONS. Distributions by the Company to a Non-U.S. Shareholder that are neither attributable to gain from sales or exchanges by the Company of United States real property interests nor designated by the Company as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions ordinarily will be subject to withholding of United States federal income tax on a gross basis (that is, without allowance of deductions) at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the Non-U.S. Shareholder of a United States trade or business or, if an income tax treaty applies, as attributable to a United States permanent establishment of the Non-U.S. Shareholder. Dividends that are effectively connected with such a trade or business (or, if an income tax treaty applies, that are attributable to a United States permanent establishment of the Non-U.S. Shareholder) will be subject to tax on a net basis (that is, after allowance of deductions) at graduated rates, in the same manner as domestic shareholders are taxed with respect to such dividends and are generally not subject to withholding. Any such dividends received by a Non-U.S. Shareholder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

    Pursuant to current Treasury Regulations, dividends paid to an address in a country outside the United States are generally presumed to be paid to a resident of such country for purposes of determining the applicability of withholding discussed above and the applicability of a tax treaty rate. Under certain treaties, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT, such as the Company. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income and permanent establishment exemptions discussed above.

    Distributions in excess of current or accumulated earnings and profits of the Company will not be taxable to a Non-U.S. Shareholder to the extent that they do not exceed the adjusted basis of the shareholder's Common Stock or Preferred Stock, but rather will reduce the adjusted basis of such stock. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Shareholder's Common Stock or Preferred Stock, they will give rise to gain from the sale or exchange of his stock, the tax treatment of which is described below. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current or accumulated earnings and profits, the distribution will generally be treated as a dividend for withholding purposes. However, amounts thus withheld are generally refundable if it is subsequently determined that such distribution was, in fact, in excess of current or accumulated earnings and profits of the Company. A Non-U.S. Shareholder may obtain such a refund by filing the appropriate claim for refund with the IRS.

    Distributions to a Non-U.S. Shareholder that are designated by the Company at the time of distribution as capital gains dividends (other than those arising from the disposition of a United States real property interest) generally will not be subject to United States federal income taxation, unless (i) investment in the Common Stock or Preferred Stock is effectively connected with the Non-U.S. Shareholder's United States trade or business (or, if an income tax treaty applies, is attributable to a United States permanent establishment of the Non-U.S. Shareholder), in which case the Non-U.S. Shareholder will be subject to the same treatment as domestic shareholders with respect to such gain (except that a shareholder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above) or (ii) the Non-U.S. Shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.

    Distributions to a Non-U.S. Shareholder that are attributable to gain from sales or exchanges by the Company of United States real property interests will cause the Non-U.S. Shareholder to be treated as recognizing such gain as income effectively connected with a United States trade or business. A Non-U.S. Shareholder would thus generally be entitled to offset its gross income by allowable deductions and would pay tax on the resulting taxable income at the same rates applicable to domestic shareholders (subject to a special alternative minimum tax in the case of nonresident alien individuals). Also, such gain may be subject to a 30% branch profits tax in the hands of a Non-U.S. Shareholder that is a corporation and is not entitled to treaty relief or exemption, as discussed above. The Company is required to withhold 35% of any such distribution. That amount is creditable against the Non-U.S. Shareholder's United States federal income tax liability. To the extent that such withholding exceeds the actual tax owed by the Non-U.S. Shareholder, the Non-U.S. Shareholder may claim a refund from the IRS.

    The Company or any nominee (e.g., a broker holding shares in street name) may rely on a certificate of non-foreign status on Form W-8 or Form W-9 (or a successor form) to determine whether withholding is required on gains realized from the disposition of United States real property interests.

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
A domestic person who holds shares of Common Stock or Preferred Stock on behalf of a Non-U.S. Shareholder will bear the burden of withholding, provided that the Company has properly designated the appropriate portion of a distribution as a capital gain dividend.

    SALE OF COMMON STOCK OR PREFERRED STOCK. Gain recognized by a Non-U.S. Shareholder upon the sale or exchange of shares of Common Stock or Preferred Stock generally will not be subject to United States taxation unless such shares constitute a "United States real property interest" within the meaning of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). The Common Stock or Preferred Stock will not constitute a "United States real property interest" so long as the Company is a "domestically controlled REIT." A "domestically controlled REIT" is a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by Non-U.S. Shareholders. The Company believes that it will be a "domestically controlled REIT," and therefore that the sale of shares of Common Stock or Preferred Stock will not be subject to taxation under FIRPTA. However, because the shares of Common Stock are publicly traded, no assurance can be given that the Company will continue to be a "domestically-controlled REIT." Notwithstanding the foregoing, gain from the sale or exchange of shares of Common Stock or Preferred Stock not otherwise subject to FIRPTA will be taxable to a Non-U.S. Shareholder if (i) its investment in the stock is effectively connected with the Non-U.S. Shareholder's United States trade or business (or, if an income tax treaty applies, is attributable to a United States permanent establishment of the Non-U.S. Shareholder) , in which case the Non-U.S. Shareholder will be subject to tax in the same manner as U.S. Shareholders with respect to such gain, or (ii) the Non-U.S. Shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case, the nonresident alien individual will be subject to a 30% tax on the amount of such individual's gain.

    If the Company does not qualify as or ceases to be a "domestically-controlled REIT," gain arising from the sale or exchange by a Non-U.S. Shareholder of shares of Common Stock would be subject to United States taxation under FIRPTA as a sale of a "United States real property interest" unless the shares are "regularly traded" (as defined by applicable Treasury Regulations) on an established securities market (e.g., the American Stock Exchange) and the selling Non-U.S. Shareholder held no more than 5% (after applying certain constructive ownership rules) of the shares of Common Stock during the shorter of (i) the period during which the taxpayer held such shares or (ii) the 5-year period ending on the date of the disposition of such shares. If gain on the sale or exchange of shares of Common Stock or Preferred Stock were subject to taxation under FIRPTA, the Non-U.S. Shareholder would be subject to regular United States income tax with respect to such gain in the same manner as a U.S. Shareholder (subject to any applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals and the possible application of the 30% branch profits tax in the case of foreign corporations), and the purchaser of the stock would be required to withhold and remit to the IRS 10% of the purchase price. The 10% withholding tax will not apply if the shares are "regularly traded" on an established securities market.

    BACKUP WITHHOLDING TAX AND INFORMATION REPORTING. Backup withholding tax (which generally is a withholding tax imposed at the rate of 31% on certain payments to persons that fail to furnish certain information under the United States information reporting requirements) and information reporting will generally not apply to distributions paid to Non-U.S. Shareholders outside the United States that are treated as (i) dividends subject to the 30% (or lower treaty rate) withholding tax discussed above, (ii) capital gains dividends or
(iii) distributions attributable to gain from the sale or exchange by the Company of United States real property interests. As a general matter, backup withholding and information reporting will not apply to a payment of the proceeds of a sale of Common Stock or Preferred Stock by or through a foreign office of a foreign broker. Information reporting (but not backup withholding) will apply, however, to a payment of the proceeds of a sale of Common Stock or Preferred Stock by a foreign office of a broker that (a) is a United States person, (b) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States or (c) is a "controlled foreign corporation" (generally, a foreign corporation controlled by United States shareholders) for United States tax purposes, unless the broker has documentary evidence in its records that the holder is a Non-U.S. Shareholder and certain other conditions are met, or the shareholder otherwise establishes an exemption. Payment to or through a United States office of a broker of the proceeds of a sale of Common Stock or Preferred Stock is subject to both backup withholding and information reporting unless the shareholder certifies under penalty of perjury that the shareholder is a Non-U.S. Shareholder, or otherwise establishes an exemption. Backup withholding is not an additional tax. A Non-U.S. Shareholder may obtain a refund of any amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS.

    NEW WITHHOLDING REGULATIONS. Final regulations dealing with withholding tax on income paid to foreign persons and related matters (the "New Withholding Regulations") were recently promulgated. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but unify current certification procedures and forms and clarify reliance standards. For example, the New Withholding Regulations adopt a certification rule which was in the proposed regulations under which a foreign shareholder who wishes to claim the benefit of an applicable treaty rate with respect to dividends received from a United States corporation will be required to satisfy certain certification and other requirements. In addition, the New Withholding Regulations require a corporation that is a REIT to treat as a dividend the portion of a distribution that is not designated as a capital gain dividend or return of basis and apply the 30% withholding tax (subject to any applicable deduction or exemption) to such portion, and to apply the FIRPTA withholding rules (discussed above) with respect to the portion of the distribution designated by the REIT as capital gain dividend. The New Withholding Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. THE DISCUSSION SET FORTH ABOVE IN "TAXATION OF NON-U.S. SHAREHOLDERS" DOES NOT TAKE THE NEW WITHHOLDING REGULATIONS INTO ACCOUNT. NON-U.S. SHAREHOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE NEW WITHHOLDING REGULATIONS.

OTHER TAX CONSEQUENCES

    The Company and its shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its shareholders may not conform to the federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Company.

PARTIES; SURVIVING CORPORATION; ACCOUNTING TREATMENT

    In the Reincorporation, the New York Company will be merged with and into the Maryland Company, whereupon the separate existence of the New York Company will cease. The Maryland Company will be the surviving corporation in the Reincorporation and will continue its existence under the laws of the State of Maryland. In accordance with generally accepted accounting principles, the Company expects that the Merger will be accounted for as a reorganization of entities under common control at historical cost.

                      RATIFICATION OF INDEPENDENT AUDITORS

    The Board has selected Arthur Andersen LLP, Certified Public Accountants, as the Company's independent auditors for the fiscal year ending December 31, 1998. In the event that the Board's selection of auditors is not ratified by a majority of the shares of Common Stock voting thereon, the Board will review its future selection of auditors. The consolidated financial statements of the Company and its subsidiaries included in the Company's 1997 Annual Report on Form 10-K have been examined by Arthur Andersen LLP. No representative of Arthur Andersen LLP is expected to attend the Annual Meeting.

    The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present and entitled to vote at the Annual Meeting is necessary to ratify the Board's selection of Arthur Andersen LLP as the Company's independent auditors.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1998.

                                 OTHER MATTERS

    The Board of Directors knows of no matters which will be presented for consideration at the Annual Meeting other than the election of directors, approval of the Reincorporation Agreement and Merger, approval of the REIT Election and ratification of the selection of auditors, each as described in this Proxy Statement/Prospectus. Should any other matters properly come before the Meeting, it is the intention of the person named in the accompanying proxy to vote such proxy in accordance with his best judgment.

                               VOTING PROCEDURES

    Under the Company's current Articles of Incorporation, directors are elected by a plurality of the votes cast by the holders of shares of Common Stock and Preferred Stock of the Company present in person or represented by proxy at the meeting, at which a quorum is present. For purposes of the election of directors, abstentions and broker non-votes (i.e., where the broker does not receive instructions from beneficial owners and does not exercise discretionary authority to vote) are considered present for quorum purposes, but are not considered to be votes cast and do not affect the plurality vote required for directors. The affirmative vote of the holders of two-thirds of each class of Common Stock and each class of Preferred Stock present in person or represented by proxy and entitled to vote at the meeting, with a quorum present, is required for approval of the Reincorporation. For purposes of approval of the Reincorporation, abstentions are treated as present and entitled to vote on the matter and have the effect of a vote against the proposal, and broker non-votes are not considered to be votes cast. The affirmative vote of the holders of a majority of the holders of New York Common is required for approval of the REIT Election and the ratification of the selection of auditors. For purposes of these proposals, abstentions and broker non-votes are considered present for quorum purposes, but are not considered to be votes cast and do not affect the majority vote needed for approval.

               SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

    Under the rules of the Securities and Exchange Commission any proposal of a shareholder intended to be presented at the Company's 2000 Annual Meeting of Shareholders must be received by the Company for inclusion in the proxy statement and form of proxy a reasonable time before the Company begins to print and mail its proxy materials.

                            SOLICITATION OF PROXIES

    The Company will bear the cost of this solicitation of proxies. In addition to solicitation of proxies by mail, the Company will reimburse brokers and other nominees for the expense of forwarding proxy materials to the beneficial owners of stock held in their names. Directors, officers and employees of the Company may also solicit proxies on behalf of the Board of Directors but will not receive any additional compensation therefor.

                                 LEGAL MATTERS

    The validity of the securities offered hereby, and certain federal income tax matters set forth under the heading "Federal Income Tax Consequences of the Reincorporation, Merger and REIT Election," will be passed upon for the Company by Gibson, Dunn & Crutcher LLP, Palo Alto, California.

                                    EXPERTS

    The audited financial statements and schedule included in this prospectus and elsewhere in the registration statement to the extent and for the periods indicated in their report have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

    IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS ARE URGED TO FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

                                          By order of the Board of Directors

                                          Stephen J. LoPresti,
                                          SECRETARY

San Francisco, California
January   , 1999

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER dated as of          ,   , 1999 (the
"Agreement"), between PACIFIC GATEWAY PROPERTIES, INC., a New York corporation (the "New York Corporation"), and PACIFIC GATEWAY PROPERTIES, INC., a Maryland corporation (the "Company").

                                   BACKGROUND

    The New York Corporation is a corporation duly organized and existing under the laws of the State of New York.

    The Company is a corporation duly organized and existing under the laws of the State of Maryland, and a wholly owned subsidiary of the New York Company.

    The respective Boards of Directors of the New York Corporation and the Company have determined that it is advisable and in the best interests of each corporation that the New York Corporation merge with and into the Company upon the terms and subject to the conditions of this Agreement to effect a reincorporation of the New York Corporation in the State of Maryland.

    The respective Boards of Directors of the New York Corporation and the Company have, by resolutions duly adopted, approved and adopted this Agreement. The Board of Directors of the New York Corporation will seek shareholder approval of the Agreement at the next Annual Meeting of Shareholders, to be held
on February   , 1999.

    The parties intend by this Agreement to effect a "reorganization" under
Section 368 of the Internal Revenue Code of 1986, as amended.

    NOW, THEREFORE, the New York Corporation and the Company hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

    Section 1.01 THE MERGER. Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the Maryland General Corporation Law (the "MGCL") and the New York Business Corporation Law (the "NYBCL"), the New York Corporation shall be merged with and into the Company as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in Article II. Following the Merger, the Company will continue its existence under the laws of the State of Maryland, and the separate existence of the New York Corporation will cease.

    Section 1.02 EFFECTIVE TIME. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article II, the Merger shall be consummated by filing with the State Department of Assessments and Taxation of the State of Maryland ("SDAT") articles of merger or other appropriate documents (in any case, the "Articles of Merger") in accordance with the MGCL. The Merger shall become effective at the later of such time as the Articles of Merger are accepted by the SDAT (the time the Merger becomes effective being the "Effective Time") and a Certificate of Merger is accepted by the Department of State of the State of New York.

    Section 1.03 EFFECTS OF THE MERGER. The Merger will have the effects set forth in Section 3-114 of the MGCL.

    Section 1.04 CERTIFICATE OF INCORPORATION AND BY-LAWS. The Certificate of Incorporation and the By-Laws of the Company will remain in effect until thereafter changed or amended as provided therein or by applicable law. The name of the surviving corporation will be Pacific Gateway Properties, Inc.

    Section 1.05 DIRECTORS AND OFFICERS. The directors and officers of the Company immediately prior to the Effective Time will remain the directors and officers of the Company until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

                                   ARTICLE II

                           NEW YORK CORPORATION STOCK

    Section 2.01  CONVERSION OF NEW YORK CORPORATION COMMON STOCK.

        (a) At the Effective Time, in accordance with Section 2.03, each share of Common Stock, par value $1.00 per share, of the New York Corporation, issued and outstanding immediately prior to the Effective Time, shall, by virtue of the Merger and without any further action on the part of the holder thereof, be converted into the right to receive one share of Common Stock, par value $1.00 per share, of the Company (subject to the Charter of the Company), upon surrender of the certificate formerly representing such share (a "Certificate"). The Common Stock of the Company to be received as consideration pursuant to the Merger by each holder of New York Corporation Common Stock is referred to herein as the "Merger Consideration."

        (b) As a result of the Merger and without any action on the part of the holder thereof, all shares of the New York Corporation Common Stock shall cease to be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of a Certificate representing any share of New York Corporation Common Stock shall thereafter cease to have any rights with respect to such shares of New York Corporation Common Stock, except the right to receive, without interest, the Merger Consideration (subject to the Charter of the Company) in accordance with Section 2.01(a) hereof upon the surrender of such Certificate.

    Section 2.02  CONVERSION OF NEW YORK CORPORATION SERIES 1 PREFERRED STOCK.

        (a) At the Effective Time, in accordance with Section 2.04, each share of Series 1 Preferred Stock, par value $1.00 per share, of the New York Corporation ("New York Corporation Preferred Stock"), issued and outstanding immediately prior to the Effective Time, shall, by virtue of the Merger and without any further action on the part of the holder thereof, be converted into the right to receive one share of Series 1 Preferred Stock, par value $1.00 per share, of the Company (subject to the Charter of the Company), upon surrender of the certificate formerly representing such share (a "Preferred Stock Certificate").

        (b) As a result of the Merger and without any action on the part of the holder thereof, all shares of the New York Corporation Preferred Stock shall cease to be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of a Preferred Stock Certificate representing any share of New York Corporation Preferred Stock shall thereafter cease to have any rights with respect to such shares of New York Corporation Preferred Stock, except the right to receive, without interest, shares of Preferred Stock of the Company in accordance with Section 2.02(a) hereof (subject to the Charter of the Company) upon the surrender of such Preferred Stock Certificate.

    Section 2.03 EXCHANGE OF CERTIFICATES REPRESENTING NEW YORK CORPORATION COMMON STOCK.

        (a) As of the Effective Time, the Company shall deposit, or shall cause to be deposited, with an exchange agent (the "Exchange Agent"), for the benefit of the holders of shares of the New York Corporation Common Stock, for exchange in accordance with this Article II, certificates representing the Merger Consideration.

        (b) At and after the Effective Time, there shall be no transfers on the stock transfer books of the New York Corporation of the shares of New York Corporation Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Company, subject to the Charter of the Company they shall be cancelled and exchanged for certificates of shares of the Merger Consideration and unpaid dividends and distributions deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this
    Article II.

        (c) Any portion of the Merger Consideration held by the Exchange Agent that remains unclaimed by the former stockholders of the New York Corporation one year after the Effective Time shall be delivered to the Company. Any former stockholders of the New York Corporation who have not theretofore complied with this Article II shall thereafter look only to the Company for payment of their shares constituting the Merger Consideration (subject to the Charter of the Company), and unpaid dividends and distributions on the Merger Consideration deliverable in respect of each share of New York Corporation Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

        (d) None of the Company, the New York Corporation, the Exchange Agent or any other person shall be liable to any former holder of shares of New York Corporation Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

        (e) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and if required by the Company, the posting by such person of a bond in such reasonable amount as the Company may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent or the Company will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration (subject to the Charter of the Company) and unpaid dividends and distributions on shares of the Merger Consideration as provided in Section 2.03(c), deliverable in respect thereof pursuant to this Agreement.

    Section 2.04 EXCHANGE OF CERTIFICATES REPRESENTING NEW YORK CORPORATION PREFERRED STOCK.

        (a) As of the Effective Time, the Company shall deposit, or shall cause to be deposited, with an exchange agent (the "Exchange Agent"), for the benefit of the holders of shares of the New York Corporation Preferred Stock, for exchange in accordance with this Article II, certificates representing the shares of Series 1 Preferred Stock of the Company to be issued pursuant to Section 2.02 in exchange for outstanding shares of New York Corporation Preferred Stock.

        (b) At and after the Effective Time, there shall be no transfers on the stock transfer books of the New York Corporation of the shares of New York Corporation Preferred Stock which were outstanding immediately prior to the Effective Time. If after the Effective Time, New York Corporation Preferred Stock Certificates are presented to the Company, subject to the Charter of the Company, they shall be cancelled and exchanged for shares of Preferred Stock of the Company in accordance with Section 2.03 hereof, plus any declared and unpaid dividends and distributions deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Article II.

        (c) Any portion of the shares of Series 1 Preferred Stock of the Company issuable to the former stockholders of the Company under this Agreement that are held by the Exchange Agent that remain unclaimed by the former stockholders of the New York Corporation one year after the Effective Time shall be delivered to the Company. Any former holders of Preferred Stock of the New York Corporation who have not theretofore complied with this Article II shall thereafter look only to the Company for payment of their shares constituting the shares of Preferred Stock of the Company to which such stockholders are entitled pursuant to this Agreement and unpaid dividends and distributions on the shares of Preferred Stock of the Company (subject to the Charter of the Company) deliverable in respect of each share of New York Corporation Preferred Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

        (d) None of the Company, the New York Corporation, the Exchange Agent or any other person shall be liable to any former holder of shares of New York Corporation Preferred Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

        (e) In the event any Preferred Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Preferred Stock Certificate to be lost, stolen or destroyed and if required by the Company, the posting by such person of a bond in such reasonable amount as the Company may direct as indemnity against any claim that may be made against it with respect to such Preferred Stock Certificate, the Exchange Agent or the Company will issue in exchange for such lost, stolen or destroyed Certificate the shares of Series 1 Preferred Stock of the Company issuable to the holder of such Preferred Stock Certificate under this Agreement (subject to the Charter of the Company) and unpaid dividends and distributions on such shares of Series 1 Preferred Stock of the company as provided in Section 2.04(c), deliverable in respect thereof pursuant to this Agreement.

                                  ARTICLE III

                    CONDITIONS TO CONSUMMATION OF THE MERGER

    Section 3.01  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
MERGER. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver, where permissible, prior to the Effective Time, of the following conditions:

        (a) no statute, rule, regulation, executive order, decree, injunction or other order has been enacted, entered, promulgated or enforced by any court or governmental authority that is in effect and has the effect of prohibiting the consummation of the Merger; and

        (b) all approvals and consents necessary or desirable, if any, in connection with consummation of the Merger have been obtained.

                                   ARTICLE IV

                                 MISCELLANEOUS

    Section 4.01 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

    Section 4.02 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Neither this Agreement nor any right, interest or obligation under this Agreement may be assigned, in whole or in part, by operation of law or otherwise, without the prior written consent of the other parties.

    Section 4.03 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the substantive laws of the State of Maryland regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

    Section 4.04 PARTIES IN INTEREST. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

    Section 4.05 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which will constitute one and the same agreement, and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

    Section 4.06 DEFERRAL OR ABANDONMENT. At any time before the Effective Time, this Agreement may be terminated and the Merger may be abandoned or the time or consummation of the Merger may be deferred for a reasonable time by the Board of Directors of either the New York Corporation or the Company.

    Section 4.07 FURTHER ASSURANCES. From time to time, as and when required or requested by either the New York Corporation or the Company, as applicable, or its respective successors and assigns, such deeds, assignments and other instruments, and there will be taken or caused to be taken by it all such further and other action, as may be appropriate or necessary to vest, perfect or confirm in the Company the title to and possession of all property, interests, assets, rights, powers, franchises and authority of the New York Corporation and otherwise to carry out the purposes of this Agreement, and the officers and directors of each corporation are fully authorized to take any and all such action and to execute and deliver any and all such deeds, assignments and other instruments.

    IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its respective officers thereunto duly authorized, all as of the day and year first above written.

                                          PACIFIC GATEWAY PROPERTIES, INC., a
                                            New York Corporation

                                          By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                          PACIFIC GATEWAY PROPERTIES, INC., a
                                            Maryland Corporation

                                          By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                                                         ANNEX B

                        PACIFIC GATEWAY PROPERTIES, INC.

                           ARTICLES OF INCORPORATION

                                       I.

                                  INCORPORATOR

    The undersigned,                         , whose address is 11 E. Chase
Street, Baltimore, Maryland 21202, being at least 18 years of age, acting as incorporator, does hereby form a corporation under and by virtue of the General Laws of the State of Maryland ("GLM").

                                      II.

                                      NAME

    The name of the corporation (hereinafter called the "Corporation") is:

                        Pacific Gateway Properties, Inc.

                                      III.

                              PURPOSES AND POWERS

    The purposes for which the Corporation is formed and the business or objects to be transacted, carried on and promoted by it are to engage in the business of a real estate investment trust ("REIT") as that phrase is defined in the Internal Revenue Code of 1986, as amended (the "Code"), and any lawful act or activity for which corporations may be organized under the Maryland General Corporation Law, as amended from time to time ("MGCL").

    The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the Charter of the Corporation, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the GLM.

                                      IV.

                      PRINCIPAL OFFICE AND RESIDENT AGENT

    The principal address of the Corporation in the State of Maryland is 11 E. Chase Street, Baltimore, Maryland 21202. The name and address of the Corporation's resident agent, which is a Maryland corporation, is National Registered Agents, Inc. of MD, 11 E. Chase Street, Baltimore, Maryland 21202.

                                       V.

                                     STOCK

    (A) TOTAL AUTHORIZED SHARES. The total number of shares of stock of all classes which the Corporation has authority to issue is Twelve Million (12,000,000) shares, having an aggregate par value of Twelve Million Dollars ($12,000,000), of which Ten Million (10,000,000) shares of the par value of one dollar ($1.00) per share, amounting in aggregate par value to Ten Million Dollars ($10,000,000) shall be initially classified as Common Stock ("Common Stock") and Two Million (2,000,000) shares of the par value of one dollar ($1.00) per share, amounting in aggregate par value to Two Million Dollars ($2,000,000) shall be initially classified as Preferred Stock ("Preferred Stock"), of which three hundred thousand shares are classified hereinbelow as Series 1 Preferred Stock, par value $1.00 per share.

    (B) SPECIAL MEETINGS OF THE STOCKHOLDERS. Special meetings of stockholders may be called upon the request of the Chairman of the Board of Directors, the President or a majority of the Board of Directors or by the Secretary of the Corporation upon the written request of stockholders holding not less than a majority of all votes entitled to be cast at the meeting.

    (C)  POWER OF THE BOARD OF DIRECTORS TO AUTHORIZE AND ISSUE STOCK.

        (1) The Board of Directors hereby is empowered to authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, without any action by the stockholders, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend).

        (2) The Board of Directors is authorized to classify or to reclassify any unissued stock by setting or changing in any one or more respects, from time to time before issuance of such stock, the designations, preferences, conversion or other rights, voting powers, restrictions (including restrictions on transfers of stock), limitations as to dividends or other distributions, qualifications, and terms or conditions of redemption of such stock. Prior to the issuance of classified or reclassified shares of any class or series, the Board of Directors by resolution shall insofar as required by applicable law: (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland ("SDAT"). Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this subparagraph (2) may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may vary among the holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary filed with the SDAT in substance and form as prescribed by the MGCL.

        (3) The Board of Directors is hereby authorized to issue from time to time the shares of Preferred Stock in one or more classes or series of any number of shares, and with distinctive designations, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such shares of Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors and all as shall be reflected in the articles supplementary filed with the SDAT in substance and form as prescribed by the MGCL. Each class or series of shares of Preferred Stock (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation;
    (e) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares of the Corporation at such price or prices or at such rates of exchange and with such adjustments; (f) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such class or series in such amount or amounts; (g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such class or series or of any other class or series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation and (h) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, all as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock and as reflected in the articles supplementary. Shares of Preferred Stock of any class or series that have been redeemed (whether through the operation of a sinking fund or otherwise) or that, if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock of the same class or series and may be reissued as a part of the class or series of which they were originally a part or may be reclassified and reissued as part of a new class or series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other class or series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any class or series of shares of Preferred Stock. Notwithstanding any provision to the contrary contained in the Charter, each outstanding share of each class or series of Preferred Stock shall be entitled to receive, and shall receive, a dividend with respect to any dividend record date equal to the dividend paid with respect to each other share of such class or series of Preferred Stock that is outstanding on such date.

    (D) NO PREEMPTIVE RIGHTS. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock, or as may otherwise be provided by contract, no stockholder, as such, shall have any preemptive or similar right to have first offered to him any part of any presently or hereafter authorized shares, or bonds, debentures or securities convertible into shares, of the Corporation which may at any time or times be issued, optioned or sold by the Corporation.

    (E) COMMON STOCK. Each share of Common Stock shall be of equal rank and shall entitle the holders thereof to the same rights and privileges, except as expressly provided in, or established pursuant to the provisions of this Article V or in Article VI hereof. The Board of Directors may reclassify any unissued shares of Common Stock from time to time in one or more classes or series of stock. The designation and the relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, in addition to those set forth above in this Article and elsewhere in the Charter of the Corporation and as otherwise provided by the MGCL, are as follows:

        (1) DIVIDENDS. The holders of shares of Common Stock shall be entitled to receive dividends, out of the assets of the Corporation legally available therefor, when and as declared by the Board of Directors.

        (2) RIGHTS ON LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of Common Stock then outstanding shall be entitled to receive their portion of the remaining assets of the Corporation available, after payment of liabilities and expenses and amounts payable to holders of Preferred Stock, for distribution to its stockholders, in cash or in kind, in accordance with the terms of the Charter and the MGCL; provided, however, that as to any Common Stock which is subject to subparagraph (A)(2)(b) of Article VI hereof, holders shall only be entitled to receive a portion as provided in Article VI hereof.

        (3) VOTING. Subject to the provisions of any applicable law or of the Bylaws of the Corporation, as from time to time amended, with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote and except as otherwise provided by law and subject to the rights, if any, of holders of any series of shares of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his or her name on the books of the Corporation.

        (4) IDENTICAL RIGHTS. Except as provided elsewhere or established pursuant to any term or provision of the Charter (including subparagraph
    (A)(8) of Article VI hereof), each share of Common Stock shall have the same relative rights and preferences as, and shall be identical in all respects with, all other shares of Common Stock.

        (5) CERTIFICATES. The Board of Directors may determine that Common Stock shall be issued in certificated or uncertificated form, or both. So long as any certificated shares of Common Stock are outstanding, there shall be set forth on the face or back of each stock certificate evidencing shares of Common Stock issued by the Corporation a statement that the Corporation shall furnish without charge to each stockholder who so requests, the powers, preferences and rights of such stock or series thereof and the qualifications, limitations or restrictions on such preferences or rights.

        (6) MISCELLANEOUS. The shares of Common Stock shall, upon issuance and payment therefor, be fully paid and non-assessable, will not be subject to redemption or repurchase at the option of the Corporation (except as expressly provided in the Charter of the Corporation, including without limitation Article VI of these Articles of Incorporation) and will have no cumulative voting rights.

    (F) SERIES 1 PREFERRED STOCK. Shares of the Corporation's Preferred Stock are hereby classified as a separate class of Preferred Stock, designated Series 1 Preferred Stock, which class of Preferred Stock shall have the rights, privileges and preferences set forth below.

        (1) DESIGNATION AND AMOUNT. The shares of this class of Preferred Stock shall be designated as "Series 1 Preferred Stock," and the number of shares constituting this class shall be Three Hundred Thousand (300,000) shares, with a par value of $1.00 per share. The relative rights, preferences, restrictions and other matters relating to the Series 1 Preferred Stock are contained in this paragraph (F) of Article V.

        (2)  DIVIDEND PROVISIONS.

           (a) Whenever the Corporation pays dividends or other distributions on its Common Stock or any convertible securities, in cash, assets, evidences of indebtedness or in kind, except for dividends of Common Stock or Common Stock Equivalents (as defined below) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), the holders of record on the record date of outstanding shares of Series 1 Preferred Stock shall be entitled to receive dividends in such amount as they would be entitled to receive if, as of the record date, their shares of Series 1 Preferred Stock had been converted into shares of Common Stock pursuant to subparagraph (5) hereof. Except as otherwise provided below, no such dividend or other distribution shall be paid or set aside with respect to shares of Common Stock until and unless all dividends or other distributions then payable to the holders of the Series 1 Preferred Stock shall have been paid or declared and set aside for payment in full.

           (b) Except in a Liquidation (as defined in subparagraph (3) below), without the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series 1 Preferred Stock, the Corporation shall not declare or pay any Dividend (as defined below) unless the funds used to make such Dividend are from a source other than Sale or Refinancing Proceeds (as defined below). Notwithstanding the foregoing, the Corporation may declare or pay a Dividend without any vote of the holders of outstanding shares of Series 1 Preferred Stock if (x) the amount of such Dividend which is deemed to be from Sale or Refinancing

       Proceeds is paid solely to the holders of outstanding shares of Series 1 Preferred Stock on a pro rata basis (a "Partial Liquidation Payment") or
       (y) the Liquidation Preference (as defined below) has been reduced to zero in accordance with subparagraph (3) below.

           (c) After the Liquidation Preference has been reduced to zero in accordance with subparagraph (3) below, the Corporation shall not declare or pay further Dividends with respect to the Series 1 Preferred Stock if the source of such Dividend is Sale or Refinancing Proceeds until holders of shares of Common Stock have received Dividends from a source which is Sale or Refinancing Proceeds equal in the aggregate (and not on a per share basis) to the Equalization Amount (as defined below).

           (d) After holders of shares of Common Stock have received Dividends equal in the aggregate to the Equalization Amount, the holders of shares of Series 1 Preferred Stock and shares of Common Stock shall be entitled to receive dividends or other distributions ratably in proportion to the number of shares of Common Stock held by each such Common Stock holder and the number of shares of Common Stock into which the shares of Series 1 Preferred Stock held by each such Series 1 Preferred Stock holder are then convertible pursuant to subparagraph (4) below, regardless of the source of the funds for such dividends or distributions.

           (e) Nothing contained in subparagraphs (b), (c) or (d) above shall be deemed to prohibit the Corporation from declaring or paying any dividend or other distributions in accordance with subparagraph (a) above, or from making any Dividend which would not be subject to subparagraph (a) above, if the funds used to make such Dividend are from a source other than Sale or Refinancing Proceeds.

           (f) The Board of Directors of the Corporation shall determine in good faith, the amount, if any, of any Dividend which is from Sale or Refinancing Proceeds.

           (g) Certain definitions:

           "Dividend" means any (i) repurchase, redemption or other acquisition or retirement for value by the Corporation or any of its subsidiaries of any shares of Common Stock or any convertible securities other than (x) pursuant to the provisions of Article VI hereof (including, without limitation, subparagraph (A)(3)(e) thereof), or (y) pursuant to contractual rights to repurchase shares of Common Stock or any convertible securities held solely by current or former officers, employees, directors or consultants of the Corporation or any of its subsidiaries pursuant to a compensatory stock grant, stock option plan or purchase plan or other employee stock incentive plan or agreement which is customary in nature and amount and which is approved by the Board of Directors or (ii) declaration or payment by the Corporation of any dividend or any other payment or distribution of cash, assets or evidences of indebtedness with respect to shares of Common Stock or any convertible securities.

           "Equalization Amount" means the (i) Original Series 1 Issue Price multiplied by (ii) the number of shares of Common Stock outstanding on the date on which the Liquidation Preference becomes equal to zero (subject to adjustment to reflect any split, subdivision or combination in the outstanding shares of Common Stock or any dividend or other distribution payable in additional shares of Common Stock or Common Stock Equivalents (as defined below) with a record date or effective date after the Issue Date (as defined below)).

           "Original Series 1 Issue Price" means $10.00.

           "Sale or Refinancing Proceeds" means the proceeds (whether in cash, assets or any other form), net of repayment of debt, taxes and closing costs after the date hereof, from (i) any sale, exchange, transfer or other disposition of any assets of the Corporation or any of its subsidiaries (other than in complete liquidation, dissolution or winding up of the Corporation), (ii) any mortgage, pledge, financing or refinancing of any assets of the Corporation or any of its subsidiaries,
       (iii) any borrowings by the Corporation or any of its subsidiaries, or
       (iv) any sale or issuance of any Common Stock or other equity or debt securities of the Corporation or any of its subsidiaries other than shares of Common Stock or other securities issued solely to current or former officers, directors, employees, or consultants of the Corporation or any of its subsidiaries pursuant to a compensatory stock grant, stock option plan or purchase plan or other employee stock incentive program or agreement which is customary in nature and amount and which is approved by the Board of Directors.

           (h) Notwithstanding any provision to the contrary contained in the Charter, each outstanding share of each Series 1 Preferred Stock shall be entitled to receive, and shall receive, a dividend with respect to any dividend record date equal to the dividend paid with respect to each other share of the Series 1 Preferred Stock that is outstanding on such date.

           (i) If for any year the Corporation elects to designate as a "capital gains dividend" (as defined in Section 857 of the Code), any portion (the "Capital Gains Amount") of the dividends paid or made available for the year to holders of any class or series of stock of the Corporation, the portion of the Capital Gains Amount that shall be allocable to holders of the Series 1 Preferred Stock shall be the amount that the total dividends (as determined for Federal income tax purposes) paid or made available to the holders of the Series 1 Preferred Stock for the year bears to the aggregate amount of dividends (as determined for Federal income tax purposes) paid or made available to the holders of all classes or series of stock of the Corporation for such year.

        (3)  LIQUIDATION PREFERENCE.

           (a) In the event of any Liquidation (as defined below), subject to the rights of any other class or series of Preferred Stock which may from time to time come into existence, the holders of the Series 1 Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason thereof, and the Corporation's Board of Directors shall take the necessary steps to assure that the holder of each share of Series 1 Preferred Stock shall receive, an amount per share equal to $10.00 minus any Partial Liquidation Payments previously made with respect to such share (the "Liquidation Preference"); provided, however, that in no event shall the Liquidation Preference be deemed to be less than zero. If the assets and funds thus distributed among holders of the Series 1 Preferred Stock shall be insufficient to permit payment to such holders of the full Liquidation Preference, then, subject to the rights of any other class or series of Preferred Stock that may from time to time come into existence, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of Series 1 Preferred Stock in proportion to the amount of such stock held by each such holder.

           (b) Upon the completion of the distribution required by subparagraph
       (a) of this subparagraph (3) and any other distribution which may be required with respect to any other class or series of Preferred Stock which may from time to time come into existence, if assets remain in the Corporation, the holders of the Common Stock of the Corporation shall be entitled to receive an amount per share equal to the lesser of: (i) $10.00 for each outstanding share of Common Stock (subject to adjustment to reflect any split, subdivision or combination in the outstanding shares of Common Stock or any dividend or other distribution payable in additional shares of Common Stock or Common Stock Equivalents with a record date or effective date after the Issue Date (as defined below)), or, if applicable, (ii) the Equalization Amount less the aggregate amount of any Dividends theretofore paid to holders of shares of Common

       Stock pursuant to subparagraph (2)(c) above, in each case, divided by the number of shares of Common Stock outstanding on the date of such distribution (or the record date for determination of holders entitled to receive such distribution, if applicable). If any assets remain in the Corporation after such distribution, subject to the rights of any other class or series of Preferred Stock, the holders of the Common Stock and the holders of the Series 1 Preferred Stock shall receive all of the remaining assets of the Corporation ratably in proportion to the number of shares of Common Stock held by each such Common Stock holder and the number of shares of Common Stock into which the shares of Series 1 Preferred Stock held by each such Series 1 Preferred Stock holder are then convertible pursuant to subparagraph (4) below.

           (c) The term "Liquidation" shall mean (i) any complete liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, (ii) any consolidation or merger of the Corporation with or into any other entity or entities that results in a change in the beneficial ownership (within the meaning contemplated by Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of 50% or more of the voting power of the Corporation, or (iii) any sale, conveyance or disposition of all or substantially all of the assets of the Corporation.

           (d) The term "Partial Liquidation Payments" shall mean Dividends or other distributions to holders of Series 1 Preferred Stock made from Sale or Refinancing Proceeds.

        (4) CONVERSION. The holders of the Series 1 Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

           (a) RIGHT TO CONVERT. Each share of Series 1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series 1 Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $10.00 (the "Original Series 1 Issue Price") by the Conversion Price at the time in effect for such share. The initial Conversion Price per share for shares of Series 1 Preferred Stock shall be the Original Series 1 Issue Price; provided, however, that the Conversion Price for the Series 1 Preferred Stock shall be subject to adjustment as set forth in subparagraph (4)(c).

           At the date of any conversion of any share of Series 1 Preferred Stock pursuant to this subparagraph (4) (the "Conversion Date") the holder of such share shall, as a condition of such conversion, pay to the Corporation the Preference Repayment Amount (as defined below).

           If, on or prior to the Conversion Date, the Corporation has paid any Sale or Refinancing Proceeds to the holders of shares of Series 1 Preferred Stock pursuant to subparagraph (2)(b) above but the Liquidation Preference is still greater than zero, then the "Preference Repayment Amount" with respect to each share of Series 1 Preferred Stock shall be equal to the amount of Sale or Refinancing Proceeds previously distributed. If, on or prior to the Conversion Date, the Liquidation Preference has been reduced to zero and holders of shares of Common Stock have not yet received Dividends from a source which is Sale or Refinancing Proceeds equal in the aggregate to the Equalization Amount then the "Preference Repayment Amount" with respect to each share of Series 1 Preferred Stock shall be equal to (i) the Equalization Amount minus the aggregate amount of Dividends theretofore received by holders of shares of Common Stock from a source which is Sale or Refinancing Proceeds divided by (ii) the number of shares of Common Stock outstanding immediately prior to the Conversion Date. If, on or prior to the Conversion Date, the Liquidation Preference has been reduced to zero and the holders of shares of Common Stock have received Dividends from a source which is Sale or Refinancing Proceeds equal in the aggregate to at least the Equalization Amount then the "Preference Repayment Amount" with respect to each share of Series 1 Preferred Stock shall be equal to zero.

           (b) MECHANICS OF CONVERSION. Before any holder of Series 1 Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall (1) surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series 1 Preferred Stock, (2) pay any Preference Repayment Amount to the Corporation, and (3) give written notice by mail, postage prepaid, to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series 1 Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series 1 Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. Notwithstanding the foregoing, in the event of any merger, consolidation, sale of assets or other similar transaction involving the Corporation in connection with which the holders of the Series 1 Preferred Stock desire to convert the Series 1 Preferred Stock into shares of Common Stock, the Corporation shall negotiate in good faith with the holders of the shares of Series 1 Preferred Stock to agree on a transaction structure which would allow for a tax efficient conversion of shares of Series 1 Preferred Stock into shares of Common Stock provided that such structure would not adversely affect the Corporation or the holders of shares of Common Stock or otherwise prevent any benefit from accruing to the Corporation or the holders of shares of Common Stock.

           (c) CONVERSION PRICE ADJUSTMENTS OF PREFERRED STOCK. The Conversion Price of the Series 1 Preferred Stock shall be subject to adjustment from time to time as follows:

               (i) In the event the Corporation should at any time or from time to time after the date on which the first share of Series 1 Preferred Stock is issued (the "Issue Date") fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series 1 Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such class or series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

               (ii) If the number of shares of Common Stock outstanding at any time after the Issue Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series 1 Preferred Stock shall be appropriately increased so that the number of shares of Common

           Stock issuable on conversion of each share of such class or series shall be decreased in proportion to such decrease in outstanding shares.

           (d) OTHER DISTRIBUTIONS. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subparagraph (2) or subparagraph (4)(c)(i), then, in each such case for the purpose of this subparagraph (4)(d), the holders of the Series 1 Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series 1 Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

           (e)  RECAPITALIZATIONS; RIGHTS OFFERINGS.

               (i) If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision or combination provided for elsewhere in this subparagraph (4)), provision shall be made so that the holders of the Series 1 Preferred Stock shall thereafter be entitled to receive upon conversion of the Series 1 Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this subparagraph (4) with respect to the rights of the holders of the Series 1 Preferred Stock after the recapitalization to the end that the provisions of this subparagraph (4) (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series 1 Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

               (ii) If at any time or from time to time the Corporation shall make any rights offering or similar arrangement generally available to the holders of shares of Common Stock (whether through the dividend or distribution of any rights or other securities or otherwise) to purchase additional securities of the Corporation or any of its subsidiaries for value, then the Corporation shall make such rights offering or similar arrangement available to holders of shares of Series 1 Preferred Stock on the same basis as if such shares of the Series 1 Preferred Stock had been converted into shares of Common Stock immediately prior to the earlier of (a) the making of such rights offering or similar arrangement and (b) any record date for the determination of holders entitled to participate therein.

           (f) NO IMPAIRMENT. The Corporation will not, by amendment of its Charter or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series 1 Preferred Stock against impairment.

           (g)  NO FRACTIONAL SHARES AND CERTIFICATE AS TO ADJUSTMENTS.

               (i) No fractional shares shall be issued upon conversion of the Series 1 Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share.

               (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series 1 Preferred Stock pursuant to this subparagraph (4), the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series 1 Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series 1 Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (1) such adjustment and readjustment, (2) the Conversion Price at the time in effect, and (3) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series 1 Preferred Stock.

           (h) NOTICES OF RECORD DATE. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series 1 Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

           (i) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series 1 Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series 1 Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series 1 Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action at its own expense as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

           (j) NOTICES. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series 1 Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

        (5)  VOTING RIGHTS.

           (a) The Series 1 Preferred Stock shall have voting rights as provided herein. The holder of each share of Series 1 Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series 1 Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded down to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any questions upon which holders of Common Stock have the right to vote, as though part of the same class as holders of the Common Stock.

           (b) Except as expressly stated in this paragraph (F) of Article V, the Series 1 Preferred Stock will not have any relative, participating, optional or other special voting rights and powers, and the consent of the holders thereof, acting as a class or otherwise, shall not be required for the taking of any corporate action, including but not limited to, any merger or consolidation of the Corporation or sale of all, or substantially all, of the assets of the Corporation, irrespective of the effect that such merger, consolidation or sale may have upon the rights, preferences or voting power of the holders of the Series 1 Preferred Stock.

        (6) PROTECTIVE PROVISIONS. So long as any shares of the Series 1 Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval of at least a majority of the then outstanding shares of Series 1 Preferred Stock, as a class, together with any other outstanding shares of Preferred Stock similarly affected:

           (a) reduce the par value of such shares of Series 1 Preferred Stock;

           (b) increase or decrease (other than by conversion) the total number of authorized shares of Series 1 Preferred Stock;

           (c) change or abolish any of the rights, privileges, preferences and limitations of the Series 1 Preferred Stock if such action would adversely affect the holders thereof;

           (d) alter the terms and conditions upon which shares of Series 1 Preferred Stock are convertible or change the shares issuable upon conversion of the Series 1 Preferred Stock if such action would adversely affect the holders thereof; or

           (e) authorize or issue any other shares of capital stock having a preference equal to or senior to the Series 1 Preferred Stock with respect to voting (other than Common Stock), dividends or liquidation.

        (7) STATUS OF CONVERTED STOCK. In the event any shares of Series 1 Preferred Stock shall be converted pursuant to Section 4, the shares so converted shall be retired and shall resume the status of authorized and unissued shares of Preferred Stock.

        (8) RESTRICTIONS ON OWNERSHIP AND TRANSFER. The Series 1 Preferred Stock constitutes a class of Preferred Stock of the Corporation and thus constitutes Capital Stock of the Corporation as defined in Article VI hereof. The Series 1 Preferred Stock therefore is subject to the limitations, terms and conditions (including exceptions and exemptions) of
    Article VI hereof applicable to Capital Stock.

                                      VI.

         RESTRICTIONS ON OWNERSHIP AND TRANSFER TO PRESERVE TAX BENEFIT

    (A)  RESTRICTIONS ON OWNERSHIP AND TRANSFER.

        (1) DEFINITIONS. The following terms shall have the following meanings:

        "Aggregate Ownership Limit" shall mean, subject to subparagraph (A)(10) of this Article VI, 2.5% in value of the aggregate of the outstanding shares of Capital Stock. The value of the outstanding Capital Stock shall be determined by the Board of Directors of the Corporation in good faith, which determination shall be conclusive for all purposes hereof.

        "Beneficial Ownership" shall mean ownership of Capital Stock by a Person who is or would be treated as an owner of such shares of Capital Stock either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial," "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings.

        "Board of Directors" shall mean the Board of Directors of the Corporation.

        "Capital Stock" shall mean shares of stock that are Common Stock or Preferred Stock.

        "Charitable Beneficiary" shall mean one or more organizations described in Code Sections 170(b), 170(c), or 501(c)(3) as shall be designated by resolution of the Board of Directors pursuant to subparagraph (A)(3)(f) of this Article VI. At any one time there shall be at least one such Charitable Beneficiary so designated.

        "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. All section references to the Code shall include any successor provisions thereof as may be adopted from time to time.

        "Constructive Ownership" shall mean ownership of Capital Stock by a Person who is or would be treated as an owner of such shares of Capital Stock either directly or indirectly through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive," "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have correlative meanings.

        "Formation Transaction" shall mean the reincorporation of the New York Company in Maryland by merger of the New York Company into the Corporation. The effective date of Formation Transaction shall be the later of the date on which the Articles of Merger are accepted by the Department of Assessments and Taxation of the State of Maryland and a Certificate of Merger is accepted by the Department of State of the State of New York.

        "General Ownership Limit" shall initially mean, subject to subparagraph
    (A)(10) of this Article VI, 2% (by value or number of shares, whichever is more restrictive) of the outstanding shares of Common Stock of the Corporation. The value of the outstanding Common Stock shall be determined by the Board of Directors of the Corporation in good faith, which determination shall be conclusive for all purposes hereof.

        "Individual" shall have the meaning set forth in Section 542(a)(2) of the Code as used in determining whether a REIT is "closely held" under
    Section 856(h) of the Code.

        "Market Price" shall mean the average of the high and low reported sales prices reported on the American Stock Exchange of the Common Stock or Preferred Stock on the trading day immediately preceding the relevant date, or if the shares of such class of Common Stock or Preferred Stock are not then traded on the American Stock Exchange, the average of the high and low reported sales prices of the Common Stock or Preferred Stock on the trading day immediately preceding the relevant date as reported on any national securities exchange or automated inter-dealer quotation system over which the Common Stock or Preferred Stock may be traded, or if the Common Stock or Preferred Stock is not then traded over any exchange or quotation system, then the market price of the Common Stock or Preferred Stock on the relevant date as determined in good faith by the Board of Directors of the Corporation.

        "MGCL" shall mean the Maryland General Corporation Law, as amended from time to time, and any successor statute hereafter enacted.

        "New York Company" shall mean Pacific Gateway Properties, Inc., a New York corporation, prior to the effective date of the Formation Transaction.

        "Operating Partnership" shall mean Pacific Gateway Properties Operating Partnership, L.P., a Delaware limited partnership.

        "OP Units" shall have the meaning set forth in paragraph E of Article VI hereof.

        "Ownership Limit" shall mean the General Ownership Limit or the Aggregate Ownership Limit, whichever is more restrictive.

        "Partnership Agreement" shall mean the Agreement of Limited Partnership of Pacific Gateway Properties Operating Partnership, L.P., as such agreement may exist on or as of the date of the Formation Transaction and as it may be amended from time to time.

        "Person" shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of
    Section 509(a) of Code, joint stock company or other entity.

        "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer or other event that results in a transfer of Capital Stock to a Trust, as provided in subparagraph (A)(2)(b) of Article VI hereof, the purported beneficial transferee or owner for whom the Purported Record Transferee would have acquired shares of Capital Stock if such Transfer or other event had been permitted under subparagraph (A)(2) of this
    Article VI.

        "Purported Record Transferee" shall mean, with respect to any purported Transfer or other event that results in a transfer of Capital Stock to a Trust, as provided in subparagraph (A)(2)(b) of this Article VI, the record holder of such Capital Stock if such Transfer or other event had been permitted under subparagraph (A)(2) of this Article VI.

        "Restriction Termination Date" shall mean the first day after the second business day following the effective date of the Formation Transaction on which the Board of Directors of the Corporation determines, pursuant to subparagraph (A)(2)(e) of this Article VI, that it is no longer in the best interests of the Corporation to attempt to qualify, or to continue to qualify, as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT.

        "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Capital Stock (other than the Formation Transaction) or the right to vote or receive dividends (including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Capital Stock or the right to vote or receive dividends or
    (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Capital Stock, whether voluntary or involuntary), in each case whether of record, Constructively or Beneficially and whether by operation of law or otherwise and whether the result of a transaction entered into through the facilities of a stock exchange on which any Common Stock or Preferred Stock is then listed. A Transfer also includes any transfer of interests in other entities, or any change in the relationship between two or more Persons, that results in a change in Beneficial Ownership or Constructive Ownership of Capital Stock, whether by operation of law or otherwise.

        "Trust" shall mean the trust created pursuant to subparagraph (A)(3) of this Article VI.

        "Trustee" shall mean a Person unaffiliated with (i) the Corporation,
    (ii) the Purported Beneficial Transferee, and (iii) the Purported Record Transferee, acting as trustee for the Trust, or any successor trustee appointed by the Corporation.

        (2)  RESTRICTION ON OWNERSHIP AND TRANSFERS.

           (a) Except as provided in subparagraph (A)(10) of this Article VI, commencing with the second business day following the effective date of the Formation Transaction, and continuing until the Restriction Termination Date:

                (i) no Person shall Beneficially Own Capital Stock in excess of the Ownership Limit;

                (ii) no Person shall Constructively Own Capital Stock in excess of the Ownership Limit; and

               (iii) on Person shall Beneficially or Constructively Own Capital Stock to the extent that such Beneficial or Constructive Ownership would result in the Corporation's being "closely held" within the meaning of Section 856(h) of the Code, or otherwise failing to qualify as a REIT (including but not limited to ownership that would result in the Corporation's owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation (either directly or indirectly) from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the
           Code).

           (b) If, at any time prior to the Restriction Termination Date, any Transfer or other event (whether or not such Transfer or other event is the result of a transaction entered into through the facilities of national securities exchange or automated inter-dealer quotation system) that, if effective, would result in any Person's Beneficially or Constructively Owning Capital Stock in violation of subparagraph
       (A)(2)(a) of this Article VI, (1) then the Common Stock or Preferred Stock purportedly being Transferred (or in the case of an event other than a Transfer, the Common Stock or Preferred Stock that would be Beneficially Owned or Constructively Owned) and that otherwise would cause such Person to violate subparagraph (A)(2)(a) of this Article VI (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in subparagraph (A)(3) of this Article VI, effective as of the close of business on the business day prior to the date of such Transfer or other event, and such Purported Beneficial Transferee shall thereafter have no rights in such shares or (2) if, for any reason, the transfer to the Trust described in clause (1) of this sentence is not automatically effective as provided therein to prevent any Person from Beneficially or Constructively Owning Capital Stock in violation of subparagraph
       (A)(2)(a) of this Article VI, then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate subparagraph (A)(2)(a) of this Article VI shall be void ab initio, and the Purported Beneficial Transferee shall have no rights in such shares.

           (c) Subject to subparagraph (C) of this Article VI and notwithstanding any other provisions contained herein, any Transfer, or other event (whether or not as a result of a transaction entered into through the facilities of a national securities exchange or automated inter-dealer quotation system) that, if effective, would result in Beneficial Ownership of Capital Stock by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of that number of shares which would result in Beneficial Ownership of Capital Stock by fewer than 100 Persons, and the intended transferee or acquiror shall acquire no rights in such shares of Capital Stock.

           (d) It is expressly intended that the restrictions on ownership and transfer described in this subparagraph (A)(2) of this Article VI shall apply to the redemption/exchange rights provided in Section 8.05 (or any successor provision) of the Partnership Agreement. Notwithstanding any of the provisions of the Partnership Agreement to the contrary, a partner of the Operating Partnership shall not be entitled to effect an exchange of an interest in the Operating Partnership for Capital Stock if the actual or beneficial or Beneficial or Constructive ownership of Capital Stock would be prohibited under the provisions of this Article VI.

           (e) The Ownership Limit will not apply if the Board of Directors determines that it is no longer in the best interests of the Corporation to attempt to qualify, or to continue to qualify, as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership,

       Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT.

        (3)  TRANSFERS OF CAPITAL STOCK IN TRUST.

           (a) If, notwithstanding the other provisions contained in this
       Article VI, upon any purported Transfer or other event described in subparagraph (A)(2)(b) of this Article VI, such Capital Stock shall be deemed to have been transferred to the Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the business day prior to the purported Transfer or other event that results in a transfer to the Trust pursuant to subparagraph (A)(2)(b) of this Article IV. The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation, any Purported Beneficial Transferee, or any Purported Record Transferee. Each Charitable Beneficiary shall be designated by the Corporation as provided in subparagraph (A)(3)(f) of this Article VI.

           (b) Capital Stock held by the Trustee shall be issued and outstanding Capital Stock of the Corporation. The Purported Beneficial Transferee or Purported Record Transferee shall have no rights in the shares of Capital Stock held by the Trustee. The Purported Beneficial Transferee or Purported Record Transferee shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares of Capital Stock held in the Trust.

           (c) The Trustee shall have all voting rights and rights to dividends with respect to Capital Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or distribution paid prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee shall be paid to the Trustee upon demand, and any dividend or distribution declared but unpaid shall be paid when due to the Trustee with respect to such Capital Stock. Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary.

           The Purported Record Transferee and Purported Beneficial Transferee shall have no voting rights with respect to the Capital Stock held in the Trust and, subject to Maryland law, effective as of the date the Capital Stock has been transferred to the Trustee, the Trustee shall have the authority (at the Trustee's sole discretion) (i) to rescind as void any vote cast by a Purported Record Transferee with respect to such Capital Stock prior to the discovery by the Corporation that the Capital Stock has been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding any other provision of the Charter to the contrary, until the Corporation has received notification that the Capital Stock has been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting and determining the validity of votes of stockholders.

           (d) Within 20 days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares of Capital Stock held in the Trust to a Person, designated by the Trustee, whose ownership of the shares of Capital Stock will not violate the ownership limitations set forth in subparagraph (A)(2)(b) of this Article IV. Upon such sale, the interest of the Charitable Beneficiary in the shares of Capital Stock sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and to the Charitable Beneficiary as provided in this subparagraph (A)(3)(d). The Purported Record Transferee shall receive the lesser of (1) the price paid by the Purported Record Transferee for the shares of Capital Stock in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such shares of Capital Stock at Market Price, the Market Price of such shares of Capital Stock on the day of the event which resulted in the transfer of such shares of Capital Stock to the Trust) and (2) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares of Capital Stock held in the Trust, except becomes a Purported Record Transferee upon the provisions of subparagraph (A)(2) of this Article VI becoming effective on the second business day following the Formation Transaction, and who would have become a Purported Record Transferee immediately upon the occurrence of and as a result of the Formation Transaction had the provisions of subparagraph (A)(2) of this Article VI become effective immediately upon the occurrence of the Formation Transaction and assuming that any right to receive Capital Stock in connection with or as a result of the Formation Transaction constitutes upon the occurrence of the Formation Transaction Beneficial Ownership or Constructive Ownership of the Capital Stock to which such right relates, in which case at a price per share equal to the Market Price of such shares of Capital Stock on the effective date of the Formation Transaction. Any net sales proceeds in excess of the amount payable to the Purported Record Transferee shall be immediately paid to the Charitable Beneficiary together with any dividends or other distributions thereon. If, prior to the discovery by the Corporation that shares of such Capital Stock have been transferred to the Trustee, such shares of Capital Stock are sold by a Purported Record Transferee then (i) such shares of Capital Stock shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Purported Record Transferee received an amount for such shares of Capital Stock that exceeds the amount that such Purported Record Transferee was entitled to receive pursuant to this subparagraph (A)(3)(d), such excess shall be paid to the Trustee upon demand.

           (e) Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price paid by the Purported Record Transferee for the shares of Capital Stock in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such shares of Capital Stock at Market Price, the Market Price of such shares of Capital Stock on the day of the event which resulted in the transfer of such shares of Capital Stock to the Trust) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer, except in the case of Capital Stock of a Purported Record Transferee who becomes a Purported Record Transferee upon the provisions of subparagraph (A)(2) of this Article VI becoming effective on the second business day following the Formation Transaction, and who would have become a Purported Record Transferee immediately upon the occurrence of and as a result of the Formation Transaction had the provisions of subparagraph (A)(2) of this
       Article VI become effective immediately upon the occurrence of the Formation Transaction and assuming that any right to receive Capital Stock in connection with or as a result of the Formation Transaction constitutes upon the occurrence of the Formation Transaction Beneficial Ownership or Constructive Ownership of the Capital Stock to which such right relates, in which case at a price per share equal to the Market Price of such shares of Capital Stock on the second business day following the Formation Transaction. The Corporation shall have the right to accept such offer until the Trustee has sold the shares of Capital Stock held in the Trust pursuant to subparagraph (A)(3)(d) of this
       Article VI. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares of Capital Stock sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and any dividends or other distributions held by the Trustee with respect to such Capital Stock shall thereupon be paid to the Charitable Beneficiary.

           (f) By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that the Capital Stock held in the Trust would not violate the restrictions set forth in subparagraph (A)(2)(a) of
       Article VI hereof in the hands of such Charitable Beneficiary. At all times at least one such Charitable Beneficiary shall be designated by the Board of Directors.

        (4) REMEDIES FOR BREACH. If the Board of Directors, a committee thereof, or the designees of the Board of Directors, if permitted by the MGCL, shall at any time determine in good faith that a Transfer or other event has taken place in violation of subparagraph (A)(2) of this Article VI or that a Person intends to acquire or has attempted to acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any shares of Capital Stock in violation of subparagraph (A)(2) of this Article VI, the Board of Directors, a committee thereof, or the designees of the Board of Directors shall take such action as it or they deem advisable to refuse to give effect to or to prevent such Transfer or other event including, but not limited to, causing the Corporation to redeem shares of Capital Stock, refusing to give effect to such Transfer, or other event on the books of the Corporation or instituting proceedings to enjoin or rescind such Transfer or other event; provided, however, any Transfer (or, in the case of events other than a Transfer, ownership or Constructive Ownership or Beneficial Ownership) in violation of subparagraph (A)(2)(a) of this Article VI, shall automatically result in the transfer to a Trust as described in subparagraph (A)(2)(b) of this Article VI, and any Transfer in violation of subparagraph (A)(2)(c) of this Article VI shall automatically be void ab initio irrespective of any action (or non-action) by the Board of Directors.

        (5) NOTICE OF RESTRICTED TRANSFER. Any Person who acquires or attempts to acquire shares of Capital Stock in violation of subparagraph (A)(2) of this Article VI, or any Person who is a Purported Beneficial Transferee such that an automatic transfer to a Trust results under subparagraph (A)(2)(b) of this Article VI, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or other event or attempted Transfer or other event on the Corporation's status as a REIT.

        (6) OWNERS REQUIRED TO PROVIDE INFORMATION. From the effective date of the Formation Transaction and prior to the Restriction Termination Date, each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of shares of Capital Stock and each Person (including the stockholder of record) who is holding shares of Capital Stock for a beneficial owner or Beneficial Owner or Constructive Owner shall, on demand, provide to the Corporation a completed questionnaire containing the information regarding their ownership of such shares, as set forth in the regulations (as in effect from time to time) of the U.S. Department of Treasury under the Code. In addition, each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of shares of Capital Stock and each Person (including the stockholder of record) who is holding shares of Capital Stock for a beneficial owner or Beneficial Owner or Constructive Owner shall, on demand, be required to disclose to the Corporation in writing such information as the Corporation may request in order to determine the effect, if any, of such stockholder's actual and constructive ownership of shares of Capital Stock on the Corporation's status as a REIT and to ensure compliance with the Ownership Limit, or such other limit as provided from time to time in the Charter of the Corporation or as otherwise permitted by the Board of Directors.

        (7)  REMEDIES NOT LIMITED.  Subject to the provisions of subparagraph
    (C) of this Article VI, nothing contained in this Article VI shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT.

        (8) AMBIGUITY AND APPLICATION OF OWNERSHIP LIMITS. In the case of an ambiguity in the application of any of the provisions of subparagraph (A) of this Article VI, including any definition contained in subparagraph (A)(1), the Board of Directors shall have the power to determine the application of the provisions of this subparagraph (A) with respect to any situation based on the facts known to it (subject to the provisions subparagraph (C) of this Article VI) and any such determination by the Board of Directors shall be final and conclusive for all purposes. In the event that this Article VI requires an action by the Board of Directors and the Charter fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article VI.

        (9) PRIORITY OF APPLICATION OF OWNERSHIP LIMITS. The Board of Directors is expressly authorized to (or to cause the Corporation to) enter into one or more existing or future agreements with one or more shareholders of the Corporation which provide relief to specifically identified or unidentified shareholders, then or thereafter existing, from the application of some or all of the limitations and restrictions provided for under this
    Article VI, including without limitation any agreement to the effect that some or all of the provisions of subparagraph (A) of this Article VI shall apply to such shareholder or shareholders only if the application of such provisions to one or more other shareholders would not eliminate the violation of the provisions of subparagraph (A)(2)(a) of Article VI hereof. Absent any such agreement or a decision by the Board of Directors to the contrary (which the Board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in subparagraph (A)(2) of this Article VI) acquired Beneficial or Constructive Ownership of Capital Stock in violation of subparagraph (A)(2)(a) of this Article VI, such remedies (as applicable) shall apply first to the shares of Capital Stock which, but for such remedies, would have been actually owned by the Purported Beneficial Owner, and second to shares of Capital Stock which, but for such remedies, would have been Beneficially Owned or Constructive Owned (but not actually owned) by the Purported Beneficial Owner, pro rata among the Persons who actually attempted to acquire (through a Transfer or other event) such shares of Capital Stock based upon the relative value of what would have been the Purported Beneficial Owner's Beneficial Ownership or Constructive Ownership interest in the shares such Person attempted to acquire (through a Transfer or other event), third to other shares that are actually owned by the Purported Beneficial Owner, and fourth to shares that are actually owned by such other Persons whose ownership of shares is attributed to the Purported Beneficial Owner, pro rata among such Persons based upon the relative value of the Purported Beneficial Owner's Beneficial Ownership or Constructive Ownership interest in the shares so owned.

        (10)  MODIFICATIONS OF OWNERSHIP LIMIT.

           (a) The Board of Directors may from time to time increase or decrease the Ownership Limit as applied to a particular Person, provided, however, that:

                (i) Except as otherwise provided pursuant to any agreement or action taken pursuant to or comtemplated by subparagraph (A)(9) of this Article VI, any decrease may be made only prospectively as to subsequent holders or, with respect to existing holders, subsequent Transfers (other than a decrease in such limits as a result of a retroactive change in existing law, in which case such decrease shall be effective immediately);

                (ii) The Ownership Limit may not be increased if, after giving effect to such increase, five Persons could Beneficially Own or Constructively Own, in the aggregate, more than 50.0% in value of the shares of Capital Stock then outstanding.

           (b) Subject to subparagraph (A)(2)(a)(iii) of this Article VI, the Board of Directors, in its sole and absolute discretion, may exempt a Person from the limitation on a Person's Beneficially Owning shares of Capital Stock in violation of subparagraph (A)(2)(a)(i) of this Article VI if the Board of Directors obtains any representations and undertakings from such Person as are reasonably necessary in the opinion of the Board of Directors to ascertain that no individual's Beneficial Ownership of such shares of Capital Stock will violate subparagraph (A)(2)(a)(i) of this Article VI, or that any such violation will not cause the Corporation to fail to qualify as a REIT under the Code, and that any violation of such representations or undertakings (or other action which is contrary to the restrictions contained in subparagraph (A)(2) of this
       Article VI) or attempted violation will result in such shares of Capital Stock's being subject to subparagraph (A)(2)(b) of this Article VI, in which case an "other event" shall be deemed to have occurred within the meaning of subparagraph (A)(2)(b) of this Article VI that causes such Person to Beneficially or Constructively Own Capital Stock in violation of subparagraph (A)(2)(a) of this Article VI.

           (c) Subject to subparagraph (A)(2)(a)(iii) of this Article VI, the Board of Directors, in its sole and absolute discretion, may exempt a Person from the limitation on a Person's Constructively Owning Capital Stock in violation of subparagraph (A)(2)(a)(ii) of this Article VI, if the Corporation obtains any representations and undertakings from such Person as are reasonably necessary in the opinion of the Board of Directors to ascertain that such Person does not and will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned in whole or in part by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.8% interest (as determined under Section 856(d)(2)(B) of the Code) in such tenant and that any violation or attempted violation will result in such shares of Capital Stock being transferred to a Trust in accordance with subparagraph (A)(2)(b) of this Article VI. Notwithstanding the foregoing, the inability of a Person to make the certification described in this subparagraph (A)(10) of this Article VI shall not prevent the Board of Directors, in its sole discretion, from exempting such Person from the limitation on a Person's Constructively Owning Capital Stock in violation of subparagraph (A)(2)(a)(ii) of this
       Article VI if the Board of Directors determines that the resulting application of Section 856(d)(2)(B) of the Code would affect the characterization of less than 0.5% of the gross income (as such term is used in Section 856(c)(2) of the Code) of the Corporation in any taxable year, after taking into account the effect of this sentence with respect to all other Capital Stock to which this sentence applies.

           (d) Prior to any modification of the Ownership Limit, the Board of Directors may require a ruling from the Internal Revenue Service, or such opinions of counsel, affidavits, undertakings or agreements, in any case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT. Notwithstanding the receipt or contents of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it may deem appropriate in connection with granting such exception.

           (e) An underwriter that participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Ownership Limit, but only to the extent necessary to facilitate such public offering or private placement and provided that the ownership of such shares of Capital Stock by such underwriter would not result in the Corporation's being "closely held" within the meaning of Section 856(h) of the Code, or otherwise result in the Corporation failing to qualify as a REIT.

    (B) LEGEND. Each certificate, if any, for Capital Stock or securities convertible into Capital Stock shall bear substantially the following legend:

        "THE SHARES OF CAPITAL STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CHARTER OF THE CORPORATION, (i) NO PERSON MAY BENEFICIALLY OWN SHARES OF THE CORPORATION'S CAPITAL STOCK IN EXCESS OF THE THEN APPLICABLE OWNERSHIP LIMIT WITH RESPECT TO THE CAPITAL STOCK, WHICH OWNERSHIP LIMIT MAY BE INCREASED OR DECREASED FROM TIME TO TIME BY THE BOARD OF DIRECTORS OF THE CORPORATION AS TO A PARTICULAR PERSON; (ii) NO PERSON MAY CONSTRUCTIVELY OWN SHARES OF THE CORPORATION'S CAPITAL STOCK IN EXCESS OF THEN APPLICABLE OWNERSHIP LIMIT WITH RESPECT TO THE CAPITAL STOCK, WHICH OWNERSHIP LIMIT MAY BE INCREASED OR DECREASED FROM TIME TO TIME BY THE BOARD OF DIRECTORS OF THE CORPORATION AS TO A PARTICULAR PERSON; (iii) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF THE CORPORATION'S CAPITAL STOCK THAT, TAKING INTO ACCOUNT ANY OTHER CAPITAL STOCK OF THE CORPORATION BENEFICIALLY OR CONSTRUCTIVELY OWNED BY SUCH PERSON, WOULD RESULT IN THE CORPORATION'S BEING "CLOSELY HELD" UNDER SECTION 856(h) OF THE CODE OR OTHERWISE CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT; AND (iv) NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN CAPITAL STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN CAPITAL STOCK IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION, OR IN THE EVENT OF A PROPOSED OR ATTEMPTED TRANSFER OR ACQUISITION OR PURPORTED CHANGE IN THE BENEFICIAL OWNERSHIP OR CONSTRUCTIVE OWNERSHIP, MUST GIVE WRITTEN NOTICE TO THE CORPORATION OF AT LEAST FIFTEEN (15) DAYS PRIOR TO THE PROPOSED OR ATTEMPTED TRANSFER, TRANSACTION OR OTHER EVENT. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE CAPITAL STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO THE TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE CORPORATION MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL TERMS IN THIS LEGEND WHICH ARE DEFINED IN THE CHARTER OF THE CORPORATION SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN SUCH CHARTER, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF CAPITAL STOCK ON REQUEST AND

        WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE."

    (C)  AMERICAN STOCK EXCHANGE; OTHER TRADING FACILITIES.  Nothing in this
Article VI precludes the settlement of transactions entered into through the facilities of the American Stock Exchange, or any other national securities exchange or automated inter-dealer quotation system. The shares of Capital Stock that are the subject of such transaction shall continue to be subject to the provisions of this Article VI after such settlement.

    (D) SEVERABILITY. If any provision of this Article VI or any application of any such provision is determined in a final and unappealable judgment to be void, invalid or unenforceable by any Federal or state court having jurisdiction over the issue, the validity and enforceability of the remaining provisions shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

    (E) EXCHANGE OF OP UNITS. So long as the Corporation remains the General Partner of the Operating Partnership, the Board of Directors of the Corporation is hereby expressly vested with authority (subject to the restrictions on ownership, transfer and redemption of Capital Stock set forth in this Article
VI) to issue, and shall issue to the extent provided in the Partnership Agreement, Common Stock in exchange for the units into which partnership interests of the Operating Partnership are divided (the "OP Units"), and as the same may be adjusted, as provided in the Partnership Agreement.

                                      VII.

                                   DIRECTORS

    (A) POWER; NUMBER. The business and affairs of the Corporation shall be managed by, or under the direction of, the Directors. The number of Directors of the Corporation shall be no fewer than three and no greater than thirteen, and initially shall be eight, which number may be increased or decreased from time to time by the Bylaws of the Corporation, but shall never be less than the minimum number required by the MGCL.

    (B) The names of the initial Directors are set forth below:

                              Steven A. Calabrese
                                 Mark D. Grossi
                               Lawrence B. Helzel
                             Christopher L. Jarratt
                               Raymond V. Marino
                               Richard M. Osborne
                                Martin S. Roher
                                Norman S. Geller

    (C) TERM. In the event of any decrease in the authorized number of Directors, each Director then serving as such shall nevertheless continue as a Director until the expiration of his or her current term, or his or her prior death, retirement, resignation or removal.

    (D) REMOVAL. Any or all of the directors may be removed only for cause and only if such removal is authorized by the affirmative vote of the holders of two-thirds of the outstanding shares of stock of the Corporation entitled to vote thereon, except that when, by the provisions of the Charter, the holders of shares of Preferred Stock or any class or series thereof voting as a class are entitled to elect any one or more directors, the directors so elected may be removed only by the applicable vote of the holders of the Preferred Stock or such series voting as a class.

                                     VIII.

                PROVISIONS FOR DEFINING, LIMITING AND REGULATING
                     CERTAIN POWERS OF THE CORPORATION AND
                       OF THE DIRECTORS AND STOCKHOLDERS

    The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the Directors and stockholders:

    (A)  AUTHORITY OF THE BOARD.

        (1) The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with these Articles of Incorporation and in absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: the amount of net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions on its stock; the amount of annual or other net profits, earnings, paid-in or other surplus, net assets, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation; any matter relating to the acquisition, holding and disposition of any assets by the Corporation; or any matter relating to the business and affairs of the Corporation.

        (2) The Board of Directors of the Corporation may establish in its absolute discretion the basis or method for determining the value of the assets belonging to any class or series, and the net asset value of each share of stock of each series and class for purposes of sales, redemptions, repurchases of shares or otherwise and any such determination shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock.

    (B) REMOVAL OF AN OFFICER OR EMPLOYEE. Unless the Bylaws otherwise provide, any officer or employee of the Corporation (other than a director) may be removed at any time with or without cause by the Board of Directors or by any committee or superior officer upon whom such power of removal may be conferred by the Bylaws or by authority of the Board of Directors.

    (C) STOCKHOLDERS RATIFICATION OF ACTIONS. Any contract, transaction or act of the Corporation or of the Board of Directors which shall be ratified by a majority of the aggregate voting power of the shares held by stockholders representing a quorum at any annual meeting, or at any special meeting called for such purpose, shall so far as permitted by law be as valid and as binding as though ratified by every stockholder of the Corporation.

    (D) ACTIONS BY STOCKHOLDER VOTE. Notwithstanding any provision of law requiring the affirmative vote of a greater percentage of votes entitled to be cast on the matter, the affirmative vote of a majority of the votes entitled to be cast on the matter shall be sufficient to approve any of the following actions, after due authorization, approval or advice of the Board of Directors:
(i) amendment to the Corporation's Charter; (ii) adoption of articles of merger, consolidation, transfer or share exchange; and (iii) dissolution of the Corporation; and provided further, that the amendment of Articles V.C., VII.A, VII.D, VIII.I and VIII.D of these Articles of Incorporation shall require the affirmative vote of at least seventy percent (70%) of the outstanding shares of stock of the Corporation entitled to vote thereon, after due authorization, approval or advice of the Board of Directors of the Corporation.

    (E) REIT QUALIFICATION. The Board of Directors shall use its best efforts to cause the Corporation and its stockholders to maintain qualification for U.S. federal income tax treatment in accordance with the provisions of the Code applicable to a REIT. In furtherance of the foregoing, the Board of Directors shall use its best efforts to take such actions as are necessary, and may take such actions as it deems desirable (in its sole discretion) to preserve the status of the Corporation as a REIT; provided, however, that in the event that the Board of Directors determines, in its sole discretion, that it is no longer in the best interests of the Corporation to qualify as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation's REIT election pursuant to Section 856(g) of the Code.

    (F)  DIRECTOR AND OFFICER LIABILITY; INDEMNIFICATION OF DIRECTORS AND
OFFICERS.

        (1) The Corporation shall indemnify (1) its Directors to the full extent provided by Maryland law now or hereafter in effect, including the advance of legal expenses and other reasonable costs under the procedures provided by such laws; (2) its officers to the same extent it shall indemnify its Directors; and (3) its officers who are not Directors to such further extent as shall be authorized by the Board of Directors and be consistent with law. The Corporation also shall have the power, to fullest extent provided by Maryland law now or hereafter in effect, to obligate itself to indemnify, and to advance legal expenses and reasonable costs to (a) any individual who is a former Director or officer of the Corporation, and (b) any individual who, while a Director of the Corporation and at the request of the Corporation, serves or has served as a Director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status with the Corporation. The foregoing shall not limit the authority of the Corporation to indemnify other employees and agents consistent with law. Any indemnification by the Corporation shall be consistent with the requirements of law. The foregoing shall not be exclusive of any other rights to which a person seeking indemnification may be entitled under any insurance policy, agreement or otherwise and shall inure to the benefit of the heirs, executors and personal representatives of such person.

        (2) To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no Director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. Neither the amendment or repeal of this subparagraph, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this subparagraph, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

        (3) The Directors may take such action as is necessary to carry out the preceding indemnification and limitation of liability provisions and are expressly empowered to adopt, approve and amend from time to time the Bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Articles of Incorporation of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to Directors and officers under this and the two preceding paragraphs with respect to any act or omission which occurred prior to such amendment or repeal, or shall limit or eliminate the rights granted under indemnification agreements entered into by the Corporation and its directors, officers, agents and employees.

    (G) INTERESTED DIRECTOR TRANSACTIONS. Without limiting any other procedures available by law or otherwise to the Corporation, the Board of Directors may authorize any agreement or other transaction with any person, corporation, association, company, trust, partnership (limited or general) or other organization, although one or more of the directors or officers of the Corporation may be a party to any such agreement or an officer, director, stockholder or member of such other party, and no such agreement or transaction shall be invalidated or rendered void or voidable solely by reason of the existence of any such relationship if: (1) the existence is disclosed or known to (a) the Board of Directors, and the contract or transaction is approved by the affirmative vote of a majority of the disinterested directors, even if they constitute less than a quorum of the Board; or (b) the stockholders entitled to vote, and the contract or transaction is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote other than the votes of shares owned of record or beneficially by the interested director or corporation, firm or other entity, or
(2) the contract or transaction is fair and reasonable to the Corporation. Any interested directors or the stock owned by them or by an interested corporation, firm, or other entity may be counted in determining the presence of a quorum at a meeting of the Board of Directors or at a meeting of the stockholders at which the contract or transaction is authorized, approved or ratified.

    (H) AMENDMENTS. The Corporation reserves the right from time to time to make any amendments of its Charter (including these Articles of Incorporation) which may now or hereafter be authorized by law and subject to any requirements of the Charter, including any amendment changing the terms or contract rights, as expressly set forth in its Charter, of any of its outstanding stock by classification, reclassification or otherwise; provided, however, that neither repeal nor amendment of, nor adoption of any provision inconsistent with,
Article VIII.F hereof shall adversely affect the rights of any person entitled to indemnification or advancement of expenses under Article VIII.F or the Bylaws of the Corporation with respect to any act or omission to act which occurred prior to such repeal, amendment or adoption.

    (I) AMENDMENT TO THE BYLAWS. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

    (J)  MISCELLANEOUS.

        (1) The Board of Directors may authorize, subject to such approval of stockholders and other conditions, if any, as may be required by applicable statute, bylaw, rule or regulation, the execution and performance by the Corporation of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization whereby, subject to the supervision and control of the Board of Directors, any such other person, corporation, association, company, trust, partnership (limited or general) or other organization (including, without limitation, any affiliate of the Corporation and/or its directors) shall render or make available to the Corporation managerial, investment, advisory and/or related services, office space and other services and facilities (including the management or supervision of the investments of the Corporation) under such terms and conditions as may be provided in such agreement or agreements (including the compensation payable thereunder by the Corporation).

        (2) In addition to the powers and authority hereinbefore, hereinafter or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the express provisions of the MGCL, and the Charter and Bylaws of the Corporation.

        (3) The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Corporation's Charter or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the MGCL.

                                      IX.

                          DURATION OF THE CORPORATION

    The duration of the Corporation shall be perpetual.

    IN WITNESS WHEREOF, I have signed these Articles of Incorporation, acknowledging the same to be my act, on November 5, 1998.

--------------------------------------------
Incorporator

                                                                         ANNEX C

                                     BYLAWS

                                       OF

                        PACIFIC GATEWAY PROPERTIES, INC.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
ARTICLE I OFFICES..........................................................................................           1
  Section 1  Registered Office.............................................................................           1
  Section 2  Other Offices.................................................................................           1

ARTICLE II STOCKHOLDERS....................................................................................           1
  Section 1  Place of Meetings.............................................................................           1
  Section 2  Annual Meetings...............................................................................           1
  Section 3  Special Meetings..............................................................................           1
  Section 4  Notice of Meetings; Waiver of Notice..........................................................           1
  Section 5  Conduct of Meetings; Quorum; Adjournment......................................................           2
  Section 6  Voting Rights; Proxies........................................................................           2
  Section 7  List of Stockholders..........................................................................           3
  Section 8  Action Without Meeting........................................................................           3
  Section 9  Stockholder Proposals.........................................................................           3
  Section 10  Inspector of Election........................................................................           4

ARTICLE III DIRECTORS......................................................................................           4
  Section 1  Number and Term of Office.....................................................................           4
  Section 2  Powers........................................................................................           4
  Section 3  Vacancies.....................................................................................           4
  Section 4  Resignations and Removals.....................................................................           4
  Section 5  Meetings......................................................................................           5
  Section 6  Quorum and Voting.............................................................................           5
  Section 7  Action Without Meeting........................................................................           5
  Section 8  Fees and Compensation.........................................................................           6

ARTICLE IV COMMITTEES......................................................................................           6
  Section 1  General.......................................................................................           6
  Section 2  Term..........................................................................................           6
  Section 3  Meetings......................................................................................           6

ARTICLE V OFFICERS.........................................................................................           7
  Section 1  Officers Designated...........................................................................           7
  Section 2  Tenure and Duties of Officers.................................................................           7
    (a) General............................................................................................           7
    (b) Duties of the Chairman of the Board of Directors...................................................           7
    (c) Duties of the President............................................................................           7
    (d) Duties of the Vice-Presidents......................................................................           7
    (e) Duties of the Treasurer............................................................................           7
    (f) Duties of the Secretary............................................................................           8
    (g) Duties of other officers...........................................................................           8
  Section 3  Bonds.........................................................................................           8

ARTICLE VI EXECUTION OF CORPORATE INSTRUMENTS, AND VOTING OF SECURITIES OWNED BY THE CORPORATION...........           8
  Section 1  Execution of Corporate Instruments............................................................           8
  Section 2  Transfer of Securities Owned by the Corporation...............................................           8
  Section 3  Voting of Securities Owned by the Corporation.................................................           8

ARTICLE VII SHARES OF STOCK................................................................................           9
  Section 1  Form and Execution of Certificates............................................................           9
  Section 2  Lost, Stolen or Destroyed Certificates........................................................           9
  Section 3  Transfers.....................................................................................           9
  Section 4  Transfer Agents, Registrars and Dividend Disbursing Agents....................................          10
  Section 5  Fixing Record Dates...........................................................................          10

                                                                                                                PAGE
                                                                                                                -----
  Section 6  Registered Stockholders.......................................................................          10
  Section 7  Stock Ledger..................................................................................          10
  Section 8  Fractional Stock..............................................................................          10
  Section 9  Protection of the Corporation.................................................................          10

ARTICLE VIII INDEMNIFICATION...............................................................................          11
  Section 1  Indemnification of Authorized Representatives in Third Party Proceedings......................          11
  Section 2  Indemnification of Authorized Representatives in Corporate Proceedings........................          11
  Section 3  Mandatory Indemnification of Authorized Representatives.......................................          11
  Section 4  Determination of Entitlement to Indemnification...............................................          11
  Section 5  Advancing Expenses............................................................................          12
  Section 6  Employee Benefit Plans........................................................................          12
  Section 7  Scope of Article..............................................................................          12
  Section 8  Reliance on Provisions........................................................................          12
  Section 9  Insurance.....................................................................................          12
  Section 10  Survival of Rights...........................................................................          12
  Section 11  Effect of Amendment..........................................................................          12
  Section 12  Notice to Stockholders.......................................................................          12

ARTICLE IX MISCELLANEOUS...................................................................................          13
  Section 1  Notices.......................................................................................          13
  Section 2  Amendments....................................................................................          13
  Section 3  Execution of Papers...........................................................................          13
  Section 4  Fiscal Year...................................................................................          13
  Section 5  Corporate Records.............................................................................          13
  Section 6  Corporate Seal................................................................................          14
  Section 7  Consistency with Articles of Incorporation....................................................          14

                                   ARTICLE I

                                    OFFICES

    Section 1. REGISTERED OFFICE. The registered office of the Corporation in the State of Maryland shall be 300 East Lombard Street, Suite 1400, Baltimore, Maryland 21202.

    Section 2. OTHER OFFICES. The Corporation shall also have and maintain an executive office or principal place of business at such place, within or without the State of Maryland, and such other offices, as the Board of Directors may from time to time determine or the business of the Corporation may from time to time require.

                                   ARTICLE II

                                  STOCKHOLDERS

    Section 1. PLACE OF MEETINGS. Meetings of the stockholders of the Corporation shall be held at such place, either within or without the State of Maryland, as may be designated from time to time by the Board of Directors, or, if not so designated, then at the principal office of the Corporation.

    Section 2. ANNUAL MEETINGS. The annual meetings of the stockholders of the Corporation for the purpose of election of directors and for the transaction of such other business as may lawfully come before it. The annual meetings shall be held at ten o'clock in the forenoon on the first Tuesday in May of each year, or on such other date within thirty (30) days thereafter as designated by the Board of Directors. If that day be a Saturday, Sunday or legal holiday at the place where the meeting is to be held, the meeting shall be held on the next succeeding day not a Saturday, Sunday or legal holiday at such place and hour. Except as the Charter of the Corporation, as the same may be amended or restated from time to time (the "Charter"), or statute provides otherwise, any business may be considered at an annual meeting without the purpose of the meeting having been specified in the notice. Failure to hold an annual meeting does not invalidate the Corporation's existence or affect any otherwise valid corporate acts.

    Section 3. SPECIAL MEETINGS. At any time in the interval between annual meetings, a special meeting of the stockholders may be called by the Chairman of the Board or the President or by a majority of the Board of Directors by vote at a meeting or in writing (addressed to the Secretary of the Corporation) with or without a meeting. Special meetings of the stockholders shall be called by the Secretary on the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting. A request for a special meeting shall state the purpose of the meeting and the matters proposed to be acted on at such meeting. The Secretary shall inform the stockholders who make the request of the reasonable estimated costs of preparing and mailing a notice of the meeting and, on payment of these costs to the Corporation, notify each stockholder entitled to notice of the meeting. Unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of stockholders held in the preceding 12 months. Notwithstanding the foregoing, whenever holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, such holders may call special meetings of such holders pursuant to the terms of such classes or series.

    Section 4. NOTICE OF MEETINGS; WAIVER OF NOTICE. Written notice, stating the place, day and hour of the meeting and, in the case of a special meeting or if notice of the purpose is required by statute, the purpose or purposes for which the meeting is called, shall be prepared and delivered by the Secretary of the Corporation, not less than ten (10) days nor more than ninety (90) days before the date of the meeting, personally, by mail, or by leaving it at his residence or usual place of business, to each stockholder of record entitled to vote at such meeting and to each other stockholder or other person, if any, entitled to notice of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his or her address as it appears on the records of the Corporation. Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if he or she before or after the meeting signs a waiver of the notice which is filed with the records of stockholders' meetings, or is present at the meeting in person or by proxy, except that where a person attends a meeting for the express purpose of objecting to the transaction or any business because the meeting was not lawfully called to convene.

    Section 5. CONDUCT OF MEETINGS; QUORUM; ADJOURNMENT. (a) The Chairman or, in his absence, the President, shall preside at any stockholders' meeting. The Secretary of the Corporation, or, in his absence or by his designation, an Assistant Secretary, or, in the absence of both, a person appointed by the chairman of the meeting, which person need not be an officer of the Corporation, shall act as secretary of the meeting and shall make and keep a record of the proceedings thereat. Meetings of stockholders shall generally follow reasonable and fair procedure. Subject to any specific provisions of law, the Charter or these Bylaws, and unless otherwise determined by the Board of Directors prior to the meeting, the chairman of the meeting shall determine the order of business and shall have the authority in his discretion to regulate the conduct of the meeting and determine the procedure and rules for the meeting, including: (i) asking or requiring that anyone not a bona fide stockholder or proxy leave the meeting; (ii) proposing any motion for vote; and (iii) imposing any reasonable limits with respect to participation in the meeting by stockholders, including, but not limited to, determining when the polls for the taking of any stockholder vote at the meeting shall be closed, limiting the amount of time at the meeting taken up by the remarks or questions of any stockholder, limiting the number of questions per stockholder, and limiting the subject matter and timing of questions and remarks by stockholders.

    (b) At all meetings of stockholders the presence, in person or by proxy, of the holders of a majority of the voting power of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business, except as otherwise provided by statute, the Charter or these Bylaws.

    (c) Whether or not a quorum is present, any meeting of stockholders convened on the date for which it was called may be adjourned, from time to time, by (a) the Chairman of the meeting, (b) the Board of Directors (c) a vote of the holders of a majority of the voting power of the shares represented thereat, in each case to a date not more than 120 days after the original record date. At such adjourned meeting at which a quorum is present or represented any business may be transacted which might have been transacted at the original meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

    Section 6. VOTING RIGHTS; PROXIES. (a) Except as otherwise provided by law, only the stockholder of record on the stock records of the Corporation on the record date for determining the stockholders entitled to vote at a meeting shall be entitled to vote in person or by proxy at such meeting. Shares standing in the names of two or more persons shall be voted or represented in accordance with the determination of the majority of such persons, or, if only one of such persons is present in person or represented by proxy, such person shall have the right to vote such shares and such shares shall be deemed to be represented for the purpose of determining a quorum.

    (b) Every person entitled to vote or execute consents or dissents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent, which proxy shall be filed with the Secretary of the Corporation at or before the meeting at which it is to be used. Any proxy so appointed need not be a stockholder. No proxy shall be voted after eleven months from its date unless the proxy expressly provides for a longer period. Every proxy is revocable at the pleasure of the stockholder executing it, except as otherwise provided by law.

    (c) Each stockholder of record shall be entitled to the number of votes for each share of stock held by him or her as is specified in the Charter.

    (d) Except as otherwise provided by law, the Charter or these Bylaws, all action taken by the holders of a majority of the votes cast at any meeting at which a quorum is present shall be valid and binding upon the Corporation.

    (e) A plurality of all the votes cast at a meeting of the stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted.

    Section 7. LIST OF STOCKHOLDERS. At each meeting of stockholders, a full, true and complete list of all stockholders entitled to vote at such meeting, showing the number and class of shares held by each and certified by the transfer agent for such class or by the Secretary, shall be furnished by the Secretary.

    Section 8. ACTION WITHOUT MEETING. Unless otherwise provided in the Charter, any action required by statute to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, are signed by the holders of all the outstanding stock entitled to vote on the matter and a written waiver of the right to dissent is signed by each stockholder entitled to notice of the meeting but not entitled to vote at the meeting. To be effective, a written consent must be delivered to the Corporation by delivery to its registered office in Maryland, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent.

    Section 9. STOCKHOLDER PROPOSALS. For any stockholder proposal to be presented in connection with an annual meeting of stockholders of the Corporation, including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Corporation, the stockholders must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation at least seventy-five (75) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in order to be timely, a stockholder's notice of business to be brought before any annual meeting or special meeting of stockholders must in any event be received not later than the close of business on the 15th day following the day on which notice of the date of the annual meeting or any special meeting is mailed or public disclosure of such date is made, whichever first occurs. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such stockholders and such beneficial owner.

    Notwithstanding anything in these Bylaws to the contrary, nothing in this
Article II.9 shall be deemed to preclude discussion by any stockholder as to any business properly brought before any meeting. The Chairman of the Board of the Corporation shall, if the facts warrant, determine and declare at any meeting of the stockholders that business was not properly brought before the meeting, and if he should so determine, he shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted or considered.

    Section 10. INSPECTOR OF ELECTION. The Board of Directors in advance of any meeting of stockholders may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a meeting of stockholders may, and on the request of any stockholder entitled to vote thereat shall appoint one or more inspectors. In case any person appointed as inspector fails to appear or act, the vacancy may be filled by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties shall take and sign an oath to faithfully execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

                                  ARTICLE III

                                   DIRECTORS

    Section 1. NUMBER AND TERM OF OFFICE. The number of directors which shall constitute the whole of the Board of Directors shall be established by resolution adopted by an affirmative vote of a majority of the entire Board of Directors from time to time but shall not be less than three (3), nor more than eleven (11) and shall initially be eight. With the exception of the first Board of Directors, which shall be set forth in the Charter, and except as provided in the Charter and in Section 3 of this Article III, each director shall be elected by the vote of a plurality of the voting power of the shares represented in person or by proxy, at the stockholders' annual meeting in each year and entitled to vote on the election of directors. Duly elected directors will hold office until the next annual meeting of stockholders and until their successors are elected and qualify. Directors need not be stockholders of the Corporation nor residents of the State of Maryland. No reduction in the number of directors shall of itself have the effect of shortening the term of any incumbent director. The Board of Directors shall include at least two Independent Directors, as defined in the Charter.

    Section 2. POWERS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors, except as conferred on or reserved to the stockholders by statute or by the Charter or Bylaws.

    Section 3. VACANCIES. Any vacancy on the Board of Directors, however occurring, may be filled by (1) a majority vote of the stockholders entitled to vote or (2) a majority vote of the entire Board of Directors.

    Section 4. RESIGNATIONS AND REMOVALS. (a) Any director may resign at any time by delivering his written resignation to the Secretary, such resignation to specify whether it will be effective at a particular time or upon receipt by the Secretary. If no such specification is made it shall be deemed effective upon receipt.

    (b) At any meeting of stockholders, the Board of Directors or any individual director may be removed from office only with cause and only by the affirmative vote of two-thirds of the aggregate voting power of the outstanding shares of stock of the Corporation, except that when the holders of shares of Preferred Stock or any series thereof voting as a class are entitled to elect any one or more directors, the directors so elected may be removed only by the applicable vote of the holders of the Preferred Stock or such series voting as a class.

    Section 5. MEETINGS. (a) The annual meeting of the Board of Directors shall be held as soon as is practicable after the stockholders' annual meeting and no notice to the newly elected directors of such meeting shall be necessary for such meeting to be lawful, provided a quorum is present.

    (b) Regular meetings of the Board of Directors may also be held at any place within or without the State of Maryland which has been designated in advance by resolutions of the Board of Directors or the written consent of all directors. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings at such place and time may be held without further notice being given.

    (c) Special meetings of the Board of Directors may be held at any time and place within or without the State of Maryland whenever called by the Chairman of the Board or a majority of the directors upon proper notice as provided for in paragraph (d) of this section. Unless otherwise indicated in the notice thereof, any and all business may be transacted at the special meeting.

    (d) Written notice of the time and place of all special meetings of the Board of Directors shall be delivered personally to each director or sent by telegram or facsimile, telephonically confirmed, at least 48 hours before the start of the meeting, or sent by first class mail at least 120 hours before the start of the meeting. Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, unless such director provides the Chairman with a written protest prior to the taking of any action at the meeting.

    (e) The Chairman of the Board, or any director designated by the Chairman of the Board, shall preside at any meeting thereof. In the event that the Chairman of the Board or his or her designee shall not be present at any such meeting, then the directors present, by majority vote, may choose from among themselves a director to preside at such meeting.

    Section 6. QUORUM AND VOTING. (a) A quorum of the Board of Directors shall consist of a majority of the number of directors comprising the entire Board, but not less than one; provided, however, at any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

    (b) At each meeting of the Board at which a quorum is present all questions and business shall be determined by a vote of a majority of the number of directors present, unless a different vote be required by law, the Charter or these Bylaws.

    (c) Any member of the Board of Directors, or of any committee thereof may participate in a meeting by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

    (d) The transaction of any business at a meeting of the Board of Directors, or any committee thereof however called or noticed, or wherever held, shall be as valid as though conducted at a meeting duly held after regular call and notice, if a quorum be present and if either before or after the meeting, each of the directors not present shall sign a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

    Section 7. ACTION WITHOUT MEETING. Unless otherwise restricted by the Charter or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board or committee.

    Section 8. FEES AND COMPENSATION. Directors may receive reasonable compensation, as set from time to time by the Board of Directors, for their services as directors and may be allowed a fee for attendance at each meeting and at each meeting of any committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation therefor. Directors shall be reimbursed for all reasonable out-of- pocket expenses incurred in attending meetings of the Board of Directors or any committee thereof.

                                   ARTICLE IV

                                   COMMITTEES

    Section 1. GENERAL. The Board of Directors may, by resolution passed by a majority of the whole Board, from time to time appoint such standing or ad hoc committees of the Board of Directors or other committees, which may or may not be comprised exclusively of directors, as may be permitted by law. The Board of Directors may abolish any committee at any time. The Board of Directors shall have an Audit Committee, and at least a majority of the members of the Audit Committee shall be "Independent Directors," as defined in the Charter. Such committees appointed by the Board of Directors shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committee, but in no event shall any such committee have the power or authority to amend these Bylaws or otherwise take action not delegable to a committee under applicable law.

    Section 2. TERM. The members of all committees of the Board of Directors shall continue as such for as long as they remain directors of the Corporation unless removed or unless they resign from such committee. The members of all other committees shall remain as such for so long as they remain directors or officers of the Corporation unless removed or unless they resign from such committee. The Board of Directors may at any time increase or decrease the number of members of a committee or terminate the existence of a committee; provided, that no committee shall consist of less than one member. The membership of a committee member shall terminate on the date of his or her death or voluntary resignation, but the Board may at any time, with or without cause, remove any individual committee member and the Board may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee.

    Section 3. MEETINGS. Unless the Board of Directors shall otherwise provide, regular meetings of any committee of the Board of Directors or any other committee appointed pursuant to this Article IV shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at the principal office of the Corporation, or at any place which has been designated from time to time by resolution of such committee or by written consent of all members thereof and may be called by any member of such committee, upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time after the meeting and will be waived by any member by attendance thereat, unless such member provides the chairman of the committee with a written protest prior to the taking of any action at the meeting. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee. Such committee shall maintain minutes of all meetings and report to the Board of Directors.

                                   ARTICLE V

                                    OFFICERS

    Section 1. OFFICERS DESIGNATED. The officers of the corporation shall be a Chairman of the Board of Directors, a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as the directors from time to time may in their discretion elect or appoint. The Board of Directors may assign such additional titles to one or more of the officers as they shall deem appropriate. Any one person may hold any number of offices of the Corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the Corporation shall be fixed by or in the manner designated by the Board of Directors.

    Section 2. TENURE AND DUTIES OF OFFICERS. (a) GENERAL: All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified or until earlier removal or resignation. Subject to the specific provisions of these Bylaws, all officers, as between themselves and the Corporation, shall respectively have such authority and perform such duties as are customarily incident to their respective offices, and as may be specified from time to time by the Board of Directors, regardless of whether such authority and duties are customarily incident to such office. In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate from time to time the powers or duties of such officer, or any of them, to any other officer or to any Director. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors with or without cause. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors. Nothing in these Bylaws shall be construed as creating any kind of contractual right to employment with the Corporation.

    (b) DUTIES OF THE CHAIRMAN OF THE BOARD OF DIRECTORS: The Chairman of the Board of Directors shall be authorized to preside at all meetings of the Corporation's stockholders and the Board of Directors. The Chairman of the Board of Directors shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

    (c) DUTIES OF THE PRESIDENT: The President shall be the chief executive officer of the Corporation. The President shall preside at meetings of stockholders in the event the Chairman of the Board is absent or chooses not to preside at such meetings. Subject to the direction of the directors, the President shall have general charge of the property and business of the Corporation and of all its operations and shall direct and supervise the administration of the business and affairs of the Corporation, shall employ and remove at pleasure and fix the duties and compensation of managers, agents, salesmen, clerks, workmen and other subordinate employees of the Corporation, and shall have such other duties and powers as shall be prescribed from time to time by the directors.

    (d) DUTIES OF THE VICE-PRESIDENTS. The Vice-Presidents shall have such duties and powers as shall be prescribed for them respectively from time to time by the directors or by the President. The directors or the President may from time to time designate one or more Vice-Presidents as Executive Vice-President, Financial Vice-President, Administrative Vice-President, Senior Vice-President, or otherwise, or may otherwise fix or indicate the order of their rank, and, in their or his discretion, may from time to time change or revoke any such designation. One or more Vice-Presidents may be designated by the Board of Directors to perform all or part of the duties of the President or Chairman of the Board in the event of the death or disability of the President or Chairman of the Board.

    (e) DUTIES OF THE TREASURER. The Treasurer shall, subject to the direction and under the supervision of the Board of Directors, have general charge of the financial concerns of the Corporation and of its funds and valuable papers, and shall have such other duties and powers as may be prescribed from time to time by the Board of Directors or the President. The Treasurer shall report to the Board of Directors but in the ordinary conduct of the Corporation's business shall be under the supervision of the President or such other officer as the Board of Directors from time to time may determine.

    (f) DUTIES OF THE SECRETARY. The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors and committees thereof, in books provided for that purpose. He shall give, or cause to be given, all notices required by law or by these Bylaws. He shall be custodian of the records and of the seal or seals of the Corporation. He shall, when authorized by the Board of Directors or the President, affix the seal of the Corporation to all documents requiring it, and he may attest the same. In general, he shall perform all duties incident to the office of a secretary of a corporation, and such other duties as from time to time may be assigned to him by the Board of Directors.

    (g) DUTIES OF OTHER OFFICERS: The Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, if any, and any other subordinate officers shall be appointed and removed by the President or the Board of Directors at whose pleasure each shall serve and shall have such powers and duties as they may prescribe.

    Section 3. BONDS. If required by the Board of Directors, any and every officer or agent shall give the Corporation a bond in a sum and with one or more sureties satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                                   ARTICLE VI

                    EXECUTION OF CORPORATE INSTRUMENTS, AND
                 VOTING OF SECURITIES OWNED BY THE CORPORATION

    Section 1. EXECUTION OF CORPORATE INSTRUMENTS. (a) The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the Corporation.

    (b) Unless otherwise specifically determined by the Board of Directors or otherwise required by law, formal contracts of the Corporation, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the Corporation, and other corporate instruments or documents requiring the corporate seal, and certificates of shares of stock owned by the Corporation, shall be executed, signed or endorsed by the Chairman of the Board or by the President. Such documents may also be executed by any Vice President, the Secretary or Treasurer or any assistant secretary or assistant treasurer. All other instruments and documents requiring the corporate signature, but not requiring the corporate seal, may be executed as aforesaid or in such other manner as may be directed by the Board of Directors.

    (c) All checks and drafts drawn on banks or other depositories on funds to the credit of the Corporation, or in special accounts of the Corporation, shall be signed by such person or persons as the Board of Directors shall authorize so to do.

    Section 2. TRANSFER OF SECURITIES OWNED BY THE CORPORATION. All endorsements, assignments, transfers, share powers or other instruments of transfer of securities standing in the name of the Corporation shall be executed for and in the name of the Corporation by the President or by any Vice President, or by the Secretary or Treasurer or by any additional person or Persons as may be thereunto authorized by the Board of Directors.

    Section 3. VOTING OF SECURITIES OWNED BY THE CORPORATION. All stock and other securities of other corporations owned or held by the Corporation for itself or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors or, in the absence of such authorization, by the Chairman of the Board or by the President.

                                  ARTICLE VII

                                SHARES OF STOCK

    Section 1. FORM AND EXECUTION OF CERTIFICATES. (a) The Board of Directors, as provided in the Charter, may determine to issue certificated or uncertificated shares of stock and other securities issued by the Corporation.

    (b) Each stockholder who has fully paid for any certificated shares of the Corporation shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of stock held by him or her in the Corporation. It shall be in such form, not inconsistent with law or with the Charter, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors. Each stock certificate shall include on its face the name of the Corporation, the name of the stockholder or other person to whom it is issued, the number and class (and series, if any) of the shares it represents, a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, the differences in the relative rights and preferences between the shares of each series to the extent they have been set, and the authority of the Board to set relative rights and preferences of subsequent series. In lieu of such statement or summary, the Corporation may set forth upon the face or back of the certificate a statement that the Corporation will furnish to any stockholder, upon request and without charge, a full statement of such information. Each certificate shall be signed by the Chairman of the Board, the President or a Vice President and countersigned by the Secretary or an assistant secretary or the Treasurer or an assistant treasurer and may be sealed with the actual corporate seal or a facsimile of it or in any other form. The signatures may be either manual or facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate shall be deemed to have been issued with the same effect as if he were such officer, transfer agent or registrar at the date of issue. Each certificate representing shares which are subject to restrictions on transfer or other restrictions shall have a full statement of such restriction plainly stated on the certificate. In lieu of such statement, the Corporation may set forth upon the face or back of the certificate a statement that the Corporation will furnish to any stockholder, upon request and without charge, a full statement of such information.

    (c) If the Corporation issues uncertificated shares, the Corporation shall, at the time of issue of transfer of such shares without certificates, send the stockholder a written statement of the information required on the certificates by law as described in paragraph (b) of this section.

    Section 2. LOST, STOLEN OR DESTROYED CERTIFICATES. In the case of the alleged loss or destruction or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe, including requiring the owner of such lost, stolen or destroyed certificate or certificates, or his legal representatives, to attest the same in such manner as it shall require and to indemnify the Corporation, its directors, officers, employees, agents and representatives, and in connection therewith to give the Corporation a bond in such sum and containing such terms as the Board of Directors or such executive officer may direct, against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed or the issuance of the new certificate.

    Section 3. TRANSFERS. Upon surrender to the Corporation or the transfer agent of the Corporation of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland. Notwithstanding the foregoing, transfers of shares of any class of stock will be subject in all respects to the Charter of the Corporation and all of the terms and conditions contained therein.

    Section 4. TRANSFER AGENTS, REGISTRARS AND DIVIDEND DISBURSING AGENTS. The Board of Directors may from time to time by resolution appoint one or more incorporated transfer agents and registrars (which may or may not be the same corporation) for the shares of the Corporation, and the Board of Directors from time to time by resolutions may appoint a dividend disbursing agent to disburse any and all dividends authorized by the Board of Directors payable upon the shares of the Corporation.

    Section 5. FIXING RECORD DATES. In order that the Corporation may determine the stockholders entitled (i) to notice of or to vote at any meeting of stockholders or any adjournment thereof, (ii) to receive payment of any dividend or other distribution or allotment of any rights or (iii) to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors, in advance, may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ninety (90) nor less than ten (10) days before the date of such meeting nor more than ninety (90) days prior to the date of any other action. If no record date is fixed by the Board of Directors, the record date for determining stockholders will be determined in accordance with applicable law.

    Section 6. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof except as otherwise provided by law.

    Section 7. STOCK LEDGER. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection.

    Section 8. FRACTIONAL STOCK. The Corporation shall not issue fractional shares of stock, but may issue in registered or bearer form which entitle the holder to receive a certificate for a full share upon surrender of such scrip aggregating a full share, the terms and conditions and manner of issue of such scrip to be fixed by the Board of Directors.

    Section 9. PROTECTION OF THE CORPORATION. The Corporation may treat a fiduciary as having capacity and authority to exercise all rights of ownership in respect of shares of record in the name of the decedent holder, person, firm or corporation in conservation, receivership or bankruptcy, minor, incompetent person, or person under disability, as the case may be, for whom he is acting, or a fiduciary acting as such, and the Corporation, its transfer agent and registrar, upon presentation of evidence of appointment of such fiduciary shall be under no duty to inquire as to the powers of such fiduciary and shall not be liable to any firm, person or corporation for loss caused by any act done or omitted to be done by the Corporation or its transfer agent or registrar in reliance thereon.

                                  ARTICLE VIII

                                INDEMNIFICATION

    Section 1. INDEMNIFICATION OF AUTHORIZED REPRESENTATIVES IN THIRD-PARTY PROCEEDINGS. The Corporation shall indemnify any person who was or is an "authorized representative" of the Corporation (which shall mean for purposes of this Article a director or officer of the Corporation, or a person serving at the request of the Corporation as a director, officer, employee, agent or trustee, of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans) and who was or is a "party" (which shall include, for purposes of this Article, the giving of testimony or similar involvement) or is threatened to be made a party to any "third-party proceeding" (which shall mean for purposes of this Article any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation) by reason of the fact that such person was or is an authorized representative of the Corporation, from and against expenses (which shall include, for purposes of this Article, attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third-party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal third-party proceedings (which could or does lead to a criminal third-party proceeding) had no reasonable cause to believe such conduct was unlawful. The termination of any third-party proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the authorized representative did not act in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal third-party proceeding, had reasonable cause to believe that such conduct was unlawful.

    Section 2. INDEMNIFICATION OF AUTHORIZED REPRESENTATIVES IN CORPORATE PROCEEDINGS. The Corporation shall indemnify any person who was or is an authorized representative of the Corporation and who was or is a party or is threatened to be made a party to any "corporate proceeding" (which shall mean, for purposes of this Article, any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor or investigative proceeding by the Corporation) by reason of the fact that such person was or is an authorized representative of the Corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such corporate proceeding was pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses that such court shall deem proper.

    Section 3. MANDATORY INDEMNIFICATION OF AUTHORIZED REPRESENTATIVES. To the extent that an authorized representative of the Corporation has been successful on the merits or otherwise in defense of any third-party or corporate proceedings or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

    Section 4. DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION. Any indemnification under Section 1, 2 or 3 of this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the authorized representative is proper in the circumstances because such person has either met the applicable standard of conduct set forth in Section 1 or 2 or has been successful on the merits or otherwise as set forth in

Section 3 and that the amount requested has been actually and reasonably incurred. Such determination shall be made: (i) by the Board of Directors by a majority of a quorum consisting of directors who were not parties to such third-party or corporate proceedings; or (ii) if such a quorum is not obtainable, or, even if obtainable, a majority vote of such a quorum so directs, by independent legal counsel in a written opinion; or (iii) by the stockholders.

    Section 5. ADVANCING EXPENSES. Expenses actually and reasonably incurred in defending a third-party or corporate proceeding shall be paid on behalf of an authorized representative by the Corporation in advance of the final disposition of such third-party or corporate proceeding upon receipt of an undertaking by or on behalf of the authorized representative to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

    Section 6. EMPLOYEE BENEFIT PLANS. For purposes of this Article, the Corporation shall be deemed to have requested an authorized representative to serve an employee benefit plan where the performance by such person of duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on an authorized representative with respect to an employee benefit plan pursuant to applicable law shall be deemed "fines"; and action taken or omitted by such person with respect to an employee benefit plan in the performance of duties for a purpose reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is not opposed to the best interests of the Corporation.

    Section 7. SCOPE OF ARTICLE. The indemnification of and the advancement of expenses to authorized representatives, provided by, or granted pursuant to, this Article, shall (i) not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in other capacities, (ii) continue as to a person who has ceased to be an authorized representative, and (iii) inure to the benefit of the heirs, personal representatives, executors, and administrators of such person.

    Section 8. RELIANCE ON PROVISIONS. Each person who shall act as an authorized representative of the Corporation shall be deemed to be doing so in reliance upon rights of indemnification provided by this Article VIII.

    Section 9. INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, trustee or agent of or for the Corporation, or is or was serving at the request or with the prior approval of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans), against any liability asserted against him and incurred by him in any capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of these Bylaws.

    Section 10. SURVIVAL OF RIGHTS. The rights provided by this Article shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

    Section 11. EFFECT OF AMENDMENT. Any amendment, repeal or modification of this Article shall not adversely affect any right or protection of any Agent existing at the time of such amendment, repeal or modification.

    Section 12. NOTICE TO STOCKHOLDERS. If, under this Article, any expenses or other amounts are paid or advanced to a director by way of indemnification arising out of a proceeding by or in the right of the Corporation, the Corporation shall, report such indemnification or advance to the stockholders in writing with the notice of the next stockholders' meeting or prior to the meeting.

                                   ARTICLE IX

                                 MISCELLANEOUS

    Section 1. NOTICES. Whenever, under any provisions of these Bylaws, notice is required to be given to any stockholder, the same shall be given in writing, timely and duly deposited in the United States Mail, postage prepaid, and addressed to his last known post office address as shown by the stock record of the Corporation or the Transfer Agent. Any notice required to be given to any director may be given by the method hereinabove stated, or by telegram or confirmed telefacsimile, except that such notice other than one which is delivered personally, shall be sent to such address as such director shall have filed in writing with the Secretary of the Corporation, or, in the absence of such filing, to the last known post office address of such director. If no address of a stockholder or director be known, such notice may be sent to the office of the Corporation required to be maintained pursuant to Section 2 of
Article I hereof. An affidavit of mailing, executed by a duly authorized and competent employee of the Corporation or the Transfer Agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall be conclusive evidence of the statements therein contained. All notices given by mail, as above provided, shall be deemed to have been given at the time of mailing and all notices given by telegram or confirmed facsimile shall be deemed to have been given at the sending time recorded by the telegraph company transmitting the same or the time confirmed. It shall not be necessary that the same method of giving notice be employed in respect of all directors. The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent him in the manner above provided, shall not be affected or extended in any manner by the failure of such a stockholder or such director to receive such notice. Whenever any notice is required to be given under the provisions of the statutes or of the Charter, or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

    Section 2. AMENDMENTS. These Bylaws may be repealed, altered or amended or new Bylaws may be adopted by written consent of stockholders in the manner authorized by Article II or at any meeting of the stockholders, either annual or special, by the affirmative vote of a majority of the voting power of the stock entitled to vote at such meeting; provided, however, that such stockholder action may not decrease the number of votes required for stockholder action pursuant to these Bylaws. The Board of Directors shall also have the authority to repeal, alter or amend these Bylaws (including, without limitation, the amendment of any Bylaws setting forth the number of directors who shall constitute the entire Board of Directors) or adopt new Bylaws by unanimous written consent or by the affirmative vote of a majority of the directors comprising the entire Board of Directors at any annual, regular or special meeting, subject to the power of the stockholders to change or repeal such Bylaws.

    Section 3. EXECUTION OF PAPERS. Except as the directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Corporation shall be signed by the President.

    Section 4. FISCAL YEAR. Except as from time to time provided by the Board of Directors, the fiscal year of the Corporation shall end on the 31st day of December.

    Section 5. CORPORATE RECORDS. The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any committee when exercising the powers of the Board of Directors. The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction.

    Section 6. CORPORATE SEAL. The Corporation may, but shall not be required to, have a corporate seal, which shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Incorporated Maryland." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The Secretary shall have custody of the corporate seal of the Corporation and shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the Secretary's signature. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

    Section 7. CONSISTENCY WITH ARTICLES OF INCORPORATION. If any provision of these Bylaws shall be inconsistent with the Corporation's Charter (and as it may be amended from time to time), the Charter (as so amended at the time) shall govern.

                            CERTIFICATE OF SECRETARY

    The undersigned, Secretary of PACIFIC GATEWAY PROPERTIES, INC., a Maryland corporation, hereby certifies that the foregoing is a full, true and correct copy of the Bylaws of the corporation with all amendments to date of this Certificate.

    WITNESS the signature of the undersigned this     day of           .

                                          --------------------------------------

                                                       , SECRETARY

                                                                         ANNEX D

                                   AGREEMENT
                             OF LIMITED PARTNERSHIP

                                       OF

             PACIFIC GATEWAY PROPERTIES OPERATING PARTNERSHIP, L.P.

                               TABLE OF CONTENTS

     ARTICLE I  DEFINED TERMS......................................................................          1

    ARTICLE II  PARTNERSHIP CONTINUATION AND IDENTIFICATION........................................          6

          2.01  ORGANIZATION.......................................................................          6

          2.02  NAME, OFFICE AND REGISTERED AGENT..................................................          7

          2.03  PARTNERS...........................................................................          7

          2.04  TERM AND DISSOLUTION...............................................................          7

          2.05  FILING OF CERTIFICATE AND PERFECTION OF LIMITED PARTNERSHIP........................
                                                                                                             8

          2.06  CERTIFICATES DESCRIBING PARTNERSHIP UNITS..........................................          8

   ARTICLE III  BUSINESS OF THE PARTNERSHIP........................................................          8

    ARTICLE IV  CAPITAL CONTRIBUTIONS AND ACCOUNTS.................................................          8

          4.01  CAPITAL CONTRIBUTIONS..............................................................          8

          4.02  ADDITIONAL CAPITAL CONTRIBUTIONS AND ISSUANCE OF ADDITIONAL PARTNERSHIP
                INTERESTS..........................................................................          8

                (a)        ISSUANCES OF ADDITIONAL PARTNERSHIP INTERESTS...........................          8

                                 (i)  GENERAL......................................................          8

                                (ii)  UPON ISSUANCE OF ADDITIONAL SECURITIES.......................          9

                (b)        CERTAIN DEEMED CONTRIBUTIONS OF PROCEEDS OF ISSUANCE OF REIT SHARES.....
                                                                                                            10

          4.03  ADDITIONAL FUNDING.................................................................         10

          4.04  CAPITAL ACCOUNTS...................................................................         10

          4.05  PERCENTAGE INTERESTS...............................................................         11

          4.06  NO INTEREST ON CONTRIBUTIONS.......................................................         11

          4.07  RETURN OF CAPITAL CONTRIBUTIONS....................................................         11

          4.08  NO THIRD PARTY BENEFICIARY.........................................................         11

     ARTICLE V  PROFITS AND LOSSES; DISTRIBUTIONS..................................................         11

          5.01  ALLOCATION OF PROFIT AND LOSS......................................................         11

                (a)        GENERAL.................................................................         11

                (b)        MINIMUM GAIN CHARGEBACK.................................................         12

                (c)        QUALIFIED INCOME OFFSET.................................................         12

                (d)        CAPITAL ACCOUNT DEFICITS................................................         12

                (e)        ALLOCATIONS BETWEEN TRANSFEROR AND TRANSFEREE...........................         12

                (f)        DEFINITION OF PROFIT AND LOSS...........................................         13

          5.02  DISTRIBUTION OF CASH...............................................................         13

          5.03  REIT DISTRIBUTION REQUIREMENTS.....................................................         14

          5.04  DISTRIBUTIONS IN KIND..............................................................         14

          5.05  LIMITATIONS ON RETURN OF CAPITAL CONTRIBUTIONS.....................................         14

          5.06  DISTRIBUTIONS UPON LIQUIDATION.....................................................         14

          5.07  SUBSTANTIAL ECONOMIC EFFECT........................................................         15

    ARTICLE VI  RIGHTS, OBLIGATIONS AND POWERS OF THE GENERAL PARTNER..............................         15

          6.01  MANAGEMENT OF THE PARTNERSHIP......................................................         15

          6.02  DELEGATION OF AUTHORITY............................................................         17

          6.03  INDEMNIFICATION AND EXCULPATION OF INDEMNITEES.....................................         17

          6.04  LIABILITY OF THE GENERAL PARTNER...................................................         18

          6.05  REIMBURSEMENT OF GENERAL PARTNER...................................................         19

          6.06  OUTSIDE ACTIVITIES.................................................................         20

          6.07  EMPLOYMENT OR RETENTION OF AFFILIATES..............................................         20

          6.08  GENERAL PARTNER PARTICIPATION......................................................         20

          6.09  TITLE TO PARTNERSHIP ASSETS........................................................         20

          6.10  MISCELLANEOUS......................................................................         21

   ARTICLE VII  CHANGES IN GENERAL PARTNER.........................................................         21

          7.01  TRANSFER OF THE GENERAL PARTNER'S PARTNERSHIP INTEREST.............................         21

          7.02  ADMISSION OF A SUBSTITUTE OR ADDITIONAL GENERAL PARTNER............................         22

          7.03  EFFECT OF BANKRUPTCY, WITHDRAWAL, DEATH OR DISSOLUTION OF A GENERAL PARTNER........
                                                                                                            23

          7.04  REMOVAL OF A GENERAL PARTNER.......................................................         23

  ARTICLE VIII  RIGHTS AND OBLIGATIONS.............................................................         24

          8.01  MANAGEMENT OF THE PARTNERSHIP......................................................         24

          8.02  POWER OF ATTORNEY..................................................................         24

          8.03  LIMITATION ON LIABILITY OF LIMITED PARTNERS........................................         24

          8.04  OWNERSHIP BY LIMITED PARTNER OF CORPORATE GENERAL PARTNER OR AFFILIATE.............
                                                                                                            25

          8.05  REDEMPTION RIGHT...................................................................         25

    ARTICLE IX  TRANSFER OF LIMITED PARTNERSHIP INTERESTS..........................................         26

          9.01  PURCHASE FOR INVESTMENT............................................................         26

          9.02  RESTRICTIONS ON TRANSFER OF LIMITED PARTNERSHIP INTERESTS..........................
                                                                                                            27

          9.03  ADMISSION OF SUBSTITUTE LIMITED PARTNER............................................         28

          9.04  RIGHTS OF ASSIGNEES OF PARTNERSHIP INTERESTS.......................................         29

          9.05  EFFECT OF BANKRUPTCY, DEATH, INCOMPETENCE OR TERMINATION OF A LIMITED PARTNER......
                                                                                                            29

          9.06  JOINT OWNERSHIP OF INTERESTS.......................................................         29

     ARTICLE X  DISSOLUTION, LIQUIDATION AND TERMINATION...........................................         30

         10.01  DISSOLUTION........................................................................         30

         10.02  WINDING UP.........................................................................         30

         10.03  COMPLIANCE WITH TIMING REQUIREMENTS OF REGULATIONS.................................         31

         10.04  DEEMED DISTRIBUTION AND RECONTRIBUTION.............................................         32

         10.05  RIGHTS OF LIMITED PARTNERS.........................................................         32

         10.06  NOTICE OF DISSOLUTION..............................................................         32

         10.07  TERMINATION OF PARTNERSHIP AND CANCELLATION OF CERTIFICATE OF LIMITED
                PARTNERSHIP........................................................................         32

         10.08  REASONABLE TIME FOR WINDING-UP.....................................................         32

         10.09  WAIVER OF PARTITION................................................................         32

    ARTICLE XI  BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS.........................................         32

         11.01  BOOKS AND RECORDS..................................................................         32

         11.02  CUSTODY OF PARTNERSHIP FUNDS; BANK ACCOUNTS........................................         33

         11.03  FISCAL AND TAXABLE YEAR............................................................         33

         11.04  ANNUAL TAX INFORMATION AND REPORT..................................................         33

         11.05  TAX MATTERS PARTNER; TAX ELECTIONS; SPECIAL BASIS ADJUSTMENTS......................
                                                                                                            33

         11.06  REPORTS TO LIMITED PARTNERS........................................................         33

         11.07  MEETINGS OF THE PARTNERS...........................................................         34

   ARTICLE XII  AMENDMENT OF AGREEMENT; MERGER.....................................................         34

         12.01  AMENDMENT OF AGREEMENT.............................................................         34

  ARTICLE XIII  GENERAL PROVISIONS.................................................................         35

         13.01  NOTICES............................................................................         35

         13.02  SURVIVAL OF RIGHTS.................................................................         35

         13.03  ADDITIONAL DOCUMENTS...............................................................         35

         13.04  SEVERABILITY.......................................................................         35

         13.05  ENTIRE AGREEMENT...................................................................         35

         13.06  PRONOUNS AND PLURALS...............................................................         35

         13.07  HEADINGS...........................................................................         35

         13.08  COUNTERPARTS.......................................................................         36

         13.09  GOVERNING LAW......................................................................         36

EXHIBITS:

EXHIBIT A--Partners, Capital Contributions and Percentage Interests

EXHIBIT B--Notice of Exercise of Redemption Right

EXHIBIT C--List of Initial Limited Partners

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

             PACIFIC GATEWAY PROPERTIES OPERATING PARTNERSHIP, L.P.

                                    RECITALS

    Pacific Gateway Properties Operating Partnership, L.P. (the "Partnership") is being formed as a limited partnership under the laws of the State of Delaware pursuant to a Certificate of Limited Partnership filed with the Office of the
Secretary of State of the State of Delaware effective as of            , 1998.
This Agreement of Limited Partnership (the "Agreement") is entered into this
    day of          1998 among Pacific Gateway Properties, Inc., a Maryland
corporation (the "General Partner") and THE INITIAL LIMITED PARTNERS LISTED ON EXHIBIT A ATTACHED HERETO AND INCORPORATED HEREIN BY THIS REFERENCE, (the "Initial Limited Partners").

                                   AGREEMENT

    NOW, THEREFORE, in consideration of the foregoing, of mutual covenants between the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                 DEFINED TERMS

    The following defined terms used in this Agreement shall have the meanings specified below:

    "Act" means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time.

    "Additional Funds" has the meaning set forth in Section 4.03 hereof.

    "Additional Limited Partner" means any Person admitted to the Partnership as a Limited Partner pursuant to Section 4.02 hereof.

    "Additional Securities" means any additional REIT Shares (other than REIT Shares issued in connection with a redemption pursuant to Section 8.05 hereof) or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares, as set forth in
Section 4.02(a)(ii).

    "Administrative Expenses" means (i) all administrative and operating costs and expenses incurred by the Partnership, (ii) those administrative costs and expenses of the General Partner, including any salaries or other payments to directors, trustees, officers or employees of the General Partner, and any accounting and legal expenses of the General Partner, which expenses, the Partners agree, are expenses of the Partnership and not the General Partner, and
(iii) to the extent not included in clause (ii) above, REIT Expenses; PROVIDED, HOWEVER, that Administrative Expenses shall not include any administrative costs and expenses incurred by the General Partner that are attributable to Properties or partnership interests in a Subsidiary Partnership that are owned by the General Partner directly.

    "Affiliate" means, (i) any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person, (ii) any other Person that owns, beneficially, directly or indirectly, 10% or more of the outstanding capital stock, shares or equity interests of such Person, or (iii) any officer, director, trustee, employee, partner or trustee of such Person or any Person controlling, controlled by or under common control with such Person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such Person). For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities or partnership interests or otherwise.

    "Agreed Value" means the fair market value of a Partner's non-cash Capital Contribution as of the date of contribution as agreed to by such Partner and the General Partner. The names and addresses of the Partners, number of Partnership Units issued to each Partner, and the Agreed Value of non-cash Capital Contributions as of the date of contribution is set forth on EXHIBIT A.

    "Agreement" means this Agreement of Limited Partnership.

    "AMEX" means the American Stock Exchange.

    "Capital Account" has the meaning provided in Section 4.04 hereof.

    "Capital Contribution" means the total amount of cash, cash equivalents, and the Agreed Value of any Property or other asset contributed or agreed to be contributed, as the context requires, to the Partnership by each Partner pursuant to the terms of the Agreement. Any reference to the Capital Contribution of a Partner shall include the Capital Contribution made by a predecessor holder of the Partnership Interest of such Partner.

    "Cash Amount" means an amount of cash per Partnership Unit equal to the Value of the REIT Shares Amount on the date of receipt by the General Partner of a Notice of Redemption.

    "Certificate" means any instrument or document that is required under the laws of the State of Delaware, or any other jurisdiction in which the Partnership conducts business, to be signed or sworn to by the Partners of the Partnership (either by themselves or pursuant to the power-of-attorney granted to the General Partner in Section 8.02 hereof) and filed for recording in the appropriate public offices in the State of Delaware or such other jurisdiction to perfect or maintain the Partnership as a limited partnership, to effect the admission, withdrawal, or substitution of any Partner of the Partnership, or to protect the limited liability of the Limited Partners as limited partners under the laws of the State of Delaware or such other jurisdiction.

    "Charter" means the Charter of the General Partner filed with the Maryland State Department of Assessments and Taxation, as amended or restated from time to time.

    "Code" means the Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time. Reference to any particular provision of the Code shall mean that provision in the Code at the date hereof and any successor provision of the Code.

    "Commission" means the U.S. Securities and Exchange Commission.

    "Common Stock" means the common stock of the General Partner, $1.00 par value per share.

    "Conversion Factor" means 1.0, PROVIDED THAT, (a) in the event that the General Partner (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (ii) subdivides its outstanding REIT Shares, or (iii) combines its outstanding REIT Shares into a smaller number of REIT Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on such date; and (b) in the event that the General Partner declares or pays a dividend or other distribution on its outstanding REIT Shares (other than (A) cash dividends payable in the ordinary course of the General Partner's business or (B) dividends payable in REIT Shares that give rise to an adjustment in the Conversion Factor under subsection (a) hereof) and the Value of the REIT Shares on the 20th trading day following the record date ("Record Date") for such dividend or distribution (the "Post-

Distribution Value") is less than the Value of the REIT Shares on the business day immediately preceding such Record Date (the "Pre-Distribution Value"), then the Conversion Factor in effect after the Record Date shall be adjusted by multiplying the Conversion Factor in effect prior to the Record Date by a fraction, the numerator of which is the Pre-Distribution Value and the denominator of which is the Post-Distribution Value, PROVIDED, HOWEVER, that no adjustment shall be made if (x) with respect to any cash dividend or distribution with respect to REIT Shares, the Partnership distributes with respect to each Partnership Unit an amount equal to the amount of such dividend or distribution multiplied by the Conversion Factor or (y) with respect to any dividend or distribution of securities or property other than cash, the Partnership distributes with respect to each Partnership Unit an amount of securities or other property equal to the amount distributed with respect to each REIT Share multiplied by the Conversion Ratio or a partnership interest or other security readily convertible into such securities or other property. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event; PROVIDED, HOWEVER, that if the General Partner receives a Notice of Redemption after the record date, but prior to the effective date of such dividend, distribution, subdivision or combination, the Conversion Factor shall be determined as if the General Partner had received the Notice of Redemption immediately prior to the record date for such dividend, distribution, subdivision or combination.

    "Event of Bankruptcy" as to any Person means the filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Code of 1978, as amended, or similar provision of law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within 90 days); insolvency or bankruptcy of such Person as finally determined by a court proceeding; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, PROVIDED, HOWEVER, that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 90 days.

    "Exchange" means the exchange of shares of Pacific Gateway Properties, Inc., a New York corporation for shares of Pacific Gateway Properties, Inc., a Maryland corporation.

    "General Partner" means Pacific Gateway Properties, Inc., a Maryland corporation, and any Person who becomes a substitute or additional General Partner as provided herein, and any of their successors as General Partner.

    "General Partnership Interest" means a Partnership Interest held by the General Partner that is a general partnership interest.

    "Indemnitee" means (i) any Person made a party to a proceeding by reason of its status as the General Partner or a director, trustee, officer or employee of the Partnership or the General Partner, and (ii) such other Persons (including the Manager and Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time, in its sole and absolute discretion.

    "Independent Director" means a person who is (i) independent of management of the General Partner and the Manager, (ii) not employed by or an officer of the Company or the Manager, (iii) not an "affiliate" (as defined in Rule 405 under the Securities Act of 1933, as amended) of the Company, the Manager, or of any subsidiary of the Company or the Manager, and (iv) not a person who acts on a regular basis as an individual or representative of an organization serving as a professional advisor, legal counsel or consultant to the management of the Company or the Manager.

    "Initial Limited Partners" means Pacific Gateway Properties Management Corporation, a California corporation, Maritime Plaza Associates, a California corporation, Pacific Gateway Properties Hotels, Inc., a California corporation, and PGP Weston, Inc., a California corporation.

    "Limited Partner" means any Person named as a Limited Partner on EXHIBIT A attached hereto, and any Person who becomes a Substitute or Additional Limited Partner, in such Person's capacity as a Limited Partner in the Partnership.

    "Limited Partnership Interest" means the ownership interest of a Limited Partner in the Partnership at any particular time, including the right of such Limited Partner to any and all benefits to which such Limited Partner may be entitled as provided in this Agreement and in the Act, together with the obligations of such Limited Partner to comply with all the provisions of this Agreement and of such Act.

    "Loss" has the meaning provided in Section 5.01(f) hereof.

    "Manager" means PGP Management Company, a California corporation.

    "Notice of Redemption" means the Notice of Exercise of Redemption Right substantially in the form attached as EXHIBIT B hereto.

    "Offer" has the meaning set forth in Section 7.01(c) hereof.

    "Partner" means any General Partner or Limited Partner.

    "Partner Nonrecourse Debt Minimum Gain" has the meaning set forth in Regulations Section 1.704-2(i). A Partner's share of Partner Nonrecourse Debt Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(i)(5).

    "Partnership Interest" means an ownership interest in the Partnership held by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

    "Partnership Minimum Gain" has the meaning set forth in Regulations Section 1.704-2(d). In accordance with Regulations Section 1.704-2(d), the amount of Partnership Minimum Gain is determined by first computing, for each Partnership nonrecourse liability, any gain the Partnership would realize if it disposed of the property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains. A Partner's share of Partnership Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(g)(l).

    "Partnership Record Date" means the record date established by the General Partner for the distribution of cash pursuant to Section 5.02 hereof, which record date shall be the same as the record date established by the General Partner for a distribution to its shareholders of some or all of its portion of such distribution.

    "Partnership Unit" means a fractional, undivided share of the Partnership Interests of all Partners issued hereunder. The allocation of Partnership Units among the Partners shall be as set forth on EXHIBIT A, as may be amended from time to time.

    "Percentage Interest" means the percentage ownership interest in the Partnership of each Partner, as determined by dividing the Partnership Units owned by a Partner by the total number of Partnership Units then outstanding. The Percentage Interest of each Partner shall be as set forth on EXHIBIT A, as may be amended from time to time.

    "Person" means any individual, partnership, corporation, joint venture, trust or other entity.

    "Profit" has the meaning provided in Section 5.01(f) hereof.

    "Property" means any loan, real property or other investment in which the Partnership holds an ownership interest.

    "Prospectus" means the final prospectus delivered to purchasers of REIT Shares in the Exchange.

    "Redeeming Partner" has the meaning provided in Section 8.05(a) hereof.

    "Redemption Amount" means either the Cash Amount or the REIT Shares Amount, as selected by the General Partner in its sole and absolute discretion pursuant to Section 8.05(b) hereof.

    "Redemption Right" has the meaning provided in Section 8.05(a) hereof.

    "Regulations" means the Federal Income Tax Regulations issued under the Code, as amended and as hereafter amended from time to time. Reference to any particular provision of the Regulations shall mean that provision of the Regulations on the date hereof and any successor provision of the Regulations.

    "REIT" means a real estate investment trust under Sections 856 through 860 of the Code.

    "REIT Expenses" means (i) costs and expenses relating to the formation and continuity of existence and operation of the General Partner and any Subsidiaries thereof (which Subsidiaries shall, for purposes hereof, be included within the definition of General Partner), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any trustee, officer, or employee of the General Partner, (ii) costs and expenses relating to any public offering and registration of securities by the General Partner and all statements, reports, fees and expenses incidental thereto, including, without limitation, underwriting discounts and selling commissions applicable to any such offering of securities, and any costs and expenses associated with any claims made by any holders of such securities or any underwriters or placement agents thereof, (iii) costs and expenses associated with any repurchase of any securities by the General Partner, (iv) costs and expenses associated with the preparation and filing of any periodic or other reports and communications by the General Partner under federal, state or local laws or regulations, including filings with the Commission, (v) costs and expenses associated with compliance by the General Partner with laws, rules and regulations promulgated by any regulatory body, including the Commission and any securities exchange, (vi) costs and expenses associated with any 401(k) plan, incentive plan, share incentive plan, bonus plan or other plan providing for compensation for the employees of the General Partner, (vii) costs and expenses incurred by the General Partner relating to any issuing or redemption of Partnership Interests, (viii) costs and expenses associated with the management of the General Partner by the Manager, and (ix) all other operating or administrative costs of the General Partner incurred in the ordinary course of its business on behalf of or in connection with the Partnership.

    "REIT Share" means a share of Common Stock of the General Partner (or successor Entity, as the case may be).

    "REIT Shares Amount" means a number of REIT Shares equal to the product of the number of Partnership Units offered for redemption by a Redeeming Partner, multiplied by the Conversion Factor as adjusted to and including the Specified Redemption Date; PROVIDED THAT in the event the General Partner issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the "rights"), and the rights have not expired at the Specified Redemption Date, then the REIT Shares Amount shall also include the rights issuable to a holder of the REIT Shares Amount of REIT Shares on the record date fixed for purposes of determining the holders of REIT Shares entitled to rights.

    "Securities Act" means the Securities Act of 1933, as amended.

    "Service" means the Internal Revenue Service.

    "Share Incentive Plans" means the 1985 Incentive Stock Option Plan and the 1996 Stock Option Plan, or any stock incentive plan adopted in the future by the General Partner.

    "Specified Redemption Date" means (i) with respect to any Notice of Redemption received by the General Partner after one year following the closing of the Exchange and before one year and one month following the closing of Exchange, the first business day that is at least 30 calendar days after the receipt by the General Partner of the Notice of Redemption and (ii) with respect to any Notice of Redemption received by the General Partner after one year and one month following the closing of Exchange, the first business day that is at least 15 calendar days after the receipt by the General Partner of the Notice of Redemption.

    "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

    "Subsidiary Partnership" means any partnership of which the partnership interests therein are owned by the General Partner or a wholly-owned subsidiary of the General Partner.

    "Substitute Limited Partner" means any Person admitted to the Partnership as a Limited Partner pursuant to Section 9.03 hereof.

    "Surviving General Partner" has the meaning set forth in Section 7.01(d) hereof.

    "Transaction" has the meaning set forth in Section 7.01(c) hereof.

    "Transfer" has the meaning set forth in Section 9.02(a) hereof.

    "Value" means, with respect to any security, the average of the daily market price of such security for the ten consecutive trading days immediately preceding the date of such valuation. The market price for each such trading day shall be: (i) if security is listed or admitted to trading on any securities exchange or the AMEX, the last reported sale price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on such day, (ii) if security is not listed or admitted to trading on any securities exchange or the AMEX takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or (iii) if security is not listed or admitted to trading on any securities exchange or the AMEX and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten days prior to the date in question) for which prices have been so reported; PROVIDED THAT if there are no bid and asked prices reported during the ten days prior to the date in question, the value of the security shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the security includes any additional rights, then the value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

                                   ARTICLE II

                  PARTNERSHIP CONTINUATION AND IDENTIFICATION

    2.01 ORGANIZATION. The Partners hereby agree to organize the Partnership pursuant to the Act and upon the terms and conditions set forth in this Agreement.

    2.02 NAME, OFFICE AND REGISTERED AGENT. The name of the Partnership is Pacific Gateway Properties Operating Partnership, L.P. The specified office and place of business of the Partnership shall be 930 Montgomery Street, Suite 400, San Francisco, California 94133. The General Partner may at any time change the location of such office, PROVIDED the General Partner gives notice to the Partners of any such change. The initial registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The sole duty of the registered agent as such is to forward to the Partnership any notice that is served on him as registered agent.

    2.03  PARTNERS.

        (a) The General Partner of the Partnership is Pacific Gateway Properties, Inc., a Maryland corporation. Its principal place of business is the same as that of the Partnership.

        (b) The Initial Limited Partners are Pacific Gateway Properties Management Corporation, a California corporation, Maritime Plaza Associates, a California corporation, Pacific Gateway Properties Hotels, Inc., a California corporation, and PGP Weston, Inc., a California corporation and the Limited Partners are those Persons identified as Limited Partners on EXHIBIT A hereto, as amended from time to time.

    2.04  TERM AND DISSOLUTION.

        (a) The term of the Partnership shall continue in full force and effect until January 1, 2054, except that the Partnership shall be dissolved upon the first to occur of any of the following events:

            (i) The occurrence of an Event of Bankruptcy as to a General Partner or the dissolution, death, removal or withdrawal of a General Partner unless the business of the Partnership is continued pursuant to Section 7.03(b) hereof; PROVIDED THAT if a General Partner is on the date of such occurrence a partnership, the dissolution of such General Partner as a result of the dissolution, death, withdrawal, removal or Event of Bankruptcy of a partner in such partnership shall not be an event of dissolution of the Partnership if the business of such General Partner is continued by the remaining partner or partners, either alone or with additional partners, and such General Partner and such partners comply with any other applicable requirements of this Agreement;

            (ii) The passage of 90 days after the sale or other disposition of all or substantially all of the assets of the Partnership (PROVIDED THAT if the Partnership receives an installment obligation as consideration for such sale or other disposition, the Partnership shall continue, unless sooner dissolved under the provisions of this Agreement, until such time as such note or notes are paid in full); or

           (iii) At any time after thirteen months following the closing of the Exchange, the election by the General Partner that the Partnership should be dissolved.

        (b) Upon dissolution of the Partnership (unless the business of the Partnership is continued pursuant to Section 7.03(b) hereof), the General Partner (or its trustee, receiver, successor or legal representative) shall amend or cancel the Certificate and liquidate the Partnership's assets and apply and distribute the proceeds thereof in accordance with Section 5.06 hereof. Notwithstanding the foregoing, the liquidating General Partner may either (i) defer liquidation of; or withhold from distribution for a reasonable time, any assets of the Partnership (including those necessary to satisfy the Partnership's debts and obligations), or (ii) distribute the assets to the Partners in kind.

    2.05 FILING OF CERTIFICATE AND PERFECTION OF LIMITED PARTNERSHIP. The General Partner shall execute, acknowledge, record and file at the expense of the Partnership, the Certificate and any and all amendments thereto and all requisite fictitious name statements and notices in such places and jurisdictions as may be necessary to cause the Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Partnership conducts business.

    2.06 CERTIFICATES DESCRIBING PARTNERSHIP UNITS. At the request of a Limited Partner, the General Partner, at its option, may issue a certificate summarizing the terms of such Limited Partner's interest in the Partnership, including the number of Partnership Units owned and the Percentage Interest represented by such Partnership Units as of the date of such certificate. Any such certificate (i) shall be in form and substance as approved by the General Partner, (ii) shall not be negotiable and (iii) shall bear a legend to the following effect:

    THIS CERTIFICATE IS NOT NEGOTIABLE. THE PARTNERSHIP UNITS REPRESENTED BY THIS CERTIFICATE ARE GOVERNED BY AND TRANSFERABLE ONLY IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT OF LIMITED PARTNERSHIP OF PACIFIC GATEWAY PROPERTIES OPERATING PARTNERSHIP, L.P., AS AMENDED FROM TIME TO TIME.

                                  ARTICLE III

                          BUSINESS OF THE PARTNERSHIP

    The purpose and nature of the business to be conducted by the Partnership is
(i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, PROVIDED, HOWEVER, that such business shall be limited to and conducted in such a manner as to permit the General Partner at all times to qualify as a REIT, unless the General Partner otherwise ceases to qualify as a REIT, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, and without limiting the General Partner's right in its sole and absolute discretion to cease qualifying as a REIT, the Partners acknowledge that the General Partner's current status as a REIT and the avoidance of income and excise taxes on the General Partner inures to the benefit of all the Partners and not solely to the General Partner. Notwithstanding the foregoing, the Limited Partners agree that the General Partner may terminate its status as a REIT under the Code at any time to the full extent permitted under its Charter. The General Partner shall also be empowered to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Code.

                                   ARTICLE IV

                       CAPITAL CONTRIBUTIONS AND ACCOUNTS

    4.01 CAPITAL CONTRIBUTIONS. The General Partner and the Limited Partners have made capital contributions to the Partnership in exchange for the Partnership Interests set forth opposite their names on EXHIBIT A, as amended from time to time.

    4.02 ADDITIONAL CAPITAL CONTRIBUTIONS AND ISSUANCES OF ADDITIONAL PARTNERSHIP INTERESTS. Except as provided in this Section 4.02 or in Section 4.03, the Partners shall have no right or obligation to make any additional Capital Contributions or loans to the Partnership. The General Partner may contribute additional capital to the Partnership, from time to time, and receive additional Partnership Interests in respect thereof, in the manner contemplated in this Section 4.02.

        (a)  ISSUANCES OF ADDITIONAL PARTNERSHIP INTERESTS.

           (i) GENERAL. The General Partner is hereby authorized to cause the Partnership to issue such additional Partnership Interests in the form of Partnership Units for any Partnership purpose at any time or from time to time, to the Partners (including the General Partner) or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners. Any additional Partnership Interests issued thereby may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any Limited Partner, subject to Delaware law, including, without limitation: (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; PROVIDED, HOWEVER, that no additional Partnership Interests shall be issued to the General Partner unless:

    (A) (1) the additional Partnership Interests are issued in connection with an issuance of REIT Shares of or other interests in the General Partner, which shares or interests have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner by the Partnership in accordance with this Section 4.02 and
(2) the General Partner shall make a Capital Contribution to the Partnership in an amount equal to the proceeds raised in connection with the issuance of such shares of stock of or other interests in the General Partner;

    (B) the additional Partnership Interests are issued in exchange for property (including cash) owned by the General Partner with a fair market value, as determined by the General Partner, in good faith, equal to the value of the Partnership Interests; or

    (C) the additional Partnership Interests are issued to all Partners in proportion to their respective Percentage Interests.

Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership.

           (ii) UPON ISSUANCE OF ADDITIONAL SECURITIES. The General Partner shall not issue any additional REIT Shares (other than REIT Shares issued in connection with a redemption pursuant to Section 8.06 hereof) or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares (collectively, "Additional Securities") other than to all holders of REIT Shares, unless (A) the General Partner shall cause the Partnership to issue to the General Partner Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the Additional Securities, and (B) the General Partner contributes the proceeds from the issuance of such Additional Securities and from any exercise of rights contained in such Additional Securities to the Partnership; PROVIDED, HOWEVER, that the General Partner is allowed to issue Additional Securities in connection with an acquisition of a property to be held directly by the General Partner, but if and only if, such direct acquisition and issuance of Additional Securities have been approved and determined to be in the best interests of the General Partner and the Partnership by a majority of the Independent Directors. Without limiting the foregoing, the General Partner is expressly authorized to issue Additional Securities for less than fair market value, and to cause the Partnership to issue to the General Partner corresponding Partnership Interests, so long as (x) the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership, including without limitation, the issuance of REIT Shares and corresponding Partnership Units pursuant to an employee share purchase plan providing for employee purchases of REIT Shares at a discount from fair market value or employee stock options that have an exercise price that is less than the fair market value of the REIT Shares, either at the time of issuance or at the time of exercise, and
       (y) the General Partner contributes all proceeds from such issuance to the Partnership. For example, in the event the General Partner issues REIT Shares for a cash purchase price and contributes all of the proceeds of such issuance to the Partnership as required hereunder, the General Partner shall be issued a number of additional Partnership Units equal to the product of (A) the number of such REIT Shares issued by the General Partner, the proceeds of which were so contributed, multiplied by (B) a fraction, the numerator of which is 100%, and the denominator of which is the Conversion Factor in effect on the date of such contribution.

        (b) CERTAIN DEEMED CONTRIBUTIONS OF PROCEEDS OF ISSUANCE OF REIT SHARES. In connection with any and all issuances of REIT Shares, the General Partner shall make Capital Contributions to the Partnership of the proceeds therefrom, PROVIDED THAT if the proceeds actually received and contributed by the General Partner, are less than the gross proceeds of such issuance as a result of any underwriter's discount or other expenses paid or incurred in connection with such issuance, then the General Partner shall be deemed to have made Capital Contributions to the Partnership in the aggregate amount of the gross proceeds of such issuance and the Partnership shall be deemed simultaneously to have paid such offering expenses in accordance with Section 6.05 hereof and in connection with the required issuance of additional Partnership Units to the General Partner for such Capital Contributions pursuant to Section 4.02(a) hereof.

        (c) If the General Partner shall repurchase shares of any class of the General Partner's capital stock, the purchase price thereof and all costs incurred in connection with such repurchase shall be reimbursed to the General Partner by the Partnership pursuant to Section 6.05 hereof and the General Partner shall cause the Partnership to cancel a number of Partnership Interests of the appropriate class held by the General Partner equal to the quotient of the number of such shares of the General Partner's capital stock divided by the Conversion Factor.

    4.03 ADDITIONAL FUNDING. If the General Partner determines that it is in the best interests of the Partnership to provide for additional Partnership funds ("Additional Funds") for any Partnership purpose, the General Partner may
(i) cause the Partnership to obtain such funds from outside borrowings, or (ii) elect to have the General Partner provide such Additional Funds to the Partnership through loans or otherwise.

    4.04 CAPITAL ACCOUNTS. A separate capital account (a "Capital Account") shall be established and maintained for each Partner in accordance with Regulations Section 1.704-1(b)(2)(iv). If (i) a new or existing Partner acquires an additional Partnership Interest in exchange for more than a de minimis Capital Contribution, (ii) the Partnership distributes to a Partner more than a de minimis amount of Partnership property as consideration for a Partnership Interest, or (iii) the Partnership is liquidated within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g), the General Partner shall revalue the property of the Partnership to its fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account
Section 7701(g) of the Code) in accordance with Regulations Section 1.704-l(b)(2)(iv)(f). When the Partnership's property is revalued by the General Partner, the Capital Accounts of the Partners shall be adjusted in accordance with Regulations Sections l.704-l(b)(2)(iv)(f) and (g), which generally require such Capital Accounts to be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the Capital Accounts previously) would be allocated among the Partners pursuant to Section 5.01 if there were a taxable disposition of such property for its fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) on the date of the revaluation.

    4.05 PERCENTAGE INTERESTS. If the number of outstanding Partnership Units increases or decreases during a taxable year, each Partner's Percentage Interest shall be adjusted by the General Partner effective as of the effective date of each such increase or decrease to a percentage equal to the number of Partnership Units held by such Partner divided by the aggregate number of Partnership Units outstanding after giving effect to such increase or decrease. If the Partners' Percentage Interests are adjusted pursuant to this Section 4.05, the Profits and Losses for the taxable year in which the adjustment occurs shall be allocated between the part of the year ending on the day when the Partnership's property is revalued by the General Partner and the part of the year beginning on the following day either (i) as if the taxable year had ended on the date of the adjustment or (ii) based on the number of days in each part. The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate Profits and Losses for the taxable year in which the adjustment occurs. The allocation of Profits and Losses for the earlier part of the year shall be based on the Percentage Interests before adjustment, and the allocation of Profits and Losses for the later part shall be based on the adjusted Percentage Interests.

    4.06 NO INTEREST ON CONTRIBUTIONS. No Partner shall be entitled to interest on its Capital Contribution.

    4.07 RETURN OF CAPITAL CONTRIBUTIONS. Except pursuant to the right of redemption set forth in Section 8.05, no Partner shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Partnership, except as specifically provided in this Agreement. Except as otherwise provided herein, there shall be no obligation to return to any Partner or withdrawn Partner any part of such Partner's Capital Contribution for so long as the Partnership continues in existence.

    4.08 NO THIRD PARTY BENEFICIARY. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of; and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners. In addition, it is the intent of the parties hereto that no distribution to any Limited Partner shall be deemed a return of money or other property in violation of the Act. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or property, such obligation shall be the obligation of such Limited Partner and not of the General Partner. Without limiting the generality of the foregoing, a deficit Capital Account of a Partner shall not be deemed to be a liability of such Partner nor an asset or property of the Partnership.

                                   ARTICLE V

                       PROFITS AND LOSSES; DISTRIBUTIONS

    5.01  ALLOCATION OF PROFIT AND LOSS.

        (a) GENERAL. Profit and Loss of the Partnership for each fiscal year of the Partnership shall be allocated among the Partners in accordance with their respective Percentage Interests.

        (b) MINIMUM GAIN CHARGEBACK. Notwithstanding any provision to the contrary, (i) any expense of the Partnership that is a "nonrecourse deduction" within the meaning of Regulations Section 1.704-2(b)(1) shall be allocated in accordance with the Partners' respective Percentage Interests,
    (ii) any expense of the Partnership that is a "partner nonrecourse deduction" within the meaning of Regulations Section 1.704-2(i)(2) shall be allocated to the Partner that bears the "economic risk of loss" of such deduction in accordance with Regulations Section 1.704-2(i)(1), (iii) if there is a net decrease in Partnership Minimum Gain within the meaning of Regulations Section 1.704-2(f)(1) for any Partnership taxable year, then, subject to the exceptions set forth in Regulations Section 1.704-2(f)(2),(3), (4) and (5), items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(f) and the ordering rules contained in Regulations Section 1.704-2(j), and (iv) if there is a net decrease in Partner Nonrecourse Debt Minimum Gain within the meaning of Regulations Section 1.704-2(i)(4) for any Partnership taxable year, then, subject to the exceptions set forth in Regulations Section 1.704(2)(g), items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(i)(4) and the ordering rules contained in Regulations Section 1.704-2(j). A Partner's "interest in partnership profits" for purposes of determining its share of the nonrecourse liabilities of the Partnership within the meaning of Regulations
    Section 1.752-3(a)(3) shall be such Partner's Percentage Interest.

        (c) QUALIFIED INCOME OFFSET. If a Partner receives in any taxable year an adjustment, allocation, or distribution described in subparagraphs (4),
    (5), or (6) of Regulations Section 1.704-1(b)(2)(ii)(d) that causes or increases a deficit balance in such Partner's Capital Account that exceeds the sum of such Partner's shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, as determined in accordance with Regulations Sections 1.704-2(g) and 1.704-2(i), such Partner shall be allocated specially for such taxable year (and, if necessary, later taxable years) items of income and gain in an amount and manner sufficient to eliminate such deficit Capital Account balance as quickly as possible as provided in Regulations Section 1.704-1(b)(2)(ii)(d). After the occurrence of an allocation of income or gain to a Partner in accordance with this Section 5.01(c), to the extent permitted by Regulations Section 1.704-1(b), items of expense or loss shall be allocated to such Partner in an amount necessary to offset the income or gain previously allocated to such Partner under this
    Section 5.01(c).

        (d) CAPITAL ACCOUNT DEFICITS. Loss shall not be allocated to a Limited Partner to the extent that such allocation would cause a deficit in such Partner's Capital Account (after reduction to reflect the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6)) to exceed the sum of such Partner's shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain. Any Loss in excess of that limitation shall be allocated to the General Partner. After the occurrence of an allocation of Loss to the General Partner in accordance with this Section 5.01(d), to the extent permitted by Regulations Section 1.704-1(b), Profit shall be allocated to such Partner in an amount necessary to offset the Loss previously allocated to each Partner under this Section 5.01(d).

        (e) ALLOCATIONS BETWEEN TRANSFEROR AND TRANSFEREE. If a Partner transfers any part or all of its Partnership Interest, the distributive shares of the various items of Profit and Loss allocable among the Partners during such fiscal year of the Partnership shall be allocated between the transferor and the transferee Partner either (i) as if the Partnership's fiscal year had ended on the date of the transfer, or (ii) based on the number of days of such fiscal year that each was a Partner without regard to the results of Partnership activities in the respective portions of such fiscal year in which the transferor and the transferee were Partners. The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate the distributive shares of the various items of Profit and Loss between the transferor and the transferee Partner.

        (f) DEFINITION OF PROFIT AND LOSS. "Profit" and "Loss" and any items of income, gain, expense, or loss referred to in this Agreement shall be determined in accordance with federal income tax accounting principles, as modified by Regulations Section 1.704-1(b)(2)(iv), except that Profit and Loss shall not include items of income, gain and expense that are specially allocated pursuant to Sections 5.01(b), 5.01(c), or 5.01(d). All allocations of income, Profit, gain, Loss, and expense (and all items contained therein) for federal income tax purposes shall be identical to all allocations of such items set forth in this Section 5.01, except as otherwise required by
    Section 704(c) of the Code and Regulations Section 1.704-1(b)(4). The General Partner shall have the authority to elect the method to be used by the Partnership for allocating items of income, gain, and expense as required by Section 704(c) of the Code including a method that may result in a Partner receiving a disproportionately larger share of the Partnership tax depreciation deductions, and such election shall be binding on all Partners.

    5.02  DISTRIBUTION OF CASH.

        (a) The Partnership shall distribute cash on an annual (or, at the election of the General Partner, more frequent) basis, in an amount determined by the General Partner in its sole and absolute discretion, to the Partners who are Partners on the Partnership Record Date with respect to such quarter (or other distribution period) in accordance with their respective Percentage Interests on the Partnership Record Date; PROVIDED, HOWEVER, that if a new or existing Partner acquires an additional Partnership Interest in exchange for a Capital Contribution on any date other than a Partnership Record Date, the cash distribution attributable to such additional Partnership Interest relating to the Partnership Record Date next following the issuance of such additional Partnership Interest shall be reduced in the proportion to (i) the number of days that such additional Partnership Interest is held by such Partner bears to (ii) the number of days between such Partnership Record Date and the immediately preceding Partnership Record Date. The General Partner shall use its reasonable discretion to distribute an amount of cash on a quarterly (or, at the election of the General Partner, more frequent) basis so that each Limited Partner receives under this Section 5.02, with respect to each quarter or more frequent period, a cash amount equal in value to the aggregate cash dividends that would have been payable to such Limited Partner in the event that such Limited Partner owned REIT Shares equal in number to the REIT Shares Amount during such period of the Partnership (which REIT Shares Amount shall be determined as if the Specified Redemption Date had occurred prior to the dividends paid on any REIT Shares during such period) reduced, as provided in the first sentence of this Section 5.02(a), to take into account cash distributions attributable to any Partnership Interests acquired in exchange for a Capital Contribution on any date other than a Partnership Record Date; PROVIDED, HOWEVER, that in the event that the number of Partnership Units held by the General Partner and any Limited Partner that is a Subsidiary of the General Partner is less than the number of outstanding REIT Shares of the General Partner, then all distributions of cash shall be paid first to those Limited Partners pro rata based upon such Limited Partner's Partnership Units) that are not Subsidiaries of the General Partner until the amount distributed to such Limited Partners equals the aggregate cash dividends that would have been payable to such Limited Partners in the event that such Limited Partners owned REIT Shares equal in number to the REIT Shares Amount during such period of the Partnership.

        (b) Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to the Partner or assignee (including by reason of Section 1446 of the Code), either (i) if the actual amount to be distributed to the Partner (the "Distributable Amount") equals or exceeds the amount required to be withheld by the Partnership (the "Withheld Amount"), the Withheld Amount withheld shall be treated as a distribution of cash in the amount of such withholding to such Partner, or (ii) if the Distributable Amount is less than the Withheld Amount no amount shall be distributed to the Partner, the Distributable Amount shall be treated as a distribution of cash to such Partner, and the excess of the Withheld Amount over the Distributable Amount shall be treated as a loan (a "Partnership Loan") from the Partnership to the Partner on the day the Partnership pays over such excess to a taxing authority. A Partnership Loan may be repaid, at the election of the General Partner in its sole discretion, either (i) through withholding by the Partnership with respect to subsequent distributions to the applicable Partner or assignee, or (ii) at any time more than 12 months after a Partnership Loan arises, by cancellation of Partnership Units with a value equal to the unpaid balance of the Partnership Loan (including accrued interest). Any amounts treated as a Partnership Loan pursuant to this Section 5.02(b) shall bear interest at the lesser of (i) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal (or an equivalent successor publication), or (ii) the maximum lawful rate of interest on such obligation, such interest to accrue from the date the Partnership is deemed to extend the loan until such loan is repaid in full.

        (c) In no event may a Partner receive a distribution of cash with respect to a Partnership Unit if such Partner is entitled to receive a cash dividend as the holder of record of a REIT Share for which all or part of such Partnership Unit has been or will be redeemed.

    5.03 REIT DISTRIBUTION REQUIREMENTS. The General Partner shall use its reasonable efforts to cause the Partnership to distribute amounts sufficient to enable the General Partner to pay shareholder dividends that will allow the General Partner to (i) meet its distribution requirement for qualification as a REIT as set forth in Section 857 of the Code and (ii) avoid any federal income or excise tax liability imposed by the Code.

    5.04  DISTRIBUTIONS IN KIND.

        (a) Subject to Subsection (b) hereof, no Partner shall be entitled to demand property other than cash in connection with any distributions by the Partnership.

        (b) If the General Partner decides to securitize mortgage loans through the issuance of collateralized mortgage obligations, the General Partner has the right to redeem a portion of its Partnership Interest in exchange for the mortgage loans to be securitized. The portion of a Partnership Interest redeemed pursuant to this Section will be determined based on the fair market value of the mortgage loans and/or leases distributed to the General Partner. Such fair market value will be determined by the General Partner, but will be subject to the review of the Independent Directors.

    5.05 LIMITATIONS ON RETURN OF CAPITAL CONTRIBUTIONS. Notwithstanding any of the provisions of this Article V, no Partner shall have the right to receive and the General Partner shall not have the right to make, a distribution that includes a return of all or part of a Partner's Capital Contributions, unless after giving effect to the return of a Capital Contribution, the sum of all Partnership liabilities, other than the liabilities to a Partner for the return of his Capital Contribution, does not exceed the fair market value of the Partnership's assets.

    5.06 DISTRIBUTIONS UPON LIQUIDATION. Upon liquidation of the Partnership, after payment of, or adequate provision for, debts and obligations of the Partnership, including any Partner loans, any remaining assets of the Partnership shall be distributed to all Partners with positive Capital Accounts in accordance with their respective positive Capital Account balances. For purposes of the preceding sentence, the Capital Account of each Partner shall be determined after all adjustments made in accordance with Sections 5.01 and 5.02 resulting from Partnership operations and from all sales and dispositions of all or any part of the Partnership's assets. Any distributions pursuant to this

Section 5.06 shall be made by the end of the Partnership's taxable year in which the liquidation occurs (or, if later, within 90 days after the date of the liquidation). To the extent deemed advisable by the General Partner, appropriate arrangements (including the use of a liquidating trust) may be made to assure that adequate funds are available to pay any contingent debts or obligations.

    5.07 SUBSTANTIAL ECONOMIC EFFECT. It is the intent of the Partners that the allocations of Profit and Loss under the Agreement have substantial economic effect (or be consistent with the Partners' interests in the Partnership in the case of the allocation of losses attributable to nonrecourse debt) within the meaning of Section 704(b) of the Code as interpreted by the Regulations promulgated pursuant thereto. Article V and other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent.

                                   ARTICLE VI

             RIGHTS, OBLIGATIONS AND POWERS OF THE GENERAL PARTNER

    6.01  MANAGEMENT OF THE PARTNERSHIP.

        (a) Except as otherwise expressly provided in this Agreement, the General Partner shall have full, complete and exclusive discretion to manage and control the business of the Partnership for the purposes herein stated, and shall make all decisions affecting the business and assets of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law, or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to the restrictions specifically contained in this Agreement, shall have the full power and authority to do all things necessary and desirable by it to conduct the business of the Partnership including, without limitation, the authority to take the following actions on behalf of the Partnership:

            (i) to acquire, purchase, own, develop, operate, lease and dispose of any real property and any other property or assets including, but not limited to notes and mortgages, that the General Partner determines are necessary or appropriate or in the best interests of the business of the Partnership

            (ii) to construct buildings and make other improvements on the properties owned or leased by the Partnership;

           (iii) to authorize, issue, sell, redeem or otherwise purchase any Partnership Interests or any securities (including secured and unsecured debt obligations of the Partnership, debt obligations of the Partnership convertible into any class or series of Partnership Interests, or options, rights, warrants or appreciation rights relating to any Partnership Interests) of the Partnership;

            (iv) to borrow or lend money for the Partnership, issue or receive evidences of indebtedness in connection therewith, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such indebtedness, and secure such indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership's assets;

            (v) to pay, either directly or by reimbursement, for all operating costs and general administrative expenses of the Partnership to third parties or to the General Partner or its Affiliates as set forth in this Agreement,

            (vi) to guarantee or become a comaker of indebtedness of the General Partner or any Subsidiary thereof, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such guarantee or indebtedness, and secure such guarantee or indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership's assets;

           (vii) to use assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with this Agreement, including, without limitation, payment, either directly or by reimbursement, of all operating costs and general administrative expenses of the General Partner, the Partnership or any Subsidiary of either, to third parties or to the General Partner as set forth in this Agreement;

          (viii) to lease all or any portion of any of the Partnership's assets, whether or not the terms of such leases extend beyond the termination date of the Partnership and whether or not any portion of the Partnership's assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the General Partner may determine;

            (ix) to prosecute, defend, arbitrate, or compromise any and all claims or liabilities in favor of or against the Partnership, on such terms and in such manner as the General Partner may reasonably determine, and similarly to prosecute, settle or defend litigation with respect to the Partners, the Partnership, or the Partnership's assets; PROVIDED, HOWEVER, that the General Partner may not, without the consent of all of the Partners, confess a judgment against the Partnership that is in excess of $100,000 or is not covered by insurance;

            (x) to file applications, communicate, and otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership's assets or any other aspect of the Partnership business;

            (xi) to make or revoke any election permitted or required of the Partnership by any taxing authority;

           (xii) to maintain such insurance coverage for public liability, fire and casualty, and any and all other insurance for the protection of the Partnership, for the conservation of Partnership assets, or for any other purpose convenient or beneficial to the Partnership, in such amounts and such types, as it shall determine from time to time;

          (xiii) to determine whether or not to apply any insurance proceeds for any property to the restoration of such property or to distribute the same;

           (xiv) to establish one or more divisions of the Partnership, to hire and dismiss employees of the Partnership or any division of the Partnership, and to retain legal counsel, accountants, consultants, real estate brokers, and such other persons, as the General Partner may deem necessary or appropriate in connection with the Partnership business and to pay therefor such reasonable remuneration as the General Partner may deem reasonable and proper;

           (xv) to retain other services of any kind or nature in connection with the Partnership business, and to pay therefor such remuneration as the General Partner may deem reasonable and proper;

           (xvi) to negotiate and conclude agreements on behalf of the Partnership with respect to any of the rights, powers and authority conferred upon the General Partner;

          (xvii) to maintain accurate accounting records and to file promptly all federal, state and local income tax returns on behalf of the Partnership;

          (xviii) to distribute Partnership cash or other Partnership assets in accordance with this Agreement;

           (xix) to form or acquire an interest in, and contribute property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity interest from time to time);

           (xx) to establish Partnership reserves for working capital, capital expenditures, contingent liabilities, or any other valid Partnership purpose; and

           (xxi) to merge, consolidate or combine the Partnership with or into another Person (to the extent permitted by applicable law);

          (xxii) to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Code; and

          (xxiii) to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts that the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership (including, without limitation, all actions consistent with allowing the General Partner at all times to qualify as a REIT unless the General Partner voluntarily terminates its REIT status) and to possess and enjoy all of the rights and powers of a general partner as provided by the Act.

        (b) Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

        (c) In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken by it. The General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner taken pursuant to its authority under this Agreement.

    6.02 DELEGATION OF AUTHORITY. The General Partner may delegate any or all of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.

    6.03  INDEMNIFICATION AND EXCULPATION OF INDEMNITEES.

        (a) The Partnership shall indemnify, to the fullest extent permitted by Delaware law, an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 6.03(a). The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 6.03(a). Any indemnification pursuant to this
    Section 6.03 shall be made only out of the assets of the Partnership and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the captial of the Partnership, or otherwise provide funds, to enable the Partnership to fund its obligations under this
    Section 6.03.

        (b) The Partnership shall reimburse an Indemnitee for reasonable expenses incurred by an Indemnitee who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 6.03 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

        (c) The indemnification provided by this Section 6.03 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

        (d) The Partnership may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

        (e) For purposes of this Section 6.03, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 6.03, and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

        (f) In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

        (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.03 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

        (h) The provisions of this Section 6.03 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

    6.04  LIABILITY OF THE GENERAL PARTNER.

        (a) Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary damages to the Partnership or any Partners for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General

    Partner acted in good faith. The General Partner shall not be in breach of any duty that the General Partner may owe to the Limited Partners or the Partnership or any other Persons under this Agreement or of any duty stated or implied by law or equity provided the General Partner, acting in good faith, abides by the terms of this Agreement.

        (b) The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, the General Partner and the General Partner's shareholders collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or the tax consequences of same, but not all, of the Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any actions. In the event of a conflict between the interests of the shareholders of the General Partner on one hand and the Limited Partners on the other, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either the shareholders of the General Partner or the Limited Partners; PROVIDED, HOWEVER, that for so long as the General Partner owns a controlling interest in the Partnership, any such conflict that the General Partner, in its sole and absolute discretion, determines cannot be resolved in a manner not adverse to either the shareholders of the General Partner or the Limited Partners shall be resolved in favor of the shareholders of the General Partner. The General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, PROVIDED that the General Partner has acted in good faith.

        (c) Subject to its obligations and duties as General Partner set forth in Section 6.01 hereof, the General Partner may exercise any of the powers granted to it under this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

        (d) Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to continue to qualify as a REIT or (ii) to prevent the General Partner from incurring any taxes under Section 857, Section 4981, or any other provision of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

        (e) Any amendment, modification or repeal of this Section 6.04 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's liability to the Partnership and the Limited Partners under this Section 6.04 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

    6.05  REIMBURSEMENT OF GENERAL PARTNER.

        (a) Except as provided in this Section 6.05 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

        (b) In addition to the expenses that are directly attributable to the Partnership, the REIT Expenses and Administrative Expenses shall be obligations of the Partnership, and the Partnership shall pay the REIT Expenses and Administrative Expenses. If any REIT Expenses or Administrative Expenses are paid by the General Partner, the General Partner shall be reimbursed by the Partnership therefor.

    6.06 OUTSIDE ACTIVITIES. The Partners and any officer, director, employee, agent, trustee, Affiliate, Subsidiary, or shareholder of any Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar or identical to those of the Partnership. Neither the Partnership nor any of the Limited Partners shall have any rights by virtue of this Agreement in any such business ventures, interest or activities. None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any such business ventures, interests or activities, and the General Partner shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures, interests and activities to the Partnership or any Limited Partner, even if such opportunity is of a character which, if presented to the Partnership or any Limited Partner, could be taken by such Person.

    6.07  EMPLOYMENT OR RETENTION OF AFFILIATES.

        (a) Any Affiliate of the General Partner may be employed or retained by the Partnership and may otherwise deal with the Partnership (whether as a buyer, lessor, lessee, manager, furnisher of goods or services, broker, agent, lender or otherwise) and may receive from the Partnership any compensation, price, or other payment therefor which the General Partner determines to be fair and reasonable.

        (b) The Partnership may lend or contribute to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

        (c) The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as the General Partner deems are consistent with this Agreement and applicable law.

        (d) Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are on terms that the General Partner deems are fair and reasonable to the Partnership.

    6.08 GENERAL PARTNER PARTICIPATION. The General Partner agrees that all business activities of the General Partner shall generally be conducted through the Partnership or one or more Subsidiary Partnerships, unless otherwise determined by the Independent Directors.

    6.09 TITLE TO PARTNERSHIP ASSETS. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; PROVIDED, HOWEVER, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

    6.10 MISCELLANEOUS. In the event the General Partner redeems any REIT Shares, then the General Partner shall cause the Partnership to purchase from the General Partner a number of Partnership Units as determined based on the application of the Conversion Factor on the same terms that the General Partner exchanged such REIT Shares. Moreover, if the General Partner makes a cash tender offer or other offer to acquire REIT Shares, then the General Partner shall cause the Partnership to make a corresponding offer to the General Partner to acquire an equal number of Partnership Units held by the General Partner. In the event any REIT Shares are exchanged by the General Partner pursuant to such offer, the Partnership shall redeem an equivalent number of the General Partner's Partnership Units for an equivalent purchase price based on the application of the Conversion Factor.

                                  ARTICLE VII

                           CHANGES IN GENERAL PARTNER

    7.01  TRANSFER OF THE GENERAL PARTNER'S PARTNERSHIP INTEREST.

        (a) The General Partner shall not transfer all or any portion of its General Partnership Interest or withdraw as General Partner except as provided in or in connection with a transaction contemplated by Section 7.01(c), (d) or (e).

        (b) The General Partner agrees that its Percentage Interest will at all times be at least 1%.

        (c) Except as otherwise provided in Section 6.04(b) or Section 7.01(d) or (e) hereof, the General Partner shall not engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets, (other than in connection with a change in the General Partner's state of incorporation or organizational form) in each case which results in a change of control of the General Partner (a "Transaction"), unless:

            (i) the consent of Limited Partners (other than the General Partner or any Subsidiary) holding more than 50% of the Percentage Interests of the Limited Partners (other than those held by the General Partner or any Subsidiary) is obtained;

            (ii) as a result of such Transaction all Limited Partners will receive for each Partnership Unit an amount of cash, securities, or other property equal to the product of the Conversion Factor and the greatest amount of cash, securities or other property paid in the Transaction to a holder of one REIT Share in consideration of one REIT Share, PROVIDED THAT if, in connection with the Transaction, a purchase, tender or exchange offer ("Offer") shall have been made to and accepted by the holders of more than 50% of the outstanding REIT Shares, each holder of Partnership Units shall be given the option to exchange its Partnership Units for the greatest amount of cash, securities, or other property which a Limited Partner would have received had it (A) exercised its Redemption Right and (B) sold, tendered or exchanged pursuant to the Offer the REIT Shares received upon exercise of the Redemption Right immediately prior to the expiration of the Offer; or

           (iii) the General Partner is the surviving entity in the Transaction and either (A) the holders of REIT Shares do not receive cash, securities, or other property in the Transaction or (B) all Limited Partners (other than the General Partner or any Subsidiary) receive an amount of cash, securities, or other property (expressed as an amount per REIT Share) that is no less than the product of the Conversion Factor and the greatest amount of cash, securities, or other property (expressed as an amount per REIT Share) received in the Transaction by any holder of REIT Shares.

        (d) Notwithstanding Section 7.01(c), the General Partner may merge with or into or consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity (the "Surviving General Partner"), other than Partnership Units held by the General Partner, are contributed, directly or indirectly, to the Partnership as a Capital Contribution in exchange for Partnership Units with a fair market value equal to the value of the assets so contributed as determined by the Surviving General Partner in good faith and (ii) the Surviving General Partner expressly agrees to assume all obligations of the General Partner hereunder. Upon such contribution and assumption, the Surviving General Partner shall have the right and duty to amend this Agreement as set forth in this Section 7.01(d). The Surviving General Partner shall in good faith arrive at a new method for the calculation of the Cash Amount, the REIT Shares Amount and Conversion Factor for a Partnership Unit after any such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible. Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of REIT Shares or options, warrants or other rights relating thereto, and to which a holder of Partnership Units could have acquired had such Partnership Units been exchanged immediately prior to such merger or consolidation. Such amendment to this Agreement shall provide for adjustment to such method of calculation, which shall be as nearly equivalent as may be practicable to the adjustments provided for with respect to the Conversion Factor. The Surviving General Partner also shall in good faith modify the definition of REIT Shares and make such amendments to Section 8.05 hereof so as to approximate the existing rights and obligations set forth in Section
    8.05 as closely as reasonably possible. The above provisions of this Section 7.01(d) shall similarly apply to successive mergers or consolidations permitted hereunder.

    In respect of any transaction described in the preceding paragraph, the General Partner is required to use its commercially reasonable efforts to structure such transaction to avoid causing the Limited Partners to recognize a gain for federal income tax purposes by virtue of the occurrence of or their participation in such transaction, PROVIDED such efforts are consistent with the exercise of the Board of Directors' fiduciary duties to the shareholders of the General Partner under applicable law.

        (e) Notwithstanding Section 7.01(c),

            (i) a General Partner may transfer all or any portion of its General Partnership Interest to (A) a wholly-owned Subsidiary of such General Partner or (B) the owner of all of the ownership interests of such General Partner, and following a transfer of all of its General Partnership Interest, may withdraw as General Partner; and the General Partner may engage in a transaction not required by law or by the rules of any national securities exchange on which the REIT Shares are listed to be submitted to the vote of the holders of the REIT Shares.

    7.02 ADMISSION OF A SUBSTITUTE OR ADDITIONAL GENERAL PARTNER. A Person shall be admitted as a substitute or additional General Partner of the Partnership only if the following terms and conditions are satisfied:

        (a) the Person to be admitted as a substitute or additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner, and a certificate evidencing the admission of such Person as a General Partner shall have been filed for recordation and all other actions required by Section 2.05 hereof in connection with such admission shall have been performed;

        (b) if the Person to be admitted as a substitute or additional General Partner is a corporation or a partnership it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person's authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

        (c) counsel for the Partnership shall have rendered an opinion (relying on such opinions from other counsel and the state or any other jurisdiction as may be necessary) that the admission of the person to be admitted as a substitute or additional General Partner is in conformity with the Act, that none of the actions taken in connection with the admission of such Person as a substitute or additional General Partner will cause (i) the Partnership to be classified other than as a partnership for federal income tax purposes, or (ii) the loss of any Limited Partner's limited liability.

    7.03 EFFECT OF BANKRUPTCY, WITHDRAWAL, DEATH OR DISSOLUTION OF A GENERAL PARTNER.

        (a) Upon the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 7.04(a) hereof) or the death, withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Partnership shall be dissolved and terminated unless the Partnership is continued pursuant to Section 7.03(b) hereof. The merger of the General Partner with or into any entity that is admitted as a substitute or successor General Partner pursuant to Section
    7.02 hereof shall not be deemed to be the withdrawal, dissolution or removal of the General Partner.

        (b) Following the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 7.04(a) hereof) or the death, withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Limited Partners, within 90 days after such occurrence, may elect to continue the business of the Partnership for the balance of the term specified in Section 2.04 hereof by selecting, subject to Section 7.02 hereof and any other provisions of this Agreement, a substitute General Partner by consent of a majority in interest of the Limited Partners. If the Limited Partners elect to continue the business of the Partnership and admit a substitute General Partner, the relationship with the Partners and of any Person who has acquired an interest of a Partner in the Partnership shall be governed by this Agreement.

    7.04  REMOVAL OF A GENERAL PARTNER.

        (a) Upon the occurrence of an Event of Bankruptcy as to, or the dissolution of, a General Partner, such General Partner shall be deemed to be removed automatically; PROVIDED, HOWEVER, that if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to or removal of a partner in such partnership shall be deemed not to be a dissolution of the General Partner if the business of such General Partner is continued by the remaining partner or partners. The Limited Partners may not remove the General Partner, with or without cause.

        (b) If a General Partner has been removed pursuant to this Section 7.04 and the Partnership is continued pursuant to Section 7.03 hereof, such General Partner shall promptly transfer and assign its General Partnership Interest in the Partnership to the substitute General Partner approved by a majority in interest of the Limited Partners in accordance with Section 7.03(b) hereof and otherwise admitted to the Partnership in accordance with
    Section 7.02 hereof. At the time of assignment, the removed General Partner shall be entitled to receive from the substitute General Partner the fair market value of the General Partnership Interest of such removed General Partner as reduced by any damages caused to the Partnership by such General Partner. Such fair market value shall be determined by an appraiser mutually agreed upon by the

    General Partner and a majority in interest of the Limited Partners within 10 days following the removal of the General Partner. In the event that the parties are unable to agree upon an appraiser, the removed General Partner and a majority in interest of the Limited Partners each shall select an appraiser. Each such appraiser shall complete an appraisal of the fair market value of the removed General Partner's General Partnership Interest within 30 days of the General Partner's removal, and the fair market value of the removed General Partner's General Partnership Interest shall be the average of the two appraisals; PROVIDED, HOWEVER, that if the higher appraisal exceeds the lower appraisal by more than 20% of the amount of the lower appraisal, the two appraisers, no later than 40 days after the removal of the General Partner, shall select a third appraiser who shall complete an appraisal of the fair market value of the removed General Partner's General Partnership Interest no later than 60 days after the removal of the General Partner. In such case, the fair market value of the removed General Partner's General Partnership Interest shall be the average of the two appraisals highest in value.

        (c) The General Partnership Interest of a removed General Partner, during the time after default until transfer under Section 7.04(b), shall be converted to that of a special Limited Partner; PROVIDED, HOWEVER, such removed General Partner shall not have any rights to participate in the management and affairs of the Partnership, and shall not be entitled to any portion of the income, expense, profit, gain or loss allocations or cash distributions allocable or payable, as the case may be, to the Limited Partners. Instead, such removed General Partner shall receive and be entitled only to retain distributions or allocations of such items that it would have been entitled to receive in its capacity as General Partner, until the transfer is effective pursuant to Section 7.04(b).

        (d) All Partners shall have given and hereby do give such consents, shall take such actions and shall execute such documents as shall be legally necessary and sufficient to effect all the foregoing provisions of this Section.

                                  ARTICLE VIII

                 RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS

    8.01 MANAGEMENT OF THE PARTNERSHIP. The Limited Partners shall not participate in the management or control of Partnership business nor shall they transact any business for the Partnership, nor shall they have the power to sign for or bind the Partnership, such powers being vested solely and exclusively in the General Partner.

    8.02 POWER OF ATTORNEY. Each Limited Partner hereby irrevocably appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each as its true and lawful attorney-in-fact, who may act for each Limited Partner and in its name, place and stead, and for its use and benefit, to sign, acknowledge, swear to, deliver, file or record, at the appropriate public offices, any and all documents, certificates, and instruments as may be deemed necessary or desirable by the General Partner to carry out fully the provisions of this Agreement and the Act in accordance with their terms, which power of attorney is coupled with an interest and shall survive the death, dissolution or legal incapacity of the Limited Partner, or the transfer by the Limited Partner of any part or all of its Partnership Interest.

    8.03 LIMITATION ON LIABILITY OF LIMITED PARTNERS. No Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership. A Limited Partner shall be liable to the Partnership only to make payments of its Capital Contribution, if any, as and when due hereunder. After its Capital Contribution is fully paid, no Limited Partner shall, except as otherwise required by the Act, be required to make any further Capital Contributions or other payments or lend any funds to the Partnership.

    8.04 OWNERSHIP BY LIMITED PARTNER OF CORPORATE GENERAL PARTNER OR AFFILIATE. No Limited Partner shall at any time, either directly or indirectly, own any stock or other interest in the General Partner or in any Affiliate thereof; if such ownership by itself or in conjunction with other stock or other interests owned by other Limited Partners would, in the opinion of counsel for the Partnership, jeopardize the classification of the Partnership as a partnership for federal income tax purposes. The General Partner shall be entitled to make such reasonable inquiry of the Limited Partners as is required to establish compliance by the Limited Partners with the provisions of this Section.

    8.05  REDEMPTION RIGHT.

        (a) Subject to Sections 8.05(b), 8.05(c), 8.05(d) and 8.05(e) and the provisions of any agreements between the Partnership and one or more Limited Partners with respect to Partnership Units held by them, on or after the date which is one year after the closing of the Exchange, each Limited Partner, other than the General Partner, shall have the right (the "Redemption Right") to require the Partnership to redeem on a Specified Redemption Date all or a portion of the Partnership Units held by such Limited Partner at a redemption price equal to and in the form of the Cash Amount to be paid by the Partnership. The Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the Redemption Right (the "Redeeming Partner"); PROVIDED, HOWEVER, that the Partnership shall not be obligated to satisfy such Redemption Right if the Company and/or the General Partner elects to purchase, and does purchase, the Partnership Units subject to the Notice of Redemption pursuant to Section 8.05(b); and PROVIDED, FURTHER, that no Limited Partner may deliver more than two Notices of Redemption during each calendar year. A Limited Partner may not exercise the Redemption Right for less than 1,000 Partnership Units or, if such Limited Partner holds less than 1,000 Partnership Units, all of the Partnership Units held by such Partner. The Redeeming Partner shall have no right, with respect to any Partnership Units so redeemed, to receive any distribution paid with respect to Partnership Units if the record date for such distribution is on or after the Specified Redemption Date.

        (b) Notwithstanding the provisions of Section 8.05(a), a Limited Partner that exercises the Redemption Right shall be deemed to have offered to sell the Partnership Units described in the Notice of Redemption to the General Partner, and the General Partner may, in its sole and absolute discretion, elect to purchase directly and acquire such Partnership Units by paying to the Redeeming Partner either the Cash Amount or the REIT Shares Amount, as elected by the General Partner (in its sole and absolute discretion), on the Specified Redemption Date, whereupon the General Partner shall acquire for the Cash Amount or the REIT Shares Amount, as determined by the General Partner (as set forth above), the Partnership Units offered for redemption by the Redeeming Partner and shall be treated for all purposes of this Agreement as the owner of such Partnership Units. If the General Partner shall elect to exercise its right to purchase Partnership Units under this
    Section 8.05(b) with respect to a Notice of Redemption, it shall so notify the Redeeming Partner within five business days after the receipt by the General Partner of such Notice of Redemption. Unless the General Partner (in its sole and absolute discretion) shall exercise its right to purchase Partnership Units from the Redeeming Partner pursuant to this Section 8.05(b), the General Partner shall have no obligation to the Redeeming Partner or the Partnership with respect to the Redeeming Partner's exercise of the Redemption Right. In the event the General Partner shall exercise its right to purchase, and does purchase, Partnership Units with respect to the exercise of a Redemption Right in the manner described in the first sentence of this Section 8.05(b), the Partnership shall have no obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner's exercise of such Redemption Right, and each of the Redeeming Partner, the Partnership, and the General Partner shall treat the transaction between the General Partner and the Redeeming Partner for federal income tax purposes as a sale of the Redeeming Partner's Partnership Units to the General Partner. Each Redeeming Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of REIT Shares upon exercise of the Redemption Right.

        (c) Notwithstanding the provisions of Section 8.05(a) and 8.05(b), a Redeeming Partner shall be paid the Cash Amount if the delivery of REIT Shares to such Partner on the Specified Redemption Date by the General Partner pursuant to Section 8.06(b) (regardless of whether or not the General Partner would in fact exercise its rights under Section 8.06(b)) would: (i) result in such Partner or any other person owning, directly or indirectly, REIT Shares in excess of the Ownership Limit (as defined in the Charter) and calculated in accordance therewith, except as provided in the Charter, (ii) result in REIT Shares being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the General Partner being "closely held" within the meaning of Section 856(h) of the Code, (iv) cause the General Partner to own, directly or constructively, 10% or more of the ownership interests in a tenant of the General Partner's, the Partnership's, or a Subsidiary Partnership's, real property, within the meaning of Section 856(d)(2)(B) of the Code, or (v) cause the acquisition of REIT Shares by such Partner to be "integrated" with any other distribution of REIT Shares for purposes of complying with the registration provisions of the Securities Act.

        (d) Any REIT Shares Amounts to be paid to a Redeeming Partner pursuant to this Section 8.05 shall be paid on the Specified Redemption Date. Any Cash Amount to be paid to a Redeeming Partner pursuant to this Section 8.06 shall be paid on the Specified Redemption Date; PROVIDED, HOWEVER, that, if the Notice of Redemption is received by the General Partner after 13 months following the closing of the Exchange and if the Cash Amount is to be paid, the General Partner may elect to cause the Specified Redemption Date to be delayed for up to an additional 30 calendar days by providing notice to the Redeeming Partner. If the General Partner elects to cause the Specified Redemption Date to be delayed, the General Partner shall pay the Redeeming Partner interest for the period of the delay at a rate equal to (i) 3-month LIBOR plus (ii) 250 basis points. For this purpose, LIBOR shall mean "ISD-LIBOR-ISDA" as that term is defined in the 1991 ISDA Definitions published by the International Swap Dealers Association, Inc. Notwithstanding the foregoing, the General Partner agrees to use its best efforts to cause the closing of the acquisition of redeemed Partnership Units hereunder to occur as quickly as reasonably possible.

        (e) Notwithstanding any other provision of this Agreement, after thirteen months following the closing of the Exchange, the General Partner shall place appropriate restrictions on the ability of the Limited Partners to exercise their Redemption Rights as and if deemed necessary to ensure that the Partnership does not constitute a "publicly traded partnership" under section 7704 of the Code. If and when the General Partner determines that imposing such restrictions is necessary, the General Partner shall give prompt written notice thereof (a "Restriction Notice") to each of the Limited Partners, which notice shall be accompanied by a copy of an opinion of counsel to the Partnership which states that, in the opinion of such counsel, restrictions are necessary in order to avoid the Partnership being treated as a "publicly traded partnership" under section 7704 of the Code.

                                   ARTICLE IX

                   TRANSFERS OF LIMITED PARTNERSHIP INTERESTS

    9.01  PURCHASE FOR INVESTMENT.

        (a) Each Limited Partner hereby represents and warrants to the General Partner and to the Partnership that the acquisition of his Partnership Interests is made as a principal for his account for investment purposes only and not with a view to the resale or distribution of such Partnership Interest.

        (b) Each Limited Partner agrees that he will not sell, assign or otherwise transfer his Partnership Interest or any fraction thereof; whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not make the representations and warranties to the General Partner set forth in Section 9.01(a) above and similarly agree not to sell, assign or transfer such Partnership Interest or fraction thereof to any Person who does not similarly represent, warrant and agree.

    9.02  RESTRICTIONS ON TRANSFER OF LIMITED PARTNERSHIP INTERESTS.

        (a) Subject to the provisions of 9.02(b), (c) and (d), no Limited Partner may offer, sell, assign, or otherwise transfer all or any portion of his Limited Partnership Interest, or any of such Limited Partner's economic rights as a Limited Partner, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a "Transfer") without the consent of the General Partner, which consent may be granted or withheld in its sole and absolute discretion. Any such purported transfer undertaken without such consent shall be considered to be null and void AB INITIO and shall not be given effect. The General Partner may require, as a condition of any Transfer to which it consents, that the transferor assume all costs incurred by the Partnership in connection therewith. A Transfer shall not include any pledge, grant of a security interest in, or other hypothecation of all or any portion of a Limited Partnership Interest.

        (b) No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer (i.e., a Transfer consented to as contemplated by clause (a) above or clause (c) below or a Transfer pursuant to 9.05 below) of all of his Partnership Units pursuant to this Article IX or pursuant to a redemption of all of his Partnership Units pursuant to
    8.06. Upon the permitted Transfer or redemption of all of a Limited Partner's Partnership Units, such Limited Partner shall cease to be a Limited Partner.

        (c) Subject to 9.02(d), (e) and (f) below, a Limited Partner may Transfer, with the consent of the General Partner, all or a portion of his Partnership Units to (i) a spouse, a parent or parent's spouse, natural or adopted descendant or descendants, spouse of such descendant, or brother or sister, or a trust created by such Limited Partner for the benefit of such Limited Partner and/or any such person(s), of which trust such Limited Partner or any such person(s) is a trustee, (ii) a corporation, a general partnership, a limited partnership, or a limited liability company controlled by a Person or Persons named in (i) above, or (iii) if the Limited Partner is an entity, its beneficial owners.

        (d) No Limited Partner may effect a Transfer of its Limited Partnership Interest, in whole or in part, if, in the opinion of legal counsel for the Partnership, such proposed Transfer would require the registration of the Limited Partnership Interest under the Securities Act, or would otherwise violate any applicable federal or state securities or blue sky law (including investment suitability standards).

        (e) No Transfer by a Limited Partner of its Partnership Units, in whole or in part, may be made to any Person if (i) in the opinion of legal counsel for the Partnership, the transfer would result in the Partnership's being treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the Code), (ii) in the opinion of legal counsel for the Partnership, it would adversely affect the ability of the General Partner to continue to qualify as a REIT or subject the General Partner to any additional taxes under Section 857 or
    Section 4981 of the Code, or (iii) such transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code.

        (f) No transfer of any Partnership Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Regulations
    Section 1.752-4(b)) to any lender to the Partnership whose loan constitutes a nonrecourse liability (within the meaning of Regulations Section 1.752-1(a)(2)), without the consent of the General Partner, which may be withheld in its sole and absolute discretion, PROVIDED THAT as a condition to such consent the lender will be required to enter into an arrangement with the Partnership and the General Partner to exchange or redeem for the Cash Amount any Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

        (g) Any Transfer in contravention of any of the provisions of this
    Article IX shall be void and ineffectual and shall not be binding upon, or recognized by, the Partnership.

        (h) Prior to the consummation of any Transfer under this Article IX, the transferor and/or the transferee shall deliver to the General Partner such opinions, certificates and other documents as the General Partner shall request in connection with such Transfer.

    9.03  ADMISSION OF SUBSTITUTE LIMITED PARTNER.

        (a) Subject to the other provisions of this Article IX, an assignee of the Limited Partnership Interest of a Limited Partner (which shall be understood to include any purchaser, transferee, donee, or other recipient of any disposition of such Limited Partnership Interest) shall be deemed admitted as a Limited Partner of the Partnership only with the consent of the General Partner and upon the satisfactory completion of the following:

            (i) The assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof, including a revised EXHIBIT A, and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner.

            (ii) To the extent required, an amended Certificate evidencing the admission of such Person as a Limited Partner shall have been signed, acknowledged and filed for record in accordance with the Act.

           (iii) The assignee shall have delivered a letter containing the representation set forth in Section 9.01(a) hereof and the agreement set forth in Section 9.01(b) hereof.

            (iv) If the assignee is a corporation, partnership or trust, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the Partnership of the assignee's authority to become a Limited Partner under the terms and provisions of this Agreement.

            (v) The assignee shall have executed a power of attorney containing the terms and provisions set forth in Section 8.02 hereof.

            (vi) The assignee shall have paid all legal fees and other expenses of the Partnership and the General Partner and filing and publication costs in connection with its substitution as a Limited Partner.

           (vii) The assignee has obtained the prior written consent of the General Partner to its admission as a Substitute Limited Partner, which consent may be given or denied in the exercise of the General Partner's sole and absolute discretion.

        (b) For the purpose of allocating Profits and Losses and distributing cash received by the Partnership, a Substitute Limited Partner shall be treated as having become, and appearing in the records of the Partnership as, a Partner upon the filing of the Certificate described in Section 9.03(a)(ii) hereof or, if no such filing is required, the later of the date specified in the transfer documents or the date on which the General Partner has received all necessary instruments of transfer and substitution.

        (c) The General Partner shall cooperate with the Person seeking to become a Substitute Limited Partner by preparing the documentation required by this Section and making all official filings and publications. The Partnership shall take all such action as promptly as practicable after the satisfaction of the conditions in this Article IX to the admission of such Person as a Limited Partner of the Partnership.

    9.04  RIGHTS OF ASSIGNEES OF PARTNERSHIP INTERESTS.

        (a) Subject to the provisions of Sections 9.01 and 9.02 hereof, except as required by operation of law, the Partnership shall not be obligated for any purposes whatsoever to recognize the assignment by any Limited Partner of its Partnership Interest until the Partnership has received notice thereof.

        (b) Any Person who is the assignee of all or any portion of a Limited Partner's Limited Partnership Interest, but does not become a Substitute Limited Partner and desires to make a further assignment of such Limited Partnership Interest, shall be subject to all the provisions of this Article IX to the same extent and in the same manner as any Limited Partner desiring to make an assignment of its Limited Partnership Interest.

    9.05 EFFECT OF BANKRUPTCY, DEATH, INCOMPETENCE OR TERMINATION OF A LIMITED PARTNER. The occurrence of an Event of Bankruptcy as to a Limited Partner, the death of a Limited Partner or a final adjudication that a Limited Partner is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Partnership, and the business of the Partnership shall continue if an order for relief in a bankruptcy proceeding is entered against a Limited Partner, the trustee or receiver of his estate or, if he dies, his executor, administrator or trustee, or, if he is finally adjudicated incompetent, his committee, guardian or conservator, shall have the rights of such Limited Partner for the purpose of settling or managing his estate property and such power as the bankrupt, deceased or incompetent Limited Partner possessed to assign all or any part of his Partnership Interest and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Limited Partner.

    9.06 JOINT OWNERSHIP OF INTERESTS. A Partnership Interest may be acquired by two individuals as joint tenants with right of survivorship, PROVIDED that such individuals either are married or are related and share the same home as tenants in common. The written consent or vote of both owners of any such jointly held Partnership Interest shall be required to constitute the action of the owners of such Partnership Interest; PROVIDED, HOWEVER, that the written consent of only one joint owner will be required if the Partnership has been provided with evidence satisfactory to the counsel for the Partnership that the actions of a single joint owner can bind both owners under the applicable laws of the state of residence of such joint owners.

    Upon the death of one owner of a Partnership Interest held in a joint tenancy with a right of survivorship, the Partnership Interest shall become owned solely by the survivor as a Limited Partner and not as an assignee. The Partnership need not recognize the death of one of the owners of a jointly-held Partnership Interest until it shall have received notice of such death. Upon notice to the General Partner from either owner, the General Partner shall cause the Partnership Interest to be divided into two equal Partnership Interests, which shall thereafter be owned separately by each of the former owners.

                                   ARTICLE X

                    DISSOLUTION, LIQUIDATION AND TERMINATION

    10.01 DISSOLUTION. The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, only upon the first to occur of any of the following ("Liquidating Events"):

        (a) the expiration of its term as provided in Section 2.04 hereof;

        (b) an event of withdrawal of the General Partner, as defined in the Act (other than an event of bankruptcy), unless, within ninety (90) days after such event of withdrawal a majority in interest of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a successor General Partner

        (c) from and after the date of this Agreement through December 31, 2010, an election to dissolve the Partnership made by the General Partner with the Consent of Partners holding 85% of the Percentage Interests of the Limited Partners (including Limited Partner Interests held by the Company);

        (d) on or after January 1, 2011, an election to dissolve the Partnership made by the General Partner, in its sole and absolute discretion;

        (e) entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

        (f) the sale of all or substantially all of the assets and properties of the Partnership; or

        (g) a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to the entry of such order or judgment all of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute General Partner.

    10.02  WINDING UP

        (a) Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner, or, in the event there is no remaining General Partner, any Person elected by a majority in interest of the Limited Partners (the General Partner or such other Person being referred to herein as the "Liquidator"), shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of common stock in the Company) shall be applied and distributed in the following order:

            (i) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than the Partners;

            (ii) Second, to the payment and discharge of all of the Partnership's debts and liabilities to the General Partner;

           (iii) Third, to the payment and discharge of all of the Partnership's debts and liabilities to the other Partners; and

            (iv) The balance, if any, to the General Partner and Limited Partners in accordance with their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods. The General Partner shall not receive any additional compensation for any services performed pursuant to this Article X.

        (b) Notwithstanding the provisions of Section 10.02(a) hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 10.02(a) hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

        (c) In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article X may be:

            (i) distributed to a trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or the General Partner arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement; or

            (ii) withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to the General Partner and Limited Partners in the manner and order of priority set forth in Section 10.02(a) as soon as practicable.

    10.03 COMPLIANCE WITH TIMING REQUIREMENTS OF REGULATIONS. In the event the Partnership is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article X to the General Partner and Limited Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Partner has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever.

    10.04 DEEMED DISTRIBUTION AND RECONTRIBUTION. Notwithstanding any other provision of this Article X, in the event the Partnership is considered "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), but no Liquidating Event has occurred, the Partnership's property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, for federal income tax purposes and for purposes of maintaining Capital Accounts, the Partnership shall be deemed to have distributed the property in kind to the General Partner and Limited Partners, who shall be deemed to have assumed and taken such property subject to all Partnership liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the General Partner and Limited Partners shall be deemed to have recontributed the Partnership property in kind to the Partnership, which shall be deemed to have assumed and taken such property subject to all such liabilities.

    10.05 RIGHTS OF LIMITED PARTNERS. Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership. Except as otherwise provided in this Agreement, no Limited Partner shall have priority over any other Partner as to the return of its Capital Contributions, distributions, or allocations.

    10.06 NOTICE OF DISSOLUTION. In the event a Liquidating Event occurs or an event occurs that would, but for the provisions of an election or objection by one or more Partners pursuant to Section 10.01, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners.

    10.07 TERMINATION OF PARTNERSHIP AND CANCELLATION OF CERTIFICATE OF LIMITED PARTNERSHIP. Upon the completion of the liquidation of the Partnership's assets, as provided in Section 10.02 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed, and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be cancelled and such other actions as may be necessary to terminate the Partnership shall be taken.

    10.08 REASONABLE TIME FOR WINDING-UP. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 10.02 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

    10.09 WAIVER OF PARTITION. Each Partner hereby waives any right to partition of the Partnership property.

                                   ARTICLE XI

              BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS; MEETINGS

    11.01 BOOKS AND RECORDS. At all times during the continuance of the Partnership, the Partners shall keep or cause to be kept at the Partnership's specified office true and complete books of account in accordance with generally accepted accounting principles, including: (a) a current list of the full name and last known business address of each Partner, (b) a copy of the Certificate of Limited Partnership and all certificates of amendment thereto, (c) copies of the Partnership's federal, state and local income tax returns and reports, (d) copies of the Agreement and any financial statements of the Partnership for the three most recent years and (e) all documents and information required under the Act. Any Partner or its duly authorized representative, upon paying the costs of collection, duplication and mailing, shall be entitled to inspect or copy such records during ordinary business hours.

    11.02  CUSTODY OF PARTNERSHIP FUNDS; BANK ACCOUNTS.

        (a) All funds of the Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking or brokerage institutions as the General Partner shall determine, and withdrawals shall be made only on such signature or signatures as the General Partner may, from time to time, determine.

        (b) All deposits and other funds not needed in the operation of the business of the Partnership may be invested by the General Partner in investment grade instruments (or investment companies whose portfolio consists primarily thereof), government obligations, certificates of deposit, bankers' acceptances and municipal notes and bonds or such other investments as shall be permitted by applicable law. The funds of the Partnership shall not be commingled with the funds of any other Person except for such commingling as may necessarily result from an investment in those investment companies permitted by this Section 11.02(b).

    11.03 FISCAL AND TAXABLE YEAR. The fiscal and taxable year of the Partnership shall be the calendar year.

    11.04 ANNUAL TAX INFORMATION AND REPORT. Within 75 days after the end of each fiscal year of the Partnership, the General Partner endeavor to furnish to each person who was a Limited Partner at any time during such year the tax information necessary to file such Limited Partner's individual tax returns as shall be reasonably required by law.

    11.05  TAX MATTERS PARTNER; TAX ELECTIONS; SPECIAL BASIS ADJUSTMENTS.

        (a) The General Partner shall be the Tax Matters Partner of the Partnership within the meaning of Section 623(a)(7) of the Code. As Tax Matters Partner, the General Partner shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the Tax Matters Partner. The General Partner shall have the right to retain professional assistance in respect of any audit of the Partnership by the Service and all out-of-pocket expenses and fees incurred by the General Partner on behalf of the Partnership as Tax Matters Partner shall constitute Partnership expenses. In the event the General Partner receives notice of a final Partnership adjustment under Section 6223(a)(2) of the Code, the General Partner shall either (i) file a court petition for judicial review of such final adjustment within the period provided under Section 6226(a) of the Code, a copy of which petition shall be mailed to all Limited Partners on the date such petition is filed, or (ii) mail a written notice to all Limited Partners, within such period, that describes the General Partner's reasons for determining not to file such a petition.

        (b) All elections required or permitted to be made by the Partnership under the Code or any applicable state or local tax law shall be made by the General Partner in its sole and absolute discretion.

        (c) In the event of a transfer of all or any part of the Partnership Interest of any Partner, the Partnership, at the option of the General Partner, may elect pursuant to Section 754 of the Code to adjust the basis of the Properties. Notwithstanding anything contained in Article V of this Agreement, any adjustments made pursuant to Section 754 shall affect only the successor in interest to the transferring Partner and in no event shall be taken into account in establishing, maintaining or computing Capital Accounts for the other Partners for any purpose under this Agreement. Each Partner will furnish the Partnership with all information necessary to give effect to such election.

    11.06  REPORTS TO LIMITED PARTNERS.

        (a) As soon as practicable after the close of each fiscal quarter (other than the last quarter of the fiscal year), the General Partner shall cause to be mailed to each Limited Partner a quarterly report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such fiscal quarter, presented in accordance with generally accepted accounting principles. As soon as practicable after the close of each fiscal year, the General Partner shall cause to be mailed to each Limited Partner an annual report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such fiscal year, presented in accordance with generally accepted accounting principles. The annual financial statements shall be audited by accountants selected by the General Partner.

        (b) Any Partner shall further have the right to a private audit of the books and records of the Partnership, provided such audit is made for Partnership purposes, at the expense of the Partner desiring it and is made during normal business hours.

    11.07  MEETINGS OF THE PARTNERS.

        (a) Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by Limited Partners (other than the Company) holding twenty percent (20%) or more of the Partnership Interests. The request shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of the Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of the Partners or may be given in accordance with the procedure prescribed in Section 13.01(a) hereof. Except as otherwise expressly provided in this Agreement, the Consent of holders of a majority of the Percentage Interests held by Limited Partners (including Limited Partnership Interests held by the Company) shall control.

        (b) Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

        (c) Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership's receipt of written notice of such revocation from the Limited Partner executing such proxy.

        (d) Each meeting of the Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate. Without limitation, meetings of Partners may be conducted in the same manner as meetings of the shareholders of the Company and may be held at the same time, and as part of, meetings of the shareholders of the Company.

                                  ARTICLE XII

                         AMENDMENT OF AGREEMENT; MERGER

    12.01. AMENDMENT OF AGREEMENT. The General Partner's consent shall be required for any amendment to this Agreement. The General Partner, without the consent of the Limited Partners, may amend this Agreement in any respect or merge or consolidate the Partnership with or into any other partnership or business entity (as defined in Section 17-211 of the Act) in a transaction pursuant to Section 7.01(c), (d) or (e) hereof; PROVIDED, HOWEVER, that the following amendments shall require the consent of Limited Partners (other than the General Partner and any Limited Partner that is a Subsidiary of the General Partner) holding more that two-thirds of the Partnership Units held by such Limited Partners:

        (a) any amendment affecting the operation of the Conversion Factor or the Redemption Right (except as provided in Section 8.06(e) or 7.01(d), as in effect on the date hereof) in a manner adverse to the Limited Partners;

        (b) any amendment that would adversely affect the rights of the Limited Partners to receive the distributions payable to them hereunder, except that the Partnership may issue additional Partnership Units in accordance with
    Section 4.02 hereof;

        (c) any amendment that would alter the Partnership's allocations of Profit and Loss to the Limited Partners (except that the Partnership may issue additional Partnership Units in accordance with Section 4.02 hereof;

        (d) any amendment that would impose on the Limited Partners any obligation to make additional Capital Contributions to the Partnership; or

        (e) any amendment to Section 2.03(a)(iii), 8.07, 9.02, or Article XII hereof.

                                  ARTICLE XIII

                               GENERAL PROVISIONS

    13.01 NOTICES. All communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or upon deposit in the United States mail, registered, postage prepaid return receipt requested, to the Partners at the addresses set forth in EXHIBIT A attached hereto; PROVIDED, HOWEVER, that any Partner may specify a different address by notifying the General Partner in writing of such different address. Notices to the Partnership shall be delivered at or mailed to its specified office.

    13.02 SURVIVAL OF RIGHTS. Subject to the provisions hereof limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their respective legal representatives, successors, transferees and assigns.

    13.03 ADDITIONAL DOCUMENTS. Each Partner agrees to perform all further acts and execute, swear to, acknowledge and deliver all further documents which may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act.

    13.04 SEVERABILITY. If any provision of this Agreement shall be declared illegal, invalid, or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

    13.05 ENTIRE AGREEMENT. This Agreement and exhibits attached hereto constitute the entire Agreement of the Partners and supersede all prior written agreements and prior and contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

    13.06 PRONOUNS AND PLURALS. When the context in which words are used in the Agreement indicates that such is the intent, words in the singular number shall include the plural and the masculine gender shall include the neuter or female gender as the context may require.

    13.07 HEADINGS. The Article headings or sections in this Agreement are for convenience only and shall not be used in construing the scope of this Agreement or any particular Article.

    13.08 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

    13.09 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

    IN WITNESS WHEREOF, the parties hereto have hereunder affixed their
signatures to this Agreement of Limited Partnership, all as of the       day of
1998.

                                          GENERAL PARTNER

                                          PACIFIC GATEWAY PROPERTIES, INC.
                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________

                                          INITIAL LIMITED PARTNER:
                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________

                                                                       EXHIBIT A

                                                                               AGREED
                                                                              VALUE OF
                                                                  CASH        CAPITAL     PARTNERSHIP  PERCENTAGE
PARTNER                                                       CONTRIBUTION  CONTRIBUTION     UNITS      INTEREST
------------------------------------------------------------  ------------  ------------  -----------  -----------
GENERAL PARTNER:

INITIAL LIMITED PARTNER:

------------------------------------------------------------

------------------------------------------------------------

------------------------------------------------------------

LIMITED PARTNERS:

------------------------------------------------------------

------------------------------------------------------------

------------------------------------------------------------

------------------------------------------------------------

                                                                         ANNEX E
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------

                                   FORM 10-K

  /X/    ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
         SECURITIES EXCHANGE ACT OF 1934

                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997
                                       OR

  / /    TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
         SECURITIES EXCHANGE ACT OF 1934

        FOR THE TRANSITION PERIOD FROM ______________ TO ______________

                         COMMISSION FILE NUMBER 1-8692
                            ------------------------

                        PACIFIC GATEWAY PROPERTIES, INC.

             (Exact name of Registrant as specified in its charter)

                  NEW YORK                             04-2816560
      (State or other jurisdiction of                 (IRS Employer
       incorporation or organization)              Identification No.)
      930 MONTGOMERY STREET, SUITE 400
         SAN FRANCISCO, CALIFORNIA                        94133
  (Address of principal executive offices)             (Zip Code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (415) 398-4800

          SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                                  NAME OF EACH EXCHANGE
            TITLE OF EACH CLASS                    ON WHICH REGISTERED
  ----------------------------------------  ---------------------------------
       Common Stock, $1.00 par value             American Stock Exchange
                 per share

          SECURITIES REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT: NONE
                            ------------------------

    Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes /X/ No / /

    Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (Section229.405 of this chapter) is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K / /.

    State the aggregate market value of the voting stock held by non-affiliates of the Registrant as of March 20, 1998: Common Stock, Par Value
$1.00--$13,880,229.

    Indicate the number of shares outstanding of each of the Registrant's classes of common stock, as of March 20, 1998: Common Stock, Par Value $1.00--3,899,596 shares.

                       DOCUMENT INCORPORATED BY REFERENCE

    Portions of the Registrant's definitive Proxy Statement for its 1998 annual meeting of shareholders, are incorporated by reference into Part III.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART I

ITEM 1.  BUSINESS

                                    GENERAL

    Pacific Gateway Properties, Inc. (the Registrant) was incorporated under the laws of the State of New York in January 1984 and began its operations in April 1984 upon the transfer to it of certain assets formerly owned by Perini Corporation and the distribution of shares of the Registrant's Common Stock to the stockholders of Perini Corporation in May 1984.

    The Registrant holds interests in income producing real estate. As of December 31, 1997, the Registrant's portfolio of operating properties consists of economic interests in the following:

        (i) Walnut Creek Executive Park, Walnut Creek, California--a 419,000 square foot office park consisting of twelve low-rise (two- and three-story) office buildings--100% owned;

        (ii) South Bay Office Tower, San Jose, California--a 161,000 square foot, twelve-story office building--100% owned;

       (iii) North Tucson Business Center, Tucson, Arizona--a 91,000 square foot, single-story office/ industrial building--100% owned;

        (iv) Weston Office Building, Fort Lauderdale, Florida--a 15,000 square foot, three-story office building--100% owned;

        (v) 410 First Avenue, Needham, Massachusetts--a 38,000 square foot, single-story office/ industrial building located in a suburb of Boston--100% owned;

        (vi) West Valley Executive Park, San Jose, California--a 164,000 square foot, campus style office park comprised of five two-story buildings and one single-story building--100% owned;

       (vii) 930 Montgomery Street, San Francisco, California--a 23,000 square foot, six-story, steel frame office building--100% owned; and

      (viii) Rincon Center, San Francisco, California--a mixed-use (retail, office, apartment) complex in downtown San Francisco. This two phase project contains 63,000 square feet of retail space, 414,000 square feet of office space and 320 apartment units. The Registrant owns general (non-managing) and limited partnership interests totaling approximately 22.8% in the partnership that in turn owns Rincon Center. See "Item 3--Legal Proceedings" and Note 2 to the Registrant's Consolidated Financial Statements for information regarding pending litigation and other risks associated with this project.

                            MANAGEMENT OF PROPERTIES

    The Registrant manages its 100% owned operating properties directly or through third party management companies. During 1996, the Registrant also provided leasing, construction and/or property management services to Rincon Center and other third party owned properties.

                   PROPERTY OWNED IN PARTNERSHIP WITH OTHERS

    The Registrant's portfolio includes its general (non-managing) and limited partnership interests in Rincon Center Associates, a California limited partnership (RCA). RCA owns Rincon Center. The Registrant is not the managing general partner of RCA. Operating and other decisions with respect to RCA and Rincon Center are generally controlled by the managing general partner, an entity that is unrelated to the Registrant; therefore, the Registrant has less flexibility with respect to such asset, than if it owned it outright.

                           BUSINESS PLAN AND POLICIES

    The Registrant's overall business plan has been to assemble a substantial portfolio of income producing properties. The Registrant has historically focused its property acquisitions in four markets: Northern California, Arizona, Florida and Massachusetts. The Registrant's long-term objectives continue to be maximizing net cash flow from operations and achieving growth through appreciation of asset values. The current strategic plan of the Registrant is to focus on real estate investment on the West Coast with specific emphasis on the San Francisco Bay Area. The current investment emphasis is on commercial properties which require aggressive management and leasing in order to maximize their potential. This strategy is influenced by the following factors: (1) the Registrant's current property portfolio is concentrated on the West Coast; and
(2) the Registrant believes that geographic concentration will enhance operational efficiencies.

    The Registrant regularly examines each asset in its portfolio, focusing on each property's current cash flow, anticipated cash requirements, the economics of its local marketplace, as well as the asset's position in that market and the potential for sale, refinancing and return on additional investment. In conjunction with this process, the Registrant from time to time offers for sale certain assets to reduce its involvement in certain markets, create liquidity and advance the geographic and property type concentration and efficiency of the Registrant's operations. In 1996, the Registrant sold its hotel property in Arizona and its shopping center property in Florida, and completed the refinancing of $14.3 million of mortgage debt on the Weston Office Building, North Tucson Business Center and South Bay Office Tower. In 1997, the Registrant acquired two office properties in California. These transactions are more fully discussed in the pages that follow. The Registrant intends to continue to make use of borrowed money or leveraging, as is customary with the types of properties it intends to own. The amount of mortgage debt supported by each project depends on, among other factors, its cash flow available to service such debt.

                                  COMPETITION

    Within its geographic areas of operation, the Registrant is subject to competition from a variety of investors, including insurance companies, pension funds, corporate and individual real estate developers, real estate investment trusts, and investors with similar investment objectives to those of the Registrant. Some of these competitors have greater financial resources, larger staffs and longer operating histories than the Registrant. As an owner of commercial real estate properties, the Registrant competes with other owners of similar properties in connection with their financing, sale, or leasing transactions.

                                   EMPLOYEES

    As of December 31, 1997, the Registrant had 13 full-time employees and one part-time employee, compared to 12 full-time employees and no part-time employees as of December 31, 1996. The increase in personnel is primarily related to the acquisition of two additional properties in January 1997.

  FINANCIAL INFORMATION ABOUT INDUSTRY SEGMENTS, SEASONALITY AND OTHER FACTORS

    The Registrant is engaged in the business of owning and managing income producing real estate. The requirement for industry segment presentation is not applicable. The Registrant's business is not affected by seasonal factors, except for its former hotel property investment. All of the Registrant's operations are located in the United States.

                               PROPERTY INSURANCE

    The Registrant believes that all of the wholly owned properties and property owned in partnership with others are adequately covered by insurance. The Registrant's wholly owned San Francisco Bay Area properties do not maintain earthquake insurance.

                                    TENANTS

    There are no individual tenants in any of the Registrant's wholly owned properties that contributed 15% or more to consolidated investment property revenues for the year ended December 31, 1997. For the years ended December 31, 1996 and 1995, one tenant, AirTouch Communications, Inc. (a tenant at Walnut Creek Executive Park), contributed 16.8% and 17.2% respectively, to consolidated investment property revenues. Generally, lease terms range from one to five years. Leases of approximately 73,800 square feet of rental space, or approximately 9% of the leases in the Registrant's investment portfolio as of December 31, 1997, will expire in 1998.

ITEM 2.  PROPERTIES

    As of December 31, 1997, the Registrant had an economic interest in eight operating properties.

    For information concerning encumbrances on the Registrant's properties, reference is made to "Other Matters Relating to Properties" below and to Note 3 of the Notes to the Registrant's Consolidated Financial Statements included elsewhere in this annual report.

    The following table sets forth certain information regarding the Registrant's properties which were owned as of December 31, 1997:

                                              GENERAL                                 # OF UNITS AND/OR      # OF TENANTS
PROPERTY NAME                               DESCRIPTION               LOCATION        LEASABLE SQ. FT.      AND OCCUPANCY %
----------------------------------  ----------------------------  -----------------  -------------------  -------------------
Walnut Creek Executive Park         11 two-story wood framed      Walnut Creek,      419,000 sq. ft.      67 tenants;
                                    garden office buildings, and  California                              91% occupancy
                                    one three-story structural
                                    steel frame office building

South Bay Office Tower              Twelve-story office building  San Jose,          161,000 sq. ft.      47 tenants;
                                                                  California                              89% occupancy

North Tucson Business Center        Single-story office/          Tucson, Arizona    91,000 sq. ft.       2 tenants;
                                    industrial building                                                   100% occupancy

Weston Office Building              Three-story office building   Ft. Lauderdale,    15,000 sq. ft.       3 tenants;
                                                                  Florida                                 100% occupancy

410 First Avenue                    Single-story office/          Needham,           38,000 sq. ft.       1 tenant;
                                    industrial building           Massachusetts                           100% occupancy

West Valley Executive Park          Campus style office park      San Jose,          164,000 sq. ft.      71 tenants;
                                    with five two-story and one   California                              61% occupancy
                                    single-story wood frame
                                    buildings

930 Montgomery Street               Six-story, steel frame        San Francisco,     23,000 sq. ft.       7 tenants;
                                    office building               California                              98% occupancy

Rincon Center                       Major mixed-use project in    San Francisco,     63,000 sq. ft. of    Retail Space--
                                    downtown San Francisco        California         retail space;        31 tenants;
                                                                                                          88% occupancy
                                                                                     414,000 sq. ft. of   Office Space--
                                                                                     office space;        9 tenants;
                                                                                                          100% occupancy
                                                                                     320 apartments       Apartments--
                                                                                                          99% occupancy

                                       OWNED      % REGISTRANT
PROPERTY NAME                            BY         OWNERSHIP
----------------------------------  ------------  -------------
Walnut Creek Executive Park         Registrant           100%
South Bay Office Tower              Registrant           100%
North Tucson Business Center        Registrant           100%
Weston Office Building              Registrant           100%
410 First Avenue                    Registrant           100%
West Valley Executive Park          Registrant           100%
930 Montgomery Street               Registrant           100%
Rincon Center                       RCA                 22.8%

OTHER MATTERS RELATING TO PROPERTIES

                 WEST VALLEY EXECUTIVE PARK (WVEP) ACQUISITION

    On January 17, 1997, the Registrant completed the purchase of WVEP which is a multi-tenant, six building campus style office park located at 4000-4050 Moorpark Avenue, San Jose, California for $17,500,000 or $106.70 per square foot. WVEP's six buildings contain approximately 164,000 square feet and are situated on 7.7 acres. The Registrant purchased WVEP from Peter Paulsen. In connection with this acquisition, the Registrant assumed approximately $10,203,000 in debt from Sun Life Assurance Company of Canada (U.S.) which is amortized over 20 years at a fixed annual interest rate of 9.13%, and matures on June 30, 2005. The debt continues to be assumable and is subject to a prepayment penalty if repaid prior to maturity.

                       930 MONTGOMERY STREET ACQUISITION

    On January 17, 1997, the Registrant completed the purchase of 930 Montgomery Street which is a multi-tenant, 23,000 square foot, six-story, steel frame office building located at 930 Montgomery Street, San Francisco, California for $3,250,000 or $141.30 per square foot. The Registrant purchased 930 Montgomery Street from Donlon H. Gabrielsen and Agnes H. Gabrielsen. In connection with this acquisition, the Registrant obtained new debt of $2,112,500 from Redwood Bank which is amortized over 25 years at a floating annual interest rate of 3% over the one year treasury bond rate, adjustable every six months, and maturing on February 1, 2002. This debt may be prepaid at any time without a penalty and is non-recourse to the Registrant.

            PRINCIPAL BUSINESS CARRIED ON IN OR FROM THE PROPERTIES

    Walnut Creek Executive Park tenants include banking, healthcare, telecommunications, research and development enterprises, and professional service companies. South Bay Office Tower tenants include healthcare, telecommunications, research and development enterprises, and professional service companies. North Tucson Business Center tenants include printing and telemarketing companies.
Weston Office Building tenants include banking, financial services and real estate development companies. 410 First Avenue's tenant is a computer hardware and software products company. West Valley Executive Park tenants include healthcare, high-tech and software related companies, financial services and other professional service companies. 930 Montgomery Street tenants include multi-media, software products and professional service companies.

ITEM 3.  LEGAL PROCEEDINGS

    On March 20, 1997, the Registrant filed a Complaint in the San Francisco Superior Court, Case No. 985464, against Rincon Center Associates and Perini Land and Development Company seeking to recover approximately $812,000 in commissions due for leasing and construction services performed for Rincon Center. The Complaint has been answered and a Cross-Complaint has been filed. The Cross-Complaint seeks indemnity concerning the claim for leasing commissions on the ground that the Registrant is also a general partner of RCA, and further seeks to rescind or otherwise avoid the effect of a letter agreement of June 22, 1993, regarding non-recourse loans from Perini Land and Development Company to the Registrant, together with restitution of amounts loaned to the Registrant pursuant to such letter agreement. A trial date has been set for August 3, 1998, however the case is only in the beginning stages of discovery, and the Registrant is not in a position at this time to opine as to the likelihood or remoteness of liability, or the amount of damages should liability be established.

    See Note 2 to the Registrant's Consolidated Financial Statements concerning the $3.65 million letter of credit issued by the Bank of America National Trust and Savings Association (the Issuing Bank) as a portion of the security for the refinancing of Rincon Center, Phase Two. On August 18, 1997, the Issuing Bank commenced an action against the Registrant in the Land Court Department of the Trial Court of Massachusetts, to obtain a conditional judgement in the full amount of the Registrant's indebtedness to the Issuing Bank, which the Issuing Bank alleges is in excess of $3.7 million. In the event that the Registrant fails to pay such conditional judgement, the complaint seeks, among other remedies, to foreclose on the 410 First Avenue property and obtain a deficiency judgement. Under Massachusetts law, such foreclosure cannot take place until at least three years and two months after the issuance of a conditional judgement. However, if the Issuing Bank should obtain a conditional judgement, the Issuing Bank could take possession of the property and receive rents paid thereon during the three-year period preceding foreclosure. The Registrant is vigorously defending the action. The Registrant filed a complaint against the Issuing Bank on November 21, 1997 in the Superior Court Department of the Trial Court of the Commonwealth of Massachusetts seeking damages, equitable relief and a jury trial for causes of action flowing from the Issuing Bank's conduct regarding the letter of credit. The result of the action brought by the Issuing Bank against the Registrant is uncertain, and it is not possible at this time to project a likely outcome of the proceeding.

    The Registrant is involved in various other claims and lawsuits incidental to its business. In the opinion of the Registrant, these other claims and lawsuits in the aggregate will not have a material adverse impact on the Registrant's financial condition.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

    Not applicable.

EXECUTIVE OFFICERS OF THE REGISTRANT

    Set forth below is certain information concerning persons who are executive officers of the Registrant.

    RAYMOND V. MARINO (AGE 39). Mr. Marino has been Chief Executive Officer and President of the Registrant since January 1996 and a Director since March 1996. Mr. Marino had been Vice President and Chief Financial Officer of the Registrant since August 1992. Previously, he was with Hunting Gate Investments, a private British real estate investment and management company, as Vice President of Finance and Controller. Mr. Marino has a Bachelor of Science degree in Accounting from Santa Clara University and a Masters degree in Taxation from Golden Gate University. Mr. Marino maintains an active license as a California Certified Public Accountant, and is a member of the American Institute of CPA's, California Society of CPA's, and National Association of Real Estate Investment Trusts.

    CHRISTOPHER M. WATSON (AGE 39). Mr. Watson had been Vice President of the Registrant since September 1992, and became Executive Vice President as of January 1996. His responsibilities include the management of personnel in the marketing and leasing operations of the Registrant. Previously, he was Vice President for Coldwell Banker Commercial Real Estate Services Inc., as a licensed real estate agent representing both property owners and investors in commercial real estate leasing and acquisitions. Mr. Watson has a Bachelor of Arts degree from the University of California at Berkeley.

    STEPHEN J. LOPRESTI (AGE 37). Mr. LoPresti has been Vice President, Finance of the Registrant since November 1997. His responsibilities include financings, acquisitions and dispositions. Previously, Mr. LoPresti worked as a consultant for Ernst & Young Kenneth Leventhal Real Estate Group. Prior to obtaining his masters degree, Mr. LoPresti was the principal and founder of LoPresti and Associates. Mr. LoPresti has a Bachelor of Arts degree from Harvard University and a Masters in Business Administration from the Anderson School at U.C.L.A. Mr. LoPresti maintains an active real estate license in the Commonwealth of Massachusetts.

    Each executive officer holds office at the discretion of the Board of Directors.

                                    PART II

ITEM 5.  MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

COMMON STOCK

    On March 20, 1998, there were approximately 1,073 holders of record of the Registrant's Common Stock. The Registrant's Common Stock is traded on the American Stock Exchange under the symbol "PGP".

    The table below sets forth, for the indicated periods, the high and low prices per share of the Registrant's Common Stock as reported on the American Stock Exchange Consolidated Reporting System.

                                                                                  HIGH         LOW
                                                                                --------    ---------
1998
  First Quarter (through March 20, 1998).....................................   $ 8         $ 4 1/4

1997
  First Quarter..............................................................     4 1/2       3 1/4
  Second Quarter.............................................................     6           4 1/4
  Third Quarter..............................................................     5 7/8       4 5/8
  Fourth Quarter.............................................................     5 3/8       4 3/4

1996
  First Quarter..............................................................     3 7/16      2 1/2
  Second Quarter.............................................................     4 3/4       2 7/8
  Third Quarter..............................................................     4 3/4       3 1/4
  Fourth Quarter.............................................................     3 3/4       2 3/8

    During the third quarter of 1990, the Registrant's Board of Directors determined to suspend dividend payments until operating cash flows can again support such payments. The Registrant has not paid dividends since the third quarter of 1990 and will continue to periodically review its ability to resume dividends.

ITEM 6.  SELECTED FINANCIAL DATA.

    The selected financial data should be read in conjunction with the Consolidated Financial Statements of the Registrant and related notes listed in
Item 14 of this annual report and included elsewhere herein. The selected financial data is not covered by the report of the independent public accountants. (In thousands, except per share data)

                                                                              AS OF DECEMBER 31,
                                                            ------------------------------------------------------
                                                              1997       1996       1995       1994        1993
                                                            ---------  ---------  ---------  ---------  ----------
FINANCIAL POSITION
Investment properties, net................................  $  54,225  $  32,797  $  33,572  $  58,359  $   75,786
Properties held for sale, net.............................         --         --     22,230         --          --
Equity investment and loans to RCA........................         --         --         --      4,020       6,491
Deferred tax asset........................................      8,203      4,183      6,831      6,845          --
Other assets..............................................      6,283     15,413      3,254      2,210       2,313
                                                            ---------  ---------  ---------  ---------  ----------
Total assets..............................................  $  68,711  $  52,393  $  65,887  $  71,434  $   84,590
                                                            ---------  ---------  ---------  ---------  ----------
                                                            ---------  ---------  ---------  ---------  ----------
Debt......................................................  $  47,402  $  33,722  $  61,778  $  63,099  $   98,916
                                                            ---------  ---------  ---------  ---------  ----------
                                                            ---------  ---------  ---------  ---------  ----------
Deferred tax liability....................................  $  17,983  $  15,012  $  10,514  $  12,209  $       --
                                                            ---------  ---------  ---------  ---------  ----------
                                                            ---------  ---------  ---------  ---------  ----------
Excess of cash distributions received over equity in
  earnings of Golden Gateway Center.......................  $      --  $      --  $      --  $      --  $   18,126
                                                            ---------  ---------  ---------  ---------  ----------
                                                            ---------  ---------  ---------  ---------  ----------
Stockholders' equity (deficit)............................  $     648  $   2,168  $  (9,186) $  (6,502) $  (35,321)
                                                            ---------  ---------  ---------  ---------  ----------
                                                            ---------  ---------  ---------  ---------  ----------
Stockholders' equity (deficit) per share..................  $    0.17  $    0.56  $   (2.36) $   (1.68) $    (9.11)
                                                            ---------  ---------  ---------  ---------  ----------
                                                            ---------  ---------  ---------  ---------  ----------

    The selected financial data should be read in conjunction with the Consolidated Financial Statements of the Registrant and related notes listed in
Item 14 of this annual report and included elsewhere herein. The selected financial data is not covered by the report of the independent public accountants. (In thousands, except share and per share data)

                                                                        FOR THE YEAR ENDED DECEMBER 31,
                                                             -----------------------------------------------------
                                                               1997       1996       1995       1994       1993
                                                             ---------  ---------  ---------  ---------  ---------
INCOME RESULTS
Revenue from investment properties.........................  $  13,721  $  11,011  $  12,200  $  11,027  $  14,193
Revenue from hotel property................................  $      --  $   6,111  $   7,009  $   7,357  $   7,837
Investment in partnership, net.............................  $      --  $   2,940  $  (4,090) $  (1,298) $  (1,719)
Gain on redemption of partnership interests................  $      --  $      --  $      --  $  39,078  $   3,602
Provision for settlement of reimbursement obligation.......  $  (2,200) $      --  $      --  $      --  $      --
Gain on sale of real estate assets, net....................  $      --  $  16,714  $     177  $     664  $   1,045
Provision for write-down to estimated net
  realizable value.........................................  $      --  $      --  $    (540) $  (1,000) $  (1,000)
Extraordinary items........................................  $      --  $     766  $    (233) $    (325) $   4,850
Net income (loss)..........................................  $  (1,726) $  11,354  $  (2,729) $  28,817  $   4,583
Income (loss) per share, basic:
  Income (loss) before extraordinary items.................  $   (0.44) $    2.72  $   (0.64) $    7.51  $   (0.07)
  Extraordinary items......................................         --       0.20      (0.06)     (0.08)      1.25
                                                             ---------  ---------  ---------  ---------  ---------
  Net income (loss)........................................  $   (0.44) $    2.92  $   (0.70) $    7.43  $    1.18
                                                             ---------  ---------  ---------  ---------  ---------
                                                             ---------  ---------  ---------  ---------  ---------
  Number of common shares and share equivalents
    outstanding, basic.....................................      3,893      3,893      3,893      3,880      3,879
                                                             ---------  ---------  ---------  ---------  ---------
                                                             ---------  ---------  ---------  ---------  ---------
Income (loss) per share, diluted:
  Income (loss) before extraordinary items.................  $   (0.44) $    2.58  $   (0.64) $    7.09  $   (0.07)
  Extraordinary items......................................         --       0.19      (0.06)     (0.08)      1.25
                                                             ---------  ---------  ---------  ---------  ---------
  Net income (loss)........................................  $   (0.44) $    2.77  $   (0.70) $    7.01  $    1.18
                                                             ---------  ---------  ---------  ---------  ---------
                                                             ---------  ---------  ---------  ---------  ---------
  Number of common shares and share equivalents
    outstanding, diluted...................................      3,893      4,100      3,893      4,111      3,881
                                                             ---------  ---------  ---------  ---------  ---------
                                                             ---------  ---------  ---------  ---------  ---------

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FINANCIAL CONDITION

    CAPITAL IMPROVEMENTS, TENANT IMPROVEMENTS AND OTHER DEFERRED COSTS--In January 1997, the Registrant acquired two investment properties for a total cost of approximately $21,000,000, including capitalized acquisitions fees. In 1997, there were other additions to investment properties amounting to approximately $4,161,000 for tenant improvements, capital improvements and other deferred costs which includes leasing commissions. Additionally, the Registrant incurred $236,000 in 1997 relating to loan costs. The Registrant anticipates additions to investment properties will amount to approximately $3,500,000 in 1998.

    FINANCING--In connection with the acquisition of investment properties in January 1997, the Registrant assumed and borrowed mortgage notes totaling approximately $12,315,000. A total of approximately $835,000 of debt principal was repaid in 1997 as scheduled debt amortization. Lastly, a liability of $2.2 million was recorded as a result of recording an estimated settlement obligation related to a drawn letter-of-credit. Accordingly, at December 31, 1997, the Registrant has fixed rate mortgage debt of approximately $43.1 million bearing interest at a weighted average rate of 8.49%, one floating rate mortgage of approximately $2.1 million bearing interest at a rate of 8.75%, and a secured estimated settlement obligation recorded at $2.2 million (accruing interest at a rate of prime plus 3% on the stated settlement obligation of $3.65 million). The estimated settlement obligation is more fully discussed in Note 2 to the Registrant's Consolidated Financial Statements.

NET INCOME (LOSS)

    INVESTMENT PROPERTIES--During 1997, income from investment properties was $599,000 compared to a loss of $1,181,000 for 1996. The increase in rental revenues for 1997 compared to 1996 is due to the acquisition of two investment properties and increased rental rates at various properties. The increase in operating expenses for 1997 compared to 1996 is due to the acquisition of two investment properties, offset by decreased payroll costs and a property tax refund received in 1997. Interest expense decreased slightly from $4,092,000 in 1996 to $4,058,000 in 1997. Included in interest expense for 1997 is $227,000 of interest recorded on the settlement obligation as described above. Depreciation and amortization expense increased as a result of commencing depreciation on expenditures capitalized during 1997 relating to leasing activities and capital improvement projects, and new investment property acquisitions completed in January 1997.

    During 1996, the loss from investment properties was $1,181,000 compared to income of $747,000 during 1995. The decrease in rental revenues for 1996 compared to 1995 is due to the sale of Village Commons Shopping Center (VCSC)and decreased occupancy at Walnut Creek Executive Park (WCEP). The decrease in operating expenses for 1996 compared to 1995 is primarily attributed to the sale of VCSC and reduced costs at WCEP. The increase in interest expense for 1996 compared to 1995 is the result of the Registrant's 1996 debt refinancings. The increase in depreciation and amortization expense for 1996 compared to 1995 is the result of increased capital expenditures in 1996. This additional expense was partially offset by the cessation of depreciation on the VCSC property which was held for sale.

    The following table identifies the impact of certain investment property dispositions, acquisitions, and properties owned in the three years ended December 31, 1997, 1996 and 1995, respectively (in thousands):

                                                                 1997       1996       1995
                                                               ---------  ---------  ---------
INVESTMENT PROPERTIES OWNED IN 1997, 1996 AND 1995:
  Rental revenues............................................  $  10,747  $  10,305  $   9,539
  Operating expenses.........................................     (4,618)    (5,371)    (4,478)
  Interest expense...........................................     (3,002)    (3,823)    (2,235)
  Depreciation expense.......................................     (2,597)    (2,632)    (2,399)
                                                               ---------  ---------  ---------
                                                                     530     (1,521)       427
                                                               ---------  ---------  ---------
INVESTMENT PROPERTIES ACQUIRED IN JANUARY 1997:
  Rental revenues............................................      2,974         --         --
  Operating expenses.........................................     (1,337)        --         --
  Interest expense...........................................     (1,056)        --         --
  Depreciation expense.......................................       (512)        --         --
                                                               ---------  ---------  ---------
                                                                      69         --         --
                                                               ---------  ---------  ---------
INVESTMENT PROPERTY SOLD IN APRIL 1996:
  Rental revenues............................................         --        706      2,661
  Operating expenses.........................................         --        (97)    (1,039)
  Interest expense...........................................         --       (269)    (1,120)
  Depreciation expense.......................................         --         --       (182)
                                                               ---------  ---------  ---------
                                                                      --        340        320
                                                               ---------  ---------  ---------
TOTAL INVESTMENT PROPERTIES:
  Rental revenues............................................     13,721     11,011     12,200
  Operating expenses.........................................     (5,955)    (5,468)    (5,517)
  Interest expense...........................................     (4,058)    (4,092)    (3,355)
  Depreciation expense.......................................     (3,109)    (2,632)    (2,581)
                                                               ---------  ---------  ---------
TOTAL INVESTMENT PROPERTIES INCOME (LOSS)....................  $     599  $  (1,181) $     747
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------

    HOTEL PROPERTY--The Registrant sold the hotel property in December 1996 and, accordingly, a comparison of operations from 1996 to 1997 is not meaningful.

    During 1996, income from the hotel property was $1,013,000 compared to $1,158,000 during 1995. The decrease in revenues for 1996 compared to 1995 is due to the decrease in occupancy which was offset in part by an increase in the average daily room rate. Operating expenses were constant between 1996 and 1995. However, operating expenses in 1996 included an asset management fee of $446,745 which was paid to the buyer of the hotel as consideration for the one year extended close of escrow during 1996. The decrease in interest expense for 1996 compared to 1995 is the result of the Registrant's debt restructuring. The decrease in depreciation and amortization expense is the result of the cessation of depreciation since this property was held for sale.

    INVESTMENT IN PARTNERSHIP--Subsequent to 1994, the Registrant's partnership interests consisted of its 22.8% combined general (non-managing) and limited partnership interests in RCA. In 1996, the Registrant ceased recording any activity related to its interest in RCA because (i) in 1995, it had written-down its equity investment in and loans to RCA to zero, and (ii) the Registrant currently has no obligation, prospects or plans to invest further in or on behalf of RCA.

    During 1995, the Registrant recorded its 22.8% equity interest in RCA's net loss which amounted to $4,090,000. Additionally, in 1995, the Registrant recorded a $540,000 provision for net realizable value to write-down the remaining balance of its equity investment in and loans to RCA to zero as the Registrant attributed no value to its equity investment in RCA.

    In 1993, the Registrant entered into an agreement with RCA's managing general partner whereby such managing general partner agreed to advance funds to RCA on behalf of the Registrant on an unsecured non-recourse basis, subject to interest at prime plus 2% and certain annual fees (principal, unpaid interest and fees are collectively referred to as the RCA Advances). The agreement does not reduce the level of the Registrant's general and limited partnership interests in RCA. The RCA Advances are only required to be repaid from the Registrant's share of future distributions from RCA, if any. During 1996, the Registrant recorded a credit to income ("Reversal of debt related to investment in RCA" on the Registrant's Consolidated Statement of Income (Loss)) to eliminate the previously recorded liability for the RCA Advances of $2,940,000. During 1997, 1996 and 1995, RCA incurred net losses of approximately $37,923,000, $16,451,000 and $17,924,000, respectively. The RCA Advances amount to approximately $6,748,000 at December 31, 1997 and as noted above, are not recorded on the Registrant's financial statements since (i) the RCA Advances are only required to be repaid from the Registrant's share of future distributions, if any, (ii) the Registrant has no intent or legal obligation to repay the RCA Advances other than from its share of distributions from RCA, if any, and (iii) the Registrant does not anticipate any material cash distributions by RCA in the foreseeable future.

    The Registrant projects a negative tax basis for its partnership investment in RCA of approximately $22,261,000, as of December 31, 1997, since the Registrant's share of tax losses exceeds its investment in RCA. The Registrant's negative tax basis in RCA indicates that the Registrant will face a substantial taxable gain if and when its interest in RCA is ever disposed of.

    GENERAL AND ADMINISTRATIVE EXPENSES--General and administrative expenses decreased from $1,603,000 in 1996 to $1,250,000 in 1997. This decrease is primarily attributable to a decrease in professional services and personnel costs including severance to a former executive. General and administrative expenses increased to $1,603,000 in 1996 from $1,476,000 in 1995. The increase in general and administrative expenses for 1996 compared to 1995 is attributable to increased professional fees offset by a reduction in payroll costs.

    INTEREST EXPENSE ON PARTNERSHIP AND OTHER CORPORATE DEBT--During 1995, the Registrant recorded interest and fees related to the RCA Advances of $340,000, as previously discussed.

    OTHER INCOME (EXPENSE)--Other income was $192,000 in 1997 compared to $540,000 in 1996. Other income was $540,000 in 1996 compared to an expense of $15,000 in 1995. In 1997, other income consists primarily of interest earned, net of depreciation on corporate fixed assets. Other income for 1996 included the gain from the sale of vacant land in Colorado and business advisory fees, net of depreciation on corporate fixed assets. In 1995, other expense consisted primarily of depreciation on corporate fixed assets.

    PROVISION FOR SETTLEMENT OF REIMBURSEMENT OBLIGATION--The Registrant recorded a provision of $2,200,000 for the ultimate settlement of a letter-of-credit reimbursement obligation, as more fully discussed in Note 2 to the Registrant's Consolidated Financial Statements.

    GAIN ON SALE OF REAL ESTATE ASSETS, NET--In December 1996, the Registrant sold the Radisson Suites Hotel in Tucson, Arizona to an unrelated party and realized a gain for financial reporting purposes of $5,814,000. In April 1996, the Registrant sold the Village Commons Shopping Center in West Palm Beach, Florida, to an unrelated party and realized a gain for financial reporting purposes of $10,900,000. In June 1995, the Registrant disposed of a parcel of land in Walnut Creek, California, to an unrelated party and realized a gain of $177,000.

    PROVISION FOR WRITE-DOWN TO ESTIMATED NET REALIZABLE VALUE--In 1995, the Registrant recorded a provision of approximately $540,000 for the write-down to zero of its investment in RCA, as previously discussed.

    INCOME TAX (PROVISION) BENEFIT--In 1997, the Registrant recorded an income tax benefit of 37% of loss before taxes. This amount was less than the 41% effective rate recorded in 1996 and 1995, due to certain 1997 taxable items which were not included in income for financial statement purposes.

    EXTRAORDINARY GAIN (LOSS) FROM EXTINGUISHMENT OF DEBT--In December 1996, the Registrant completed the sale of the Radisson Suites Hotel. As a result of this sale, the Registrant was able to pay off debt to the hotel's mortgage lender resulting in an extraordinary gain on extinguishment of debt of $766,000 which results from the difference between the face value of the debt principal and the amount required to extinguish the related obligation, net of the related write off of loan fees. In June 1995, the Registrant completed the refinancing of $20 million of debt related to WCEP. As a result of this refinancing, the Registrant had written off the unamortized loan fees of $233,000.

LIQUIDITY AND CAPITAL RESOURCES

    REGULATION AND SUPERVISION

    Many jurisdictions have adopted laws and regulations relating to the ownership of real estate. Compliance with these requirements from time to time may require capital expenditures by the Registrant (for example, expenditures necessary in order to comply with the Americans with Disabilities Act or changes in local building or other codes). In addition, the Registrant may from time to time have to expend capital for environmental control facilities. While the ownership of real estate may entail environmental risks and liabilities to the owner, the Registrant's management is sensitive to environmental issues and is not currently aware of and does not expect any material effects on current or future capital expenditures, earnings or competitive position resulting from compliance with present federal, state or local environmental control provisions.

DISCUSSION OF KNOWN TRENDS, EVENTS AND UNCERTAINTIES

    The economic climate for commercial real estate has shown signs that rental rates and property values have stabilized and in selected markets has improved. Notwithstanding a stabilizing real estate market, tenants may or may not continue to renew leases as they expire or may renew on less favorable terms. Conditions differ in each market in which the Registrant's properties are located. Because of the continuing uncertainty of future economic developments in each market, the impact these developments will have on the Registrant's future cash flow and results of operations is uncertain.

    Inflation, inflationary expectations and their effect on interest rates may affect the Registrant in the future by changing the underlying value of the Registrant's real estate or by impacting the costs of financing the Registrant's operations.

LIQUIDITY AND CAPITAL RESOURCES

    The bulk of the Registrant's resources are committed to relatively non-liquid real estate assets. These assets, due to their value and cash flow, have provided the Registrant with an ability to generate capital as required, both internally and externally, through asset-based financings. In addition, since 1992, assets or portions thereof were sold to provide further liquidity.

    The Registrant has taken several actions to generate and conserve cash as discussed below and continues to review and analyze alternative actions. At the same time, the Registrant is seeking to retain value and identify future opportunities for investment. At December 31, 1997, the Registrant had approximately $2.1 million of unrestricted cash, $1.7 million of restricted cash, investment properties with a net book value of approximately $54.2 million (including the 410 First Avenue property recorded at its estimated net realizable value of $2.2 million), total non-recourse mortgage debt and secured estimated settlement obligation of approximately $47.4 million and stockholders' equity of approximately $.6 million. Given the Registrant's desire to increase its liquidity, the Registrant has actively pursued the sale of selected real estate assets in the past, has restructured and refinanced its mortgage debt, and has entered into an agreement with the managing general partner of RCA to limit the Registrant's cash obligations to RCA. The Registrant continues to evaluate various alternatives to improve its liquidity through debt refinancing and the sale of properties which do not fit within its long term strategy. Funds raised in the preceding fashion would be used for tenant improvements and other capital requirements, certain mandatory debt reductions, and possible new investments.

    As of December 31, 1997, the Registrant's mortgage debt had scheduled annual principal maturities as follows (in thousands):

                                                                                      CURRENT
                                                                                     ---------
1998...............................................................................  $   3,152
1999...............................................................................      1,025
2000...............................................................................      1,115
2001...............................................................................      1,997
2002...............................................................................      1,265
Thereafter.........................................................................     38,848
                                                                                     ---------
                                                                                     $  47,402
                                                                                     ---------
                                                                                     ---------

    The 1998 scheduled principal maturities of $3,152,000 includes the $2,200,000 liability related to the reimbursement obligation as described below. As discussed in the Registrant's Consolidated Financial Statements, the Registrant is also obligated to fund reserves for building, tenant improvements and leasing commissions in connection with its mortgage loans on Walnut Creek Executive Park, North Tucson Business Center, and South Bay Office Tower. Scheduled funding under the various mortgage loan agreements over the twelve months ending December 31, 1998, amounts to approximately $597,000.

    The Registrant's 410 First Avenue property is pledged as collateral for a $3.65 million letter-of-credit that was drawn as of June 30, 1997. As discussed in Note 2 of the Registrant's Consolidated Financial Statements, the Issuing Bank made a demand on the Registrant to reimburse them for the $3.65 million drawn on the letter-of-credit and also notified the Registrant that it is in default with respect to the reimbursement obligation. The reimbursement obligation of the Registrant to the Issuing Bank is full recourse to the Registrant and is secured by the 410 First Avenue property. On August 21, 1997, the Issuing Bank commenced an action for conditional judgement seeking, among other remedies, to foreclose on the 410 First Avenue property. Under Massachusetts law, such foreclosure could not take place until at least three years and two months after the issuance of the conditional judgement. However, if the Registrant does not pay the amount of the conditional judgement within two months after its issuance, the Issuing Bank could take possession of the property during the three year period preceding foreclosure. If the Issuing Bank completes a foreclosure on the 410 First Avenue property, the Registrant will eliminate $3.65 million in secured debt (currently recorded at $2.2 million) on a property that is producing approximately $240,000 in annual cash flow. In such action, the Issuing Bank is seeking to assert a deficiency claim against the Registrant for any alleged difference between the value of the foreclosed property and the $3.65 million drawn on the letter-of-credit including outstanding interest and fees. The Registrant intends to vigorously defend any such deficiency claim. In accordance with generally accepted accounting principles, effective June 30, 1997, the Registrant recorded a "provision for settlement of reimbursement obligation" in the amount of $2.2 million. The accrued amount is equal to the net book value at June 30, 1997, of the 410 First Avenue property that serves as collateral for the reimbursement obligation, resulting in an effective discount of the $3.65 million face value of the reimbursement obligation. The Registrant has recorded rental revenue and operating expenses related to this property, as well as accrued interest on the $3.65 million settlement obligation at the prime rate plus three percent. Any difference between the provision for settlement of reimbursement obligation and the amount ultimately settled upon may be charged or credited to the Registrant's operations as such difference becomes determinable. Management can provide no assurances as to the ultimate settlement amount or method (and the timing thereof) relating to the reimbursement obligation.

    The Registrant's minority, general (non-managing) and limited partnership interests in RCA represent significant potential financial exposure. This exposure includes, and may not be limited to, the potential tax liability associated with the Registrant's negative tax basis, the joint and several guarantees provided by the Registrant to the mortgage lender on Rincon Center Phase Two and the master lessor on Rincon Center Phase One, and the potential tax liability that would exist from the cancellation of debt in connection with a possible debt restructuring. Additionally, RCA's managing general partner agreed to advance funds to RCA on behalf of the Registrant on an unsecured non-recourse basis, subject to interest at the prime rate plus 2% and certain fees (principal, unpaid interest and fees are collectively referred to as the RCA Advances). As indicated previously, RCA's managing general partner is seeking to void the letter agreement under which these loans were made and is also seeking restitution of the loans advanced. The RCA Advances amount to $6,748,000 at December 31, 1997, and are not recorded by the Registrant since
(i) the RCA Advances are only required to be repaid from the Registrant's share of future distributions from RCA, if any, (ii) the Registrant has no intention or legal obligation to repay the RCA Advances other than from its share of distributions from RCA, if any, and (iii) the Registrant does not anticipate any material cash distributions by RCA in the foreseeable future. The managing general partner of RCA is currently in negotiations to refinance the debt on Rincon Center Phases One and Two as more fully described in Note 2 to the Registrant's Consolidated Financial Statements. The proposed refinancing is subject to a number of conditions and approvals among the parties involved in the refinancing. The managing general partner of RCA and the Registrant can make no assurances that the refinancing will be completed.

    Except as described above, at December 31, 1997, the Registrant's material capital expenditures over the next twelve months and beyond are expected to be funded from restricted cash or future cash flow generated by operating activities. Ongoing repair and maintenance expenditures are expected to be funded from cash flow generated by operating activities. Future tenant improvements and leasing commissions will be funded from restricted cash, cash flow generated by operating activities and funds generated from future debt refinancings or property sales, if any.

    The Registrant continued to experience more stabilized operating results in its wholly owned properties during 1997, and, except for RCA, expects this trend to continue. In addition, the completion of certain leasing transactions has continued to reduce the level of vacancy in the Registrant's portfolio and the Registrant is continuing to aggressively pursue new leases on currently available space and renew existing leases as they expire.

YEAR 2000 COMPLIANCE

    To the extent that the Registrant's software applications contain source code that is unable to appropriately interpret the upcoming calendar year "2000" and beyond, some level of modification or replacement of such applications will be necessary. The Registrant has received notification from its primary software vendor indicating that the software application used by the Registrant will be Year 2000 compliant by the end of 1998, at a minimal cost to the Registrant.

FORWARD-LOOKING STATEMENTS; FACTORS THAT MAY AFFECT OPERATING RESULTS

    Certain information included in this Form 10-K and other materials filed or to be filed by the Registrant with the Securities and Exchange Commission may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking information involves known and unforeseen risks, uncertainties and other factors that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, uncertainties affecting the real estate business generally, such as lease renewals and the financial stability of tenants, general economic conditions and conditions in the Registrant's markets, risks relating to acquisitions and dispositions of properties, risks relating to interest rate levels and fluctuations, the availability of financing, and regulatory risks. Given these and other risks described elsewhere in this Form 10-K, investors are cautioned not to place undue reliance on any forward-looking statements.

ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

    The financial statements and supplementary data required by this Item 8 are included in Part IV as indexed under Items 14(a)1 and 2.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

    None.

                                    PART III

    The information called for by Part III is hereby incorporated by reference from the information set forth under the captions "Election of Directors", "Ownership of Common Stock" and "Executive Compensation" in Pacific Gateway Properties, Inc.'s (the Company) definitive Proxy Statement for its 1998 Annual Meeting of Shareholders, which meeting involves the election of directors, such definitive Proxy Statement to be filed with the Securities and Exchange Commission pursuant to Regulation 14A within 120 days after the end of the fiscal year covered by this Annual Report on Form 10-K. In addition, information on Registrant's executive officers has been included in Part I above under the caption "Executive Officers of the Registrant".

                                    PART IV

ITEM 14.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K

(a)1. The following financial statements and supplementary financial information are filed as part of this report:

FINANCIAL STATEMENTS OF THE REGISTRANT                                                                      PAGES
--------------------------------------------------------------------------------------------------------  ---------

Consolidated Balance Sheet as of December 31, 1997 and 1996.............................................         21

Consolidated Statement of Income (Loss) for the three years ended December 31, 1997, 1996 and 1995......         22

Consolidated Statement of Stockholders' Equity (Deficit) for the three years ended December, 1997, 1996
  and 1995..............................................................................................         23

Consolidated Statement of Cash Flows for the three years ended December 31, 1997, 1996 and 1995.........    24 - 25

Notes to Consolidated Financial Statements..............................................................    26 - 40

Report of Independent Public Accountants................................................................         42

(a)2.  The following financial statement schedule is filed as part of this report:

Schedule III-- Real Estate and Accumulated Depreciation as of December 31, 1997.........................    43 - 44

    All other schedules are omitted because of the absence of the conditions under which they are required or because the required information is included in the Consolidated Financial Statements or in the Notes thereto.

(a)3.  Exhibits

      This section to be completed by amendment.

21.   Subsidiaries of the Registrant...............................................         45

(b)   The Registrant filed a Form 8-K dated January 30, 1997, reporting under Items
      2 and 7.

      The Registrant filed a Form 8-K/A dated March 24, 1997, reporting under Items
      2 and 7.

      The Registrant filed a Form 10-Q/A dated November 13, 1997, reporting under
      Part I, Items 1 and 2, and Part II, Items 3, 4 and 6.

      The Registrant filed a Form 10-K/A dated November 25, 1997, reporting under
      Items 2, 7 and 8.

      The Registrant filed a Form S-8 dated August 28, 1997.

      The Registrant filed a Post-effective Amendment No. 1 to Form S-8 dated
      November 26, 1997.

                                   SIGNATURES

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                PACIFIC GATEWAY PROPERTIES, INC.
                                                    (Registrant)

                                By:            /s/ RAYMOND V. MARINO
                                     -----------------------------------------
                                                 Raymond V. Marino
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

Dated: March 16, 1998

    Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------
                                Director, President and
      RAYMOND V. MARINO           Chief Executive Officer
------------------------------    and Chief Financial          March 16, 1998
      Raymond V. Marino           Officer

      MELANIE L. ADKINS
------------------------------  Controller (Principal          March 16, 1998
      Melanie L. Adkins           Accounting Officer)

     STEVEN A. CALABRESE
------------------------------  Director                       March 16, 1998
     Steven A. Calabrese

        MARK D. GROSSI
------------------------------  Director                       March 16, 1998
        Mark D. Grossi

      LAWRENCE B. HELZEL
------------------------------  Director                       March 16, 1998
      Lawrence B. Helzel

      MARSHALL A. JACOBS
------------------------------  Director                       March 16, 1998
      Marshall A. Jacobs

    CHRISTOPHER L. JARRATT
------------------------------  Director                       March 16, 1998
    Christopher L. Jarratt

      RICHARD M. OSBORNE
------------------------------  Director                       March 16, 1998
      Richard M. Osborne

       MARTIN S. ROHER
------------------------------  Director                       March 16, 1998
       Martin S. Roher

                        PACIFIC GATEWAY PROPERTIES, INC.
                       CONSOLIDATED FINANCIAL STATEMENTS

                        AS OF DECEMBER 31, 1997 AND 1996
                            AND FOR THE YEARS ENDED
                        DECEMBER 31, 1997, 1996 AND 1995

                        PACIFIC GATEWAY PROPERTIES, INC.

                           CONSOLIDATED BALANCE SHEET

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                              AS OF DECEMBER 31,
                                                                                            ----------------------
                                                                                               1997        1996
                                                                                            ----------  ----------
                                                      ASSETS
Cash and cash equivalents.................................................................  $    2,065  $    2,899
Restricted cash...........................................................................       1,746       9,975
Accounts receivable.......................................................................         112         359
Prepaid taxes.............................................................................          54         280
Other current assets......................................................................          86         540
Investment properties:
  Land....................................................................................       9,631       5,481
  Buildings...............................................................................      49,665      31,847
  Building and other improvements.........................................................      11,360       9,304
                                                                                            ----------  ----------
    Subtotal investment properties........................................................      70,656      46,632
  Less-accumulated depreciation and reserve for write-down to net realizable value........     (16,431)    (13,835)
                                                                                            ----------  ----------
    Investment properties, net............................................................      54,225      32,797
                                                                                            ----------  ----------
Deferred tax asset........................................................................       8,203       4,183
Capitalized loan costs, net of accumulated amortization of $134 and $46 at December 31,
  1997 and 1996, respectively.............................................................         818         670
Capitalized lease commissions, rent concessions and other deferred costs, net of accumulated amortization of $1,476 and $1,351 at December 31, 1997 and 1996,
  respectively............................................................................       1,402         690
                                                                                            ----------  ----------
        Total assets......................................................................  $   68,711  $   52,393
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable..........................................................................  $    1,109  $      612
Accrued payroll, property and sales taxes.................................................         195         195
Accrued interest on debt..................................................................         385          --
Unearned rental revenue...................................................................         286         418
Tenant security deposits..................................................................         703         266
Debt related to investment properties.....................................................      47,402      33,722
Deferred tax liability....................................................................      17,983      15,012
                                                                                            ----------  ----------
      Total liabilities...................................................................      68,063      50,225
                                                                                            ----------  ----------
Stockholders' equity:
Common stock $1.00 par value--
  Authorized--10,000,000 shares; Issued--4,018,150 shares at December 31, 1997 and
    4,011,150 shares at December 31, 1996.................................................       4,018       4,011
Paid-in-deficit...........................................................................     (10,023)    (10,222)
Retained earnings.........................................................................       6,800       8,526
Treasury stock, at cost--118,554 common shares at December 31, 1997 and December 31,
  1996....................................................................................      (2,037)     (2,037)
Warrants for common stock.................................................................       1,890       1,890
                                                                                            ----------  ----------
      Total stockholders' equity..........................................................         648       2,168
                                                                                            ----------  ----------
        Total liabilities and stockholders' equity........................................  $   68,711  $   52,393
                                                                                            ----------  ----------
                                                                                            ----------  ----------

  The accompanying notes are an integral part of these consolidated financial statements

                        PACIFIC GATEWAY PROPERTIES, INC.

                    CONSOLIDATED STATEMENT OF INCOME (LOSS)

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                          FOR THE YEAR ENDED
                                                                                             DECEMBER 31,
                                                                                    -------------------------------
                                                                                      1997       1996       1995
                                                                                    ---------  ---------  ---------
INVESTMENT PROPERTIES:
    Rental revenues...............................................................  $  13,721  $  11,011  $  12,200
    Operating expenses............................................................     (5,955)    (5,468)    (5,517)
    Interest expense..............................................................     (4,058)    (4,092)    (3,355)
    Depreciation and amortization.................................................     (3,109)    (2,632)    (2,581)
                                                                                    ---------  ---------  ---------
      Investment properties income (loss).........................................        599     (1,181)       747
                                                                                    ---------  ---------  ---------
HOTEL PROPERTY:
    Revenues......................................................................         --      6,111      7,009
    Operating expenses............................................................        (93)    (4,695)    (4,697)
    Interest expense..............................................................         --       (403)      (491)
    Depreciation and amortization.................................................         --         --       (663)
                                                                                    ---------  ---------  ---------
      Hotel property income (loss)................................................        (93)     1,013      1,158
                                                                                    ---------  ---------  ---------
INVESTMENT IN PARTNERSHIP:
    Equity in partnership losses, net.............................................         --         --     (4,090)
    Reversal of debt related to investment in RCA.................................         --      2,940         --
                                                                                    ---------  ---------  ---------
      Investment in partnership...................................................         --      2,940     (4,090)
                                                                                    ---------  ---------  ---------
General and administrative expenses...............................................     (1,250)    (1,603)    (1,476)
Interest expense on partnership and other corporate debt..........................         --         --       (340)
Other income (expense)............................................................        192        540        (15)
                                                                                    ---------  ---------  ---------
    Income (loss) before settlement obligation, property transactions,
      write-downs, income taxes and extraordinary items...........................       (552)     1,709     (4,016)
Provision for settlement of reimbursement obligation..............................     (2,200)        --         --
Gain on sale of real estate assets, net...........................................         --     16,714        177
Provision for write-down to estimated net realizable value........................         --         --       (540)
                                                                                    ---------  ---------  ---------
Income (loss) before income taxes and extraordinary items.........................     (2,752)    18,423     (4,379)
Income tax (provision) benefit....................................................      1,026     (7,835)     1,883
                                                                                    ---------  ---------  ---------
Income (loss) before extraordinary items..........................................     (1,726)    10,588     (2,496)
Extraordinary gain (loss) from extinguishment of debt.............................         --        766       (233)
                                                                                    ---------  ---------  ---------
    Net income (loss).............................................................  $  (1,726) $  11,354  $  (2,729)
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------
Income (loss) per share, basic:
  Income (loss) before extraordinary items........................................  $   (0.44) $    2.72  $   (0.64)
  Extraordinary items.............................................................         --       0.20      (0.06)
                                                                                    ---------  ---------  ---------
    Net income (loss).............................................................  $   (0.44) $    2.92  $   (0.70)
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------
Income (loss) per share, diluted:
  Income (loss) before extraordinary items........................................  $   (0.44) $    2.58  $   (0.64)
  Extraordinary items.............................................................         --       0.19      (0.06)
                                                                                    ---------  ---------  ---------
    Net income (loss).............................................................  $   (0.44) $    2.77  $   (0.70)
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------

  The accompanying notes are an integral part of these consolidated financial statements

                        PACIFIC GATEWAY PROPERTIES, INC.

            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                  FOR THE THREE YEARS ENDED DECEMBER 31, 1997

                                 (IN THOUSANDS)

                                                                                                             WARRANTS
                                                                                     RETAINED                   FOR
                                                             COMMON      PAID-IN-    EARNINGS    TREASURY     COMMON
                                                              STOCK      DEFICIT     (DEFICIT)     STOCK       STOCK       TOTAL
                                                           -----------  ----------  -----------  ---------  -----------  ---------
Balance at December 31, 1994.............................   $   4,011   $  (10,222)  $     (99)  $  (2,082)  $   1,890   $  (6,502)
  Net loss...............................................          --           --      (2,729)         --          --      (2,729)
  Issuance of treasury stock.............................          --           --          --          45          --          45
                                                           -----------  ----------  -----------  ---------  -----------  ---------
Balance at December 31, 1995.............................       4,011      (10,222)     (2,828)     (2,037)      1,890      (9,186)
  Net income.............................................          --           --      11,354          --          --      11,354
                                                           -----------  ----------  -----------  ---------  -----------  ---------
Balance at December 31, 1996.............................   $   4,011   $  (10,222)  $   8,526   $  (2,037)  $   1,890   $   2,168
  Net loss...............................................          --           --      (1,726)         --          --      (1,726)
  Issuance of common stock from exercise of stock
    options..............................................           7           15          --          --          --          22
  Return of profit from shareholder short-swing sale.....          --          184          --          --          --         184
                                                           -----------  ----------  -----------  ---------  -----------  ---------
Balance at December 31, 1997.............................   $   4,018   $  (10,023)  $   6,800   $  (2,037)  $   1,890   $     648
                                                           -----------  ----------  -----------  ---------  -----------  ---------
                                                           -----------  ----------  -----------  ---------  -----------  ---------

  The accompanying notes are an integral part of these consolidated financial statements

                        PACIFIC GATEWAY PROPERTIES, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                 FOR THE YEAR ENDED DECEMBER 31,
                                                                                ----------------------------------
                                                                                   1997        1996        1995
                                                                                ----------  ----------  ----------
Cash flow from operating activities:
  Net income (loss)...........................................................  $   (1,726) $   11,354  $   (2,729)
  Non-cash revenues and expenses included in income:
    Depreciation and amortization.............................................       3,109       2,632       3,275
    Equity in partnership losses..............................................          --          --       4,090
    Provision for settlement of reimbursment obligation.......................       2,200          --          --
    Provision for write-down to estimated net realizable value................          --          --         540
    Gain on sale of real estate assets, net...................................          --     (16,714)       (177)
    Reversal of debt related to investment in RCA.............................          --      (2,940)         --
    Extraordinary items.......................................................          --        (766)        233
    Deferred taxes, net.......................................................      (1,049)      7,146      (1,681)
Changes in assets and liabilities:
  Accounts receivable, prepaid taxes and other assets.........................         927          89         (14)
  Accounts payable and other current liabilities..............................       1,187      (1,290)        154
                                                                                ----------  ----------  ----------
NET CASH GENERATED BY (USED IN) OPERATING ACTIVITIES..........................       4,648        (489)      3,691
                                                                                ----------  ----------  ----------
Cash flow from investing activities:
  Additions to building and other improvements, capitalized lease commissions,
    rent concessions and other deferred costs.................................      (4,161)     (1,876)     (2,768)
  Acquisition of investment properties........................................     (10,797)         --          --
  Proceeds from sale of properties............................................          --      39,432         510
  Contributions to RCA........................................................          --          --      (1,035)
  Distributions from RCA......................................................          --          --         424
                                                                                ----------  ----------  ----------
NET CASH GENERATED BY (USED IN) INVESTING ACTIVITIES..........................     (14,958)     37,556      (2,869)
                                                                                ----------  ----------  ----------
Cash flow from financing activities:
  Borrowings under debt related to investment properties......................       2,112      14,300      20,986
  Borrowings in connection with investment in RCA, net........................          --          --         990
  Payments on debt............................................................        (835)    (38,460)    (23,297)
  Payment of loan costs and fees..............................................        (236)       (450)        (85)
  Proceeds from shareholder short-swing sale reimbursement....................         184          --          --
  (Increase) decrease in restricted cash......................................       8,229      (9,734)        356
  Purchase of treasury stock..................................................          --          --          45
  Proceeds from exercise of stock options.....................................          22          --          --
                                                                                ----------  ----------  ----------
NET CASH GENERATED BY (USED IN) FINANCING ACTIVITIES..........................       9,476     (34,344)     (1,005)
                                                                                ----------  ----------  ----------
Increase (decrease) in cash and cash equivalents..............................        (834)      2,723        (183)
Balance at beginning of year..................................................       2,899         176         359
                                                                                ----------  ----------  ----------
Balance at end of year........................................................  $    2,065  $    2,899  $      176
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------

                        PACIFIC GATEWAY PROPERTIES, INC.

                                 (IN THOUSANDS)

                                                                                 FOR THE YEAR ENDED DECEMBER 31,
                                                                                ----------------------------------
                                                                                   1997        1996        1995
                                                                                ----------  ----------  ----------
SUPPLEMENTARY DISCLOSURES:
  Cash paid for interest......................................................  $    3,673  $    4,495  $    4,486
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------
  Cash paid for taxes.........................................................  $       --  $      510  $      483
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------
  Non-cash transactions:
  Portion of acquisition of investment properties funded by assumption of debt
    related to investment properties..........................................  $   10,203  $       --  $       --
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------
  Increase in debt related to investment properties in connection with
    reimbursement obligation..................................................  $    2,200  $       --  $       --
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------
  Reduction of debt related to investment properties due to Statement of
    Accounting Standards No. 15...............................................  $       --  $      956  $       --
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------

  The accompanying notes are an integral part of these consolidated financial statements.

                        PACIFIC GATEWAY PROPERTIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE THREE YEARS ENDED DECEMBER 31, 1997

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

    Pacific Gateway Properties, Inc., (the Company) is a New York corporation formed in 1984 for the purpose of investing and managing income producing real estate. The Company's overall business plan has been to assemble a substantial portfolio of income producing properties. The Company historically focused its property acquisitions in four markets: Northern California, Arizona, Florida and Massachusetts. The Company's long-term objectives continue to be maximizing net cash flow from operations and achieving growth through appreciation of asset values. The current strategic plan of the Company is to focus on real estate investments on the West Coast with a specific emphasis on the San Francisco Bay Area. The current investment emphasis is on commercial properties which require aggressive management and leasing in order to maximize their potential. This strategy is influenced by the following factors: (1) the Company's current property portfolio is concentrated on the West Coast; and (2) the Company believes that geographic concentration will create operational efficiencies.

PRINCIPLES OF CONSOLIDATION

    The Company's Consolidated Financial Statements include the accounts of the Company and all wholly owned subsidiaries. Significant intercompany accounts and transactions have been eliminated in consolidation. The investment in RCA in which the Company has a 22.8% interest and has no management control, is accounted for using the equity method.

REVENUE RECOGNITION

    Rental revenues are recognized on a straight-line basis over the term of occupancy in accordance with the provisions of the leases.

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents include cash, commercial paper and money market accounts, all of which have original maturities of three months or less.

RESTRICTED CASH

    As of December 31, 1997, restricted cash is comprised of the following (in thousands):

Capital, tenant improvement and lease commission reserves...........  $   1,316
Security deposits from certain tenants..............................        196
Debt service, property tax and insurance reserves...................        234
                                                                      ---------
Total...............................................................  $   1,746
                                                                      ---------
                                                                      ---------

INVESTMENT PROPERTIES AND OTHER DEFERRED COSTS

    Land, buildings and improvements are recorded at cost. Depreciation on investment properties is provided using the straight-line method over estimated useful lives ranging from 28 to 40 years. Capitalized loan costs consist of loan fees, legal, accounting, engineering, appraisal, and other costs associated with financings and are amortized using the straight-line method over the primary term of related

                        PACIFIC GATEWAY PROPERTIES, INC.

                  FOR THE THREE YEARS ENDED DECEMBER 31, 1997

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) debt instrument. Costs associated with a lease are amortized over the term of the lease. The remaining deferred costs are amortized using the straight-line method over the estimated useful life of the asset to which they relate. Repairs and maintenance are charged to expense as incurred.

    The Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when expected undiscounted cash flows are less than the carrying value of the asset. Measurement of impairment is based upon the fair value of the asset.

INCOME TAXES

    The Company accounts for taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). Under SFAS 109, deferred taxes are computed based on the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate.

GAIN ON SALE OF REAL ESTATE ASSETS, NET

    Gain on sale of real estate assets consists of the following (in thousands):

                                                     1997     1996     1995
                                                    -------  -------  -------
Radisson Suites Hotel.............................  $    --  $ 5,814  $    --
Village Commons Shopping Center...................       --   10,900       --
Walnut Creek parcel of land.......................       --       --      177
                                                    -------  -------  -------
Total.............................................  $    --  $16,714  $   177
                                                    -------  -------  -------
                                                    -------  -------  -------

EARNINGS PER SHARE

    In March 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 (SFAS No. 128), "Earnings Per Share". SFAS No. 128 requires the disclosure of basic earnings per share and modifies existing guidance for computing diluted earnings per share. Under the new standard, basic earnings per share is computed as earnings divided by weighted average shares, excluding the dilutive effects of stock options and other potentially dilutive securities. Outstanding warrants and stock options enter into the weighted average shares outstanding when computing diluted earnings per share using the Treasury Stock Method. The effective date of SFAS No. 128 is December 15, 1997. Earnings per share for all periods presented have been restated to conform to the new standard. The number of weighted average common shares and potential common shares used in the earnings per share calculations are as follows:

                                                            1997        1996        1995
                                                         ----------  ----------  ----------
Basic..................................................   3,893,133   3,892,596   3,892,596
Stock options and warrants.............................          --     207,504          --
                                                         ----------  ----------  ----------
Diluted................................................   3,893,133   4,100,100   3,892,596

                        PACIFIC GATEWAY PROPERTIES, INC.

                  FOR THE THREE YEARS ENDED DECEMBER 31, 1997

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    In 1997 and 1995, due to the Company's loss position, the inclusion of stock options and warrants would have been anti-dilutive, and accordingly the number of outstanding shares used in calculating basic and diluted earnings per share for these years are the same.

RISKS AND UNCERTAINTIES AND USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results will differ from those estimates.

    The Company's ability to (i) meet its debt obligations, (ii) provide dividends either from operations, or the ultimate disposition of the Company's properties or (iii) continue as a going concern may be impacted by changes in interest rates, property values, geographic economic conditions, or the entry of other competitors to the market. The Company's wholly owned San Francisco Bay Area properties do not maintain earthquake insurance. The accompanying Consolidated Financial Statements do not provide for any adjustments with regard to these uncertainties.

RECLASSIFICATIONS

    Certain prior year amounts have been reclassified to conform with the current year presentation.

2. REAL ESTATE PARTNERSHIP INVESTMENTS

RINCON CENTER ASSOCIATES PARTNERSHIP (RCA)--SAN FRANCISCO, CALIFORNIA

    The Company owns general (non-managing) and limited partnership interests in RCA totaling approximately 22.8% and, subject to the funding agreement entered into with RCA's managing general partner, Perini Land & Development Company (a wholly owned subsidiary of Perini Corporation), discussed below, is responsible for 20% of cash requirements in excess of available financing. The Company's minority, general (non-managing) and limited partnership interests in RCA represent significant potential financial exposure. This exposure includes, and may not be limited to, the potential tax liability associated with the Company's negative tax basis, the joint and several guarantees provided by the Company to the mortgage lender on Rincon Center Phase Two and the master lessor on Rincon Center Phase One, and the potential tax liability that would exist from the cancellation of debt in connection with a possible debt restructuring. Except for the provision for settlement of reimbursement obligation and deferred income tax liabilities related to the tax that would result from any gain recognized from the Company's negative tax basis in its partnership interest, the accompanying financial statements do not include any adjustments for these uncertainties.

    RCA sold Rincon Center Phase One to Chrysler MacNally Corporation (Chrysler) in June 1988; subsequently, RCA leased the property back under a master lease which is treated as an operating lease for financial reporting purposes. In July 1993, Chrysler completed a refinancing of Rincon Center Phase One. The maturity date of this debt is July 1, 1998. Payments under the master lease agreement may be adjusted to reflect adjustments in the rate of interest payable by Chrysler on the Rincon Center Phase One debt. The master lease also permits Chrysler to put the property back to RCA at stipulated

                        PACIFIC GATEWAY PROPERTIES, INC.

                  FOR THE THREE YEARS ENDED DECEMBER 31, 1997

2. REAL ESTATE PARTNERSHIP INVESTMENTS (CONTINUED) prices beginning January 1998 if long-term financing meeting certain conditions is not obtained. As of January 1, 1998, no new commitment had been secured although negotiations with the current lender were in progress. In order to allow those discussions to continue, Chrysler agreed to temporarily delay the enforcement of the purchase requirements. RCA can make no assurances about the outcome of this negotiation. As a result of the current loan negotiations, RCA has written-down the carrying value of the assets related to this segment of the property by $17,150,000 in 1997 to the estimated net realizable value. On June 30, 1997, RCA filed a lawsuit against Chrysler in Superior Court in the State of California, County of San Francisco. The lawsuit's primary cause of action alleges that Chrysler has breached the master lease and a certain letter agreement because the rent payments due from RCA after the 1993 refinancing of Rincon Center Phase One, resulted in an increase in Chrysler's after tax rate of return from rent payments. The lawsuit states that such excessive rent recalculations directly contravene both the letter and the spirit of the master lease.

    In September 1993, RCA completed a refinancing of Rincon Center Phase Two with Citibank. The residential portion of Rincon Center Phase Two is being financed with redevelopment bonds from the Redevelopment Agency of the City and County of San Francisco, California, which are due December 1, 2006. The bonds are secured by an irrevocable letter-of-credit issued by Citibank in the name of RCA. In the event that drawings are made on the letter-of-credit, RCA has agreed to reimburse Citibank for such drawings pursuant to the terms of the Reimbursement Agreement which is secured by a deed of trust on Rincon Center Phase Two and other guarantees. During 1997, the irrevocable letter-of-credit was due to expire. RCA is currently in negotiations with Citibank to extend the letter-of-credit and no assurances can be made about the outcome of this negotiation. Currently, the letter-of-credit has been extended to June 1, 1998.

    The commercial portion of Rincon Center Phase Two was financed pursuant to a Construction Loan Agreement between RCA and Citibank. The Construction Loan Agreement is secured by a deed of trust on the commercial portion of Rincon Center Phase Two. In 1993, RCA extended the loan to October 1, 1998. RCA is currently in negotiations with Citibank to extend the loan and no assurances can be made about the outcome of this negotiation. A portion of the security for the Construction Loan Agreement was a $3.65 million letter-of-credit issued by Bank of America National Trust and Savings Association (the Issuing Bank) on behalf of the Company in favor of Citibank.

    The reimbursement obligation of the Company to the Issuing Bank is full recourse to the Company and is secured by the Company's 410 First Avenue property located in Needham, Massachusetts. The letter-of-credit for $3.65 million was drawn by Citibank prior to its expiration date of June 23, 1997. Citibank is currently holding the $3.65 million in a separate restricted account on behalf of RCA and has not applied said funds to any outstanding debt of RCA. The Issuing Bank made a demand on the Company to reimburse them for the $3.65 million drawn on the letter-of-credit and also notified the Company it is in default with respect to the reimbursement obligation. On August 21, 1997, the Issuing Bank commenced an action for conditional judgement seeking, among other remedies, to foreclose on the 410 First Avenue property. Under Massachusetts law, such foreclosure could not take place until at least three years and two months after the issuance of the conditional judgement. However, if the Company does not pay the amount of the conditional judgement within two months after its issuance, the Issuing Bank could take possession of the property during the three year period preceding

                        PACIFIC GATEWAY PROPERTIES, INC.

                  FOR THE THREE YEARS ENDED DECEMBER 31, 1997

2. REAL ESTATE PARTNERSHIP INVESTMENTS (CONTINUED) foreclosure. In such action, the Issuing Bank is seeking to assert a deficiency claim against the Company for any alleged difference between the value of the foreclosed property and the $3.65 million drawn on the letter-of-credit including outstanding interest and fees. The Company intends to vigorously defend such deficiency claim. Since any assets of the Company which are applied to the reimbursement obligation would constitute additional investment in RCA, which the Company considers of no value, the net book value of such assets would be written off and charged to the earnings of the Company when said assets were applied to the reimbursement obligation. In accordance with generally accepted accounting principles, effective June 30, 1997, the Company recorded a "provision for settlement of reimbursement obligation" in the amount of $2.2 million to provide for the ultimate settlement of the reimbursement obligation. The accrued amount is equal to the net book value at June 30, 1997, of the 410 First Avenue property that serves as collateral for the reimbursement obligation, resulting in an effective discount of the $3.65 million face value of the reimbursement obligation. The Company has continued to record rental revenue and operating expenses related to this property, as well as accrued interest on the $3.65 million reimbursement obligation at a rate of prime plus three percent. Any difference between the provision for settlement of reimbursement obligation and the amount ultimately settled upon may be charged or credited to the Company's operations as such difference becomes determinable. Management can provide no assurances as the ultimate settlement amount or method (and the timing thereof) relating to the reimbursement obligation.

    In 1996, the Company ceased recording any activity related to its interest in RCA because (i) it had previously written-down its equity investment in and loans to RCA to zero in 1995 and (ii) the Company currently has no obligation, prospects or plans to invest further in or on behalf of RCA. During 1995, the Company recorded its 22.8% equity interest in RCA's net loss which amounted to $4,090,000. Additionally, in 1995, the Company recorded a $540,000 provision for net realizable value to write-down the remaining balance of its equity investment in and loans to RCA to zero as the Company attributed no value to its equity investment in RCA.

    In 1993, the Company entered into an agreement with RCA's managing general partner whereby such managing general partner agreed to advance funds to RCA on behalf of the Company on an unsecured non-recourse basis, subject to interest at prime plus 2% and certain annual fees (principal, unpaid interest and fees are collectively referred to as the RCA Advances). This agreement does not reduce the level of the Company's general and limited partnership interests in RCA. The RCA Advances are only required to be repaid from the Company's share of future distributions from RCA, if any. At December 31, 1995, the RCA Advances amounted to $2,940,000. During 1996, the Company recorded a credit to income ("Reversal of Debt Related to Investment in RCA" on the Company's Consolidated Statement of Income (Loss)) to eliminate the previously recorded liability for the RCA Advances of $2,940,000. During 1997, 1996 and 1995, RCA incurred net losses of approximately $37,923,000, $16,451,000 and $17,924,000, respectively. The RCA
Advances amount to $6,748,000 at December 31, 1997 and as noted above, are not recorded on the Company's consolidated financial statements since (i) the RCA Advances are only required to be repaid from the Company's share of future distributions from RCA, if any, (ii) the Company has no intention or legal obligation to repay the RCA Advances other than from its share of distributions from RCA, if any, and (iii) the Company does not anticipate any material cash distributions by RCA in the foreseeable future.

                        PACIFIC GATEWAY PROPERTIES, INC.

                  FOR THE THREE YEARS ENDED DECEMBER 31, 1997

2. REAL ESTATE PARTNERSHIP INVESTMENTS (CONTINUED)
    During 1995, the Company recorded interest and fees related to the RCA Advances of $340,000. As previously discussed, the Company ceased recording any activity relating to RCA in 1996.

    During 1997, the Company asserted certain claims against RCA for payment to the Company by RCA for leasing services provided to RCA by the Company during 1996. The Company has not accrued for such claims pending resolution of this matter with RCA's managing general partner.

    Summary financial statement data for RCA is as follows (in thousands):

AS OF DECEMBER 31,                                                       1997         1996
--------------------------------------------------------------------  -----------  ----------
Investment properties, net..........................................  $   107,045  $  110,495
Other assets........................................................        6,857      21,042
                                                                      -----------  ----------
                                                                      -----------  ----------
                                                                      $   113,902  $  131,537
                                                                      -----------  ----------
Debt................................................................  $    49,228  $   56,012
Amounts due to partners.............................................      185,208     158,156
Other liabilities...................................................       12,723      12,703
Partners' deficit...................................................     (133,257)    (95,334)
                                                                      -----------  ----------
                                                                      $   113,902  $  131,537
                                                                      -----------  ----------
                                                                      -----------  ----------

FOR THE YEAR ENDED DECEMBER 31,                                1997        1996        1995
----------------------------------------------------------  ----------  ----------  ----------
Revenue...................................................  $   16,772  $   20,705  $   20,165
                                                            ----------  ----------  ----------
Expenses:
  Operating and lease expenses............................      19,429      18,519      19,572
  Provision for write-down of note receivable.............      17,150          --          --
  Financing...............................................      15,017      14,712      14,402
  Depreciation and amortization...........................       3,099       3,925       4,115
                                                            ----------  ----------  ----------
                                                                54,695      37,156      38,089
                                                            ----------  ----------  ----------
Net loss..................................................  $  (37,923) $  (16,451) $  (17,924)
                                                            ----------  ----------  ----------
                                                            ----------  ----------  ----------

                        PACIFIC GATEWAY PROPERTIES, INC.

                  FOR THE THREE YEARS ENDED DECEMBER 31, 1997

3. DEBT

    As of December 31, 1997 and 1996, the Company had the following debt related to investment properties outstanding (in thousands):

                                                                            1997       1996
                                                                          ---------  ---------
South Bay Office Tower, interest fixed at 8.66%, due January 2007.......  $   9,348  $   9,450
Walnut Creek Executive Park, interest fixed at 7.85%, due June 2005.....     19,002     19,438
Weston Office Building, interest fixed at 8.45%, due October 2001.......        959        993
North Tucson Business Center, interest fixed at 9.62%, due October
  2006..................................................................      3,801      3,841
West Valley Executive Park, interest fixed at 9.13%, due June 2005......     10,000         --
930 Montgomery Street, interest at 8.75% as of December 31, 1997
  (floating rate of 3% over the one year treasury bond rate adjustable
  every six months), due February 2002..................................      2,092         --
410 First Avenue (See Note 2)...........................................      2,200         --
                                                                          ---------  ---------
                                                                          $  47,402  $  33,722
                                                                          ---------  ---------
                                                                          ---------  ---------

MORTGAGES ON REAL ESTATE

    SOUTH BAY OFFICE TOWER

    In December 1996, the Company completed the refinancing of $9.45 million of debt related to South Bay Office Tower. The loan bears interest at 8.66% through maturity and requires fixed monthly payments of $77,000. The loan is amortized over 25 years and is due January 2007. This loan may be prepaid any time after the first day of the fifth (5th) loan year with a 30-day written notice to the lender. A prepayment consideration of the greater of one percent of the loan balance, or the present value of all remaining payments of principal and interest is payable on the prepayment date. The loan is non-recourse to the Company. Concurrent with the closing, the Company deposited $701,000 with the lender to fund future capital improvements. As of December 31, 1997, $458,000 has been reimbursed to the Company by the lender. In addition, the lender held in escrow additional debt proceeds of $940,000 to be released to the Company upon the completion of certain leasing transactions that were in process as of December 31, 1996. These transactions were completed in 1997 and the funds were returned to the Company. Also, the loan requires an additional $22,100 per month to be deposited for future tenant improvements and leasing commissions until the reserve equals $668,000. The Company is then required to maintain this minimum balance of $668,000 during the term of the loan. The portion of reserves funded and unspent through December 31, 1997, including interest, amounted to approximately $537,000 and is classified as restrictd cash on the Company's Consolidated Balance Sheet.

                        PACIFIC GATEWAY PROPERTIES, INC.

                  FOR THE THREE YEARS ENDED DECEMBER 31, 1997

3. DEBT (CONTINUED)
    WALNUT CREEK EXECUTIVE PARK

    In June 1995, the Company completed the refinancing of $20,000,000 of debt related to Walnut Creek Executive Park. The new loan carries a 7.85% annual interest rate until maturity with fixed monthly payments of approximately $162,000. The loan is amortized over 20 years and is due June 2005. The new loan has a prepayment penalty and is non-recourse to the Company. In addition, the new loan requires the Company to fund a reserve for future tenant improvements of $9,300 per month in the first twenty-four (24) months of the loan, and increasing to $17,600 per month in months twenty-five (25) through sixty-eight
(68) of the loan. The balance of the reserve as of December 31, 1997, including interest, amounted to approximately $316,000 and is classified as restricted cash on the Company's Consolidated Balance Sheet. As a result of this refinancing, the Company wrote-off the unamortized portion of the loan fees associated with the debt that was retired, which amounted to $233,000 and is recorded as an extraordinary item in 1995.

    WESTON OFFICE BUILDING

    In October 1996, the Company completed the refinancing of $1,000,000 of debt related to Weston Office Building in Florida. The loan carries an 8.45% annual interest rate until maturity with fixed monthly payments of approximately $9,800. The loan is amortized over 15 years and is due October 2001. The loan has no prepayment penalty. This loan is an obligation of a subsidiary of the Company and the Company has provided a guarantee of the lessor of $500,000 or 50% of the outstanding loan balance.

    NORTH TUCSON BUSINESS CENTER

    In September 1996, the Company completed the refinancing of $3,850,000 of debt related to North Tucson Business Center in Arizona. The loan carries a 9.62% annual interest rate until maturity with fixed monthly payments of approximately $34,000. The loan is amortized over 25 years and is due October 2006. The loan is non-recourse to the Company. Concurrent with the closing, the Company deposited $40,800 with the lender to fund future tenant improvements and leasing commissions during the term of the loan. The loan also requires an additional $3,400 per month to be deposited for future tenant improvements and leasing commissions and $1,100 per month to be deposited in a replacement reserve during the term of the loan. In addition, the Company is required to fund a debt service reserve of $8,200 per month until $295,000 has been funded. The debt service, tenant improvement and leasing commission reserves may be reduced if certain tenant renewals occur. The portion of the reserves funded and unspect through December 31, 1997, including interest, amounted to approximately $236,000 and is classified as restricted cash on the Company's Consolidated Balance Sheet.

    WEST VALLEY EXECUTIVE PARK

    In connection with the January 17, 1997 acquisition of this property, the Company assumed approximately $10,203,000 in non-recourse mortgage debt. The loan carries a 9.13% annual interest rate until maturity. The loan is amortized over 20 years and is due June 2005. The debt continues to be assumable and is subject to a prepayment penalty if paid off prior to maturity.

                        PACIFIC GATEWAY PROPERTIES, INC.

                  FOR THE THREE YEARS ENDED DECEMBER 31, 1997

3. DEBT (CONTINUED)
    930 MONTGOMERY STREET

    In connection with the January 17, 1997 acquisition of this property, the Company obtained $2,112,500 in mortgage debt. The loan is amortized over twenty-five (25) years at a floating annual interest rate of 3% over the one year treasury bond rate, adjustable every six months, and is due February 2002. This debt can be prepaid at any time without a penalty and is non-recourse to the Company.

    410 FIRST AVENUE

    See Note 2 to the Consolidated Financial Statements for discussion of the $2.2 million estimated settlement obligation.

CORPORATE DEBT

    In December 1993, the Company completed a restructuring of its non-revolving line-of-credit, letter-of-credit, unsecured bonds, and certain mortgages. This debt was paid in full in 1996 using the proceeds from the sale of the Radisson Suites Hotel.

    In connection with the 1993 restructuring, the Company issued to the primary lender warrants to acquire up to two million shares of the Company's common stock. One million of the warrants have been canceled leaving one million exercisable warrants outstanding at December 31, 1997. The exercise price for the warrants is $2.875 per share. The outstanding warrants expire December 11, 1998. The warrants have customary anti-dilution protection that addresses stock splits, stock dividends, recombinations and reclassifications, and certain other issuances of additional common stock. The Company also has a right of first offer to acquire the shares of common stock or warrants prior to any transfer thereof. The Company has valued the one million warrants at $1.89 million which is recorded as equity in the Company's Consolidated Balance Sheet.

    Statement of Financial Accounting Standards No. 15 required the Company to account for future interest resulting from the debt restructuring using an imputed interest rate versus the stated rates on the Notes A and B. In addition, the primary lender's cancellation of debt of $4 million at the time of the restructuring was effectively amortized for financial reporting purposes. In connection with the retirement of Notes A and B in 1996, the Company recorded an extraordinary gain on extinguishment of debt of $766,000 resulting from the difference in the face value and the amount required to extinguish the debt, net of the write-off of related loan fees.

                        PACIFIC GATEWAY PROPERTIES, INC.

                  FOR THE THREE YEARS ENDED DECEMBER 31, 1997

3. DEBT (CONTINUED)
LOAN MATURITIES

    The maturities of debt outstanding as of December 31, 1997, and required minimum principal payments in each of the next five years and thereafter are summarized as follows (in thousands):

                                                                                      CURRENT
                                                                                     ---------
1998...............................................................................  $   3,152
1999...............................................................................      1,025
2000...............................................................................      1,115
2001...............................................................................      1,997
2002...............................................................................      1,265
Thereafter.........................................................................     38,848
                                                                                     ---------
                                                                                     $  47,402
                                                                                     ---------
                                                                                     ---------

    The 1998 scheduled principal maturities of $3,152,000 includes the $2,200,000 liability related to the reimbursement obligation, as discussed in
Note 2 to the Consolidated Financial Statements.

4. ACQUISITION AND DISPOSITION OF INVESTMENT PROPERTIES

    On January 17, 1997, the Company purchased two properties to complete a tax deferred exchange in accordance with Section 1031 of the Internal Revenue Code, in connection with the sale of the Radisson Suites Hotel. The first acquisition was West Valley Executive Park, a multi-tenant, six building, 164,000 square foot campus style office park in San Jose, California, that was acquired for $17,500,000. The second acquisition was a multi-tenant, 23,000 square foot, six-story steel frame office building located at 930 Montgomery Street, San Francisco, California, for $3,250,000. See Note 3 for discussion of the mortgage debt assumed and borrowed in connection with these acquisitions.

    In April 1996, the Company sold the Village Commons Shopping Center property to an unrelated party for $19,300,000 and recognized a gain for financial reporting purposes of $10,900,000. In December 1996, the Company sold the Radisson Suites Hotel property to an unrelated party for $21,307,000 and recognized a gain for financial reporting purposes of $5,814,000.

                        PACIFIC GATEWAY PROPERTIES, INC.

                  FOR THE THREE YEARS ENDED DECEMBER 31, 1997

4. ACQUISITION AND DISPOSITION OF INVESTMENT PROPERTIES (CONTINUED)
    The following unaudited pro forma information reflects adjustments to the Company's historical results from these acquisitions and dispositions as if they had occurred on January 1, 1996 (in thousands, except per share and share amounts):

                                                                            FOR THE YEAR ENDED
                                                                            DECEMBER 31, 1996
                                                                            ------------------
Revenues..................................................................     $     13,578
                                                                                 ----------
Net income................................................................              953
                                                                                 ----------
Net income per common share--
  Basic...................................................................     $       0.24
                                                                                 ----------
  Diluted.................................................................     $       0.23
                                                                                 ----------
Weighted average common shares outstanding--
  Basic...................................................................        3,892,596
                                                                                 ----------
                                                                                 ----------
  Diluted.................................................................        4,100,100
                                                                                 ----------
                                                                                 ----------

5. INCOME TAXES

    The Company provides for income taxes under the liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109).

    The deferred income tax (provision) benefit represents the tax effect of temporary differences between income (loss) determined for financial reporting and for income tax purposes. As of December 31, 1997, the Company has a tax net operating loss carryover for Federal income tax purposes of approximately $13.0 million, which will expire between 2006 and 2012. The Company has an investment tax credit carryover totaling approximately $1.5 million which will expire between 2000 and 2003. The Company also has an alternative minimum tax credit carryover for Federal income tax purposes of approximately $.9 million which can be carried forward indefinitely.

                        PACIFIC GATEWAY PROPERTIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE THREE YEARS ENDED DECEMBER 31, 1997

5. INCOME TAXES (CONTINUED)

    The components of the deferred tax assets and deferred tax liabilities are as follows at December 31, 1997 (in thousands):

                                                        FEDERAL  STATE    TOTAL
                                                        -------  ------  -------
Deferred tax assets:
  Net operating loss carryover........................  $ 3,966  $  730  $ 4,696
  Tax credits carryover...............................    2,344      --    2,344
  State deferred tax..................................    1,038      --    1,038
  Unearned rental revenue.............................      100      25      125
                                                        -------  ------  -------
                                                        $ 7,448  $  755  $ 8,203
                                                        -------  ------  -------
                                                        -------  ------  -------
Deferred tax liabilities:
  Excess tax depreciation.............................  $ 4,400  $1,101  $ 5,501
  Debt relating to the RCA Advances...................    2,081     521    2,602
  Excess partnership losses from RCA..................    7,791   1,950    9,741
  Straight-line rent..................................      112      27      139
                                                        -------  ------  -------
                                                        $14,384  $3,599  $17,983
                                                        -------  ------  -------
                                                        -------  ------  -------

    The table below reconciles the difference between the statutory Federal income tax rate and the effective rate in the Company's Consolidated Statement of Income (Loss).

                                                            (PROVISION) BENEFIT
                                                                PERCENTAGES
                                                          -----------------------
                                                          1997     1996     1995
                                                          -----    -----    -----
Statutory Federal income tax rate......................     34%     (34)%     34%
State income tax.......................................      6       (7)       7
Taxable items not recognized for financial reporting
  purposes.............................................     (3)      --       --
                                                          -----    -----    -----
Effective tax rate (provision) benefit.................     37%     (41)%     41%
                                                          -----    -----    -----
                                                          -----    -----    -----

    The components of the (provision) benefit for income taxes were as follows (in thousands):

                                                          1997    1996     1995
                                                         ------  -------  ------
Federal--current.......................................  $  (17) $  (142) $   --
Federal--deferred......................................     992   (5,977)  1,608
State--current.........................................      (6)    (376)     --
State--deferred........................................      57   (1,340)    275
                                                         ------  -------  ------
                                                         $1,026  $(7,835) $1,883
                                                         ------  -------  ------
                                                         ------  -------  ------

6. LESSOR ARRANGEMENTS

    As of December 31, 1997, approximately 792,000 of a total of approximately 911,000 square feet or 87% of the Company's wholly owned commercial space was leased. The terms of the leases generally require tenants to pay base rent plus their proportionate share of certain operating expenses or expense

                        PACIFIC GATEWAY PROPERTIES, INC.

                  FOR THE THREE YEARS ENDED DECEMBER 31, 1997

6. LESSOR ARRANGEMENTS (CONTINUED)
increases. Minimum rental amounts due to the Company pursuant to these operating leases through expiration are as follows (in thousands):

                                                                                      CURRENT
                                                                                     ---------
1998...............................................................................  $  11,410
1999...............................................................................      9,542
2000...............................................................................      7,842
2001...............................................................................      4,571
2002...............................................................................      2,885
Thereafter.........................................................................      6,264
                                                                                     ---------
                                                                                     $  42,514
                                                                                     ---------
                                                                                     ---------

7. STOCK OPTIONS, WARRANTS AND EMPLOYEE BENEFIT PLANS

INCENTIVE STOCK OPTION PLAN

    The Company has two stock option plans, the 1985 Incentive Stock Option Plan (the "1985 Plan") and the 1996 Stock Option Plan (the "1996 Plan"). Under the 1985 Plan, 200,000 shares of the Company's common stock were reserved for issuance. This plan provides for options to be granted at fair market value on the date of grant for terms not exceeding ten years. During 1997, under the 1985 Plan, options to purchase 4,000 shares were exercised and options to purchase 11,000 shares were canceled. As of December 31, 1997, a total of 42,350 options were outstanding under the 1985 Plan and no additional grants may be made. Of such outstanding options, 30,000 are exercisable in equal cumulative installments over five years beginning in 1993 at prices ranging from $2.97 to $3.13 per share and 12,350 outstanding options are exercisable in equal cumulative installments over five years beginning in 1995 at prices ranging from $3.69 to $4.56 per share.

    Under the 1996 Plan, a total of 200,000 shares of Common Stock have been reserved for issuance. This plan provides for options to be granted at fair market value on the date of grant for terms not exceeding ten years. During 1996, options to purchase an aggregate of 150,000 shares of Common Stock were granted at an exercise price of $2.56. During 1997, options to purchase an aggregate of 30,000 shares of Common Stock were granted at an exercise price of $4.94. During 1997, options to purchase 3,000 shares were exercised, and options to purchase 12,000 shares were canceled. As of December 31, 1997, a total of 165,000 options were outstanding under the 1996 plan. Of such options outstanding under the 1996 Plan, 40,000 were exercisable in 1996, 47,000 were exercisable in 1997, 33,000 are exercisable in 1998, 13,000 are exercisable in 1999, 2000 and 2001, respectively, and 6,000 are exercisable in 2002.

    In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 123 "Accounting for Stock Based Compensation" (SFAS 123), which establishes financial accounting and reporting standards for stock based compensation plans. As permitted by SFAS 123, the Company will continue to account for these plans under APB Opinion No. 25, under which no compensation expense will be recognized. The additional compensation expense that would have been recorded if the Company had adopted SFAS 123 is not material in 1997 and 1996. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing

                        PACIFIC GATEWAY PROPERTIES, INC.

                  FOR THE THREE YEARS ENDED DECEMBER 31, 1997

7. STOCK OPTIONS, WARRANTS AND EMPLOYEE BENEFIT PLANS (CONTINUED) model with the following weighted-average assumptions used for grants during 1997: expected dividend yield of 0%, expected volatility of 46.6%, risk-free interest rate of 5.97% and expected life of 10 years.

    A summary of the status of the Company's two stock option plans and stock warrants at December 31, 1997, 1996, and 1995 and changes during the years then ended is presented in the table and narrative below:

                                                            1997                       1996                       1995
                                                  -------------------------  -------------------------  -------------------------
                                                                 WEIGHTED                   WEIGHTED                   WEIGHTED
                                                                  AVERAGE                    AVERAGE                    AVERAGE
                                                                 EXERCISE                   EXERCISE                   EXERCISE
                                                     SHARES        PRICE        SHARES        PRICE        SHARES        PRICE
                                                  ------------  -----------  ------------  -----------  ------------  -----------
Outstanding at beginning of year................     1,207,350*  $    2.86      1,182,850*  $    2.97      1,182,850*  $    2.97
Granted.........................................        30,000        4.94        150,000        2.56             --          --
Exercised.......................................        (7,000)       3.13             --          --             --          --
Expired.........................................       (23,000)       2.91       (125,500)       3.58             --          --
                                                  ------------               ------------               ------------
Outstanding at end of year......................     1,207,350   $    2.91      1,207,350   $    2.86      1,182,850   $    2.97
                                                  ------------               ------------               ------------
                                                  ------------               ------------               ------------
Exercisable at end of year......................     1,124,410                  1,076,940                     92,570
                                                  ------------               ------------               ------------
                                                  ------------               ------------               ------------
Weighted Average Fair Value of Options
  Granted.......................................  $       3.30               $       1.68               $       0.00
                                                  ------------               ------------               ------------
                                                  ------------               ------------               ------------

* Included in this amount are one million warrants related to the 1993 debt restructuring. These warrants will expire on December 11, 1998. (See Note 3 to the Consolidated Financial Statements for further discussion.)

401(k) PLAN

    Effective January 1, 1996, the Company adopted a discretionary non-contributory 401(k) Plan. All 401(k) Plan contributions are fully vested. The level of any Company contributions are subject to annual review and approval of the Company's Board of Directors. The Board of Directors approved a 1997 contribution of three percent of qualified employee compensation which amounted to $27,836. No contribution was made in 1996.

                        PACIFIC GATEWAY PROPERTIES, INC.

                  FOR THE THREE YEARS ENDED DECEMBER 31, 1997

8. QUARTERLY FINANCIAL DATA (UNAUDITED)

    The following tables set forth unaudited quarterly financial data (in thousands, except per share amounts) for each of the two years ended December 31, 1997 and December 31, 1996:

                                                                                       BY QUARTER
                                                                  -----------------------------------------------------
1997                                                                FIRST     SECOND      THIRD     FOURTH      TOTAL
----------------------------------------------------------------  ---------  ---------  ---------  ---------  ---------
Investment properties income (loss).............................  $     471  $     135  $    (165) $     158  $     599
                                                                  ---------  ---------  ---------  ---------  ---------
                                                                  ---------  ---------  ---------  ---------  ---------
Hotel property income (loss)....................................        (94)         1         --         --        (93)
                                                                  ---------  ---------  ---------  ---------  ---------
                                                                  ---------  ---------  ---------  ---------  ---------
Provision for settlement of reimbursement obligation............         --     (2,200)        --         --     (2,200)
                                                                  ---------  ---------  ---------  ---------  ---------
                                                                  ---------  ---------  ---------  ---------  ---------
Net income (loss)...............................................  $       6  $  (1,450) $    (245) $     (37) $  (1,726)
                                                                  ---------  ---------  ---------  ---------  ---------
                                                                  ---------  ---------  ---------  ---------  ---------
Income (loss) per share, basic:
  Income (loss) before extraordinary items......................  $      --  $   (0.37) $   (0.06) $   (0.01) $   (0.44)
  Extraordinary items...........................................         --         --         --         --         --
                                                                  ---------  ---------  ---------  ---------  ---------
  Net income (loss).............................................  $      --  $   (0.37) $   (0.06) $   (0.01) $   (0.44)
                                                                  ---------  ---------  ---------  ---------  ---------
                                                                  ---------  ---------  ---------  ---------  ---------
Income (loss) per share, diluted:
  Income (loss) before extraordinary items......................  $      --  $   (0.37) $   (0.06) $   (0.01) $   (0.44)
  Extraordinary items...........................................         --         --         --         --         --
                                                                  ---------  ---------  ---------  ---------  ---------
  Net income (loss).............................................  $      --  $   (0.37) $   (0.06) $   (0.01) $   (0.44)
                                                                  ---------  ---------  ---------  ---------  ---------
                                                                  ---------  ---------  ---------  ---------  ---------

                        PACIFIC GATEWAY PROPERTIES, INC.

                  FOR THE THREE YEARS ENDED DECEMBER 31, 1997

8. QUARTERLY FINANCIAL DATA (UNAUDITED) (CONTINUED)

                                                                                       BY QUARTER
                                                                  -----------------------------------------------------
1996                                                                FIRST     SECOND      THIRD     FOURTH      TOTAL
----------------------------------------------------------------  ---------  ---------  ---------  ---------  ---------
Investment properties income (loss).............................  $     401  $     (27) $     (79) $  (1,476) $  (1,181)
                                                                  ---------  ---------  ---------  ---------  ---------
                                                                  ---------  ---------  ---------  ---------  ---------
Hotel property income (loss)....................................        954        192       (108)       (25)     1,013
                                                                  ---------  ---------  ---------  ---------  ---------
                                                                  ---------  ---------  ---------  ---------  ---------
Gain on sale of real estate assets, net.........................         --     10,900         --      5,814     16,714
                                                                  ---------  ---------  ---------  ---------  ---------
                                                                  ---------  ---------  ---------  ---------  ---------
Extraordinary gain from extinguishment of debt..................         --         --         --        766        766
                                                                  ---------  ---------  ---------  ---------  ---------
                                                                  ---------  ---------  ---------  ---------  ---------
Net income (loss)...............................................  $     589  $   6,379  $    (549) $   4,935  $  11,354
                                                                  ---------  ---------  ---------  ---------  ---------
                                                                  ---------  ---------  ---------  ---------  ---------
Income (loss) per share, basic:
  Income (loss) before extraordinary items......................  $    0.15  $    1.64  $   (0.14) $    1.07  $    2.72
  Extraordinary items...........................................         --         --         --       0.20       0.20
                                                                  ---------  ---------  ---------  ---------  ---------
  Net income (loss).............................................  $    0.15  $    1.64  $   (0.14) $    1.27  $    2.92
                                                                  ---------  ---------  ---------  ---------  ---------
                                                                  ---------  ---------  ---------  ---------  ---------
Income (loss) per share, diluted:
  Income (loss) before extraordinary items......................  $    0.15  $    1.51  $   (0.14) $    1.03  $    2.58
  Extraordinary items...........................................         --         --         --       0.19       0.19
                                                                  ---------  ---------  ---------  ---------  ---------
  Net income (loss).............................................  $    0.15  $    1.51  $   (0.14) $    1.22  $    2.77
                                                                  ---------  ---------  ---------  ---------  ---------
                                                                  ---------  ---------  ---------  ---------  ---------

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Pacific Gateway Properties, Inc.:

    We have audited the accompanying consolidated balance sheets of Pacific Gateway Properties, Inc. (a New York corporation) and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income
(loss), stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pacific Gateway Properties, Inc. and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

    Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The schedule listed in the index of financial statements is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic consolidated financial statements. The schedule has been subject to the auditing procedures applied in the audit of the basic consolidated financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.

                                          ARTHUR ANDERSEN LLP

San Francisco, California
March 2, 1998

                        PACIFIC GATEWAY PROPERTIES, INC.
             SCHEDULE III--REAL ESTATE AND ACCUMULATED DEPRECIATION

                            AS OF DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                                                                  ACCUMULATED
                                                                                                  DEPRECIATION
                                                                                                 AND PROVISION
                                     INITIAL COST                      GROSS CARRYING AMOUNT AT  FOR WRITE- DOWN
                                      TO COMPANY         SUBSEQUENT       DECEMBER 31, 1997          TO NET
                                ----------------------     COSTS,      ------------------------    REALIZABLE       1997
                 ENCUMBRANCES            BUILDINGS AND   CAPITALIZED   BUILDINGS AND    TOTAL        VALUE       PROJECTED
DESCRIPTION        (NOTE 3)      LAND    IMPROVEMENTS   IMPROVEMENTS   IMPROVEMENTS   (NOTE 1)   (NOTE 2 AND 5)  TAX BASIS
---------------  -------------  -------  -------------  -------------  -------------  ---------  --------------  ----------
Walnut Creek
  Executive
  Park.........       $19,002    $1,357       $12,086        $ 8,009        $20,095    $ 21,452        $ 6,559     $16,748

South Bay
  Office
  Tower........         9,348     3,439        13,754          3,547         17,301      20,740          6,200      11,477

North Tucson
  Business
  Center.......         3,801       147           621            628          1,249       1,396            431       1,205

Weston Office
  Building.....           959        44           299              5            304         348             73         295

410 First
  Avenue (Note
  4 and 5).....         2,200       494         4,006            364          4,370       4,864          2,702       2,099

West Valley
  Executive
  Park.........        10,000     3,500        14,187            680         14,867      18,367            357       7,712

930 Montgomery
  Street.......         2,092       650         2,597            180          2,777       3,427             86       1,961

Corporate
  Leasehold
Improvements...            --        --            --             62             62          62             23          40
                 -------------  -------  -------------  -------------  -------------  ---------        -------   ----------

TOTAL..........       $47,402    $9,631       $47,550        $13,475        $61,025    $ 70,656        $16,431     $41,537
                 -------------  -------  -------------  -------------  -------------  ---------        -------   ----------
                 -------------  -------  -------------  -------------  -------------  ---------        -------   ----------

                    DATE OF
                 CONSTRUCTION/
DESCRIPTION       ACQUISITION
---------------  -------------
Walnut Creek
  Executive
  Park.........       1975 to
                    1986/1988
South Bay
  Office
  Tower........     1972/1985
North Tucson
  Business
  Center.......     1987/1988
Weston Office
  Building.....     1986/1988
410 First
  Avenue (Note
  4 and 5).....     1961/1984
West Valley
  Executive
  Park.........     1978/1997
930 Montgomery
  Street.......     1927/1997
Corporate
  Leasehold
Improvements...
TOTAL..........

                        PACIFIC GATEWAY PROPERTIES, INC.
      SCHEDULE III--REAL ESTATE AND ACCUMULATED DEPRECIATION--(CONTINUED)

                               DECEMBER 31, 1997
                                 (IN THOUSANDS)

NOTE 1 The changes in the total cost of land, buildings, and improvements for the three years ended December 31, are as follows:

                                                            1997        1996       1995
                                                          ---------  ----------  ---------
Balance at beginning of period..........................  $  46,632  $   76,684  $  76,500
Additions...............................................      3,245       1,527      2,177
Cost of acquired properties.............................     20,934          --         --
Write-off of fully amortized items......................       (155)       (526)    (1,679)
Cost of disposed properties.............................         --     (31,053)      (314)
                                                          ---------  ----------  ---------
Balance at end of period................................  $  70,656  $   46,632  $  76,684
                                                          ---------  ----------  ---------
                                                          ---------  ----------  ---------

NOTE 2 The changes in accumulated depreciation and amortization and the provision for write-down to net realizable value for the three years ended December 31, are as follows:

                                                             1997       1996       1995
                                                           ---------  ---------  ---------
Balance at beginning of period...........................  $  13,835  $  20,882  $  19,807
Depreciation expense.....................................      2,751      2,239      2,795
Write-off of fully amortized items.......................       (155)      (526)    (1,679)
Relief of accumulated balances related to disposed
  properties.............................................         --     (8,760)       (41)
                                                           ---------  ---------  ---------
Balance at end of period.................................  $  16,431  $  13,835  $  20,882
                                                           ---------  ---------  ---------
                                                           ---------  ---------  ---------

NOTE 3  Refer to Note 3 in the Registrant's Consolidated Financial Statements.

NOTE 4 This property was pledged in support of a $3.65 million letter-of-credit in favor of the lender on Rincon Center. Prior to its expiration date of June 23, 1997, the letter-of-credit was drawn by the refinancing lender. Refer to Note 2 in the Registrant's Consolidated Financial Statements.

NOTE 5 The total reserve for write-down to net realizable value pertains to 410 First Avenue property in Needham, Massachusetts.

                                                                      EXHIBIT 21

                        PACIFIC GATEWAY PROPERTIES, INC.
                         SUBSIDIARIES OF THE REGISTRANT

                                                                                                     PERCENTAGE
                                                                                                     INTEREST OF
                                                                                 PLACE OF              VOTING
NAME                                                                           ORGANIZATION       SECURITIES OWNED
-------------------------------------------------------------------------  ---------------------  -----------------
Pacific Gateway Properties, Inc..........................................  New York                        100%

Pacific Gateway Properties Management Corporation........................  California                      100%

Pacific Gateway Properties Hotels, Inc...................................  California                      100%

Perini Investment Properties Executive Suites, Inc.......................  California                      100%

Maritime Plaza Associates................................................  California                      100%

PGP--South Bay Office Tower, Inc.........................................  California                      100%

PGP--North Tucson Business Center, Inc...................................  California                      100%

PGP--Weston, Inc.........................................................  California                      100%

Rincon Center Associates.................................................  California Limited             22.8%
                                                                           Partnership

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                  FORM 10-K/A

  /X/    ANNUAL REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE
         SECURITIES EXCHANGE ACT OF 1934

                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997
                                       OR

  / / TRANSITION REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

        FOR THE TRANSITION PERIOD FROM ______________ TO ______________

                         COMMISSION FILE NUMBER 1-8692

                            ------------------------

                        PACIFIC GATEWAY PROPERTIES, INC.

             (Exact name of Registrant as specified in its charter)

                  NEW YORK                             04-2816560
      (State or other jurisdiction of                 (IRS Employer
       incorporation or organization)              Identification No.)

       930 MONTGOMERY ST., SUITE 400
         SAN FRANCISCO, CALIFORNIA                        94133
  (Address of principal executive offices)             (Zip Code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (415) 398-4800

          SECURITIES REGISTERED PURSUANT TO SECTION 12 (b) OF THE ACT:

                                                  NAME OF EACH EXCHANGE
            TITLE OF EACH CLASS                    ON WHICH REGISTERED
  ----------------------------------------  ---------------------------------
       Common Stock, $1.00 par value             American Stock Exchange

         SECURITIES REGISTERED PURSUANT TO SECTION 12 (g) OF THE ACT: NONE

                            ------------------------

    Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes /X/ No / /

    Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (Section 229.405 of this chapter) is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K / /.

    State the aggregate market value of the voting stock held by non-affiliates of the Registrant as of March 20, 1998: Common Stock, Par Value
$1.00--$13,880,229.

    Indicate the number of shares outstanding of each of the Registrant's classes of common stock as of March 20, 1998: Common Stock, Par Value $1.00--3,899,596 shares.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART III
                                       OF
                           ANNUAL REPORT ON FORM 10-K
                                       OF
                        PACIFIC GATEWAY PROPERTIES, INC.
                      FOR THE YEAR ENDED DECEMBER 31, 1997

ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT.

    The following table sets forth certain information as of April 15, 1998 concerning the directors and the executive officers of Pacific Gateway Properties, Inc. (the "Company").

NOMINEES
------------------------------
Steven A. Calabrese...........  Age 37; director of the Company since July 1997; since prior to 1993, managing partner of Calabrese, Racek and Markos, Inc., CRM Construction Inc. and CRM
                                Environmental Services, Inc., firms which specialize in evaluations, management, construction and environmental assessment services for commercial and industrial real estate; owner and manager of a real estate portfolio. (A)

Mark D. Grossi................  Age 44; director of the Company since July 1997; Executive Vice President and director of Charter One Financial, Inc., a savings and loan holding company, and
                                Executive Vice President and Chief Retail Banking Officer of its subsidiary,
                                Charter One Bank; since prior to 1993, holder of various senior executive positions with Charter One Bank and its predecessor. (A)

Lawrence B. Helzel............  Age 50; director of the Company since May 1995; since prior to 1993, member,
                                Pacific Stock Exchange, Inc. (self employed market maker, options floor);
                                co-founder Buylar Investments, Inc., a real estate investment company. (A)

Marshall A. Jacobs............  Age 78; director of the Company since February 1984; since January 1992, Of
                                Counsel to the law firm of Jacobs Persinger & Parker, prior thereto, senior partner in the firm. (B)

Christopher L. Jarratt........  Age 36; director of the Company since May 1997; since September 1996, Chief
                                Executive Officer of Third Capital, LLC, a company engaged in various real estate investment and advisory activities; since prior to 1993, President, Jarratt
                                Associates, Inc., a company engaged in commercial mortgage banking and commercial real estate investment activities; director of TIS Mortgage Investment Company.

Raymond V. Marino.............  Age 39; director of the Company since March 1996 and President and Chief
                                Executive Officer since January 1996; prior thereto, Vice President of the
                                Company.

Richard M. Osborne............  Age 52; director and Chairman of the Board of Directors of the Company since May
                                1997; since prior to 1993 President and Chief Executive Officer of OsAir, Inc., a
                                manufacturer of industrial gases for pipeline delivery and a real property developer; director of Brandywine Realty Trust, Great Lakes Bank, TIS Mortgage
                                Investment Company and Meridian Point Realty Trust VIII. (B)

Martin S. Roher...............  Age 48; director of the Company since May 1995; since prior to 1993, general partner and managing partner of MSR Capital Partners, a limited partnership engaged in securities investments. (B)

EXECUTIVE OFFICERS
------------------------------

Christopher M. Watson.........  Age 39; Executive Vice President of the Company since January 1996; prior thereto, Vice President of the Company.

Stephen J. LoPresti...........  Age 37; Vice President, Finance of the Company since November 1997; prior thereto, consultant for Ernst & Young Kenneth Leventhal Real Estate Group; prior thereto, principal and founder of LoPresti & Associates.

------------------------

(A) Member of the Audit Committee

(B) Member of the Compensation Committee

    Directors hold office until the next Annual Meeting of Shareholders. Officers hold their positions at the discretion of the Board of Directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based upon reports it has received and other information, the Company believes that all of its security holders, directors and officers who were required to file reports of beneficial ownership of the Company's Common Stock under Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") in respect of 1997 and prior periods have done so and their filings for 1997 were on a timely basis, except that Steven A. Calabrese was late in filing one report of one sale in 1997 of an aggregate of 36,600 shares of Common Stock; and Richard M. Osborne was late in filing one report of one purchase in 1997 of an aggregate of 36,600 shares of Common Stock.

ITEM 11.  EXECUTIVE COMPENSATION.

    The Summary Compensation Table below sets forth individual compensation information for each of the Company's last three fiscal years of the Chief Executive Officer ("CEO") and other most highly paid executive officers who were serving as such at the end of the Company's fiscal year ended December 31, 1997, and whose total annual salary and bonus for such fiscal year exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                                   LONG TERM
                                                                                                 COMPENSATION
                                                                                                    AWARDS
                                                                    ANNUAL COMPENSATION   ---------------------------
                                                                   ---------------------    STOCK       ALL OTHER
NAME AND PRINCIPAL POSITION                               YEAR       SALARY      BONUS     OPTIONS   COMPENSATION(1)
------------------------------------------------------  ---------  ----------  ---------  ---------  ----------------
Raymond V. Marino(2)                                         1997  $  150,000  $  25,000         --     $    4,800
President and CEO                                            1996     150,000     50,000    100,000             --
                                                             1995      95,000     30,000         --          2,850
Christopher M. Watson                                        1997     100,000         --         --        100,487
                                                             1996      70,000     30,000     35,000         34,906
                                                             1995      70,000     30,000         --         22,459

------------------------

(1) Other compensation in the form of personal benefits to the named persons has been omitted because it does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus to each.

(2) Mr. Marino became President and CEO as of January 1996. Mr. Marino had been Vice President and Chief Executive Officer of the Company since August 1992. Mr. Marino was granted options for 20,000 shares of Common Stock as more fully described below in "EMPLOYMENT CONTRACT WITH EXECUTIVE". His other compensation in 1997 is a 401(k) contribution and in 1995 is a simplified employee pension contribution.

(3) Mr. Watson joined the Company as a Vice President in September 1992 and became Executive Vice President as of January 1996. His other compensation consisted of lease commissions of $92,687 in 1997, $31,906 in 1996 and $17,359 in 1995, an auto allowance of $3,000 in each year, a $4,800 401(k) contribution in 1997, and $2,100 for a simplified employee pension contribution in 1995.

OPTION TABLES

    There were no options to purchase Common Stock of the Company granted to the two officers named above during 1997. Mr. Stephen J. LoPresti was hired as Vice President of Finance in November 1997 following the resignation of Andrew T. Gorayeb. Mr. LoPresti was granted options to purchase 30,000 shares of Common Stock on November 10, 1997 at $4.938 per share. Mr. LoPresti's options will vest equally over a five year period commencing November 10, 1998. None of Mr. LoPresti's options were exercisable at December 31, 1997.

    The following table sets forth the values at the end of 1997 of the options to purchase Common Stock of the Company held by two of the officers named above. None of these officers exercised any options in 1997.

                         FISCAL YEAR END OPTION VALUES

                                                                                                    VALUES OF
                                                                                 NUMBER OF       UNEXERCISED IN-
                                                                                UNEXERCISED         THE-MONEY
                                                                                OPTIONS AT         OPTIONS AT
                                                                                 12/31/97          12/31/97(1)
                                                                               EXERCISABLE/       EXERCISABLE/
NAME                                                                           UNEXERCISABLE      UNEXERCISABLE
----------------------------------------------------------------------------  ---------------  -------------------
Raymond V. Marino                                                               98,705/22,470  $   213,743/$47,848
Christopher M. Watson                                                           25,705/30,470  $    49,210/$67,753

------------------------

(1) The closing sale price for the Company's Common Stock on December 31, 1997, as reported on the American Stock Exchange consolidated reporting system was $4.88 per share.

    EMPLOYMENT CONTRACT WITH EXECUTIVE. Raymond V. Marino was employed by the Company in 1996 under an employment agreement which was renewed on slightly modified terms to apply to future years and pursuant to which Mr. Marino is to be the Chief Executive Officer, President and a director of the Company at an annual base salary of $150,000 plus a bonus determined by the Board of Directors. The current employment agreement is for an initial term of two years commencing January 2, 1997, and will automatically be extended for additional one-year terms unless either party elects not to extend the term. If the Company makes the election, Mr. Marino will be entitled (i) to receive his base salary for a period of 24 months following expiration and a bonus equal to the average of any annual bonuses he may have earned with respect to the immediately preceding two full calendar years of his employment or, if greater, the bonus, if any, Mr. Marino has received in respect of his 1996 employment, and (ii) to exercise all vested options which have been granted to him for a period of 12 months from the date of expiration. If the Company otherwise terminates the employment agreement without cause or if Mr. Marino terminates the employment agreement because of a reduction in his responsibilities or compensation or a change in his employment location, Mr. Marino will be entitled to receive the termination compensation described above and the vesting period of any unvested options granted to Mr. Marino will accelerate and such options and all previously vested options will be exercisable for a period of 12 months from the date of termination. In the event of a termination of Mr. Marino's employment at his election within 12 months following a change in control of the Company (as defined in the employment agreement), he will be entitled to receive the termination compensation described above, including the acceleration of the vesting of his options, but the period for exercising any options will be three months from termination. If, following a change in control, Mr. Marino agrees to remain employed under different terms of employment than those contained in his employment agreement, he will be entitled to be paid in addition to his compensation under the new employment arrangement his base salary for the remainder of his then current employment term. On March 16, 1998, the Board of Directors notified Mr. Marino that his employment agreement would be extended until January 1, 2000. In addition, effective January 1, 1998, Mr. Marino's base salary would be $175,000 plus a bonus determined by the Board of Directors. Mr. Marino was also granted additional options to purchase 20,000 shares of Common Stock on March 16, 1998 at $6.0625 per share. According to the amendment to the employment agreement options to purchase 10,000 shares of Common Stock will be exercisable on January 1, 1999 and December 31, 1999, respectively.

    Mr. Watson and Mr. LoPresti have a severance arrangement with the Company under which they are entitled to receive one year's base salary if the Company terminates their employment within one year following a change in its control.

    Directors who are not officers of the Company receive an annual fee of $7,500 and supplemental fees of $750 for each meeting of the Board or a committee thereof attended, and $375 for each telephone meeting, plus out-of-pocket expenses incurred in connection with services rendered to the Company and travel and lodging for each board meeting.

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. Mr. Jacobs is Of Counsel to the law firm of Jacobs Persinger & Parker. Such law firm has performed services for the Company for which it was paid $101,271 in 1997 and may perform services for the Company in 1998.

                     PACIFIC GATEWAY PROPERTIES, INC. (PGP)
                               PERFORMANCE GRAPH

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
         AMONG PGP, DOW JONES GLOBAL MARKET INDEX-US AND DOW JONES REAL
                           ESTATE INVESTMENT INDEX-US
                        FISCAL YEAR ENDING DECEMBER 31ST

                                                                      1992       1993       1994       1995       1996       1997
                                                                    ---------  ---------  ---------  ---------  ---------  ---------
Pacific Gateway Properties                                          $     100  $     143  $     152  $     110  $     124  $     183
                                                                    ---------  ---------  ---------  ---------  ---------  ---------
Dow Jones Equity Market Index                                       $     100  $     110  $     111  $     152  $     188  $     251
                                                                    ---------  ---------  ---------  ---------  ---------  ---------
Dow Jones Real Estate Market Index                                  $     100  $     117  $     111  $     138  $     185  $     221
                                                                    ---------  ---------  ---------  ---------  ---------  ---------

Assumes $100 invested on 12/31/92 in PGP

Common Stock, the Dow Jones Global Market Index-US

  * Total return assumes reinvestment of dividends

 ** Fiscal year ending December 31.

    The above graph compares the performance of the Company with that of the Dow Jones Global Market Index-US (Formerly the Dow Jones Equity Market Index) and the Dow Jones Real Estate Investment Index-US.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

    The following table sets forth certain information concerning the beneficial ownership of shares of Common Stock of the Company by persons who the Company knows to own beneficially more than 5% of the outstanding Common Stock and by the directors and executive officers of the Company.

Richard M. Osborne Trust ...............................................   1,576,938(2)       40.4
Turkey Vulture Fund XIII, Ltd.
and Liberty Self Stor, Ltd.
7001 Center Street
Mentor, OH
44060

Mark D. Grossi .........................................................     264,800          6.8
30962 Riviera Lane Westlake, OH 44145

Third Capital, LLC .....................................................     200,000(3)        5.1
314 Church Street
Nashville, TN
37201

DIRECTORS AND EXECUTIVE OFFICERS
------------------------------------------------------------------------
Steven A. Calabrese.....................................................      39,800          1.0

Mark D. Grossi..........................................................     264,800          6.8

Lawrence B. Helzel......................................................      40,000            *

Marshall A. Jacobs......................................................         200            *

Christopher L. Jarratt..................................................     200,000(3)        5.1

Raymond V. Marino.......................................................      98,705(4)        2.5

Richard M. Osborne......................................................   1,576,938(2)       40.4

Martin S. Roher.........................................................     175,000(5)        4.5

Christopher M. Watson...................................................      25,705(4)          *

All directors and executive officers (9 persons) as a group.............   2,221,148         57.0

------------------------

*   Less than 1%

(1) Beneficial ownership is the direct or indirect ownership of Common Stock of the Company including the right to control the vote or investment of or acquire such Common Stock within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise indicated, each beneficial owner has sole voting and investment power with respect to the shares shown and reported ownership is as of March 2, 1998.

(2) According to information provided in Form 5, Annual Statement of Changes in Beneficial Ownership dated February 10, 1998, filed by the Richard M. Osborne Trust (the "Trust"), Turkey Vulture Fund XIII, Ltd. (the "Fund") and Liberty Self Stor, Ltd. ("Liberty") as a group, and other information provided to the Company, the Trust beneficially owns 100 shares, the Fund beneficially owns 305,432 shares (7.8%) and Liberty beneficially owns 1,271,406 shares (32.6%). Richard M. Osborne as sole trustee of the Trust, sole manager of the Fund and sole managing member of Liberty may be deemed to beneficially own all of said 1,576,938 shares.

(3) Based upon information provided in Schedule 13D dated May 19, 1997 filed by Third Capital, LLC. Represents shares of Common Stock issuable upon exercise of presently exercisable warrants issued to Third Capital, LLC by the Richard M. Osborne Trust. Christopher L. Jarratt is Chief Executive Officer of Third Capital, LLC and may be deemed to beneficially own said securities.

(4) Represents shares issuable upon exercise of options to purchase Common Stock which were exercisable at March 2, 1998 or which may become exercisable within 60 days thereafter.

(5) The shares are owned by MSR Capital Partners. Mr. Roher is the sole general partner of MSR Capital Partners and may be considered to beneficially own such shares.

(6) Represents 27,600 shares held by CCAG Limited, a family limited partnership ("CCAG"); 6,500 shares beneficially owned by Mr. Calabrese's wife as to which shares Mr. Calabrese disclaims beneficial ownership; and 5,700 shares held by Mr. Calabrese as custodian for his children. Mr. Calabrese is managing partner of CCAG and may be deemed to beneficially own said shares.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

    See Item 11 for information concerning the relationship between the Company and the law firm of Jacobs Persinger & Parker, to which Marshall A. Jacobs, a director of the Company, is Of Counsel.

    The Board of Directors of the Company held five meetings in 1997. The Board does not have a Nominating Committee. The duties of the Audit Committee of the Board are to oversee the audit function of the Company's independent certified public accountants, to periodically review significant financial information relating to the Company and to act as a communication link between the Board and such certified public accountants. The duties of the Compensation Committee of the Board are to make recommendations to the Board with respect to the compensation package of the Chief Executive Officer, to review the Chief Executive Officer's recommendations as to the compensation packages of the other officers of the Company and to award grants under and otherwise administer the Company's stock option plans. The Audit Committee met two times in 1997. The Compensation Committee met once in 1997. During 1997, each director attended all of the meetings of the Board of Directors and committees of which he was a member.

                                   SIGNATURES

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this amendment to be signed by the undersigned thereunto duly authorized.

                                PACIFIC GATEWAY PROPERTIES, INC.
                                (REGISTRANT)

                                By:            /s/ RAYMOND V. MARINO
                                     -----------------------------------------
                                       Raymond V. Marino, President and Chief
                                                 Executive Officer

                                                   April 24, 1998
                                     -----------------------------------------
                                                        Date

                                                                         ANNEX F
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 10-Q

(MARK ONE)

  /X/    QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
         SECURITIES EXCHANGE ACT OF 1934

                                       OR

  / /    TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
         SECURITIES EXCHANGE ACT OF 1934

               FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 1998
                         COMMISSION FILE NUMBER 1-8692

                            ------------------------

                        PACIFIC GATEWAY PROPERTIES, INC.

             (Exact name of registrant as specified in its charter)

                  NEW YORK                             04-2816560
          (State of incorporation)          (IRS Employer Identification No.)

   930 MONTGOMERY STREET, SUITE 400, SAN                  94133
           FRANCISCO, CALIFORNIA                       (zip code)
  (Address of principal executive offices)

                                 (415) 398-4800
               Registrant's telephone number, including area code

                                 NOT APPLICABLE
   (Former name, former address and former fiscal year, if changed since last report)

                            ------------------------

    Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days. Yes /X/ No / /

    Indicate the number of shares outstanding of each of the issuer's classes of stock, as of the latest practicable date of November 2, 1998:

    3,933,536 shares of Common Stock, $1.00 par value and 300,000 shares of Series 1 Convertible Preferred Stock, $1.00 par value.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        PACIFIC GATEWAY PROPERTIES, INC.

                                     INDEX

                                                                                                       PAGE NUMBER
Part I--Financial Information:

           Item 1.    Consolidated Financial Statements (Unaudited)

           Condensed Consolidated Balance Sheets as of September 30, 1998 and December 31, 1997        3

           Condensed Consolidated Statements of Operations for the Three and Nine Months Ended
             September 30, 1998 and 1997                                                               4

           Condensed Consolidated Statement of Stockholders' Equity for the Nine Months Ended
             September 30, 1998                                                                        5

           Condensed Consolidated Statements of Cash Flows for the Three and Nine Months Ended
             September 30, 1998 and 1997                                                               6

           Notes to Condensed Consolidated Financial Statements                                        7-13

           Item 2.    Management's Discussion and Analysis of Financial Condition and Results of
                        Operations                                                                     13-18

Part II--Other Information:

           Item 1.    Legal Proceedings                                                                19

           Item 2.    Changes in Security                                                              19

           Item 3.    Defaults Upon Senior Securities                                                  None

           Item 4.    Submission of Matters to a Vote of Security Holders                              None

           Item 5.    Other Information                                                                None

           Item 6.    Exhibits and Reports on Form 8-K                                                 20

Signatures                                                                                             21

                        PACIFIC GATEWAY PROPERTIES, INC.

               CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                          AS OF          AS OF
                                                                                      SEPTEMBER 30,  DECEMBER 31,
                                                                                          1998           1997
                                                                                      -------------  -------------
                                                      ASSETS
Cash and cash equivalents...........................................................   $     6,240    $     2,065
Restricted cash.....................................................................         1,711          1,746
Accounts receivable, prepaid taxes and other current assets.........................           186            252
Investment properties...............................................................        72,252         70,656
  Less--accumulated depreciation and reserve for write-down to net realizable
    value...........................................................................       (18,101)       (16,431)
                                                                                      -------------  -------------
    Investment properties, net......................................................        54,151         54,225
                                                                                      -------------  -------------
Deferred tax asset..................................................................        11,679          8,203
Capitalized loan costs, net.........................................................           771            818
Capitalized lease commissions, rent concessions and other deferred costs, net.......         2,109          1,402
                                                                                      -------------  -------------
    Total assets....................................................................   $    76,847    $    68,711
                                                                                      -------------  -------------
                                                                                      -------------  -------------
                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable, prepaid rent, tenant security deposits, accrued interest and other
  current liabilities...............................................................   $     3,176    $     2,678
Debt related to investment properties...............................................        48,867         47,402
Deferred tax liability..............................................................        21,653         17,983
                                                                                      -------------  -------------
    Total liabilities...............................................................        73,696         68,063
                                                                                      -------------  -------------
STOCKHOLDERS' EQUITY
Common stock $1.00 par value:
  Authorized--10,000,000 shares
  Issued--4,052,090 and 4,018,150 shares at September 30, 1998 and December 31,
    1997, respectively..............................................................         4,052          4,018
Series 1 Convertible Preferred Stock $1.00 par value, $3,000,000 preference in liquidation:
  Authorized and issued--300,000 shares.............................................         2,889             --
Paid-in-deficit.....................................................................        (8,968)       (10,023)
Treasury stock, at cost--118,554 common shares at September 30, 1998 and December
  31, 1997..........................................................................        (2,037)        (2,037)
Warrants for common stock...........................................................            --          1,890
Retained earnings...................................................................         7,215          6,800
                                                                                      -------------  -------------
  Total stockholders' equity........................................................         3,151            648
                                                                                      -------------  -------------
    Total liabilities and stockholders' equity......................................   $    76,847    $    68,711
                                                                                      -------------  -------------
                                                                                      -------------  -------------

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                        PACIFIC GATEWAY PROPERTIES, INC.

          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                     FOR THE THREE MONTHS  FOR THE NINE MONTHS
                                                                     ENDED SEPTEMBER 30,   ENDED SEPTEMBER 30,
                                                                     --------------------  --------------------
                                                                       1998       1997       1998       1997
                                                                     ---------  ---------  ---------  ---------
INVESTMENT PROPERTIES:
  Rental revenues..................................................  $   4,133  $   3,274  $  12,197  $  10,152
  Operating expenses...............................................     (1,658)    (1,557)    (4,703)    (4,410)
  Interest expense.................................................     (1,088)    (1,089)    (3,212)    (2,989)
  Depreciation and amortization....................................       (938)      (793)    (2,748)    (2,300)
                                                                     ---------  ---------  ---------  ---------
    Investment properties income...................................        449       (165)     1,534        453
General and administrative expenses................................       (223)      (250)      (917)      (950)
Other income, net..................................................         49         30        103        131
                                                                     ---------  ---------  ---------  ---------
Income (loss) before hotel operations, settlement obligation and
  taxes............................................................        275       (385)       720       (366)
Income (loss) from hotel operations................................         --         --         --        (93)
                                                                     ---------  ---------  ---------  ---------
Income (loss) before settlement obligation and taxes...............        275       (385)       720       (459)
Provision for settlement of reimbursement obligation...............         --         --         --     (2,200)
                                                                     ---------  ---------  ---------  ---------
Income (loss) before taxes.........................................        275       (385)       720     (2,659)
Income tax benefit (provision).....................................       (113)       140       (305)       970
                                                                     ---------  ---------  ---------  ---------
    Net income (loss)..............................................  $     162  $    (245) $     415  $  (1,689)
                                                                     ---------  ---------  ---------  ---------
                                                                     ---------  ---------  ---------  ---------
Income (loss) per share of common stock, basic.....................  $    0.04  $   (0.06) $    0.11  $   (0.43)
                                                                     ---------  ---------  ---------  ---------
                                                                     ---------  ---------  ---------  ---------
Income (loss) per share of common stock, diluted...................  $    0.04  $   (0.06) $    0.10  $   (0.43)
                                                                     ---------  ---------  ---------  ---------
                                                                     ---------  ---------  ---------  ---------

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                        PACIFIC GATEWAY PROPERTIES, INC.

      CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (UNAUDITED)

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998

                                 (IN THOUSANDS)

                                                                            SERIES 1
                                                                           CONVERTIBLE
                                                               COMMON       PREFERRED    PAID-IN-    RETAINED     TREASURY
                                                                STOCK         STOCK       DEFICIT    EARNINGS       STOCK
                                                             -----------  -------------  ---------  -----------  -----------

Balance at December 31, 1997...............................   $   4,018     $      --    $ (10,023)  $   6,800    $  (2,037)
 Net income................................................          --            --           --         415           --
 Repurchase of warrants....................................          --            --          883          --           --
 Issuance of preferred stock...............................          --         2,889           --
 Tax benefit from exercise of stock options................          --            --          104          --           --
 Issuance of common stock from exercise of stock options...          34            --           65          --           --
 Return of profit from shareholder short-swing sale........          --            --            3          --           --
                                                             -----------       ------    ---------  -----------  -----------
Balance at September 30, 1998..............................   $   4,052     $   2,889    $  (8,968)  $   7,215    $  (2,037)
                                                             -----------       ------    ---------  -----------  -----------
                                                             -----------       ------    ---------  -----------  -----------


                                                              WARRANTS
                                                             FOR COMMON
                                                                STOCK       TOTAL
                                                             -----------  ---------
Balance at December 31, 1997...............................   $   1,890   $     648
 Net income................................................          --         415
 Repurchase of warrants....................................      (1,890)     (1,007)
 Issuance of preferred stock...............................                   2,889
 Tax benefit from exercise of stock options................          --         104
 Issuance of common stock from exercise of stock options...          --          99
 Return of profit from shareholder short-swing sale........          --           3
                                                             -----------  ---------
Balance at September 30, 1998..............................   $      --   $   3,151
                                                             -----------  ---------
                                                             -----------  ---------

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                        PACIFIC GATEWAY PROPERTIES, INC.

          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                 (IN THOUSANDS)

                                                                                         FOR THE THREE MONTHS  FOR THE NINE MONTHS
                                                                                         ENDED SEPTEMBER 30,   ENDED SEPTEMBER 30,
                                                                                         --------------------  --------------------
                                                                                           1998       1997       1998       1997
                                                                                         ---------  ---------  ---------  ---------

Cash flow from operating activities:
  Net income (loss)....................................................................  $     162  $    (245) $     415  $  (1,689)
  Non-cash revenues and expenses included in net income (loss):
    Depreciation and amortization......................................................        938        793      2,748      2,300
    Deferred taxes, net................................................................          9       (140)       194       (970)
    Provision for settlement of reimbursement obligation...............................         --         --         --      2,200
  Change in assets and liabilities:
    Accounts receivable, prepaid taxes and other current assets........................         94        132         66        670
    Accounts payable and other current liabilities.....................................       (134)       365        498        301
                                                                                         ---------  ---------  ---------  ---------
  NET CASH GENERATED BY OPERATING ACTIVITIES...........................................      1,069        905      3,921      2,812
Cash flow from investing activities:
  Additions to building and other improvements, capitalized lease commissions, rent
     concessions, and other deferred costs.............................................       (401)      (878)    (3,272)    (2,337)
  Acquisition of investment properties.................................................         --         --         --    (10,975)
                                                                                         ---------  ---------  ---------  ---------
  NET CASH USED IN INVESTING ACTIVITIES................................................       (401)      (878)    (3,272)   (13,312)
                                                                                         ---------  ---------  ---------  ---------
Cash flow from financing activities:
  Borrowings under debt related to investment properties...............................      2,697         --      4,272      2,112
  Payments on debt.....................................................................     (2,307)      (219)    (2,807)      (622)
  Payments of loan costs and fees......................................................        (21)        --        (62)        --
  Repurchase of warrants...............................................................         --         --     (1,007)        --
  Proceeds from sale of preferred stock, net of issuance costs.........................      2,889         --      2,889         --
  Proceeds from stock options exercised................................................         99         --         99         --
  Tax benefit from exercise of stock options...........................................        104         --        104         --
  Proceeds from shareholder short-swing sale...........................................          3         --          3        184
  Decrease in restricted cash..........................................................         55        377         35      8,443
                                                                                         ---------  ---------  ---------  ---------
  NET CASH GENERATED BY FINANCING ACTIVITIES...........................................      3,519        158      3,526     10,117
                                                                                         ---------  ---------  ---------  ---------
Increase (decrease) in cash and cash equivalents.......................................      4,187        185      4,175       (383)
Balance at beginning of period.........................................................      2,053      2,331      2,065      2,899
                                                                                         ---------  ---------  ---------  ---------
Balance at end of period...............................................................  $   6,240  $   2,516  $   6,240  $   2,516
                                                                                         ---------  ---------  ---------  ---------
                                                                                         ---------  ---------  ---------  ---------
Supplementary disclosures:
  Cash paid for interest...............................................................  $     952  $     968  $   2,944  $   2,868
                                                                                         ---------  ---------  ---------  ---------
                                                                                         ---------  ---------  ---------  ---------
  Cash paid for taxes..................................................................  $      --  $      --  $       7  $      --
                                                                                         ---------  ---------  ---------  ---------
                                                                                         ---------  ---------  ---------  ---------
  Non-cash transactions:
  Portion of acquisition of investment properties funded by assumption of mortgage
     debt..............................................................................  $      --  $      --  $      --  $  10,203
                                                                                         ---------  ---------  ---------  ---------
                                                                                         ---------  ---------  ---------  ---------
  Increase in debt related to investment properties in connection with reimbursement
     obligation........................................................................  $      --  $      --  $      --  $   2,200
                                                                                         ---------  ---------  ---------  ---------
                                                                                         ---------  ---------  ---------  ---------
  Decrease in paid-in-deficit from repurchase of warrants..............................  $      --  $      --  $     883  $      --
                                                                                         ---------  ---------  ---------  ---------
                                                                                         ---------  ---------  ---------  ---------

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                        PACIFIC GATEWAY PROPERTIES, INC.

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

            FOR THE QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 1998

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Registrant's 1997 Form 10-K and Form 10-Q for the quarter and nine months ended September 30, 1997. These statements have been prepared in accordance with the instructions of the Securities and Exchange Commission Form 10-Q and do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

    In the opinion of the Registrant, all material adjustments of a normal recurring nature considered necessary for a fair presentation of results of operations for the interim periods have been included. The results of consolidated operations for the three and nine months ended September 30, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998.

RECLASSIFICATIONS

    Certain prior period amounts have been reclassified to be consistent with current period classifications.

ESTIMATES AND ASSUMPTIONS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

2. RINCON CENTER ASSOCIATES PARTNERSHIP (RCA)--SAN FRANCISCO, CALIFORNIA

    The Registrant owns general (non-managing) and limited partnership interests in RCA totaling approximately 22.8% and, subject to the funding agreement entered into with RCA's managing general partner, Perini Land & Development Company (PL&D), (a wholly owned subsidiary of Perini Corporation), discussed below, is responsible for 20% of cash requirements in excess of available financing. The Registrant's minority, general (non-managing) and limited partnership interests in RCA represent significant potential financial exposure. This exposure includes and may not be limited to the potential tax liability associated with the Registrant's negative tax basis in the partnership and the potential tax liability that would exist from the cancellation of debt in connection with a possible debt restructuring and potential liability as a general partner of RCA under the master lease described below. The Registrant has provided certain joint and several guarantees with PL&D to the mortgage lender on Rincon Center Phase Two. However, the Registrant has been advised by legal counsel that guarantees provided by the Registrant to the mortgage lender on Rincon Center Phase Two are not enforceable because (i) the Registrant's status as a general partner would make it primary obligor, and (ii) the debt is non-recourse debt. As a result, a guaranty by a primary obligor of non-recourse debt is not enforceable. Except for the provision for settlement of the reimbursement obligation (discussed below) and deferred income tax liabilities related to the tax that would result from any gain recognized from the Registrant's negative tax basis in its partnership interest, the accompanying financial statements do not include any further adjustments for these uncertainties.

                        PACIFIC GATEWAY PROPERTIES, INC.

            FOR THE QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 1998

2. RINCON CENTER ASSOCIATES PARTNERSHIP (RCA)--SAN FRANCISCO, CALIFORNIA (CONTINUED)
    RCA sold Rincon Center Phase One to Chrysler MacNally Corporation (Chrysler) in June 1988; subsequently, RCA leased the property back under a master lease which is treated as an operating lease for financial reporting purposes. Payments under the master lease agreement may be adjusted to reflect adjustments in the rate of interest payable by Chrysler on the Rincon Center Phase One debt.

    The future minimum lease payments based on scheduled payments under RCA's master lease agreement are as follows (in thousands):

1998...............................................................  $   5,634
1999...............................................................      5,875
2000...............................................................      5,875
2001...............................................................      5,875
2002...............................................................      5,875
Thereafter.........................................................  $  61,622
                                                                     ---------

Total..............................................................  $  90,756
                                                                     ---------
                                                                     ---------

    The master lease also permits Chrysler to put the property back to RCA at stipulated prices beginning January 1998 if long-term financing meeting certain conditions is not obtained. On June 30, 1997, RCA filed a lawsuit against Chrysler in Superior Court in the State of California, County of San Francisco. The lawsuit's primary cause of action alleges that Chrysler has breached the master lease and a certain letter agreement because the rent payments due from RCA after the 1993 refinancing of Rincon Center Phase One, resulted in an increase in Chrysler's after tax rate of return from rent payments. The lawsuit states that such excessive rent recalculations directly contravene both the letter and the spirit of the master lease.

    In July 1993, Chrysler completed a refinancing of Rincon Center Phase One. This debt matured on July 1, 1998. While the loan to Chrysler on Rincon Center Phase One has matured, the current lender has deferred enforcement of any remedies pending completion of the restructuring discussions. In addition, Chrysler has continued to defer enforcement of the purchase requirement provisions under the master lease during the loan negotiations. The Registrant can make no assurances about the outcome of these negotiations. As a result of the loan negotiations, RCA wrote down the carrying value of the assets related to this segment of the property by $17,150,000 in 1997 to its estimated net realizable value.

    In September 1993, RCA completed a refinancing of Rincon Center Phase Two with Citibank. The residential portion of Rincon Center Phase Two is being financed with redevelopment bonds from the Redevelopment Agency of the City and County of San Francisco, California, which are due December 1, 2006. The bonds are secured by an irrevocable letter-of-credit issued by Citibank in the name of RCA. In the event that drawings are made on the letter-of-credit, RCA has agreed to reimburse Citibank for such drawings pursuant to the terms of the Reimbursement Agreement which is secured by a deed of trust on Rincon Center Phase Two and other guarantees. During 1997, the irrevocable letter-of-credit was due to expire. RCA is currently in negotiations with Citibank to extend the letter-of-credit and no assurances can be made about the outcome of these negotiations.

                        PACIFIC GATEWAY PROPERTIES, INC.

            FOR THE QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 1998

2. RINCON CENTER ASSOCIATES PARTNERSHIP (RCA)--SAN FRANCISCO, CALIFORNIA (CONTINUED)
    The commercial portion of Rincon Center Phase Two was financed pursuant to a Construction Loan Agreement between RCA and Citibank. The Construction Loan Agreement is secured by a deed of trust on the commercial portion of Rincon Center Phase Two. In 1993, RCA extended the loan to October 1, 1998. RCA is currently in negotiations with Citibank to extend the loan and no assurances can be made about the outcome of this negotiation. A portion of the security for the Construction Loan Agreement was a $3.65 million letter-of-credit issued by Bank of America National Trust and Savings Association (the Issuing Bank) on behalf of the Registrant in favor of Citibank.

    The letter-of-credit for $3.65 million was drawn by Citibank prior to its expiration date of June 23, 1997. Citibank is currently holding the $3.65 million in a separate restricted account on behalf of RCA and has not applied said funds to any outstanding debt of RCA. The Issuing Bank made a demand on the Registrant to reimburse them for the $3.65 million drawn on the letter-of-credit and has also notified the Registrant it is in default with respect to the reimbursement obligation. The reimbursement obligation of the Registrant to the Issuing Bank is full recourse to the Registrant and is secured by the Registrant's 410 First Avenue property located in Needham, Massachusetts.

    On or about August 18, 1997, the Issuing Bank commenced an action against the Registrant in the Land Court Department of the Trial Court of Massachusetts (the Land Court) to obtain conditional judgement in the full amount of the Registrant's indebtedness to the Issuing Bank. In such action, the Issuing Bank is seeking to assert a deficiency claim against the Registrant for any alleged difference between the value of the foreclosed property and the $3.65 million drawn on the letter-of-credit including outstanding interest and fees. On October 28, 1998, the Land Court issued a conditional judgement in favor of the Issuing Bank in the principal amount of $3.65 million, together with interest as set forth in the Amended and Restated Standby Letter of Credit Agreement dated as of November 8, 1991, expenses in the amount of $36,273 and attorneys fees and disbursements in the amount of $50,756. Including contractual interest, the amount of the conditional judgement is in excess of $4.2 million. Pursuant to the Land Court's order, the Registrant has sixty days from entry of the order to pay the Issuing Bank the amount of the conditional judgement, plus statutory interest of 12% from the date of the Land Court's order. Unless the Registrant makes such payment to the Issuing Bank within sixty days of the order, the Issuing Bank is entitled to enter and take possession of the Registrant's 410 First Avenue property, and collect all rents derived therefrom, for a period of three years from the date of entry on the property. If the balance of the conditional judgement has not been repaid at the end of that three year period, the property shall be deemed foreclosed and title passes to the Issuing Bank. The Registrant is appealing the Land Court's entry of the conditional judgement.

    The Registrant is also continuing to pursue its claims in a companion action against the Issuing Bank in the Massachusetts Superior Court. The Registrant filed a complaint against the Issuing Bank on November 21, 1997 in the Superior Court Department of the Trial Court of the Commonwealth of Massachusetts seeking damages, equitable relief and a jury trial for causes of action flowing from the Issuing Bank's conduct regarding the letter-of-credit. The Registrant's damages claim in the Superior Court action could offset or exceed all or some of the damages that the Issuing Bank is likely to be awarded in the Land Court action. However, there is no assurance whatsoever that this result will be achieved. Discovery has commenced and no trial date has been set.

    Since any assets of the Registrant which are applied to the reimbursement obligation would constitute additional investment in RCA, which the Registrant considers of no value (as discussed below), the

                        PACIFIC GATEWAY PROPERTIES, INC.

            FOR THE QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 1998

2. RINCON CENTER ASSOCIATES PARTNERSHIP (RCA)--SAN FRANCISCO, CALIFORNIA (CONTINUED) net book value of such assets would be written off and charged to the earnings of the Registrant when said assets were applied to the reimbursement obligation. In accordance with generally accepted accounting principles, effective June 30, 1997, the Registrant recorded a "provision for settlement of reimbursement obligation" in the amount of $2.2 million to provide for the ultimate settlement of the reimbursement obligation, since the Registrant believes that the fair market value of the 410 First Avenue property is equal to or greater than $3.65 million. The accrued amount is equal to the net book value at June 30, 1997 of the 410 First Avenue property that serves as collateral for the reimbursement obligation, resulting in an effective discount of the $3.65 million face value of the reimbursement obligation. The Registrant has continued to record rental revenue and operating expenses related to this property, as well as accrued interest on the $3.65 million settlement obligation at a rate of prime plus three percent. Any difference between the provision for settlement of reimbursement obligation and the amount ultimately settled upon may be charged or credited to the Registrant's operations as such difference becomes determinable. Management can provide no assurances as to the ultimate settlement amount or method (and the timing thereof) relating to the reimbursement obligation.

    In 1996, the Registrant ceased recording any activity related to its interest in RCA because (i) it had previously written-down its equity investment in and loans to RCA to zero in 1995, and (ii) the Registrant currently has no obligation, prospects or plans to invest further in or on behalf of RCA.

    In 1993, the Registrant entered into an agreement with RCA's managing general partner whereby such managing general partner agreed to advance funds to RCA on behalf of the Registrant on an unsecured non-recourse basis, subject to interest at prime plus 2% and certain annual fees (principal, unpaid interest and fees are collectively referred to as the RCA Advances). This agreement does not reduce the level of the Registrant's general and limited partnership interests in RCA. During the first nine months of 1998 and 1997, RCA incurred net losses of approximately $11,673,000 and $16,355,000, respectively. RCA's managing general partner is seeking to void the letter agreement under which these loans were made and is also seeking restitution of the loans advanced. As indicated previously, RCA's managing general partner continues to advance funds to RCA under this agreement with the Registrant. The RCA Advances amount to approximately $8,032,000 at September 30, 1998 and as noted above, are not recorded on the Registrant's financial statements since (i) the RCA Advances are only required to be repaid from the Registrant's share of future distributions from RCA, if any, (ii) the Registrant has no intention or legal obligation to repay the RCA Advances other than from its share of distributions from RCA, if any, and (iii) the Registrant does not anticipate any material cash distributions by RCA in the foreseeable future.

    During 1997, the Registrant asserted certain claims against RCA for payment of leasing services provided to RCA by the Registrant during 1996. The Registrant has not recorded a receivable for these claims pending resolution of this matter with RCA's managing general partner.

                        PACIFIC GATEWAY PROPERTIES, INC.

            FOR THE QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 1998

2. RINCON CENTER ASSOCIATES PARTNERSHIP (RCA)--SAN FRANCISCO, CALIFORNIA (CONTINUED)
    Summary unaudited financial statement data for RCA is as follows (in thousands):

                                                                  SEPTEMBER 30,  DECEMBER 31,
AS OF                                                                 1998           1997
                                                                  -------------  ------------
Investment properties, net......................................   $   103,332    $  107,045
Other assets....................................................         3,917         6,857
                                                                  -------------  ------------
                                                                   $   107,249    $  113,902
                                                                  -------------  ------------
                                                                  -------------  ------------

Debt............................................................   $    42,483    $   49,228
Amounts due to partners.........................................       196,799       185,208
Other liabilities...............................................        12,897        12,723
Partners' deficit...............................................      (144,930)     (133,257)
                                                                  -------------  ------------
                                                                   $   107,249    $  113,902
                                                                  -------------  ------------
                                                                  -------------  ------------

                                                                        THREE MONTHS ENDED
                                                                                               NINE MONTHS ENDED
                                                                          SEPTEMBER 30,          SEPTEMBER 30,
                                                                       --------------------  ----------------------
                                                                         1998       1997        1998        1997
                                                                       ---------  ---------  ----------  ----------
Revenue..............................................................  $   4,743  $   4,439  $   13,970  $   12,166
Expenses:
  Operating and lease expenses.......................................      3,645      6,177      10,142      15,192
  Interest expense...................................................      4,150      3,890      13,303      11,129
  Depreciation expense...............................................        630        769       2,198       2,200
                                                                       ---------  ---------  ----------  ----------
                                                                           8,425     10,836      25,643      28,521
                                                                       ---------  ---------  ----------  ----------
Net loss.............................................................  $  (3,682) $  (6,397) $  (11,673) $  (16,355)
                                                                       ---------  ---------  ----------  ----------
                                                                       ---------  ---------  ----------  ----------

3. PER SHARE DATA

    Basic earnings per share is computed as earnings divided by weighted average shares, excluding the dilutive effects of stock options and other potentially dilutive securities. Outstanding stock options enter into the weighted average shares outstanding calculation when computing diluted earnings per share using the Treasury Stock Method.

    The number of weighted average common shares and potential common shares used in the earnings per share calculations for the three and nine months ended September 30, 1998 and 1997, are as follows:

                                                                 FOR THE THREE MONTHS    FOR THE NINE MONTHS
                                                                 ENDED SEPTEMBER 30,     ENDED SEPTEMBER 30,
                                                                ----------------------  ----------------------
                                                                   1998        1997        1998        1997
                                                                ----------  ----------  ----------  ----------
Basic.........................................................   3,933,167   3,892,596   3,910,868   3,892,596
Stock options.................................................     111,096      --         100,164      --
                                                                ----------  ----------  ----------  ----------
Diluted.......................................................   4,044,263   3,892,596   4,011,032   3,892,596
                                                                ----------  ----------  ----------  ----------
                                                                ----------  ----------  ----------  ----------

                        PACIFIC GATEWAY PROPERTIES, INC.

            FOR THE QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 1998

3. PER SHARE DATA (CONTINUED)
    In the three and nine months ended September 30, 1997, due to the Registrant's loss position, the inclusion of stock options would have been anti-dilutive, and accordingly the number of outstanding shares used in calculating dilutive earnings per share for this quarter and nine month period exclude the stock options.

4. DEBT RELATED TO INVESTMENT PROPERTIES

    In July 1998, the Registrant completed the refinancing of $2,076,000 of mortgate debt from Redwood Bank related to its 930 Montgomery Street property in San Francisco, California. The new loan of $2,697,500 carries a variable interest rate of 2.875% over the one year treasury bond rate, adjustable semi-annually (8.375% at September 30, 1998). The loan has fixed monthly amortization payments of principal and interest of approximately $21,500. The loan is amortized over 25 years but matures on September 1, 2008. This debt is nonrecourse and can be prepaid at any time without a penalty. This debt contains a cross default provision with the loan on the Registrant's 4050 Moorpark Avenue building at West Valley Executive Park in San Jose, California.

5. PREFERRED STOCK

    An amendment to the Certificate of Incorporation to provide for the issuance of 300,000 shares of Series 1 Convertible Preferred Stock, $1.00 par value, (the Preferred Stock) was approved by unanimous written consent of the Registrant's Board of Directors on September 10, 1998. A certificate of amendment was filed with the State of New York on September 13, 1998. The Registrant's Board of Directors approved the sale of 300,000 shares of the Preferred Stock to GEM Value/PGP, L.L.C.(GEM), an affiliate of GEM Value Fund, L.P. Proceeds from the sale of the Preferred Stock were approximately $2,889,000, net of issuance costs of $111,000. These funds are currently being held in short-term investments pending potential future acquisitions and/or reduction of debt obligations.

    GEM's 300,000 shares of Preferred Stock are convertible at any time, at the option of GEM, into the Registrant's common stock on a one for one basis and have identical voting rights. GEM Value Fund, L.P. also owns 101,700 shares of the Registrant's common stock which it had acquired in open market purchases prior to entering into discussions to purchase the Preferred Stock. As of September 21, 1998, GEM's common and preferred stock holdings in the Registrant represented 9.5% of the Registrant's total preferred and common shares outstanding and entitled to vote.

    The Preferred Stock will receive dividends, if any, from the Registrant's operating cash flow on a PARI PASSU basis with common shareholders. The agreement with GEM does not require the Registrant to make any distributions. In the event of a full or partial liquidation of the Registrant, GEM will be entitled to a liquidation preference of $10.00 per share. GEM also received customary registration rights for the common stock issuable upon conversion of the Preferred Stock.

    In addition, GEM has entered into an agreement with the Registrant and three entities controlled by the Registrant's Chairman, Richard Osborne, whereby GEM has a "tag along" right to sell its preferred shares, or common shares if converted, on a pro rata basis with these entities. This right is exercisable should any of the Osborne controlled entities sell cumulatively in excess of 200,000 shares of the Registrant's common stock.

6. PAID-IN-DEFICIT

    During the quarter ended September 30, 1998, the Registrant received approximately $3,000 in cash from a shareholder as a result of their compliance with the Securities Exchange Act's requirement that profits from the sale of certain securities of a company that were held less than six months by certain officers, directors and principal stockholders must be returned to the Registrant. In accordance with generally accepted accounting principles, the Registrant recorded such proceeds as a credit to the Registrant's paid-in-deficit.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

    The Registrant is a New York corporation formed in 1984 for the purpose of investing and managing income producing real estate. The Registrant's overall business plan has been to assemble a substantial portfolio of income producing properties. The Registrant historically focused its property acquisitions in four markets: Northern California, Arizona, Florida and Massachusetts. The Registrant's long-term objectives continue to be maximizing net cash flow from operations and achieving growth through appreciation of asset values. The current strategic plan of the Registrant is to focus on real estate investments on the West Coast with a specific emphasis on the San Francisco Bay Area. The current investment emphasis is on commercial properties which require aggressive management and leasing in order to maximize their potential. This strategy is influenced by the following factors: (1) the Registrant's current property portfolio is concentrated on the West Coast; and (2) the Registrant believes that geographic concentration will enhance operational efficiencies.

    The following discussion should be read in conjunction with the Registrant's Form 10-K for 1997, quarterly report on Form 10-Q for the quarter and nine months ended September 30, 1997, and in conjunction with the Unaudited Condensed Consolidated Balance Sheets, Statements of Operations and Cash Flows and the notes thereto. Unless otherwise defined in this report, or unless the context otherwise requires, the capitalized words or phrases used in this section either
(i) describe accounting terms that are used as line items in such financial statements, or (ii) have the meanings ascribed to them in such financial statements and the notes thereto.

FINANCIAL CONDITION

    CAPITAL IMPROVEMENTS, TENANT IMPROVEMENTS AND OTHER DEFERRED COSTS-- During the three and nine months ended September 30, 1998, there were additions to investment properties amounting to approximately $401,000 and $3,272,000, respectively, for tenant improvements, capital improvements and other deferred costs which includes leasing commissions. The Registrant anticipates further additions to investment properties of approximately $1,157,000 during the remainder of 1998.

    FINANCING-- Approximately $231,000 and $731,000 of debt principal was repaid in the three and nine months ended September 30, 1998, respectively, as scheduled debt amortization. In connection with the refinancing of $2,076,000 of mortgage debt on the Registrant's 930 Montgomery Street building in San Francisco, California, during the three months ended September 30, 1998, the Registrant borrowed $2,697,500 under a floating rate mortgage note. The proceeds from this financing are currently being held in short-term investments pending potential future acquisitions and/or reduction of debt obligations. Accordingly, at September 30, 1998, the Registrant had fixed rate mortgage debt of approximately $42.4 million bearing interest at a weighted average rate of 8.49%, two floating rate mortgages for the sum of approximately $4.3 million, each bearing interest at the rate of 8.38% as of September 30, 1998, and a secured estimated settlement obligation recorded at $2.2 million (accruing interest at a rate of prime plus 3% on the stated settlement obligation of $3.65 million). The estimated settlement obligation is more fully discussed in Note 2 to the Registrant's Unaudited Condensed Consolidated Financial Statements.

MATERIAL CHANGES IN RESULTS OF OPERATIONS

    INVESTMENT PROPERTIES-- During the first nine months of 1998, the income from investment properties was $1,534,000 compared to income of $453,000 during the first nine months of 1997. During the third quarter of 1998 the income from investment properties was $449,000 compared to a loss of $165,000 for the third quarter of 1997. Rental revenue increased from $10,152,000 during the first nine months of 1997 to $12,197,000 during the first nine months of 1998, as a result of an increase in both occupancy and rental rates. Also included in rental revenues for the first nine months of 1998 is a $340,000 lease buyout from a tenant at Walnut Creek Executive Park which is being reinvested in re-tenanting the space during the fourth quarter of 1998. Interest expense increased from $2,989,000 during the first nine months of 1997 to $3,212,000 during the first nine months of 1998, primarily as a result of recording $314,000 of interest on the settlement obligation during the first nine months of 1998, as described above, compared to $121,000 of interest that was recorded during the first nine months of 1997. Depreciation and amortization expense increased as a result of commencing depreciation of expenditures capitalized during 1998 relating to the Registrant's leasing activities and capital improvement projects.

    GENERAL AND ADMINISTRATIVE EXPENSES-- General and administrative expenses in the first nine months of 1998 amounted to $917,000 compared to $950,000 for the first nine months of 1997. General and administrative expenses for the third quarter of 1998 and 1997 were $223,000 and $250,000, respectively. The decrease is primarily attributable to a decrease in personnel costs offset by an increase in professional services.

    OTHER INCOME, NET-- Other income, net, consisting primarily of interest income, was $103,000 and $131,000 during the first nine months of 1998 and 1997, respectively. The decrease is primarily due to the reduction of cash invested as a result of the repurchase of the warrants in the first quarter of 1998.

    HOTEL PROPERTY-- The Registrant sold its hotel property in December 1996 and, accordingly, a comparison of the operations from the first nine months and third quarter of 1997 to the first nine months and third quarter of 1998 is not meaningful.

    PROVISION FOR SETTLEMENT OF REIMBURSEMENT OBLIGATION-- Effective June 30, 1997, the Registrant recorded a provision of $2,200,000 for the ultimate settlement of a letter-of-credit reimbursement obligation, as more fully discussed in Note 2 to the Registrant's Unaudited Condensed Consolidated Financial Statements.

    INCOME TAX BENEFIT (PROVISION)-- A tax provision of $113,000 and $305,000 has been recorded in connection with the net income for the three and nine months ended September 30, 1998, respectively, at rates that approximate the effective statutory rate. A tax benefit of $140,000 and $970,000 was recorded in connection with the net loss for the three and nine months ended September 30, 1997, respectively.

LIQUIDITY AND CAPITAL RESOURCES

REGULATION AND SUPERVISION

    Many jurisdictions have adopted laws and regulations relating to the ownership of real estate. Compliance with these requirements from time to time may require capital expenditures by the Registrant (for example, expenditures necessary in order to comply with the Americans with Disabilities Act or changes in local building or other codes). In addition, the Registrant may from time to time have to expend capital for environmental control facilities. While the ownership of real estate may entail environmental risks and liabilities to the owner, the Registrant's management is sensitive to environmental issues and is not currently aware of and does not expect any material effects on current or future capital expenditures, earnings or competitive position resulting from compliance with present federal, state or local environmental control provisions.

DISCUSSION OF KNOWN TRENDS, EVENTS AND UNCERTAINTIES

    The economic climate for commercial real estate has shown signs that rental rates and property values have stabilized and in selected markets has improved. Notwithstanding a stabilizing real estate market, tenants may or may not continue to renew leases as they expire or may renew on less favorable terms. Conditions differ in each market in which the Registrant's properties are located. Because of the continuing uncertainty of future economic developments in each market, the impact these developments will have on the Registrant's future cash flow and results of operations is uncertain.

    Inflation, inflationary expectations and their effect on interest rates may affect the Registrant in the future by changing the underlying value of the Registrant's real estate or by impacting the costs of financing the Registrant's operations.

LIQUIDITY AND CAPITAL RESOURCES

    The bulk of the Registrant's resources are committed to relatively non-liquid real estate assets. These assets, due to their value and cash flow, have provided the Registrant with an ability to generate capital as required, both internally and externally, through asset-based financings. In addition, since 1992, assets or portions thereof were sold to provide further liquidity.

    An amendment to the Certificate of Incorporation to provide for the issuance of 300,000 shares of Series 1 Convertible Preferred Stock, $1.00 par value, (the Preferred Stock) was approved by unanimous written consent of the Registrant's Board of Directors on September 10, 1998. A certificate of amendment was filed with the State of New York on September 13, 1998. The Registrant's Board of Directors approved the sale of 300,000 shares of the Preferred Stock to GEM Value/PGP, L.L.C. (GEM), an affiliate of GEM Value Fund, L.P. Proceeds from the sale of the Preferred Stock were approximately $2,889,000, net of issuance costs of $111,000. These funds are currently being held in short-term investments pending potential future acquisitions and/or reduction of debt obligations.

    GEM's 300,000 shares of Preferred Stock are convertible at any time, at the option of GEM, into the Registrant's common stock on a one for one basis, and have identical voting rights. GEM Value Fund, L.P. also owns 101,700 shares of the Registrant's common stock which it had acquired in open market purchases prior to entering into discussions to purchase the Preferred Stock. As of September 21, 1998, GEM's common and preferred stock holdings in the Registrant represented 9.5% of the Registrant's total preferred and common shares outstanding and entitled to vote.

    The Preferred Stock will receive dividends, if any, from the Registrant's operating cash flow on a pari passu basis with common shareholders. The agreement with GEM does not require the Registrant to make any distributions. In the event of a full or partial liquidation of the Registrant, GEM will be entitled to a liquidation preference of $10.00 per share. GEM also received customary registration rights for the common stock issuable upon conversion of the Preferred Stock.

    In addition, GEM has entered into an agreement with the Registrant and three entities controlled by the Registrant's Chairman, Richard Osborne, whereby GEM has a "tag along" right to sell its preferred shares, or common shares if converted, on a pro rata basis with these entities. This right is exercisable should any of the Osborne controlled entities sell cumulatively in excess of 200,000 shares of the Registrant's common stock.

    The Registrant has taken several actions to generate and conserve cash, and continues to review and analyze alternative actions. At the same time, the Registrant is seeking to retain value and identify future opportunities for investment. At September 30, 1998, the Registrant had approximately $6.2 million of unrestricted cash, approximately $1.7 million of restricted cash, investment properties with a net book value of approximately $54.1 million, (including the 410 First Avenue property recorded at its estimated net realizable value of $2.2 million), total non-recourse mortgage debt and secured settlement obligation of approximately $48.9 million and stockholders' equity of approximately $3.1 million. Given the Registrant's desire to increase its liquidity, the Registrant has actively pursued the sale of selected real estate assets in the past, has restructured and refinanced its mortgage debt, and has entered into an agreement with the managing general partner of RCA to limit the Registrant's cash obligations to RCA. The Registrant continues to evaluate various alternatives to improve its liquidity through debt refinancing and the sale of properties which do not fit within its long term strategy. Funds raised in the preceding fashion would be used for tenant improvements and other capital requirements, certain mandatory debt reductions, and possible new investments.

    The Registrant is also obligated to fund reserves for building, tenant improvements, leasing commissions and debt service in connection with its mortage loans on Walnut Creek Executive Park, North Tucson Business Center and South Bay Office Tower. Scheduled funding under the various loan agreements during the twelve month period ending September 30, 1999, will amount to approximately $695,000.

    Scheduled principal maturities on the above described debt during the twelve month period ending September 30, 1999, will amount to approximately $3,193,000. This amount includes the $2,200,000 liability related to the reimbursement obligation as described below.

    The Registrant's 410 First Avenue property is pledged as collateral for a $3.65 million letter-of-credit that was drawn as of June 30, 1997. As discussed in Note 2 of the Registrant's Unaudited Condensed Consolidated Financial Statements, the Issuing Bank made a demand on the Registrant to reimburse them for the $3.65 million drawn on the letter-of-credit and has also notified the Registrant it is in default with respect to the reimbursement obligation. The reimbursement obligation of the Registrant to the Issuing Bank is full recourse to the Registrant and is secured by the 410 First Avenue property.

    On or about August 18, 1997, the Issuing Bank commenced an action against the Registrant in the Land Court to obtain conditional judgement in the full amount of the Registrant's indebtedness to the Issuing Bank. In such action, the Issuing Bank is seeking to assert a deficiency claim against the Registrant for any alleged difference between the value of the foreclosed property and the $3.65 million drawn on the letter-of-credit, including outstanding interest and fees. On October 28, 1998, the Land Court issued a conditional judgement in favor of the Issuing Bank in the principal amount of $3.65 million, together with interest as set forth in the Amended and Restated Standby Letter of Credit Agreement dated as of November 8, 1991, expenses in the amount of $36,273 and attorneys fees and disbursements in the amount of $50,756. Including contractual interest, the amount of the conditional judgement is in excess of $4.2 million. Pursuant to the Land Court's order, the Registrant has sixty days from entry of the order to pay the Issuing Bank the amount of the conditional judgement, plus statutory interest of 12% from the date of the Land Court's order. Unless the Registrant makes such payment to the Issuing Bank within sixty days of the order, the Issuing Bank is entitled to enter and take possession of the Registrant's 410 First Avenue property, and collect all rents derived therefrom, for a period of three years from the date of entry on the property. If the balance of the conditional judgement has not been repaid at the end of that three year period, the property shall be deemed foreclosed and title passes to the Issuing Bank. The Registrant is appealing the Land Court's entry of the conditional judgement.

    The Registrant is also continuing to pursue its claims in a companion action against the Issuing Bank in the Massachusetts Superior Court. The Registrant filed a complaint against the Issuing Bank on November 21, 1997 in the Superior Court Department of the Trial Court of the Commonwealth of Massachusetts seeking damages, equitable relief and a jury trial for causes of action flowing from the Issuing Bank's conduct regarding the letter-of-credit. The Registrant's damages claim in the Superior Court action could offset or exceed all or some of the damages that the Issuing Bank is likely to be awarded in the Land Court action. However, there is no assurance whatsoever that this result will be achieved. Discovery has commenced and no trial date has been set.

    In accordance with generally accepted accounting principles, effective June 30, 1997, the Registrant recorded a "provision for settlement of reimbursement obligation" in the amount of $2.2 million since the Registrant believes that the fair market value of the 410 First Avenue property is equal to or greater than $3.65 million. The accrued amount is equal to the net book value at June 30, 1997, of the 410 First Avenue property that serves as collateral for the reimbursement obligation, resulting in an effective discount of the $3.65 million face value of the reimbursement obligation. The Registrant has recorded rental revenue and operating expenses related to this property, as well as accrued interest on the $3.65 million settlement obligation at a rate of prime plus three percent. Any difference between the provision for settlement of reimbursement obligation and the amount ultimately settled upon may be charged or credited to the Registrant's operations as such difference becomes determinable. Management can provide no assurances as to the ultimate settlement amount or method (and the timing thereof) relating to the reimbursement obligation.

    The Registrant's minority, general (non-managing) and limited partnership interests in RCA represent significant potential financial exposure. This exposure includes, and may not be limited to, the potential tax liability associated with the Registrant's negative tax basis in the partnership and the potential tax liability that would exist from the cancellation of debt in connection with a possible debt restructuring and potential liability as a general partner of RCA under the master lease as previously discussed. The Registrant has provided certain joint and several guarantees with PL&D to the mortgage lender on Rincon Center Phase Two. However, the Registrant has been advised by legal counsel that guarantees provided by the Registrant to the mortgage lender on Rincon Center Phase Two are not enforceable because (i) the Registrant's status as a general partner would make it primary obligor, and (ii) the debt is non-recourse debt. As a result, a guaranty by a primary obligor of non-recourse debt is not enforceable. Additionally, RCA's managing general partner agreed to advance funds to RCA on behalf of the Registrant on an unsecured non-recourse basis, subject to interest at prime plus 2% and certain annual fees (principal, unpaid interest, and fees are collectively referred to as the RCA Advances). This agreement does not reduce the level of the Registrant's general and limited partnership interests in RCA. RCA's managing general partner is seeking to void the letter agreement under which these loans were made and is also seeking restitution of the loans advanced. As indicated previously, RCA's managing general partner continues to advance funds to RCA under this agreement with the Registrant. The RCA Advances amount to approximately $8,032,000 at September 30, 1998, and are not recorded by the Registrant since (i) the RCA Advances are only required to be repaid from the Registrant's share of future distributions from RCA, if any, (ii) the Registrant has no intention or legal obligation to repay the RCA Advances other than from its share of distributions from RCA, if any, and (iii) the Registrant does not anticipate any material cash distributions by RCA in the foreseeable future. The managing general partner of RCA is currently in negotiations to refinance the debt on Rincon Center Phases One and Two as more fully described in Note 2 to the Registrant's Unaudited Condensed Consolidated Financial Statements. The proposed refinancing is subject to a number of conditions and approvals among the parties involved in the refinancing. The managing general partner of RCA and the Registrant can make no assurances that the refinancing will be completed.

    Except as described above, at September 30, 1998, the Registrant's material capital expenditures over the next twelve months or beyond are expected to be funded from restricted cash or future cash flow generated by operating activities. Ongoing repair and maintenance expenditures are expected to be funded from cash flow generated by operating activities. Future tenant improvements and leasing commissions will be funded from restricted cash, cash flow generated by operating activities and funds generated from future debt refinancings or property sales, if any.

    The Registrant continued to experience more stabilized operating results in its wholly owned properties during the first three quarters of 1998, and except for RCA, expects this trend to continue. In addition, the completion of certain leasing transactions has continued to reduce the level of vacancy in the Registrant's portfolio and the Registrant is continuing to aggressively pursue new leases on currently available space and renew existing leases as they expire.

YEAR 2000 COMPLIANCE

    THE REGISTRANT'S STATE OF READINESS. The Registrant utilizes a number of computer software programs and operating systems across its entire organization including applications used in financial business systems and various administrative functions. To the extent that the Registrant's software applications contains source code that is unable to appropriately interpret the upcoming calendar year "2000" and beyond, some level of modification or replacement of such applications will be necessary. The Registrant currently believes that its "Year 2000" issues are limited to information technology ("IT") systems (i.e., software programs and computer operating systems). There are no non-IT systems (i.e., embedded systems such as devices used to control, monitor or assist the operation of equipment and machinery), the failure of which would have a material effect on the Registrant's operation that the Registrant is presently aware of.

    The Registrant, employing a team made up of internal personnel, has completed its identification of IT systems that are not yet Year 2000 compliant and has commenced modification or replacement of such systems as necessary. The Registrant is currently communicating with third parties with whom it does significant business, such as financial institutions and vendors to determine their readiness for Year 2000 compliance. The Registrant has also completed its assessment of the Year 2000 compliance issues presented by its hardware components.

    COSTS OF ADDRESSING THE REGISTRANT'S YEAR 2000 ISSUES. Given the information known at this time about the Registrant's systems that are non-compliant, coupled with the Registrant's ongoing, normal course-of-business efforts to upgrade or replace critical systems, as necessary, management does not expect Year 2000 compliance costs to have any material adverse impact on the Registrant's liquidity or ongoing results of operations. The costs of such assessment and remediation will be paid out of the Registrant's general and administrative expenses.

    RISKS OF THE REGISTRANT'S YEAR 2000 ISSUES. In light of the Registrant's assessment and remediation efforts to date, and the planned, normal course-of-business upgrades, management believes that any residual Year 2000 risk is limited to non-critical business applications and support hardware. No assurance can be given, however, that all of the Registrant's systems will be Year 2000 compliant or that compliance will not have a material adverse effect on the Registrant's future liquidity or results of operations or ability to service debt.

    THE REGISTRANT'S CONTINGENCY PLANS. The Registrant is currently developing its contingency plan for all operations to address the most reasonably likely worst case scenarios regarding Year 2000 compliance. Management expects such contingency plan to be completed by the end of the year.

FORWARD-LOOKING STATEMENTS; FACTORS THAT MAY AFFECT OPERATING RESULTS

    Certain information included in this Form 10-Q and other materials filed or to be filed by the Registrant with the Securities and Exchange Commission may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking information involves known and unforeseen risks, uncertainties and other factors that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, uncertainties affecting the real estate business generally, such as lease renewals and the financial stability of tenants, general economic conditions and conditions in the Registrant's markets, risks relating to acquisitions and dispositions of properties, risks relating to interest rate levels and fluctuations, the availability of financing, and regulatory risks. Given these and other risks described elsewhere in this Form 10-Q, investors are cautioned not to place undue reliance on any forward-looking statements.

ITEM 1. LEGAL PROCEEDINGS.

    On March 20, 1997, the Registrant filed a Complaint in the San Francisco Superior Court, Case No. 985464, against Rincon Center Associates and Perini Land and Development Company seeking to recover approximately $812,000 in commissions due for leasing and construction services performed for Rincon Center. The Complaint has been answered and a Cross-Complaint has been filed. The Cross-Complaint seeks indemnity concerning the claim for leasing commissions on the ground that the Registrant is also a general partner of RCA, and further seeks to rescind or otherwise avoid the effect of a letter agreement of June 22, 1993, regarding non-recourse loans from Perini Land and Development Company to the Registrant, together with restitution of amounts loaned to the Registrant pursuant to such letter agreement. The trial date has been rescheduled for June 7, 1999, however the case is only in the beginning stages of discovery, and the Registrant is not in a position at this time to opine as to the likelihood or remoteness of liability, or the amount of damages should liability be established.

    See Note 2 to the Registrant's Unaudited Condensed Consolidated Financial Statements concerning the $3.65 million letter-of-credit issued by the Bank of America National Trust and Savings Association (the Issuing Bank) as a portion of the security for the refinancing of Rincon Center Phase Two. On or about August 18, 1997, the Issuing Bank commenced an action against the Registrant in the Land Court Department of the Trial Court of Massachusetts (the Land Court) to obtain a conditional judgement in the full amount of the Registrant's indebtedness to the Issuing Bank. On October 28, 1998, the Land Court issued a conditional judgement in favor of the Issuing Bank in the principal amount of $3.65 million, together with interest as set forth in the Amended and Restated Standby Letter of Credit Agreement dated as of November 8, 1991, expenses in the amount of $36,273 and attorneys fees and disbursements in the amount of $50,756. Including contractual interest, the amount of the conditional judgement is in excess of $4.2 million. Pursuant to the Land Court's order, the Registrant has sixty days from entry of the order to pay the Issuing Bank the amount of the conditional judgement, plus statutory interest of 12% from the date of the Land Court's order. Unless the Registrant makes such payment to the Issuing Bank within sixty days of the order, the Issuing Bank is entitled to enter and take possession of the Registrant's 410 First Avenue property, and collect all rents derived therefrom, for a period of three years from the date of entry on the property. If the balance of the conditional judgement has not been repaid at the end of that three year period, the property shall be deemed foreclosed and title passes to the Issuing Bank. The Registrant is appealing the Land Court's entry of the conditional judgement. The Registrant is also continuing to pursue its claims in the companion action against the Issuing Bank pending in the Massachusetts Superior Court as discussed below. The Registrant filed a complaint against the Issuing Bank on November 21, 1997 in the Superior Court Department of the Trial Court of the Commonwealth of Massachusetts seeking damages, equitable relief and a jury trial for causes of action flowing from the Issuing Bank's conduct regarding the letter-of-credit. The Registrant's damages claim in the Superior Court action could offset or exceed all or some of the damages that the Issuing Bank is likely to be awarded in the Land Court action. However, there is no assurance whatsoever that this result will be achieved. Discovery has commenced and no trial date has been set.

    The Registrant is involved in various other claims and lawsuits incidental to its business. In the opinion of the Registrant, these other claims and lawsuits in the aggregate will not have a material adverse impact on the Registrant's financial condition.

ITEM 2. CHANGES IN SECURITIES

    On September 10, 1998, the Board of Directors of the Registrant approved the sale of 300,000 shares of Preferred Stock to GEM. See Note 2 to the Registrant's Unaudited Condensed Consolidated Financial Statements for further discussion.

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K

a)  Exhibits:

               NO.
               --       DESCRIPTION
                        ----------------------------------------------------------------------------------------------------
                   27   Financial Data Schedule

b)  Reports on Form 8-K:

    On September 29, 1998, the Company filed a report on Form 8-K reporting under Item 5.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     PACIFIC GATEWAY PROPERTIES, INC.
                                     Registrant

                                     /s/ RAYMOND V. MARINO
                                     -----------------------------------------
                                     Raymond V. Marino
                                     President and Chief Executive Officer
                                     (Principal Executive and Financial
Date: November 9, 1998               Officer)

                                     /s/ MELANIE L. ADKINS
                                     -----------------------------------------
                                     Melanie L. Adkins
                                     Controller--Corporate
Date: November 9, 1998               (Principal Accounting Officer)

                                     /s/ NEIL C. MARCK
                                     -----------------------------------------
                                     Neil C. Marck
                                     Controller--Management Company
Date: November 9, 1998               (Principal Accounting Officer)

                PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Maryland Articles limits the liability of its directors and officers to the Company and its stockholders for money damages to the fullest extent permitted by Maryland statutory or decisional law. Maryland law presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit in money property or services for the amount of the benefit or profit in money, property or services actually received, or (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit the ability of the Company or its stockholders to obtain other relief, such as an injunction or rescission.

    The Maryland Articles requires the Maryland Company to indemnify (i) its directors to the fullest extent provided by Maryland law now or hereafter in effect, including the advance of legal expenses and other reasonable costs under the procedures provided by such laws, (ii) its officers to the same extent it indemnifies its directors, and (iii) its officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law. The Maryland Company's Charter allows the Maryland Company to obligate itself to indemnify and to advance legal expenses and reasonable costs to certain other individuals to the fullest extent provided by Maryland law now or hereafter in effect. The Maryland Company's By-laws provide for indemnification of the Maryland Company's "authorized representatives" to the fullest extent provided by Maryland Law.

    The Maryland General Corporation Law ("MGCL") permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and (x) was committed in bad faith or (y) was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses (including attorneys' fees) actually incurred by the director or officer in connection with the proceeding.

    Indemnification is limited to court-ordered reimbursement for expenses; however, if the proceeding is one by or in the right of the corporation, and the director or officer was adjudged to be liable to the corporation or if the proceeding is one charging improper personal benefit to the director or officer and the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. Maryland law requires a corporation (unless its charter provides otherwise, which the Company's does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

    The Maryland Company will carry an insurance policy providing directors' and officers' liability insurance for any liability its directors or officers or the directors or officers of any of its subsidiaries may incur in their capacities as such.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (A)  EXHIBITS

      2.1  Agreement and Plan of Merger, dated as of            , 1999, between Pacific Gateway
           Properties, Inc., a New York Corporation, and Pacific Gateway Properties, Inc., a
           Maryland Corporation. (included as Annex A to the Proxy Statement/Prospectus)

      3.1  Articles of Incorporation of Pacific Gateway Properties, Inc. (included as Annex B to the Proxy Statement/Prospectus)

      3.2  By-Laws of Pacific Gateway Properties, Inc. (included as Annex C to the Proxy
           Statement/ Prospectus)

      5.1  Opinion of Gibson, Dunn & Crutcher LLP regarding legality of securities being registered*

      8.1  Opinion of Gibson, Dunn & Crutcher LLP regarding certain tax matters (revised)

     10.1  Form of Operating Partnership Agreement (included as Annex D to the Proxy Statement/
           Prospectus)

     23.1  Consent of Arthur Andersen LLP

     23.2  Consent of Gibson, Dunn & Crutcher LLP (included in its opinion filed as Exhibit 5.1 hereto)*

     24.1  Powers of Attorney (included on the signature page hereto)*

------------------------

*   Previously filed.

    (B)  FINANCIAL STATEMENT SCHEDULES

    Schedules are omitted because of the absence of conditions under which they are required or because the required information is given in the financial statements or notes thereto.

    (C)  REPORT, OPINION OR APPRAISAL MATERIALLY RELATING TO THE TRANSACTION

    None.

ITEM 22. UNDERTAKINGS.

    (1) The undersigned registrant hereby undertakes:

       (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the
                Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decreased in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form or prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (2) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    (3) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (4) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (5) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of an included in the registration statement when it became effective.

    (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrants have duly caused this Amendment to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on December 31, 1998.

                                PACIFIC GATEWAY PROPERTIES, INC.

                                By:            /s/ RAYMOND V. MARINO
                                     -----------------------------------------
                                                 Raymond V. Marino
                                Its:   PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

                                President, Chief Executive
    /s/ RAYMOND V. MARINO         Officer and Director
------------------------------    (Principal Executive and   December 31, 1998
      Raymond V. Marino           Financial Officer)

    /s/ MELANIE L. ADKINS*
------------------------------  Controller (Principal        December 31, 1998
      Melanie L. Adkins           Accounting Officer)

   /s/ STEVEN A. CALABRESE*
------------------------------  Director                     December 31, 1998
     Steven A. Calabrese

    /s/ NORMAN S. GELLER*
------------------------------  Director                     December 31, 1998
       Norman S. Geller

     /s/ MARK D. GROSSI*
------------------------------  Director                     December 31, 1998
        Mark D. Grossi

   /s/ LAWRENCE B. HELZEL*
------------------------------  Director                     December 31, 1998
      Lawrence B. Helzel

 /s/ CHRISTOPHER L. JARRATT*
------------------------------  Director                     December 31, 1998
    Christopher L. Jarratt

   /s/ RICHARD M. OSBORNE*
------------------------------  Director                     December 31, 1998
      Richard M. Osborne

     /s/ MARTIN S. ROHER*
------------------------------  Director                     December 31, 1998
       Martin S. Roher

  *By: /s/ RAYMOND V. MARINO
------------------------------
         Raymond V. Marino
         ATTORNEY-IN-FACT